UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Seagate Technology Holdings public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 1, 2022

Dear Fellow Shareholder:

You are cordially invited to attend the 2022 Annual General Meeting of Shareholders of Seagate Technology Holdings plc, which will be held on Monday, October 24, 2022 at 5:00 p.m. Irish Standard Time at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland.

Details of the business to be presented at the meeting may be found in the Notice of 2022 Annual General Meeting of Shareholders and the Proxy Statement accompanying this letter. We urge you to read the Proxy Statement carefully and use one of the methods of voting described in the Proxy Statement to ensure that your shares will be voted at the 2022 Annual General Meeting.

On behalf of the Board of Directors of Seagate Technology Holdings plc, we thank you for your continued support.

Sincerely,

Michael R. Cannon	William D. Mosley
Board Chair	Chief Executive Officer and Director

2022 NOTICE OF MEETING AND PROXY STATEMENT

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

NOTICE OF 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2022 Annual General Meeting of Shareholders (the “2022 AGM”) of Seagate Technology Holdings plc (“Seagate” or the “Company”), a company incorporated under the laws of Ireland with its registered and principal executive offices at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, will be held on Monday, October 24, 2022, at 5:00 p.m. Irish Standard Time, at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland.

The purposes of the 2022 AGM, which are more completely described in the accompanying Proxy Statement, are:

General Proposals:

1.

By separate resolutions, to elect as directors the following incumbent directors who shall retire in accordance with the Company’s Constitution and, being eligible, offer themselves for election (the “Director Nominees”):

(a) Shankar Arumugavelu	(b) Prat S. Bhatt	(c) Judy Bruner
(d) Michael R. Cannon	(e) Richard L. Clemmer	(f) Yolanda L. Conyers
(g) Jay L. Geldmacher	(h) Dylan Haggart	(i) William D. Mosley
(j) Stephanie Tilenius	(k) Edward J. Zander

Mark W. Adams will retire as a director at the end of the 2022 AGM and will not stand for re-election.

2.	Approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).

3.

Ratify, in a non-binding vote, the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 30, 2023 (“fiscal year 2023”), and authorize, in a binding vote, the Audit and Finance Committee (“Audit and Finance Committee”) of the Company’s Board of Directors (the “Board”) to set the auditors’ remuneration.

Irish Law Proposals:

4.	Determine the price range at which the company can re-allot shares that it acquires as treasury shares under Irish law.

Other:

5.	Conduct such other business properly brought before the meeting.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

The Board recommends that you vote “FOR” each director nominee included in Proposal 1, and “FOR” each of Proposals 2 through 4. The full text of these proposals is set forth in the accompanying Proxy Statement.

Proposals 1, 2, and 3 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting. Proposal 4 is a special resolution, requiring the approval of at least 75% of the votes cast at the meeting.

Only shareholders as of the close of business on August 26, 2022 (“Record Date”) are entitled to receive notice of and to vote at the 2022 AGM. If you are a shareholder as of the close of business on the Record Date, you may attend, speak and vote at the 2022 AGM or you may appoint a proxy or proxies to attend, speak and vote on your behalf. A proxy need not be a shareholder. If you wish to appoint as proxy any person other than the individuals specified on the proxy card, please contact the Company Secretary at our registered office or deliver to the Company Secretary a proxy card in the form set out in section 184 of the Irish Companies Act 2014 (the “Irish Companies Act”); please also note your nominated proxy must attend the 2022 AGM in Dublin in person in order for your votes to be cast.

Please cast your vote by proxy even if you plan to attend the meeting. You may vote by proxy by using the Internet, calling by telephone, or completing, signing and returning your proxy card by mail by no later than 6:59 p.m. Eastern Daylight Time (11:59 p.m. Irish Standard Time) on October 23, 2022 (or, if you are a beneficial owner, such earlier time as your bank, broker-dealer, brokerage firm, or nominee may require). Instructions on how to submit your proxy are set forth in the accompanying Proxy Statement.

If you have any questions about the meeting or require assistance, please call Georgeson LLC, our proxy solicitor, at +1 781 575 2137 or at + 1 800 891 3214 (toll-free within the United States).

During the meeting, following a review of the Company’s affairs, management will also present Seagate’s Irish statutory financial statements for the fiscal year ended July 1, 2022 (“fiscal year 2022”) and the reports of the directors and auditors thereon.

By order of the Board,

Katherine E. Schuelke

Senior Vice President, Chief Legal Officer and Company Secretary

September 1, 2022

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 24, 2022

We will rely on the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish proxy materials over the Internet instead of mailing printed copies of those materials to each shareholder. As a result, we are sending our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, including our Irish statutory financial statements for fiscal year 2022 and any other appendices thereto, the proxy card and our Annual Report on Form 10-K for fiscal year 2022 (collectively, the “Proxy Materials”). The Notice also contains instructions on how to request a paper or email copy of the Proxy Materials. If you have previously elected to receive our Proxy Materials electronically, you will continue to receive these materials via email unless you elect otherwise. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

IF YOU ARE A SHAREHOLDER WHO IS ENTITLED TO ATTEND, SPEAK AND VOTE AT THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS, THEN YOU ARE ENTITLED TO APPOINT A PROXY OR PROXIES TO ATTEND, SPEAK AND VOTE ON YOUR BEHALF. A PROXY NEED NOT BE A SHAREHOLDER. IF YOU WISH TO APPOINT AS PROXY ANY PERSON OTHER THAN THE INDIVIDUALS SPECIFIED ON THE PROXY CARD, PLEASE CONTACT INVESTOR RELATIONS BY PHONE AT 1.408.658.1222 OR BY EMAIL AT STX@SEAGATE.COM AND ALSO NOTE THAT YOUR NOMINATED PROXY MUST ATTEND THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS IN PERSON IN ORDER FOR YOUR VOTES TO BE CAST.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

In this Proxy Statement, “Seagate,” the “Company,” “we,” “us” and “our” refer to Seagate Technology Holdings plc, Irish public limited company. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed on or about September 1, 2022 to shareholders as of the close of business on the Record Date.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review the entire Proxy Statement and Seagate’s Annual Report on Form 10-K for fiscal year 2022.

2022 AGM

Date and Time:	Monday, October 24, 2022 at 5:00 p.m. Irish Standard Time

Place:	InterContinental Hotel Simmonscourt Road Dublin 4, D04 A9K8, Ireland

Record Date:	August 26, 2022

Voting:

Shareholders as of the close of business on the Record Date may vote on the proxy proposals. Each ordinary share that you own entitles you to one vote on each matter to be voted on at the 2022 AGM. Your vote is very important. We encourage you to vote your shares prior to the 2022 AGM.

Attendance:

All shareholders as of the close of business on the Record Date may attend the 2022 AGM. You may attend, speak and vote at the meeting even if you have completed and submitted a form of proxy. Your nominated proxy must attend the 2022 AGM in person in order for your votes to be cast.

Proxy Materials:	The Proxy Materials were first made available to shareholders on or about September 1, 2022.

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SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Proposals, Voting Recommendations and Vote Required

The Board recommends that you vote “FOR” each of the proposals that will be submitted for shareholder approval at the 2022 AGM.

Proposals:		Vote Required:	Board Recommendation:
1.	Election of Each of the 11 Director Nominees.	Majority of Votes Cast	FOR each nominee
We are asking our shareholders to elect, by separate resolutions, each of the 11 Director Nominees identified in the Proxy Statement.
2.	Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”).	Majority of Votes Cast	FOR
We are asking for your approval, on an advisory, non-binding basis, of the compensation of our named executive officers (“NEOs”). While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding on us.
3.	A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 30, 2023 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration.	Majority of Votes Cast	FOR
We are asking for your ratification, in a nonbinding vote, of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2023, and to authorize, in a binding vote, the Audit and Finance Committee of the Board to set the auditors’ remuneration.
4.	Determine the Price Range for the Re-allotment of Treasury Shares.	At least 75% of Votes Cast	FOR
We are asking you, as a routine matter for public companies incorporated in Ireland, to determine the price range at which we can re-allot shares held as treasury shares. From time to time, we may acquire ordinary shares and hold them as treasury shares. We may re-allot such treasury shares, and, under Irish law, our shareholders must determine the price range at which we may re-allot any shares held in treasury.

During the meeting, following a review of Seagate’s affairs, management will also present Seagate’s Irish statutory financial statements for fiscal year 2022 and the reports of the directors and statutory auditors thereon.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Seagate’s Corporate Governance Highlights

• The Board consists of a substantial majority (91% as of end of fiscal year 2022) of independent directors.	• The Board Chair is an independent director.

• Directors must receive a majority of shareholder votes cast to be elected.	• All directors are elected annually by shareholders.

• All Board committees are composed exclusively of independent directors.	• The independent directors meet regularly in executive sessions.

• Directors and executive officers are subject to share ownership requirements.	• Executive officers are subject to a compensation “clawback” policy.

• The Board and each Board committee perform periodic self-evaluations.	• The Board oversees the Company’s enterprise risk management program including ESG-related risks.

• The Board oversees succession planning for all executive officers, including the Chief Executive Officer, and also undertakes succession planning for members of the Board.	• The Company maintains an anti-hedging policy for all directors and employees.

• The Company maintains a policy prohibiting the pledging of Company securities by directors, executive officers and certain other employees.

2023 Annual General Meeting of Shareholders

Deadline for shareholder proposals for inclusion in the Proxy Statement:	May 4, 2023

Period for shareholder nomination of directors:	April 4, 2023 to May 4, 2023

Deadline for all other proposals:	July 18, 2023

For further information, see the section entitled “Shareholder Proposals and Nominations” on page 74 of this Proxy Statement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Contents

GENERAL INFORMATION	1
PROPOSALS REQUIRING YOUR VOTE	6
PROPOSALS 1(a) – 1(j) – ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES	6
CORPORATE GOVERNANCE	15
COMPENSATION OF DIRECTORS	24
PROPOSAL 2 – APPROVE, IN AN ADVISORY, NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”).	28
COMPENSATION DISCUSSION AND ANALYSIS	29
Fiscal Year 2022 Company Highlights	29
Executive Summary	29
Fiscal Year 2022 Executive Compensation Highlights	30
Our Executive Compensation Strategy	31
Our Fiscal Year 2022 Executive Compensation Programs	32
Role of Our Compensation Committee	32
Role of the Compensation Consultant	33
Role of our CEO and Management in the Compensation Process	33
Fiscal Year 2021 Shareholder Advisory Vote Results	34
Executive Market Comparison Peer Group and Benchmark Philosophy	34
How We Determine Individual Compensation Amounts for the NEOs	35
Annual Base Salary	38
Annual Incentive Plan – Executive Officer Performance Bonus	38
Long-Term Equity Incentives	40
Share Ownership Requirements	44
Benefits and Perquisites	45
Non-Qualified Deferred Compensation Plan	45
Long Term International (Expatriate) Assignment Policy	45
Severance and Change in Control Benefits	46
Other Company Policies and Compensation Considerations	47
Compensation Committee Report	48
Compensation Committee Interlocks and Insider Participation	48
COMPENSATION OF NAMED EXECUTIVE OFFICERS	49
Summary Compensation Table for Fiscal Year 2022	49
All Other Compensation for Fiscal Year 2022	50
Grants of Plan-Based Awards Table for Fiscal Year 2022	51
Outstanding Equity Awards at 2022 Fiscal Year-End	53
Option Exercises and Shares Vested for Fiscal Year 2022	55
Non-qualified Deferred Compensation Plans	56
Potential Payments Upon Qualifying Termination or Change in Control	56
CHIEF EXECUTIVE OFFICER PAY RATIO	62
PROPOSAL 3 – A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2023 AND BINDING AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION	63
Audit and Finance Committee Report	64
Fees to Independent Auditors	65
Pre-Approval of Services by Independent Auditors	65

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for fiscal year 2022 and in our Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

v

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION

The following are questions and answers concerning voting and solicitation and other general information. You should read this entire Proxy Statement carefully.

Why did I receive this Proxy Statement?

We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) on or around September 1, 2022, because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Company’s 2022 Annual General Meeting of Shareholders (“2022 AGM”). This Proxy Statement summarizes the information you need to know to vote on an informed basis. If you have received a Notice, it contains a control number that will allow you to access the Notice, our Proxy Statement, including our Irish statutory financial statements for fiscal year 2022, the proxy card and our Annual Report on Form 10-K for fiscal year 2022 (collectively, the “Proxy Materials”) online.

Why are there two sets of financial statements covering the same fiscal period?

U.S. securities laws require us to send you our Annual Report on Form 10-K for fiscal year 2022, which includes our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). These financial statements are included in the mailing of this Proxy Statement. Irish law requires us to provide you with our Irish statutory financial statements for fiscal year 2022, including the reports of our directors and statutory auditors thereon. The Irish statutory financial statements are included as Appendix A to this Proxy Statement, are available online at www.proxyvote.com, and, as required under Irish law, will be available at the 2022 AGM in Dublin, Ireland.

What do I need to do to attend the 2022 AGM?

All shareholders of record (“record holders”) and beneficial owners (i.e., those whose shares are held via a bank, broker-dealer, brokerage firm, trust or other similar organization or other nominee record holder (each referred to herein as a “broker”)) as of the close of business on the Record Date may attend the 2022 AGM in person.

To attend the 2022 AGM in person, if you are a record holder, you must present valid photo identification, such as a driver’s license or passport, matching that of a shareholder appearing on the Company’s register as of close of business on the Record Date and a copy of a share certificate or other evidence of share ownership. If you are a beneficial owner, in addition to the foregoing, you also must present a letter from your broker showing that you were the beneficial owner of the shares as of the close of business on the Record Date together with a legal proxy from your broker entitling you to vote your shares in person at the 2022 AGM.

For your health and safety and due to any COVID-19 recommendations in place at the time of the 2022 AGM, we may limit the number of shareholders who may attend the meeting in person, and will require compliance with any then applicable

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

governmental requirements or recommendations or facility requirements, such as the use of face coverings and maintaining appropriate social distancing.

Who may vote?

You may vote if you are a shareholder of our ordinary shares at the close of business on the Record Date. As of the Record Date, there were 206,824,899 ordinary shares outstanding and entitled to vote.

How do I vote?

We encourage you to vote your shares in advance by submitting your proxy or following the instructions provided by your broker, even if you plan to attend the 2022 AGM in person in Dublin, Ireland.

Record Holders

If you are the record holder, meaning that you own your shares in your own name and not through a broker, you may vote in one of four ways:

•  Via the Internet. To vote using the Internet go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice. You will need to follow the instructions on the website.

• By Telephone. To vote via telephone, call +1.800.690.6903 and follow the telephone prompts.

•  By Mail. If you received a paper copy of the Proxy Materials in the mail, a printed proxy card has been enclosed. You may mark, sign, date and mail your proxy card to the address indicated on the proxy card, which will then be forwarded to Seagate’s registered office in Ireland electronically. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

•  In Person. Attend the 2022 AGM in person in Dublin, Ireland, or by appointing one or more proxies (who do not have to be shareholders) to attend the 2022 AGM in person and cast votes on your behalf in accordance with your instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office. For information on how to attend the 2022 AGM in person, please see “What do I need to do to attend the 2022 AGM?” above.

The Notice is not a proxy card and it cannot be used to vote your shares. Shareholders of record may vote their shares by attending the 2022 AGM and casting their vote in person or by appointing one or more proxies (who do not have to be shareholders) to attend the 2022 AGM and cast votes on their behalf in accordance with the shareholder’s instructions. If you wish to appoint as your proxy any person other than the individuals specified in the proxy card, please contact the Company Secretary at our registered office.

Beneficial owners

Beneficial owners must vote their shares in the manner prescribed by their broker. If you do not receive voting instructions, please contact your broker directly. As noted above, beneficial owners wishing to vote in person at the 2022 AGM will need to

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

obtain a legal proxy from their broker and bring it with them to the 2022 AGM. For information on how to attend the 2022 AGM in person, please see “What do I need to do to attend the 2022 AGM?” above.

In order to be timely processed, your proxy must be received by 6:59 p.m. Eastern Time (11:59 p.m. local time in Ireland) on October 23, 2022 (or, if you are a beneficial owner, such earlier time as your broker may require).

May I revoke my proxy?

If you are a record holder of the Company’s shares you may change or revoke your proxy at any time before it is voted at the 2022 AGM by:

•  notifying the Company Secretary in writing: c/o Seagate Technology Holdings plc at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary;

•  submitting another properly signed proxy card (in the form mailed to you or in the form set out in section 184 of the Irish Companies Act) with a later date or another Internet or telephone proxy at a later date but prior to the proxy voting deadline described above; or

•  by voting in person at the 2022 AGM in Dublin, Ireland.

Merely attending the 2022 AGM in person does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

For beneficial owners, you must contact your broker to revoke your proxy. If you are a beneficial owner, merely attending in person at the 2022 AGM in Dublin, Ireland will not revoke your proxy.

See “What do I need to do to attend the 2022 AGM?” above for information on how to attend the 2022 AGM.

How will my proxy get voted?

If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Michael R. Cannon and/or Katherine E. Schuelke (the “Company Designees”) or their substitutes will act as your proxies. If you sign and return your proxy without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee will vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2022 AGM. The Board currently does not know of any matters to be raised at the 2022 AGM other than the proposals contained in this Proxy Statement.

If you are a beneficial owner, your broker may vote your shares at their discretion on “routine” matters if your broker does not receive instructions from you.

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2022 NOTICE OF MEETING AND PROXY STATEMENT

The following proposals are routine matters:

•  Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 30, 2023 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)

•  Proposal 4 (Determine the Price Range for the Re-allotment of Treasury Shares)

However, your broker may not vote your shares on “non-routine” matters if your broker does not receive instructions from you (“broker non-votes”). Broker non-votes will be counted for the purposes of a quorum but will not be counted as votes for or against the non-routine matters, but rather will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.

The following proposals are non-routine matters:

•  Proposal 1 (Election of Each of the 11 Director Nominees)

•  Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))

What constitutes a quorum?

A quorum is the minimum number of shares required to be present at the 2022 AGM to properly hold an annual meeting and conduct business. The presence at the meeting in Dublin, Ireland (in person or by proxy) of shareholders entitled, as of the Record Date, to exercise a majority of the voting power of the Company is necessary to constitute a quorum to conduct business at the 2022 AGM. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?

Majority of Votes Cast Required to Approve:

•  Proposal 1 (Election of Each of the 11 Director Nominees)

•  Proposal 2 (Approve, in an Advisory, Non-binding Vote, the Compensation of the Company’s Named Executive Officers (“Say-on-Pay”))

•  Proposal 3 (A Non-binding Ratification of the Appointment of Ernst & Young LLP as the Independent Auditors for the Fiscal Year Ending June 30, 2023 and Binding Authorization of the Audit and Finance Committee to set Auditors’ Remuneration)

75% of Votes Cast Required to Approve:

•  Proposal 4 (Determine the Price Range for the Re-allotment of Treasury Shares)

Although, as noted above, abstentions and broker non-votes are counted as “shares present” at the 2022 AGM for the purpose of determining whether a quorum exists, they are not counted as votes cast either “for” or “against” the proposal and, accordingly, do not affect the outcome of the vote.

Who pays the expenses of this Proxy Statement?

We have engaged Georgeson LLC (“Georgeson”) to assist in the distribution of the Proxy Materials and the solicitation of proxies. We expect to pay Georgeson a fee for these services estimated at $10,000 plus out-of-pocket expenses. Proxies will be solicited on behalf of our Board by mail, in person, by telephone and via the Internet. We will bear the cost of soliciting proxies. We will also reimburse brokers for their

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2022 NOTICE OF MEETING AND PROXY STATEMENT

reasonable out-of-pocket expenses for forwarding Proxy Materials to the beneficial owners for whom they hold shares.

How will proxy holders vote on any other matters that may be presented at the 2022 AGM?

Although we do not know of any matters to be presented or acted upon at the 2022 AGM other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2022 AGM, the proxy holders will vote on such matters at their discretion.

How does the Board recommend that I vote?	The Board recommends that you vote your shares “FOR” each of the nominees for election as director and “FOR” each of the proposals 2 through 4 in this Proxy Statement.

Voting procedures and tabulation.

The Board has appointed a member of the Company’s Legal Department to serve as inspector of elections at the 2022 AGM and to make a written report thereof. Prior to the 2022 AGM, the inspector will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspector will ascertain the number of ordinary shares outstanding, determine the number of ordinary shares present and represented at the 2022 AGM and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1(a) – 1(j) — ELECTION OF EACH OF THE 11 DIRECTOR NOMINEES

(Ordinary Resolutions)

The Company uses a majority of votes cast standard for the election of directors. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. The Board currently has 12 directors, but Mark Adams will not be standing for re-election when his current term expires at the end of the 2022 AGM. Subject to the director nominees being elected, the Board will vote to reduce its size from 12 to 11 members effective as of the end of the 2022 AGM on October 24, 2022 and, accordingly, the number of directors will be set at 11 in accordance with our Constitution. Each of the Director Nominees listed below is being nominated to hold office for a one-year term beginning at the end of the 2022 AGM to be held on October 24, 2022 and expiring at the end of the 2023 Annual General Meeting of Shareholders (the “2023 AGM”).

After many years of distinguished service, Mark Adams will be retiring from the Board, at the expiration of his current term at the 2022 AGM. We thank Mr. Adams for his years of service as a Director.

Under our Constitution, if a director is not re-elected in a director election, then that director will not be re-appointed and the position on the Board that would have been elected or filled by the director nominee will become vacant, except in limited circumstances. The Board has the ability to fill the vacancy in accordance with the Constitution, provided that any director so appointed will be subject to a resolution approving their appointment at the next annual general meeting of shareholders.

Notwithstanding the requirement that a director nominee requires a majority of the votes cast, as Irish law requires a minimum of two directors at all times, in the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees, as appropriate, receiving the greatest number of votes in favor of their election shall, in accordance with the Company’s Constitution, hold office until their successor shall be elected.

All of the Director Nominees are current Board members. Ms. Conyers and Mr. Clemmer will be standing for election by shareholders for the first time at the 2022 AGM. In FY 2022, Ms. Conyers was identified through Board contacts and was recommended for appointment to the Board by the Nominating and Corporate Governance Committee. In FY 2023, with the assistance of a search firm, Mr. Clemmer was identified as a potential candidate and recommended for appointment to the Board by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviewed the performance and qualifications of the directors listed below and recommended to the Board, and the Board approved, that each be recommended to shareholders for re-election at the 2022 AGM to serve for an additional one-year term. All of the Director Nominees have indicated that they will be willing and able to serve as directors.

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The following table sets forth the names, ages, and certain other information for each of the Director Nominees as of September 1, 2022. Full biographical information is below.

Name of Director Nominee	Age	Director Since	Independent	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee

Shankar Arumugavelu	51	2021	✓	✓

Prat S. Bhatt	55	2020	✓	✓

Judy Bruner	63	2018	✓			✓

Michael R. Cannon	69	2011	✓		✓	✓

Richard L. Clemmer	71	2022	✓

Yolanda L. Conyers	55	2022	✓		✓

Jay L. Geldmacher	66	2012	✓		✓

Dylan Haggart	35	2018	✓		✓

William D. Mosley	56	2017

Stephanie Tilenius	55	2014	✓	✓

Edward J. Zander	75	2009	✓		✓

Committee Chair

Audit Committee Financial Expert

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING DIRECTOR NOMINEES:

(a) Shankar Arumugavelu—age 51, Director since 2021

Mr. Arumugavelu serves as the Senior Vice President and Chief Digital and Information officer of Verizon Communications Inc., leading Verizon’s technology organization with global responsibility for information technology strategy, architecture, development and management of information systems portfolio, continued evolution of digital platforms, data and advanced analytics, and operation of all supporting infrastructure. During his multi-decade tenure with Verizon, he has established a proven track record for leading enterprise transformation in order to scale the business and drive revenue growth. Mr. Arumugavelu has held a number of leadership positions of increasing responsibility with Verizon and its predecessor companies. Prior to assuming his current role, Mr. Arumugavelu served as the Senior Vice President and Chief Information Officer of Verizon Wireless and Verizon Consumer Markets business units. Mr. Arumugavelu serves on the board of directors of the TM Forum, a leading global alliance for digital service providers and suppliers in the telecommunications industry. He holds a master’s degree in Computer Science from the University of South Florida and a bachelor’s degree in Electrical and Electronics Engineering from Anna University.

Expertise: Mr. Arumugavelu brings substantial technology, strategy, global operations, cyber security, information systems, data, analytics, and infrastructure expertise to our Board though his experience as a senior level executive in a large multi-national telecommunications corporation.

(b) Prat S. Bhatt—age 55, Director since 2020

Mr. Bhatt has served as the Senior Vice President, Chief Accounting Officer at Cisco Systems, Inc. (“Cisco”), a global technology company, since April 2013, and also held the title Corporate Controller from April 2013 to May 2022. From July 2009 to April 2013 he served as Vice President, Chief Accounting Officer and Corporate Controller at Cisco, from June 2007 to July 2009 he served as Vice President, Finance and Assistant Corporate Controller, and from November 2000 to June 2007 Mr. Bhatt served in various leadership roles of increasing importance at Cisco. From June 1999 to November 2000 Mr. Bhatt was Director of Financial Operations at Kaiser Permanente and from October 1990 to June 1999 was Senior Manager with Ernst & Young. He is a licensed Certified Public Accountant.

Expertise: Mr. Bhatt brings substantial accounting, financial, global operations, strategy, enterprise risk management, and investor relations expertise to our Board through his experience as a senior level executive in a large multi-national technology corporation.

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(c) Judy Bruner—age 63, Director since 2018

Ms. Bruner served as Executive Vice President, Administration and Chief Financial Officer of SanDisk Corporation, a supplier of flash storage products, from June 2004 until its acquisition by Western Digital in May 2016 and served on the board of directors from June 2002 to July 2004. She was Senior Vice President and Chief Financial Officer of Palm, Inc., a provider of handheld computing and communications solutions, from September 1999 until June 2004. Prior to Palm, Inc., Ms. Bruner held financial management positions at 3Com Corporation, Ridge Computers and Hewlett-Packard Company. She currently serves as a member of the boards of directors of Applied Materials, Inc. since July 2016, Qorvo, Inc., since May 2021, and Rapid7, Inc. since October 2016. Within the past five years, Ms. Bruner has also served on the board of directors of Varian Medical Systems and Brocade Communications Systems, Inc.

Expertise: Ms. Bruner brings over 35 years of financial management and operational experience in the global high-tech industry, including in solid state storage devices, and extensive experience with strategy, investor relations, compliance and enterprise risk management. In addition, her service on other public company boards, including as chair of the audit committee, brings valuable experience to our Board.

(d) Michael R. Cannon—age 69, Director since 2011

Mr. Cannon served as our Board Chair since July 2020 and prior to that served as Lead Independent Director from October 2016 until he was appointed Chair. He served as President, Global Operations of Dell Inc., a multinational computer technology company, from February 2007 until January 2009, and as consultant to Dell Inc. from January 2009 until January 2011. He was the President and CEO of Solectron Corp., an electronic manufacturing services company, from January 2003 until February 2007. From July 1996 until January 2003, Mr. Cannon served as the CEO of Maxtor Corporation, a disk drive and storage systems manufacturer. He served on Maxtor’s board of directors from July 1996 until Seagate acquired Maxtor in May 2006. Prior to joining Maxtor, Mr. Cannon held senior management positions at IBM, a multinational technology company, and earlier was the Vice President of Asia Operations residing in Singapore, for the disk drive division of Control Data Corporation, a mainframe and supercomputer firm. Mr. Cannon began his career at The Boeing Company, an aerospace company, in engineering and management positions. He has served on the board of directors of Lam Research Corporation since February 2011, and on the board of directors of Dialog Semiconductor plc from February 2013 until its sale to Renesas Electronics in April 2021. Mr. Cannon has previously served on the board of directors of Elster Group SE and within the past five years, on the board of directors of Adobe Systems, Inc.

Expertise: Mr. Cannon has extensive relevant industry expertise, including expertise in the disk drive business as well as with our major customers, that is valuable to our Board. Mr. Cannon brings international, technological, operations, leadership, and research and development expertise to our Board through his service as a public company CEO, and as a member of other public company boards of directors.

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(e) Richard L. Clemmer—age 71, Director since 2022

Mr. Clemmer has extensive leadership and financial management experience in the high technology industry, including experience with semiconductor, storage, e-Commerce, and software companies. Mr. Clemmer has served as a global technology Chief Executive Officer, and most recently served as the Chief Executive Officer and President of NXP Semiconductors N.V., a semiconductor company, from 2009 to May 2020. Previously, he was a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, from 2007 to 2008. He also served as President and Chief Executive Officer of Agere Systems Inc., an integrated circuits components company from 2005 to 2007. Prior to joining Agere Systems, Mr. Clemmer held a number of executive leadership positions at Texas Instruments, Inc. and Quantum Corporation. Mr. Clemmer currently serves on the board of directors of Aptiv PLC and HP, Inc. Mr. Clemmer also serves on multiple private and non-profit boards. Within the past five years, Mr. Clemmer also served on the Board of Directors of NXP Semiconductors N.V. and NCR Corporation. Mr. Clemmer holds a bachelor’s degree in business administration from Texas Tech University and an MBA from Southern Methodist University.

Expertise: Mr. Clemmer brings experience and career success as a Chief Executive Officer and finance leader in the global high-tech industry. In addition, his knowledge of the electronics industry and many of the Company’s largest customers, his experience working with private equity investors, and his service on other public company boards brings valuable experience to our Board.

(f) Yolanda L. Conyers—age 55, Director since 2022

Ms. Conyers has over 30 years of talent management, global operations and technology industry experience. Most recently she served as Vice President of Global Human Resources and Chief Global Diversity Officer at Lenovo from December 2014 until December 2020 and President of the Lenovo Foundation from January 2018 until December 2020. From January 2007 until December 2014, Ms. Conyers held a number of other leadership positions at Lenovo. Prior to joining Lenovo, Ms. Conyers held leadership positions of increasing scope and responsibility with Dell Technologies and Texas Instruments in the areas of engineering, worldwide procurement, global human resources, and diversity and inclusion. Ms. Conyers holds a bachelor’s degree in Computer Science from Lamar University and an MBA from Our Lady of the Lake University.

Expertise: Ms. Conyers brings substantial global human resources, diversity and inclusion, leadership, engineering, and global operations expertise to our Board through her experience as a senior level executive in large multi-national corporations, including at Seagate’s major customers.

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(g) Jay L. Geldmacher—age 66, Director since 2012

Mr. Geldmacher has served as president and CEO and a member of the board of directors of Resideo Technologies, Inc. since May 2020. Resideo is a global provider of smart home solutions providing safety, security and comfort, and is a global distributor of security and fire products. Mr. Geldmacher served as Global CEO and President of Electro Rent Corporation, a Platinum Equity company from September 2019 to May 2020. From November 2013 to August 2019, Mr. Geldmacher served as President and CEO of Artesyn Embedded Technologies, a spin—off of Emerson Network Power’s Embedded Computing & Power business. Between 2007 and 2013, Mr. Geldmacher served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary. Within the past five years, Mr. Geldmacher has served on the board of directors of Verra Mobility and as an Executive Advisory Council Member for Vertiv.

Expertise: As a CEO, Mr. Geldmacher brings international, technological, and operational expertise to our Board, along with additional board experience from his service on public company boards.

(h) Dylan G. Haggart—age 35, Director since 2018

Mr. Haggart has served as a Partner at ValueAct Capital, a governance-oriented investment firm that invests in a concentrated portfolio of public companies, including Seagate, and has worked collaboratively with management and boards of directors on matters such as strategy, capital structure, mergers and acquisitions, and talent management since July 2013. Prior to joining ValueAct Capital in 2013, Mr. Haggart served as a private equity investor at TPG Capital, focusing on North American buyouts, and as an investment banker at Goldman Sachs. Mr. Haggart is a director on the board of Fiserv, Inc., where he is a member of the Nominating and Corporate Governance Committee, as well as the Talent and Compensation Committee. Dylan also serves as a Trustee for the Boys & Girls Clubs of San Francisco Endowment Trust.

Expertise: Mr. Haggart brings experience as an investor involved in strategic planning for other public and private companies. He also brings substantial experience with complex financial markets issues, capital allocation, strategy, technology, matters of corporate governance, executive compensation, and talent management. In addition, as a Partner and stockholder with ValueAct Capital, he has a deep knowledge of Seagate’s business and the markets it serves.

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(i) William D. Mosley—age 56, Director since 2017

Dr. Mosley has served as our CEO since October 2017 and as a member of the Board since July 25, 2017. He was previously our President and COO from June 2016 to September 2017. He also served as our President, Operations and Technology from October 2013 until June 2016 and as our Executive Vice President of Operations from March 2011 until October 2013. Prior to these positions, Dr. Mosley served as our Executive Vice President of Global Sales and Marketing from February 2009 through March 2011; Senior Vice President of Global Disk Storage Operations from 2007 to 2009; and Vice President of Research and Development, Engineering from 2002 to 2007. He joined Seagate in 1996 as a Senior Engineer with a PhD in solid state physics, and from 1996 to 2002, Dr. Mosley served at Seagate in varying roles of increasing responsibility until his promotion to Vice President.

Expertise: As our CEO, Dr. Mosley brings broad-based executive-level experience and in-depth understanding of the various aspects of our business. Dr. Mosley also brings valuable global operational, technological, research and development, and sales and marketing expertise to our Board.

(j) Stephanie Tilenius—age 55, Director since 2014

Ms. Tilenius is a founder and CEO of Vida Health, Inc., a mobile continuous care platform for preventing, managing and overcoming chronic and mental health conditions deployed at Fortune 500 companies, large U.S. payers and healthcare providers, since January 2014. Ms. Tilenius was an Executive in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm, from June 2012 until October 2014, primarily focusing on companies within its Digital Growth Fund. From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc., a multinational technology company, where she oversaw digital commerce, product search and payments. Prior to joining Google, Inc., she served in various positions at eBay Inc., an e-commerce company, from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products. She currently serves on the board of directors of ContextLogic (Wish) and Leaf Home, and within the past five years, served on the board of directors of Tradesy, Coach Inc., Redbubble Limited and served as the Chair of the Advisory Board of the Harvard Business School California Research Center.

Expertise: Ms. Tilenius is an experienced senior executive in the consumer internet sector. She contributes her leadership, strategic insight, digital and e-commerce expertise, and her experience as a company founder, to our Board, along with experience as a board member for other public and private companies.

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(k) Edward J. Zander—age 75, Director since 2009

Mr. Zander served as Chairperson and CEO of Motorola, Inc., a multinational telecommunications company, from January 2004 until January 2008, when he retired as CEO, and continued as Chairperson until May 2008. Prior to joining Motorola, Mr. Zander was a Managing Director of Silver Lake Partners, a private equity fund focused on investments in technology industries, from July 2003 to December 2003. Mr. Zander was President and COO of Sun Microsystems Inc., an information technology company, from October 1987 until June 2002. Within the past five years, Mr. Zander has served as a member of the board of directors of NetSuite, Inc.

Expertise: Mr. Zander brings to our Board financial, technological, sales and marketing, and research and development expertise from his career as a senior executive of technology companies, and financial expertise from his prior private equity experience. His service on other public and private company boards also brings valuable experience to our Board.

There are no familial relationships between any of the Director Nominees or our executive officers, nor are any of our directors, Director Nominees or executive officers party to any legal proceedings adverse to us.

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DIRECTOR NOMINEES SNAPSHOT

Board Nominee Diversity Matrix

Board Size:

Total Numbers of Directors	11

Gender:	Female	Male	Non- Binary	Did not Disclose

Directors	3	8	0	0

Number of Directors who Identify in Any of the Categories Below:

Hispanic or Latina(o)	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Black or African American	1	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

Asian	0	1	0	0

South East Asian	0	1	0	0

Middle Eastern/North African	0	0	0	0

White	2	6	0	0

Two or More Races or Ethnicities	0	0	0	0

Other	0	0	0	0

I do not wish to disclose	0	0	0	0

LGBTQ+			0

Veteran			0

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. This promotes the interests of our shareholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board Committee Charters. We provide our Corporate Governance Guidelines, as well as the charters of each of our Board committees and our Code of Conduct and Code of Ethics, on our website at investors.seagate.com, under the “Governance” tab. Information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Role of the Board

The Board, elected annually by our shareholders, oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the shareholders. The Board has three standing committees: Audit and Finance, Compensation, and Nominating and Corporate Governance.

The Board and its committees have the primary responsibilities of:

•	reviewing, monitoring and approving the Company’s strategic direction, annual operating plan, and major corporate actions;

•	monitoring and evaluating the performance of the Company;

•	hiring and evaluating the performance of our CEO;

•	reviewing and approving compensation of the CEO and other executive officers;

•	reviewing and approving CEO and executive officer succession planning;

•	advising and counseling the Company’s management;

•	overseeing the Company’s ethical and legal compliance, including the Code of Conduct and Code of Ethics; and

•	overseeing the Company’s enterprise risk management processes and programs.

Environmental, Social and Corporate Governance Matters

Our values—Integrity, Innovation, and Inclusion—underpin our strategy and our approach to environmental, social, and governance (“ESG”) matters. Seagate is committed to developing and maintaining sustainable and responsible practices in its global operations. As such, Seagate is a signatory to the Responsible Business Alliance Code of Conduct and the United Nations Global Compact (UNGC) and supports their principles and standards. Management regularly reports to our Board on the outcomes of programs and processes we have established to adhere to these principles and standards as well as on other ESG matters such as the diversity of our workforce, employee development, and employee health and safety.

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The Board is responsible for ensuring that ESG opportunities and oversight of related risks are integrated into our long-term strategy. Rather than concentrating all ESG oversight solely at the Board or into a single Board committee, given the multi-faceted nature of the Company’s approach to ESG and its integration into our overall strategy, the Board believes each of its committees should maintain oversight over the particular ESG matters that fall within its scope. For example, the Nominating and Governance Committee annually reviews ESG governance, the Audit and Finance Committee annually reviews ESG disclosure controls, and the Compensation Committee reviews ESG performance metrics.

More information on our ESG efforts can be found on the Diversity, Equity and Inclusion (“DEI”) and Global Citizenship sections of our website, www.seagate.com, and in our fiscal year 2021 DEI Annual Report and our fiscal year 2021 Global Citizenship Annual Report, the latter of which was prepared in accordance with the Global Reporting Initiative (GRI) Standards: Core Option and is responsive to the Sustainability Accounting Standards Board (SASB) technology and telecommunication sector hardware standards. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Role of the Board in Risk Oversight

The Board has responsibility for oversight of the processes established by management to report and monitor material risks applicable to the Company, including ESG risks. The Board and its committees focus on the Company’s general risk management strategy and the most significant risks facing the Company and regularly review the Company’s processes for monitoring and addressing risks. The Board’s review of our long-term strategic, financial and organizational goals and its review of management’s plans designed to achieve those goals is a part of the Board’s oversight of risk management and assists the Board in assessing management’s approach to and tolerance for risk. In addition, the committees of the Board report to the full Board at regularly scheduled Board meetings on any identified material risks within that committee’s area of responsibilities.

•

The Audit and Finance Committee has responsibility for oversight of financial risks, including any ESG-related financial or disclosure risks, in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, as well as risks associated with the Company’s financial reporting and disclosure process, and cybersecurity, data privacy, product security and other computerized information system controls, and compliance and ethics matters;

•

The Compensation Committee has responsibility for oversight of the risks related to or created by the Company’s compensation programs, arrangements, policies and procedures as well as risks related to other practices and policies affecting our employees; and

•

The Nominating and Governance Committee has responsibility for oversight of the risks related to director and CEO succession, the Board and its committees, corporate governance, and corporate social responsibility.

Our Board believes that open communication between management and our Board is essential for effective risk oversight and management. As such, the Board is informed and engaged when new risks arise. For example, in response to risks, uncertainties and other factors, such as macro-economic challenges and the COVID-19 global pandemic, that could impact the Company, the Board and the Compensation Committee each receive regular reports from members of management to monitor and assess risks to our business and to manage the impact on our employees, customers, suppliers and other business partners, and the communities in which we operate globally. In addition, the Audit and Finance Committee receives regular reports from management, including the Chief Information Officer and Chief Information Security Officer, on enterprise security, data privacy and data security risks, controls, and incident preparedness.

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Committees of the Board

Audit and Finance Committee

Key Functions of the Audit and Finance Committee of the Board:

•	Oversee the Company’s financial reporting and disclosure processes.

•

Review annual audited and quarterly financial statements and Irish statutory financial statements, as well as the Company’s ESG disclosures and disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained in our SEC Forms 10-K and 10-Q and in our earnings releases, with management and the independent auditors.

•

Obtain and review periodic reports, at least annually, from management and from the independent auditors assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.

•

Review and monitor the Company’s processes that are designed to ensure compliance with all applicable laws, regulations and corporate policy, including with respect to senior executives’ expenses and perquisites as well as ethics matters reported through the anonymous reporting line or from other sources.

•	Appoint the public accounting firm that will serve as our independent auditors and review the performance, independence, and qualifications of the independent auditors.

•

Review and make recommendations regarding the Company’s cash position; financial position; capital needs; financing plans; the Company’s ability to access capital markets including the Company’s debt and credit ratings; bank and lender relationships; capital structure; equity and debt issuances; dividends including and, if and as delegated by the Board, making declarations of Company dividends; share splits; financing proposals; debt issuances, repayment, repurchase or redemption of any outstanding notes; capital asset plans and capital expenditures; and corporate development plans.

•

Monitor and review, and make recommendations regarding, the Company’s policies and procedures around managing major risks in the Company’s business, cash position, financing activity, tax position and tax strategy, and corporate development plans, and risks pertaining to our financial reporting and disclosure processes, including disclosures with respect to ESG matters, and to other enterprise risks including cybersecurity, data privacy, product security and other computerized information system controls.

•

Review, evaluate and authorize management to enter into any capital market transactions (including debt and equity financings), private equity and debt financing, or proposed merger, acquisition, divestiture or investment transactions, in accordance with the committee’s delegated authority from the Board, and to review, evaluate and recommend to the Board with respect to any such transactions that exceed the committee’s delegated authority.

•	Review the scope of the financial statements audit and the findings and approve the fees of the independent auditors.

•	Review and determine in advance permitted audit and non-audit services to be performed by the independent auditors.

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•	Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

•	Appoint and oversee the performance of the head of the Company’s internal audit function and approve the annual internal audit plan.

•	Review legal and related matters that could have a significant impact on the Company’s financial statements and compliance with applicable laws.

A copy of the charter of the Audit and Finance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Compensation Committee

Key Functions of the Compensation Committee of the Board:

•	Establish the Company’s overall compensation strategy and the executive compensation policies.

•	Oversee the design, development and administration of the Company’s incentive, equity compensation and benefits plans, policies and programs.

•	Review and decide upon executive compensation and benefit programs and periodically review their effectiveness.

•	Discuss and consider the results of the shareholder advisory vote on Say-on-Pay.

•	Review and determine, whether as a committee or together with the other independent members of the Board, all compensation decisions pertaining to the CEO.

•

Review and approve or recommend to the Board, any employment contracts or other transactions with current or former named executive officers, and all other Section 16 officers, including severance or termination arrangements.

•	Review and, with advice from the CEO, make compensation decisions pertaining to the other executive officers.

•	Review and determine all corporate financial and operational performance metrics and objectives relevant to executive officers’ compensation.

•	Review compliance of the NEOs with the share ownership requirements.

•	Review and recommend significant changes in principal employee benefit programs.

•	Select, retain and oversee Compensation Committee consultants and advisors.

•	Recommend for decision by the independent members of the Board the compensation to be paid to non-employee directors.

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•

Review other programs and practices affecting our employees including with respect to compensation and the health and well-being of employees, employee development, and programs designed to promote and foster diversity, equity, and inclusion at the Company.

A copy of the charter of the Compensation Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Compensation Risk Assessment

As noted above, the Compensation Committee considers potential risks created by the Company’s executive compensation programs. In addition, the Compensation Committee reviews all of its compensation policies and procedures to determine whether they present a significant risk to the Company. Based on these reviews, the Compensation Committee has concluded that its compensation policies, programs, and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

Key Functions of the Nominating and Corporate Governance Committee of the Board:

•	Take a leadership role in shaping the corporate governance of the Company including with respect to Company culture, corporate social responsibility, sustainability, DEI and human rights.

•

Identify individuals qualified to become directors and recommend candidates for all directorships and Board committee memberships, and evaluate candidates nominated by shareholders on substantially the same basis as it considers other nominees.

•	Review the Company’s Corporate Governance Guidelines and Board committee charters and make recommendations for changes to the Board.

•	Oversee the Board, Board committees, and director self-evaluation processes.

•	Consider questions of independence, related party transactions, and potential conflicts of interest of directors and executive officers.

•	Periodically review succession planning of the Board Chair, CEO and other executive officers.

•	Periodically review and propose amendments to the Company’s constitution.

A copy of the charter of the Nominating and Corporate Governance Committee is available on our website, investors.seagate.com, under the “Governance—Board Structure and Committees” tab.

Board Leadership Structure

Our Corporate Governance Guidelines permit the roles of Board Chair and CEO to be filled by the same or different individuals, based on the Company’s needs, best practices, and the best interests of our shareholders. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. The Board believes that our corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management, are currently

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conducive to separation of the Board Chair and CEO positions to maximize Board effectiveness. Separating the Board Chair and CEO positions also provides an appropriate degree of Board oversight and allows Dr. Mosley, our CEO, to focus on our business strategy and market opportunities, as well as on our organizational structure and execution capabilities.

For fiscal year 2022, Michael R. Cannon served as Board Chair. In the event that we do not have an independent Board Chair, a Lead Independent Director would be appointed as part of the organizational structure for the independent directors in order to address the need for independent leadership and perspective.

Board Composition

The Board consists of a substantial majority (91% as of the end of fiscal year 2022) of independent, non-employee directors. In addition, we require that all members of the Audit and Finance, Compensation and Nominating and Governance committees of the Board be independent directors.

The Board has determined that each member of each of these three committees is “independent” as defined in The Nasdaq Stock Market (“NASDAQ”) listing rules and that each member of the Compensation Committee and Audit and Finance Committee meet applicable NASDAQ and SEC independence standards for such committees (see “Director Independence Determination” below). The Board has also determined that three of the four members of the Audit and Finance Committee are audit committee financial experts, as that term is defined by rules of the SEC, and that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”).

Board committee memberships and chairs are rotated periodically, and an independence analysis is conducted annually.

Board Diversity

The Nominating and Corporate Governance Committee regularly reviews the diversity of skills, expertise, background and other characteristics of existing and potential director candidates in deciding on nominations for election to the Board by the Company’s shareholders or for appointment to the Board. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board with respect to skills, knowledge, perspectives, experience, background, and other characteristics. Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, sexual orientation, education, cultural background, and professional and other experiences. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.

Director Independence Determination

The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our Director Nominees, with the exception of William D. Mosley, who serves as CEO of the Company, are independent under the NASDAQ listing rules and the Company’s Corporate Governance Guidelines, which are consistent with the NASDAQ listing rules. When assessing director independence, the Board considers the various commercial, charitable and employment transactions, affiliations and relationships known to the Board (including those identified through annual director questionnaires) to exist between the Company and the

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entities with which our directors or members of their immediate families are, or have been, affiliated. In considering such transactions, the Board determines whether any such transactions are in the ordinary course of business, fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances.

Executive Sessions

The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and Board committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and Board committee meeting.

Board, Board Committee and Annual Meeting Attendance

The Board and the Board committees held the following number of meetings during fiscal year 2022:

Board	8
Audit and Finance Committee	15
Compensation Committee	4
Nominating and Corporate Governance Committee	6

Each incumbent director attended at least 89% of the total number of meetings of the Board and the Board committees on which they served during fiscal year 2022. The Company’s independent directors held executive sessions without management present during the four regularly scheduled quarterly Board meetings held in fiscal year 2022 as well as during all regularly scheduled committee meetings.

The Company expects all Board members to attend the 2022 AGM in person, although other commitments may prevent some directors from attending the meeting. Nine of our eleven directors who served in such capacity on October 20, 2021, joined the 2021 Annual General Meeting of Shareholders of the Company (the “2021 AGM”).

Board and Committee Evaluations

As mentioned above, the Nominating and Corporate Governance Committee assists the Board in periodically evaluating its performance and the performance of the Board committees. Each Board committee conducts periodic self-evaluations, and the Board conducts periodic peer-to-peer evaluations to determine whether the Board and the committees are functioning effectively and whether any changes are necessary to improve their performance. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.

Director Nomination Process

The Nominating and Corporate Governance Committee

•	conducts an annual review of the performance of the Board, Board committees, and individual directors leading up to the nomination of directors for election by the shareholders;

•

periodically evaluates the makeup of the Board in order to determine whether the diversity of skills, experience, qualifications, perspectives and other characteristics of the existing board members adequately address the Company’s needs in light of its then current strategy;

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•	identifies the skills, experience, qualifications, perspectives and other characteristics needed to enhance further the composition of the Board;

•	makes recommendations to the Board concerning the appropriate size and needs of the Board;

•	on its own, with the assistance of other Board members or management, a search firm or others, identifies potential candidates for election or appointment to the Board; and

•

seeks to ensure that the Board is composed of members whose skills, experience, qualifications, perspectives and other characteristics, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

Furthermore, the Company is committed to its value of inclusion and the Board believes it is important to consider diversity of race, ethnicity, gender, age, sexual orientation, education, cultural background, and professional and other experiences. Accordingly, the Nominating and Corporate Governance Committee will consider the foregoing factors and will include both underrepresented races and ethnicities and different genders in the pool of qualified candidates for nomination as a new director. From time to time, the Company engages an executive search firm to help identify qualified candidates for consideration by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee chooses to engage a search firm, it will instruct such search firm to include both underrepresented races and ethnicities and different genders in the initial pool of qualified candidates.

In nominating candidates, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity factors noted above, professional experience, understanding of business and financial issues, ability to exercise sound judgment and make independent analytical inquiries, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Each nominee should possess a commitment to representing the long-term interests of the shareholders, the highest character and integrity, sufficient time to devote to Board matters, an understanding of the Company’s business, and no conflict of interest that would interfere with performance as a director.

Shareholders may recommend candidates for consideration for Board membership by sending their recommendation to the Company Secretary at the registered office of the Company (details of which are included in this Proxy Statement) in accordance with our Constitution. The Company Secretary will forward the recommendations to the Nominating and Corporate Governance Committee. Candidates recommended by shareholders are evaluated in a substantially similar manner as director candidates identified by any other means.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt specific term limits for directors.

Director Orientation and Education

The Company has developed an orientation program for all new directors that they are required to attend, which includes receiving and reviewing materials relative to our business and operations. We also encourage ongoing education for our directors and reimburse directors for the costs of such continuing director education. In addition, the directors are given full access to management and other employees as a means of providing additional information.

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Communications with Directors

Shareholders and other interested parties wishing to communicate with the full Board, the independent directors, or any individual director (including any Board committee Chairperson) may do so in writing by sending a communication to the Board and/or a particular member of the Board, to Seagate Technology Holdings plc, 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary. Depending upon the nature of the communication and to whom it is directed, the Company Secretary will: (i) forward the communication to the appropriate director or directors; (ii) forward the communication to the relevant department within the Company; or (iii) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter), as appropriate.

Code of Ethics

The Company has adopted a Code of Ethics which is applicable to the CEO, Chief Financial Officer and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available at investors.seagate.com, under the “Governance—Code of Ethics” tab. Amendments to, or waivers of the Code of Ethics will be disclosed promptly on our website or on a Current Report on Form 8-K filed with the SEC. No such waivers were requested or granted in fiscal year 2022.

Anti-Hedging and Pledging Policy and Other Trading Restrictions

The Company prohibits its Board members and all employees from taking “short” positions in our securities or engaging in hedging or other monetization transactions with respect to our securities. The Company also prohibits its Board members and all employees from (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of the Company securities and (ii) engaging in any form of short-term speculative trading in Company securities. Directors, executive officers, and certain other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Further, our directors, executive officers, and certain other employees are prohibited from trading in our securities absent pre-clearance from our designated compliance officer unless such trades are pursuant to a trading plan (a “10b5-1 plan”) meeting the requirements of Rule 10b5-1 promulgated under the Exchange Act. The 10b5-1 plan must be reviewed and acknowledged by our designated compliance officer and we require that the first trade under a newly approved 10b5-1 plan take place after a reasonable “cooling off” period has passed from the time of adoption of the plan; in addition, a director, executive officer, or other covered employee is only permitted to use one 10b5-1 plan at a time.

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COMPENSATION OF DIRECTORS

Director Compensation and Share Ownership

It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors and recommends, for approval by the Board, the amount and form of director compensation. The Compensation Committee believes that a substantial portion of the total director compensation should be in the form of equity in the Company. The purpose of this is to better align the interests of the Company’s directors with the long-term interests of its shareholders. As such, the directors are subject to a share ownership requirement of four times their annual cash retainer.

Cash and Equity Compensation

Our director compensation program is designed to (i) provide our non-employee directors with reasonable and appropriate compensation for the work required for a company of our size and scope and (ii) align non-employee directors’ interests with the long-term interests of our shareholders. The program reflects our desire to attract, retain and utilize the expertise of highly qualified individuals serving on the Company’s Board. Company employees do not receive additional compensation for their service as directors.

Our fiscal year 2022 director compensation program for non-employee directors consisted of the elements set forth in the table below.

Compensation Element	Position	Retainer ($)
Cash Retainer
Board of Directors	Board Chair (non-employee)	175,000
	Board Member	100,000
Audit and Finance Committee	Chairperson	35,000
	Member	15,000
Compensation Committee	Chairperson	30,000
	Member	10,000
Nominating and Corporate Governance Committee	Chairperson	20,000
	Member	10,000
Annual Restricted Share Unit Award (value)	Board Chair (non-employee)	350,000
	Board Member	275,000

Each non-employee director elected in connection with the annual election of directors at the 2021 AGM (including non-employee directors re-elected at the annual general meeting) received a restricted share unit (“RSU”) award representing a number of shares equal to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share, with the exception of the Board Chair. To better align with market comparables, beginning in fiscal year 2022 and going forward, the Board determined to increase the non-employee Board Chair’s annual RSU award by an additional $75,000, meaning the Board Chair received a total RSU award representing a number of shares equal to $350,000 divided by the average closing share price for the quarter prior to the award. If the appointment of a non-employee director occurred other than in connection with the

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annual election of directors at the 2021 AGM, for example, as with Ms. Conyers, who was appointed in January 2022, and Mr. Clemmer who was appointed in August 2022, this dollar amount was pro-rated for the year of appointment. If, prior to commencement of Board service, the newly elected or appointed director was an officer or member of the board of directors of an entity acquired by Seagate, the Board may award a lesser number of RSUs. The grant date for each such award was the date of the director’s election or appointment. Generally, each RSU award will vest on the earlier of the one-year anniversary of the grant date or the next election of directors at an annual general meeting (provided such annual general meeting is held at least 50 weeks after the prior meeting). All RSU awards will become fully vested in the event of a “Change of Control” of Seagate (as such term is defined in the Seagate Technology Holdings plc 2022 Equity Incentive Plan (“2022 EIP”)).

In addition to the cash compensation and equity awards, all members of the Board are reimbursed for their reasonable out-of-pocket travel expenses incurred in attending Board meetings and other Board-related activities, such as continuing education.

For the RSU awards to be granted to the directors elected at the 2022 AGM and in the future in connection with the annual election of directors at annual general meetings, the Compensation Committee approved the following: (1) the non-employee Board chair shall receive an RSU award equal in number to $350,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share, and (2) each other non-employee director shall receive an RSU award equal in number to $275,000 divided by the average closing share price for the quarter prior to the award, rounded to the nearest whole share.

Director Share Ownership Requirement

To align the interests of directors with the Company’s shareholders, the Board has adopted a share ownership requirement of four times the annual board cash retainer (excluding committee retainers, if any) for non-employee directors. The calculation of ordinary shares owned for purposes of the ownership requirement includes: (i) ordinary shares directly or indirectly owned (for example, through a trust), (ii) unvested restricted share awards or RSUs (if any) and, (iii) for any director affiliated with an entity and contractually obligated to assign to such entity any equity awards received as compensation for service as a non-employee director, shares owned by such entity or its affiliates. Until a non-employee director satisfies the mandatory ownership level, they may not sell more than that number of shares that vest pursuant to any outstanding restricted share award or RSU award as is necessary, in each case, to cover the tax liability associated with the vesting or exercise of the equity award. Once a non-employee director has attained the minimum level of Company share ownership, they must maintain this minimum level of Company share ownership until their resignation or retirement from the Board. In setting the share ownership requirement, the Board considered the input of the independent compensation consultant, the Company’s then-current share price and the period of time, generally, that it would take a non-employee director to reach the required ownership level. Directors who are Company employees are subject to the share ownership requirements described in the section entitled “Compensation Discussion and Analysis—Share Ownership Requirements” of this Proxy Statement. As of July 1, 2022, all of our non-employee Directors and Director Nominees meet the share ownership requirement with the exception of Shankar Arumugavelu and Yolanda L. Conyers, who joined the Board in March 2021 and January 2022, respectively. Mr. Clemmer met the requirement as of the date of his appointment to the Board.

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Fiscal Year 2022 Non-Employee Director Compensation

The compensation paid or awarded to our non-employee directors as of July 1, 2022 for fiscal year 2022 is set forth in the table below.

Name of Director	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)	Total ($)

Mark W. Adams(2)	139,134	246,383	—	385,517

Shankar Arumugavelu	148,490(4)	246,383	—	394,873

Prat S. Bhatt	175,343(4)	246,383	—	421,726

Judy Bruner	145,000	246,383	—	391,383

Michael R. Cannon	195,000	313,550	—	508,550

Yolanda L. Conyers	50,238	199,521	—	249,759

Jay L. Geldmacher	110,000	246,383	—	356,383

Dylan Haggart(3)	110,000	246,383	—	356,383

Stephanie Tilenius	115,000	246,383	—	361,383

Edward J. Zander	130,000	246,383	—	376,383

(1)

Represents the grant date fair value of RSU awards granted in fiscal year 2022 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts actually paid to or realized by the non-employee director. See Note 11, “Share-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2022 regarding assumptions underlying valuation of equity awards. Additional information regarding the RSUs awarded to or held by each non-employee director on the last day of fiscal year 2022 is set forth in the table below.

(2)	Mr. Adams is retiring from the Board as of the end of the 2022 AGM and will not stand for re-election.
(3)

Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and vested equity compensation received for service on our Board, with the exception of 3,742 ordinary shares held directly by Mr. Haggart, to the limited partners of ValueAct Capital Master Fund, L.P.

(4)	Includes fees earned in the amount of $33,490 and $60,343 for Mr. Arumugavelu and Mr. Bhatt, respectively, for fiscal year 2021 but not paid until fiscal year 2022.
(5)	Mr. Clemmer was appointed after the end of fiscal year 2022 and therefore, was not eligible to receive compensation in fiscal year 2022.

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The aggregate number of outstanding equity awards for each of our non-employee directors as of July 1, 2022 is set forth in the table below.

Name of Director	Aggregate Number of Outstanding Awards

Mark W. Adams	3,162	(1)(4)

Shankar Arumugavelu	3,162	(1)

Prat S. Bhatt	3,162	(1)

Judy Bruner	3,162	(1)

Michael R. Cannon	4,024	(1)

Yolanda L. Conyers	2,112	(2)

Jay L. Geldmacher	3,162	(1)

Dylan Haggart	3,162	(1)(3)

Stephanie Tilenius	3,162	(1)

Edward J. Zander	3,162	(1)

(1)	Represents outstanding RSUs awarded to our non-employee directors on October 20, 2021 with the exception of Yolanda L. Conyers.
(2)	Yolanda L. Conyers joined our Board in January 2022 Amount represents outstanding RSUs awarded to them on January 24, 2022.
(3)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all vested equity compensation received to the limited partners of ValueAct Capital Master Fund, L.P.
(4)	Mr. Adams is retiring from the Board as of the end of the 2022 AGM and will not stand for re-election.
(5)	Mr. Clemmer was appointed after the end of fiscal year 2022 and therefore, was not eligible to receive compensation in fiscal year 2022.

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PROPOSAL 2 – APPROVE, IN AN ADVISORY, NON-BINDING VOTE, THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”).

(Ordinary Resolution)

We are presenting the following proposal, commonly known as a “Say-on-Pay” proposal, which gives you as a shareholder the opportunity to vote, on an advisory, non-binding basis, on the compensation of our NEOs for fiscal year 2022, as required by Section 14A of the Exchange Act and the related rules of the SEC. The Board has determined to hold a Say-on-Pay advisory vote each year. You may endorse or not endorse, respectively, the compensation paid to our NEOs by voting for or against the following resolution:

“RESOLVED, as an ordinary resolution, that, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related disclosure contained in the Company’s Proxy Statement, is hereby approved.”

While our Board intends to carefully consider the shareholder vote resulting from the proposal, the final vote is advisory and will not be binding.

In considering your vote, please be advised that our compensation program for our NEOs is guided by our compensation strategy, as further described under the “Compensation Discussion and Analysis” section below:

•

CEO cash compensation tied to performance. In fiscal year 2022, at least half of the annual target for the aggregate cash compensation component for our CEO is based on Company and individual performance. The total actual cash compensation of our CEO has fluctuated from year to year. In addition, we have implemented a cap on annual bonus funding for all executive officers.

•

Long-term equity incentive compensation tied to performance. In fiscal year 2022, 50% of the long-term equity incentive award to the CEO was granted in the form of Performance Share Units (“PSUs”), which vest dependent upon the achievement of pre-established financial and operational performance objectives, including return on invested capital, relative total shareholder return, percentage of women in leadership and reduction of greenhouse gases. In the case of Executive Vice Presidents (“EVPs”), with the exception of a retention grant to Mr. Romano, which is described below, 50% of the long-term equity incentive awards to those employees were also tied to financial and operational performance. The retention grant to Mr. Romano includes a PSU award that vests based on the extent to which the closing price of the Company’s ordinary shares meets or exceeds one of the 30-day share price targets set forth in the retention agreement entered into between the company and Mr. Romano (as further described below).

•

Compensation unrelated to performance is limited. We do not have guaranteed incentive awards, “golden parachutes,” single trigger change of control severance provisions, executive pensions or excise or golden parachute tax gross-ups for our NEOs.

•	Robust Share Ownership Requirements. Our share ownership requirements for our NEOs directly link the interests of management and our shareholders.

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2022 AGM in Dublin, Ireland is required to approve Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 2 TO APPROVE, ON AN ADVISORY, NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2022 Company Highlights

Highlights of fiscal year 2022 financial performance include:

•

We grew revenue to $11.7 billion navigating both macro-economic challenges and the COVID-19 global pandemic. Approximately 68% of revenue was derived from the mass capacity storage markets to support our customers’ increasing demand for data, which led to record capacity shipments of 631 exabytes.

•	We expanded operating profits by 31% year-over-year to $2.0 billion and generated nearly $1.7 billion in cash flow from operations.

•	We increased diluted earnings per share by 37% year-over-year to $7.36.

•

We returned approximately $2.4 billion in capital to our shareholders through dividends and share repurchases demonstrating our long-standing commitment to shareholder returns. We paid $610 million in dividends and repurchased approximately 20 million shares or 9% of total shares outstanding.

The following table presents certain key financial metrics for the past three fiscal years.

(in millions except earnings per share, exabytes and gross and operating margin percentages)	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020

Exabytes shipped	631	535	442

Revenues (GAAP)	$11,661	$10,681	$10,509

Gross margin percentage (GAAP)	30	27	27

Operating margin percentage (GAAP)	17	14	12

Income from operations (GAAP)	$ 1,955	$ 1,492	$ 1,300

Net income (GAAP)	$ 1,649	$ 1,314	$ 1,004

Diluted earnings per share (GAAP)	$ 7.36	$ 5.36	$ 3.79

Please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2022 for a more detailed description of our fiscal year 2022 financial results.

Executive Summary

This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2022 and our executive compensation strategies and objectives, as well as the compensation awarded to our fiscal year 2022 NEOs, who are listed below.

Named Executive Officers	Job Title

William D. Mosley	Director and Chief Executive Officer

Gianluca Romano	Executive Vice President and Chief Financial Officer

Jeffrey D. Nygaard	Executive Vice President, Operations and Technology

Ravinandan (“Ravi”) Naik	Executive Vice President, Storage Services and Chief Information Officer

Ban Seng Teh	Executive Vice President, Global Sales and Sales Operations

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Fiscal Year 2022 Executive Compensation Highlights

Key highlights of our executive compensation program for fiscal year 2022 are as follows:

•

Emphasize Pay-for-Performance Alignment: Our general philosophy and structure of the Company’s executive compensation programs seek to emphasize strong alignment between executive pay and corporate financial, strategic and other business performance. A majority of our executives’ target total compensation is “at risk”, with the exception of Mr. Romano’s due to his retention award, including cash and equity compensation that is tied to pre-established financial and operational-performance goals aligned with achievement of our short- and long-term objectives.

•

Deliver on our Pay-for-Performance Philosophy: Annual cash incentive payouts reflected the Company’s financial performance in fiscal year 2022. Based on performance against the Company’s executive officer performance cash bonus metrics (revenue, adjusted operating margin, year-over-year revenue growth, and a customer satisfaction metric), the fiscal year 2022 bonus pool funding was at 120.46% of target. With respect to the outstanding Threshold Performance Share Units (“TPSUs”), our threshold adjusted earnings per share (“AEPS”) performance for fiscal year 2022 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of fiscal year 2022, subject to continued employment. No discretion was utilized on either the level of funding for the annual cash bonus plan or the vesting of any long-term equity incentive awards.

•

Align Executive Compensation with Shareholder Interests: Long-term equity incentives for Dr. Mosley and Messrs. Naik, Nygaard and Teh were granted at target levels using a portfolio of 50% performance- based awards to emphasize long-term strategic incentives (based on achievement of return on invested capital (“ROIC”), total shareholder returns relative to peers (“rTSR”)), 30% time-based RSUs and 20% time-based share options. Because he received a special retention grant to incentivize him to remain with Seagate in a very competitive market for experienced Chief Financial Officers, Mr. Romano’s total equity awards in fiscal year 2022 were comprised of 67% time-based RSUs, 28% performance-based awards and 5% time-based share options.

•

Align Long-Term Incentives with Seagate’s Commitment to Environment, Social and Governance Goals: In fiscal year 2022 the Compensation Committee approved the addition of two modifiers that link the achievement of specified ESG goals to our performance-based equity. The two ESG modifiers that increase or decrease the PSU achievement level relative to the Company’s performance include a social (gender diversity) goal and an environmental (greenhouse gas reduction) goal that align to our broader company commitment to global citizenship.

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Fiscal Year 2022 Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles.

WHAT WE DO	WHAT WE DON’T DO

✓ A target of 50% of equity incentives granted to our CEO and EVPs are performance-based and are made in connection with the annual performance review cycle.	X No “single trigger” change in control benefits

✓ Caps on performance-based cash and equity incentive compensation for our executive officers	X No golden parachute excise tax reimbursements or tax “gross-ups” in connection with a change in control

✓ Payouts under our cash bonus plan and awards under our equity incentive compensation plan for executive officers are largely based on achievement of financial and operating-performance metrics	X No guaranteed salary increases or guaranteed bonus payments for our executive officers in fiscal year 2022

✓ A majority of total executive target compensation is “at-risk” and dependent on corporate performance	X No defined benefit pension plan or supplemental executive pension plan

✓ Clawback provisions on incentive cash and equity compensation	X No re-pricing of options without shareholder approval

✓ Annual as well as periodic review of, and determination upon, our compensation strategy by the Compensation Committee	X No dividend equivalents on unvested equity awards

✓ Prohibition on short sales, hedging of share ownership positions and transactions involving derivatives of our ordinary shares for all employees and directors and restrictions on pledging of our ordinary shares as collateral for loans for directors, executive officers and certain other employees

✓ Meaningful share ownership requirements for executive officers and directors

✓ Independent compensation consultant engaged by the Compensation Committee

✓ Annual risk assessment of our compensation programs and practices

Our Executive Compensation Strategy

Our executive compensation strategy is intended to drive high performance, strengthen our market position, and increase shareholder value. The goals of our executive compensation programs are to:

•	attract and retain talented leaders through competitive pay programs;

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•

motivate executive officers to achieve and exceed financial, strategic and other business objectives (including specified ESG goals—social (gender diversity) and environmental (greenhouse gas reduction)) as set by the Board or Compensation Committee;

•	align executive officer and shareholder interests to optimize long-term shareholder value with acceptable risk; and

•	manage total compensation costs in support of our financial performance.

Our Fiscal Year 2022 Executive Compensation Programs

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs

Annual Incentive Executive Officer Performance Bonus Plan	Achievement of the Company’s annual financial and operational goals	Motivate executive officers to achieve and exceed annual financial, strategic and other business objectives Manage total compensation costs and align them with financial performance

Long-Term Equity Incentives Equity Awards	Increased shareholder value through achievement of long-term strategic goals based on criteria such as ROIC, rTSR, social goals to increase gender diversity in leadership positions and environmental goals to reduce greenhouse gases.	Align executive officers and shareholder interests to optimize shareholder value Motivate executive officers to achieve and exceed long-term financial, strategic and other business objectives

Total Direct Compensation Base Salary Annual Incentive Long-Term Equity Incentives	Provides a holistic view of the executive officer’s total target compensation which includes base salary, target bonus opportunity and target annual long-term incentives	All relationships mentioned above

Role of Our Compensation Committee

As noted previously, the Compensation Committee is responsible for overseeing the design, development and administration of our compensation and benefits policies and programs. In executing its duties, the Compensation Committee:

•	determines all corporate financial and operating-performance metrics and objectives, including any ESG metrics, relevant to each executive officer’s incentive compensation;

•	evaluates the CEO’s performance results in light of such metrics and objectives;

•

evaluates the competitiveness and mix of each executive officer’s cash bonus and long-term equity incentive targets in relation to compensation paid to executives performing similar functions at our peer companies; and

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•

reviews and, with advice from the CEO in the case of the other executive officers, decides upon or recommends (as applicable) any changes to our CEO’s and other executive officers’ total compensation packages, including base salary, annual cash bonus and long-term equity incentive award opportunities, share ownership requirements and retention programs.

The Compensation Committee recommends to the independent directors of the Board the compensation plans and equity awards specific to our CEO, and the independent directors of the Board determine the overall compensation package of our CEO. Our CEO does not participate in the determination of his own compensation. The Compensation Committee is supported in its work by our Senior Vice President of Human Resources and her staff, and an independent executive compensation consultant, as described below. The Compensation Committee reviews and determines, with advice from the CEO, the compensation of all other executive officers.

Role of the Compensation Consultant

The Compensation Committee engaged Semler Brossy as its independent consultant for advice and counsel during fiscal year 2022 to provide an external review of compensation proposals and to ensure alignment of our compensation decisions to our executive compensation strategy. Semler Brossy’s consulting during fiscal year 2022 also included consultation in support of the Compensation Committee’s decisions regarding NEO compensation programs, including salary changes, determination of equity awards, annual incentive plan design, annual review of our severance plan and share ownership requirements. As part of the transition to Semler Brossy, FW Cook, our previous independent consultant, also provided to the Compensation Committee recommendations related to the CEO’s compensation and advice regarding non-employee director compensation.

Semler Brossy is not permitted to provide services to the Company’s management except as directed by the Compensation Committee and did not provide any such services to management in fiscal year 2022. The Compensation Committee retains sole authority to hire any compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement.

In connection with its engagement of Semler Brossy, the Compensation Committee considered various factors in determining Semler Brossy’s independence including, but not limited to (i) the amount of fees received by Semler Brossy from Seagate as a percentage of Semler Brossy’s total revenue, (ii) Semler Brossy’s policies and procedures designed to prevent conflicts of interest, and (iii) the existence of any business or personal relationship that could impact Semler Brossy’s independence. After reviewing these and other factors, the Compensation Committee determined that Semler Brossy was independent, and its engagement did not present any conflicts of interest under SEC rules or the NASDAQ listing rules.

Role of our CEO and Management in the Compensation Process

Based on management’s review of market competitive practices, and within the framework of the Company’s approved compensation programs, each year our CEO recommends the amount of base salary increase (if any), the amount of the annual incentive bonus opportunity, and the long-term equity incentive award value for our executive officers, including the NEOs. These recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance. The Compensation Committee reviews and evaluates the CEO’s recommendations and decides, in its sole discretion, upon our executive officers’ compensation, including any changes to such compensation. Our CEO does not recommend his own compensation, and the Compensation Committee and the independent directors meet without our CEO present when evaluating and setting the CEO’s compensation.

Our Senior Vice President of Human Resources and members of her staff assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on

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competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Fiscal Year 2021 Shareholder Advisory Vote Results

At the 2021 AGM, the Company’s shareholders approved the advisory proposal regarding the compensation of the NEOs for fiscal year 2021 with approximately 94% of the votes cast in favor of our executive compensation programs (excluding abstentions/broker non-votes). The Board appreciates the shareholders’ continued support of the Company’s compensation strategy and objectives. This support reaffirms to the Board the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our shareholders. No significant changes were made to the Company’s overall executive compensation strategy in fiscal year 2022. The Board and the Compensation Committee will continue to consider the results of the Company’s annual shareholder advisory votes when making future compensation decisions for our executive officers, including the NEOs.

Executive Market Comparison Peer Group and Benchmark Philosophy

The Compensation Committee reviews executive officers’ roles and responsibilities and establishes ranges for each incentive element of executive compensation after reviewing similar information for a defined group of companies (the “Executive Peer Group”) that compete for comparable executive talent. The Compensation Committee reviews analyses of disclosures and of published surveys of compensation among the Executive Peer Group companies when considering salary, bonus and long-term equity incentive compensation of executive officers in similar roles.

As part of our annual review cycle, the Compensation Committee reviewed the Executive Peer Group. For fiscal year 2022, Keysight Technologies, Inc. and NXP Semiconductors N.V. were added to the Executive Peer Group. Executive Peer Group companies were selected based on the following criteria:

•

similar industry classification (as defined by Global Industry Classification Standard (GICS), 4520 Technology Hardware and Equipment or 4530 Semiconductors and Semiconductor Equipment) but excluding wholesale distributors and companies that are not subject to U.S. securities law reporting requirements,

•	market value of at least 0.5 times that of Seagate,

•	trailing twelve-month (TTM) sales of between $4B and 3 times that of Seagate’s; and

•	a comparable business model to Seagate.

We do not benchmark the total annual compensation of our executive officers to a specific market percentile, although the total annual target compensation (including base salary, target annual cash bonus incentive and target long-term equity incentives) for the executive officers, including the NEOs, generally has fallen near the median for similar positions within the Executive Peer Group.

The Compensation Committee considers the pay practices and relative performance of our Executive Peer Group companies in determining target incentive compensation for our executive officers. The target amounts and compensation mix vary for each executive officer and are dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package. Generally, the amounts actually realized by our executive officers are dependent on the Company’s financial and operational performance.

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The Executive Peer Group for fiscal year 2022 included the following companies(1):

FY2022 Executive Peer Group

Advanced Micro Devices, Inc.	Hewlett-Packard Enterprise Co.	Microchip Technology Inc.	Western Digital Corporation

Analog Devices, Inc.	Juniper Networks, Inc.	Micron Technology, Inc.	Xerox Holding Corporation

Applied Materials, Inc.	Keysight Technologies, Inc.	Motorola Solutions, Inc.	Zebra Technologies Corporation

Corning Incorporated	KLA Corporation	NetApp, Inc.

Flex Ltd.	Lam Research Corporation	NXP Semiconductors N.V.

	TTM Sales ($M)(1)	FYE Sales ($M)(1)	Market Value ($M)(1)

Peer Group Median	$ 8,025	$ 8,382	$26,138

Peer Group Average	$10,753	$10,886	$29,823

Seagate Technology Holdings plc	$10,245	$10,509	$12,527

(1)	Based on information available as of October 27, 2020, which was the most recent available data at the time the fiscal year 2022 peer group was approved in January 2021.

How We Determine Individual Compensation Amounts for the NEOs

As discussed above under the heading “Role of our CEO and Management in the Compensation Process,” the CEO recommends to the Compensation Committee all compensation elements for our NEOs (other than the CEO) and the Compensation Committee determines the value of each compensation element as described below. The CEO recommendations are based upon the CEO’s assessment of each executive officer’s performance and individual retention considerations, as well as the Company’s performance. The CEO does not recommend his own compensation, and the Compensation Committee and the independent directors meet without the CEO present when evaluating and setting the CEO’s compensation.

Our Senior Vice President of Human Resources and members of her staff assist the Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

The proportion of each compensation element (i.e., the compensation mix) relative to total compensation varies by individual, although for our executive officers, the emphasis is on compensation that is variable and contingent on our financial and operational performance. Variations in the compensation mix among NEOs reflect differences in scope of responsibility as well as Executive Peer Group market data.

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Annual Total Target Compensation Mix

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Fiscal Year 2022 Actual Total Compensation Mix

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Annual Base Salary

Base salaries are the fixed annual cash amounts paid to our executive officers, including the NEOs. In reviewing and determining base salaries, the Compensation Committee considers:

•	related experience;

•	expected future contributions;

•	overall ability to influence our financial performance and the strategic impact of the role;

•	the ease or difficulty of replacing the incumbent; and

•	in the case of executive officers other than the CEO, recommendations of the CEO.

Salaries are reviewed annually and may be modified to reflect significant changes in the scope of an executive officer’s responsibilities and/or market conditions. Our goal is to be competitive with respect to base salary while distinguishing ourselves from the Executive Peer Group by providing a greater emphasis on compensating our executive officers through the use of performance-based incentives that are consistent with our strategy of motivating executive officers to achieve and exceed annual and multi-year business objectives.

Considering the Company’s ongoing efforts to reduce costs and its emphasis on generating free cash flow, the base salaries of Dr. Mosley and Messrs. Nygaard, Naik and Teh remained flat for fiscal year 2022. On January 24, 2022, the Compensation Committee approved a retention package for Mr. Romano which included an annual base salary increase from $600,018 to $715,000 effective January 31, 2022. Factors such as the extremely competitive labor market for experienced Chief Financial Officers, Mr. Romano’s strong performance, his compensation relative to CFOs at peer companies and the business criticality of his role, were key considerations in the Compensations Committee’s decision to approve his retention package.

The following NEO annualized base salary changes occurred during fiscal year 2022:

Named Executive Officer	FY2021 Base Salary $	FY2022 Base Salary(1) $	Percent Change %

William D. Mosley	1,100,008	1,100,008	0%

Gianluca Romano(1)	600,018	715,000	19%

Jeffrey D. Nygaard	480,002	480,002	0%

Ravi Naik	470,018	470,018	0%

Ban Seng Teh(2)	412,719	412,719	0%

(1)	The base salary increase for Mr. Romano was part of a retention package.
(2)	Based on the Singapore dollar (SGD) period-end foreign exchange rate for fiscal year 2022 of 0.717772036 as of July 1, 2022.

Annual Incentive Plan—Executive Officer Performance Bonus

In fiscal year 2022, all executive officers participated in our shareholder-approved Executive Officer Performance Bonus Plan (“EOPB”), which is intended to promote achievement of the annual financial and operating-performance metrics set by the Compensation Committee. Following the end of the fiscal year, the Compensation Committee determined and certified the achievement level(s) of the metrics, which determined the level of funding for the EOPB bonus pool. The funded amount, once approved by the Compensation Committee, was allocated among eligible participants.

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The target cash bonus percentage for each executive officer was based on the competitive marketplace and the executive officer’s role, as well as taking internal pay equity into consideration. Actual cash payments under the EOPB may be above or below this level, based on the executive officer’s performance versus pre-established goals. Individual awards paid to each executive officer, except the CEO, are determined by the Compensation Committee. Based on the recommendation of the Compensation Committee, the independent directors of the Board determined the CEO’s target cash bonus percentage and the actual cash award based on the CEO’s performance versus pre-established goals.

On July 24, 2022, the Compensation Committee certified the achievement level of the Company’s relevant annual financial and operating-performance metrics, which are used for calculating the level of EOPB bonus pool funding for fiscal year 2022. The bonus pool funding was set at 120.46% of target. The funding level for fiscal year 2022 was determined based on the Company’s actual performance with respect to attainment of specified levels of the following financial and operating-performance metrics:

•	revenue; and

•	adjusted operating margin (defined as adjusted operating income, divided by revenue) (“AOM”)

The achievement level is then modified by:

•	Year-over-year revenue growth; and

•	our Total Customer Experience (“TCE”) metric, which is a measure of our customers’ overall satisfaction with their Seagate experience, from product quality to responsiveness of service.

While we track many financial, operating and strategic performance metrics throughout the year, the combination of AOM and revenue are considered a key measure of our success in achieving profitable growth and were selected for fiscal year 2022 to continue to align payouts under the EOPB with the Company’s profitability year-over-year. Adjusted operating income, used to determine AOM for purposes of the EOPB, is defined as operating income adjusted to exclude the impact of (a) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance targets were established, as publicly reported in the Company’s U.S. Non-GAAP financial measures each quarter and (b) variable cash compensation expense. Any adjustment factors for AOM at the end of the fiscal year are reviewed and decided upon by the Compensation Committee. The revenue and AOM achievement level is then modified by year-over-year revenue growth and TCE. The year-over-year revenue growth modifier was introduced in fiscal year 2021 to maintain accountability for year-over-year growth expectations. TCE is comprised of two customer satisfaction measurements, which are evaluated quarterly:

•	Quarterly Business Review (“QBR”): Customers provide a ranking of Seagate against its competitors through customer scorecards; and

•	Net Promoter Score (“NPS”): A Best-in-Class standard consumer measure that indicates if end users are satisfied with their experience of the Seagate brand.

The target AOM for fiscal year 2022 was established with a threshold performance level of 13.6%, a target performance level of 19.2%, and a maximum performance level of 24%. Once the Company meets or exceeds the threshold AOM, the combination of revenue and AOM determines preliminary funding for the bonus pool. The QBR metric (weighted 15%) may increase or decrease bonus pool funding up to 3.75% each quarter and the NPS metric (weighted 10%) may increase or decrease bonus pool funding up to 2.50% each quarter, resulting in up to 25% of bonus pool funding being at risk. Year-over-year revenue growth may increase or decrease bonus pool funding up to 10%. For fiscal year 2022, the AOM performance level was 19.90%, revenue was $11.7 billion, the total annualized TCE modifier (QBR + NPS) was 5%, and the year-over-year revenue growth target level was achieved resulting in a 10% increase to the pool based on this modifier, which, in the aggregate, as noted above, resulted in total EOPB bonus pool funding of 120.46% of target.

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The individual bonuses paid to our NEOs are based upon each NEO’s target cash bonus expressed as a percentage of base salary. For fiscal year 2022, there were no changes to the target cash bonus percentages from the prior fiscal year:

•	Dr. Mosley had a target bonus equal to 150% of his base salary in his role as CEO;

•	Messrs. Romano, Nygaard, Naik and Teh had a target bonus equal to 100% of their annual base salary in their roles as Executive Vice President;

The Board retains the discretion to reduce or increase the amount of the actual cash bonus payments made to an NEO based on its overall assessment of the NEO’s performance against pre-established goals and objectives, and including factors such as revenue, profitability, product quality, cost containment and expense management, market share, strategic objectives and legal and regulatory compliance. Adjustments to actual cash bonus payouts may be made by the Compensation Committee with respect to all NEOs except our CEO, and by the independent directors of the Board for our CEO. No discretion was applied by the Board or Compensation Committee for fiscal 2022.

Given the funded EOPB bonus pool amount, the Company determined to award the following cash bonuses for fiscal year 2022:

Named Executive Officer	FY2022 Eligible Earnings ($)	Target Bonus Percentage (%)	FY2022 EOPB Funding(1) (%)	FY2022 EOPB Payment ($)

William D. Mosley	1,100,008	150	120.46	1,987,604

Gianluca Romano	644,242	100	120.46	776,053

Jeffrey D. Nygaard	480,002	100	120.46	578,210

Ravi Naik	470,018	100	120.46	566,183

Ban Seng Teh(2)	412,719	100	120.46	497,161

(1)	Percentages are rounded to the nearest whole number.
(2)	Based on the Singapore dollar (SGD) period-end foreign exchange rate for fiscal year 2022 of 0.717772036 as of July 1, 2022.

Long-Term Equity Incentives

In fiscal year 2022, the Compensation Committee granted equity awards to the NEOs under the terms of the 2012 Equity Incentive Plan (the “2012 EIP”) (awards prior to October 20, 2021) and the 2022 EIP (awards on or after October 20, 2021). The 2022 EIP is intended to:

•	focus executive officers and employees on achieving longer-term financial, strategic and other business performance goals;

•	provide significant reward potential for outstanding cumulative performance by the Company;

•	enhance the Company’s ability to attract and retain highly-talented executive officers and employees; and

•	provide the Company’s management and employees with an opportunity for greater equity ownership and related incentives to increase shareholder value.

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When determining our NEOs’ equity incentive awards, the Compensation Committee considers comparable equity incentive awards to executive officers in the Company’s Executive Peer Group, the NEO’s role, individual performance, and potential future contributions. Our equity award guidelines and mix of the type of awards granted are based on an analysis of the unvested equity held by an NEO, the practices of Executive Peer Group companies in awarding equity for similar positions (including equity mix and award values), potential impact on earnings, and the pool of available shares under the 2022 EIP. In determining the award for each NEO, the Compensation Committee also considers the Company’s goals for retaining the NEO for the long term.

NEOs are generally awarded equity on an annual basis, typically in early-September, as part of our annual award cycle, and these equity incentive awards generally consist of a mix of time-vested restricted share units, share options and performance-based awards (each as governed by the 2012 EIP and/or the 2022 EIP as applicable, and as described more fully below), reflecting a strong emphasis on pay-for-performance and the alignment of interests between our NEOs and our shareholders.

The equity awards made to each of our NEOs for fiscal year 2022 are comprised of 20% time-based options, 30% time-based RSUs and 50% performance-based awards (the “FY2022 PSU Award”). Mr. Romano received additional awards, consisting of 80% time-based RSUs and 20% PSUs (the “Romano Retention PSU Award”) due to a retention agreement that the Company entered into with Mr. Romano (the “Retention Agreement”). Details of the Retention Agreement are stated below. This reflects the Compensation Committee’s review and assessment of market practices at Executive Peer Group companies, as well as its determination that these mixes provide an appropriate blend of equity incentives to sustain and improve the Company’s financial performance and shareholder value.

CFO Retention Equity Awards—Gianluca Romano

As noted above in January 2022, the Compensation Committee approved the Retention Agreement with Mr. Romano. The Retention Agreement was entered into to provide Mr. Romano with a significant long-term incentive to continue his employment with Seagate, particularly in light of the highly competitive labor market for experienced Chief Financial Officers and the business criticality of his role, as well as his performance and contributions to the Company. On February 22, 2022, Mr. Romano was granted 18,725 time-based restricted share units (the “1-year RSUs”) with a grant date fair value of $1,959,759 and 56,170 time-based restricted share units (the “4-year RSUs”) with a grant date fair value of $5,685,527. The 1-year RSUs will vest on the first anniversary of the grant date, and 25% of the 4-year RSUs granted will vest on each of the first four anniversaries of the grant date, in each case subject to his continued employment through the relevant period and on the vesting date.

Mr. Romano was also granted 18,725 PSUs, with a grant date fair value of approximately $2,616,819. The PSUs provide the opportunity for Mr. Romano to receive Company shares based on the extent to which the closing price of the Company’s ordinary shares meets or exceeds one of the 30-day share price targets (“Performance Goal”) set forth in the Retention Agreement at any time during the 3-year performance period beginning on the grant date and extending through February 22, 2025 (“Performance Period”). The PSUs will vest on the later of the third anniversary of the grant date or the date the Compensation Committee certifies the level of achievement of the Performance Goal, subject to Mr. Romano’s continued employment. Each PSU granted represents the right to receive one ordinary share based on target performance, but the ultimate number of ordinary shares to be earned will be determined at the end of the three-year Performance Period and could range from 0% to 200% of the target number of PSUs granted to Mr. Romano. The number of PSUs eligible for vesting pursuant to achievement of the Performance Goal shall be calculated as the number of PSUs granted multiplied by the modifier associated with the highest 30-day share price target attained during the Performance Period, in accordance with the percentages set forth in the PSU award agreement; provided, however, that in no event will the number of PSUs vesting exceed 200% of the number of PSUs granted.

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Options

Options generally vest over four years and have a seven-year term. Options are awarded with an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on the NASDAQ on the grant date. The grant date and vesting schedule for options granted to our eligible NEOs are generally determined during the annual award process but may be different in the case of a new hire or change in employment position.

Share Awards

Restricted Share Units

RSUs generally vest in equal annual installments over four years, contingent on continued service. Each RSU represents the right to receive one of the Company’s ordinary shares. If under the terms of the RSU award agreement dividend equivalents accrue, such dividend equivalents are subject to the same vesting conditions as the RSUs, and, therefore, no dividend equivalent payment, if any, will be paid to the employee on any ordinary shares underlying the RSUs until the RSUs vest. Due to stronger market prevalence in fiscal year 2022, we reviewed our equity mix strategy for our NEOs and replaced granting TPSUs with time-based RSUs.

Threshold Performance Share Units

TPSUs are equity awards with a maximum seven-year vesting period, contingent on continued service and the achievement of the specified AEPS goal. Each TPSU represents the right to receive one of our ordinary shares. As mentioned in the above commentary, after reviewing the market trends, the decision was made to discontinue awarding TPSUs going forward to our CEO and EVP population to strengthen our alignment with market practices. However, any outstanding TPSU awards will continue to be disclosed in applicable future Compensation Discussion and Analysis disclosures.

For each tranche of a TPSU award that is eligible to vest on a vesting date, vesting is contingent on the Company achieving a threshold AEPS goal of $1.00 for the fiscal year prior to the year in which the vesting date occurs. If the threshold goal is not achieved, vesting of that tranche is delayed to the next scheduled vesting date for which the AEPS goal is achieved. TPSU awards may become fully vested as early as four years from the grant date and remain eligible to vest for up to seven years following the grant date. If the AEPS threshold level has not been met by the end of the seven-year period, any unvested TPSUs will be forfeited. Unvested awards from prior years may vest cumulatively on the scheduled vesting date in a future year within the seven-year vesting period if the annual AEPS threshold for that year is achieved. For example, if AEPS performance prior to the first vesting date is below the AEPS threshold, then vesting will be delayed. If the AEPS threshold is achieved prior to the second vesting opportunity, then 50% of the award will vest (25% from the first vesting date and 25% from the second vesting date due to the cumulative feature of the award). For purposes of the TPSU awards, AEPS is based on diluted earnings per share, calculated in accordance with U.S. GAAP, excluding the impact of (a) share-based compensation expenses and (b) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures. If under the terms of the TPSU award agreement dividend equivalents accrue during the vesting period, such dividend equivalents are subject to the same vesting conditions as the TPSUs. Consequently, no dividend equivalent payment, if any, will be paid to the employee on any of the ordinary shares underlying the TPSUs until the TPSUs vest.

Our AEPS performance for fiscal year 2022 was above the $1.00 AEPS threshold; therefore, an additional 25% of each of the outstanding TPSU awards will vest on their next scheduled vesting date following the end of the fiscal year, subject to continued employment.

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FY2022 Performance Share Units

The FY2022 PSUs are performance-based RSUs that vest after the end of a three-year performance period, subject to continued employment and the achievement of annual ROIC over the performance period, modified by (a) a factor based on the Company’s rTSR percentile compared with the Executive Peer Group, (b) a factor based on the percentage of women in leadership roles and (c) a factor based on the Company’s percentage reduction of greenhouse gas emissions. ROIC was selected as a key metric because of its ability to measure the efficiency of our use of capital and delivery of earnings above investment, considered a critical factor in the Company’s long-term success. In addition, the rTSR metric rewards financial performance and is measured by the change in our share price and the dividends we declared during the performance period relative to the performance of the Executive Peer Group. Starting in fiscal year 2022, we added two additional modifiers (items (b) and (c) above) for our NEOs to support our long term ESG goals in increasing gender diversity in leadership roles and reducing greenhouse gas emissions. For the avoidance of doubt, the PSUs awarded to Mr. Romano under the Romano Retention PSU Award vest under different performance metrics pursuant to the terms of the Retention Agreement.

The Compensation Committee determines the number of PSUs that will vest at the end of the three-year performance period according to a pre-established vesting matrix. Payout of the targeted number of PSUs will occur if target ROIC, percentage of women in leadership roles, and reduction of greenhouse gas emissions is attained over the three-year measurement period and rTSR is at least at the median of the Executive Peer Group. The final ROIC metric is calculated as the average annual ROIC over the prior three fiscal years. Annual ROIC is calculated as (i) adjusted operating income multiplied by (1 minus the average tax rate), divided by (ii) (x) adjusted net plant, property and equipment plus total current assets minus cash and cash equivalents, minus (y) current liabilities with the exclusion of the current portion of long-term debt. All values represent U.S. GAAP results except adjusted operating income and adjusted net plant, property and equipment. Adjusted operating income, used to determine Annual ROIC, is operating income adjusted to exclude the impact of (a) share-based compensation expense and (b) material, unusual or non-recurring gains and losses, accounting charges or other extraordinary events that were not foreseen at the time the performance target was established, in each case of (a) and (b), as publicly reported in the Company’s U.S. Non-GAAP financial measures each quarter. Adjusted net plant, property and equipment includes net plant, property and equipment and the net value of right of use assets acquired through leasing.

For fiscal year 2022, the rTSR modifier was interpolated and set between 25th to 75th percentiles of the Executive Peer Group’s TSR. For awards granted in fiscal year 2022, assuming the minimum ROIC performance threshold is achieved, the actual number of PSUs that may vest ranges from 34% of the target number of PSUs (assuming ROIC, percentage of women in leadership, and reduction of greenhouse gas emissions are at the threshold level, and relative TSR is equal or below the 25th percentile of the Executive Peer Group) and in no event will exceed 200% of the target number of PSUs (assuming ROIC, percentage of women in leadership, and reduction of greenhouse gas emissions are at the maximum level, and relative TSR is equal to or above the 75th percentile of the Executive Peer Group). The specific ROIC, percentage of women in leadership, and reduction of greenhouse gas emissions target values for the PSUs are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. Each PSU represents the right to receive one of our ordinary shares. If under the terms of the PSU award agreement dividend equivalents accrue during the vesting period, such dividend equivalents are subject to the same vesting conditions as the PSUs. Consequently, no dividend equivalent payments, if any, will be paid to the employee on any of the ordinary shares underlying the PSUs until the PSUs vest.

In fiscal year 2019, we granted PSUs (“FY2019 PSUs”) to Dr. Mosley and Messrs. Nygaard, Romano, Naik and Teh that were eligible to vest after the end of a three-year performance period ending on July 2, 2021 for ROIC and September 1, 2021 for rTSR (i.e., vest during fiscal year 2022), subject to continued employment and the achievement of target ROIC over the performance period, modified by a factor based on our rTSR percentile. The Compensation Committee certified the level of achievement of the financial performance metrics for the three-year measurement

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period, such that the FY2019 PSUs did not vest as the three-year average annual ROIC was 77%, and the threshold for the three-year ROIC average metric was to achieve at least 80%. Our average share price at the beginning of the FY2019 PSUs’ performance period was $53.08 and our ending average share price was $102.82 (assuming dividends were reinvested). Therefore, our rTSR over the performance period was 93.71% and our shares performed at the 69th percentile relative to the companies in the Executive Peer Group, which resulted in a modifier of 119%.

FY2019 PSUs

Average ROIC	Threshold	Target	Maximum	Actual

3-Year Average Annual Return on Invested Capital (ROIC)	< 80%	115%	≥ 200%	77%

Vesting Level (% of Target)	0%	100%	160%	0%

rTSR Modifier	Threshold	Target	Maximum	Actual

Relative Total Shareholder Return Percentile	≤ 25th%ile	50th%ile	≥ 75th%ile	69%ile

rTSR %ile Modifier[1]	75%	100%	125%	119%

Overall Results				0%

(1)	With interpolation between points.

The certification of the relevant financial performance metrics with respect to the PSUs granted in fiscal year 2020 to Dr. Mosley and Messrs. Naik, Nygaard, Romano and Teh, which have a three-year performance period that ended on July 1, 2022 for ROIC and September 2, 2022 for rTSR, which was not completed in advance of the filing date of this Proxy Statement.

Share Ownership Requirements

We established share ownership requirements to ensure that our NEOs hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our shareholders. Shares directly or indirectly owned (for example, through a trust), along with unvested RSUs (if any), are included in the calculation of ordinary shares owned for purposes of the ownership requirements, but time-based and performance-based options and unvested performance share bonuses, TPSUs and PSUs are not counted until they are exercised or vested, as applicable. NEOs are expected to meet the ownership requirements within five years of the date upon which the NEO first becomes subject to the requirements. NEOs are measured against the applicable guideline on the last day of each fiscal year, and the results are reported to the Compensation Committee.

Our NEOs are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our NEOs are required to meet the requirements by the following ownership requirement dates.

Named Executive Officer	Role	Ownership Requirement Date	Ownership Guideline Salary Multiple	Guideline Met(1)

William D. Mosley	Chief Executive Officer	October 1, 2022	6x	Yes

Gianluca Romano	Executive Vice President	January 7, 2024	3x	Yes

Jeffrey D. Nygaard	Executive Vice President	October 17, 2022	3x	Yes

Ravi Naik	Executive Vice President	February 1, 2026	3x	Yes

Ban Seng Teh	Executive Vice President	February 1, 2026	3x	Yes

(1)	As of July 1, 2022

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Benefits and Perquisites

Our NEOs are eligible to participate in a broad range of benefits in the same manner as non-executive employees. Seagate does not offer separate benefits for executive officers, other than severance benefits (see “Severance and Change in Control Benefits” below).

We generally do not provide perquisites to our NEOs other than business use of our corporate aircraft and, in certain limited business-related circumstances, reimbursement for the travel costs of the NEO’s spouse or significant other. If an NEO’s travel on our corporate aircraft includes a personal element, the NEO is required to fully reimburse us for the aggregate incremental cost of any such usage. We do consider the value of perquisites, to the extent provided at the Executive Peer Group companies, in assessing the competitiveness of our total compensation package for our NEOs.

Non-Qualified Deferred Compensation Plan

The 2015 Seagate Deferred Compensation Plan (the “SDCP”), effective January 1, 2015, allows our U.S. based NEOs (and other eligible employees) whose annual base salary is $190,000 or more, or whose target commissions and annual base salary in the aggregate is $190,000 or more, to defer on a pre-tax basis (i) up to 70% of their base salary, (ii) up to 70% of commissions, and/or (iii) up to 100% of their annual performance-based cash bonus. Deferrals and notional earnings related to those deferrals are reflected on the Company’s books as an unfunded obligation of the Company and remain part of our general assets. We do not contribute to the SDCP, and notional earnings on deferrals are based on the performance of actual investment funds selected by each participant from a menu of investment options offered pursuant to the SDCP. Deferral amounts, earnings and year-end balances for our NEOs are set forth in the table titled “Non-qualified Deferred Compensation Plans” under the “Compensation of Named Executive Officers” section below. The SDCP is a successor plan to the prior Seagate Deferred Compensation Plans, as amended from time to time, under which no additional deferrals may be made after December 31, 2014. A grantor (or rabbi) trust was established to hold any assets contributed to the trust to help satisfy our obligations due under the prior plans in effect through December 31, 2014.

Participants may elect to receive distributions upon retirement or termination of employment or at a specified time while still employed. With respect to deferrals of amounts relating to services provided to Seagate after December 31, 2019, participants may elect to receive distributions following retirement or termination in either a lump sum or annual installments up to a maximum of seven years. Participants may elect to receive in-service distributions in a lump sum or annual installments payable over 2, 3, 4 or 5 years. Upon disability, a participant’s account will be distributed in accordance with their retirement/termination distribution elections. Additionally, upon death, a participant’s accounts will be paid to their beneficiary or beneficiaries in a cash lump-sum payment payable before the later of the end of (i) the calendar year in which the participant dies or (ii) two and one-half months after the participant dies. Unless otherwise determined by the Seagate Benefits Administrative Committee prior to a change in control, the SDCP will be terminated upon the occurrence of a change in control and the aggregate balance credited to and held in a participant’s account shall generally be distributed to the participant in a lump sum not later than the thirtieth day following the change in control.

Long Term International (Expatriate) Assignment Policy

The Company’s global business needs require it on occasion to relocate certain employees with special or unique skills to countries where those skills may not be readily available. To meet this need, the Company utilizes long term international assignments, which are provided under its Long-Term International Assignment Policy (“LTIA Policy”). The Company provides certain benefits and allowances to these long-term international assignees according to the LTIA Policy. Mr. Nygaard receives the standard benefits and allowances under the LTIA Policy as described

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

below for his assignment in Thailand. In fiscal year 2022 the Company provided Mr. Nygaard with housing and related support, goods and services in Thailand, education support for his children, and payment for his tax returns preparation in accordance with the LTIA Policy terms. In addition, the Company makes certain tax equalization payments or reimbursements for expatriates to ensure that the assignment is tax neutral to the employee. The Company withholds a hypothetical tax amount for the expatriate in amounts roughly equivalent to the taxes of a peer employee in the relevant country not on assignment under the LTIA Policy. After the expatriate’s actual income tax returns have been prepared, the Company’s accountants prepare a tax equalization calculation to show what the employee should have paid if they had remained at home and not taken the assignment. The employee receives credit for any taxes they have paid during the year, and the Company pays all costs related to the actual taxes due in both the home and host locations. The Company’s tax equalization cost is limited to any difference between the actual taxes paid and the “stay at home” tax the employee would have paid, after calculations are prepared by the Company’s accountants.

The total estimated payments made in fiscal year 2022 for Mr. Nygaard’s benefits under the LTIA Policy is $1,032,541 as described in note 12 to the Summary Compensation Table for Fiscal Year 2022 in this Proxy Statement. Final actual cost is not known at the time of this filing due to pending tax calculations, which can only be completed at a later date.

Severance and Change in Control Benefits

We provide severance benefits to assist in aligning executive officer and shareholder interests during the evaluation of an ownership change, to remain competitive in attracting and retaining executive officers and to support organizational changes necessary to achieve our business strategy. The purpose of the Eighth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “Severance Plan”) is to:

•

provide for the payment of severance benefits to our executive officers, including our NEOs, in the event their employment with the Company or any applicable subsidiary is terminated without cause or they resign for good reason;

•

encourage our executive officers, including the NEOs, to continue employment in the event of a potential “change in control” (as such term is defined under “Compensation of Named Executive Officers—Potential Payments upon Qualifying Termination or Change in Control” below); and

•	provide our executive officers, including the NEOs, with generally the same types of severance benefits in connection with a qualifying termination of employment.

All of our executive officers receive a level of severance benefits under the terms of the Severance Plan that reflects their level of responsibility within our organization, the strategic importance of their position and a market-competitive level of severance for comparable positions within the Executive Peer Group.

The Severance Plan provisions were developed, in consultation with Semler Brossy, based on a comparison by the independent directors of the Board of severance benefits typically available at the Executive Peer Group companies. Consistent with our compensation strategy, the Severance Plan provides for severance only in the event of a qualifying termination under the Severance Plan (i.e., a termination by us without “cause” or by the executive for “good reason”). The Severance Plan includes the following features:

•	no guaranteed bonus amounts;

•

no post-termination healthcare benefit subsidy if the qualifying termination occurs outside of a “change in control period” (as defined in “Compensation of Named Executive Officers—Potential Payments upon

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Termination or Change in Control—Termination Without Cause or for Good Reason During a Change in Control Period,” below);

•

enhanced severance benefits in connection with a change in control require a “double trigger” (which is defined as a qualifying termination during a “change in control period”) before an NEO becomes entitled to receive such benefits; and

•	severance payments cannot equal or exceed three times the sum of the executive’s base salary and target cash bonus.

In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.

For further details on the Severance Plan, see the section below titled “Compensation of Named Executive Officers—Potential Payments Upon Qualifying Termination or Change in Control.”

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

Although an exception exists for certain qualified performance-based arrangements in place as of November 2, 2017, under Section 162(m) of the Code, only the first $1 million in annual compensation paid to our NEOs generally is deductible for U.S. federal income tax purposes and such deduction limit will continue to apply to such individuals for all future years in which they receive compensation (including severance) from the Company. This deduction limitation also applies to certain individuals who were NEOs in prior years. While the Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to approve compensation that is not deductible by the Company in order to maintain a compensation program that is consistent with our pay-for-performance compensation strategy.

Securities Trading; Prohibitions Against Hedging and Pledging

Please see the “Corporate Governance – Anti-Hedging and Pledging Policy and Other Trading Restrictions” section above for information on our Securities Trading Policy.

Pay Recovery Policy (Clawback)

Our Pay Recovery Policy is intended to eliminate any reward for intentional misrepresentation of financial results. It provides standards for recovering compensation from our executive officers and other officers who hold the position of Senior Vice President and above (collectively, “Designated Officers”) where such compensation was based on incorrectly reported financial results due to the fraud or willful misconduct of such Designated Officer. The Designated Officer’s repayment obligation applies to any cash bonus paid, share award issued (whether or not vested) and/or vested during the covered period (as defined below) or options exercised during the period commencing with the date that is four years prior to the beginning of the fiscal year in which a restatement is announced, and ending on the date recovery is sought (the “covered period”).

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee approved the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for fiscal year 2022.

Respectfully submitted, THE COMPENSATION COMMITTEE

Mark W. Adams, Chair Michael R. Cannon Yolanda L. Conyers Jay L. Geldmacher Dylan Haggart Edward J. Zander

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2022 was an employee of the Company or any of its subsidiaries at any time during fiscal year 2022, has ever been an officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation Committee during fiscal year 2022.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Summary Compensation Table for fiscal year 2022 below shows the total compensation of each of our NEOs with respect to fiscal years 2022, 2021, and 2020. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Summary Compensation Table for Fiscal Year 2022

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)

William D. Mosley

Chief Executive Officer	2022	1,100,008	—	8,095,464		2,019,842	1,987,604	7,400	13,210,318
	2021	1,100,008	—	7,054,961		1,474,825	2,005,095	6,300	11,641,189
	2020	1,100,008	—	7,313,257		1,900,012	1,378,090	7,400	11,698,767

Gianluca Romano

Executive Vice President and Chief Financial Officer	2022	644,242	—	12,973,374	(13)	676,504	776,053	7,400	15,077,573
	2021	600,018	—	1,633,956		341,566	729,141	7,400	3,312,081
	2020	600,018	—	2,032,312		528,001	501,135	117,210	3,778,676

Jeffrey D. Nygaard

Executive Vice President, Operations and Technology	2022	480,002	—	2,350,180		586,528	578,210	1,057,619	5,052,539
	2021	480,002	—	1,633,956		341,566	583,298	283,261	3,322,083
	2020	480,002	—	2,032,312		528,001	400,897	496,256	3,937,468

Ravi Naik(5)

Executive Vice President, Storage Services and Chief Information Officer	2022	470,018	—	1,807,505		451,143	566,183	7,164	3,302,013
	2021	442,318	—	1,698,875		777,542	571,165	7,790	3,497,690

Ban Seng Teh(6)

Executive Vice President, Global Sales and Sales Operations	2022	412,719	—	1,265,261		315,758	497,161	7,623	2,498,522
	2021	500,170	—	1,312,067		485,877	519,471	18,040	2,835,625
	2020	496,343	—	788,081		—	112,272	37,117	1,433,813

(1)

Amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, the columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For RSUs and time-based options, the grant date fair value was determined using the closing share price of Seagate ordinary shares on the date of grant, adjusted for the present value of expected dividends. For all PSUs and TPSUs whose vesting is subject to performance conditions as defined by ASC 718, we have assumed the probable outcome of related performance conditions at target levels. The aggregate grant-date fair value for these PSUs and TPSUs, assuming the achievement of the highest level of performance, is $10,328,941 for Dr. Mosley, $8,692,960 for Mr. Romano, $2,998,309 for Mr. Nygaard, $2,305,928 for Mr. Naik and $1,614,408 for Mr. Teh. For additional information on the valuation assumptions, see Note 11“Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2022.

(2)	Represents amounts payable under the EOPB. For a description of the EOPB, refer to the section above entitled “Annual Incentive Plan—Executive Officer Performance Bonus.”
(3)	Amounts reported in the “All Other Compensation” column are itemized in the supplemental “All Other Compensation for Fiscal Year 2022” table below.
(4)

We provide the use of our corporate aircraft to our NEOs primarily so that they can travel to business functions and different facilities in the course of their duties. To the extent that a travel leg has a personal element to it, our NEOs fully reimburse the Company for the aggregate incremental cost of such leg to us. Such reimbursement includes the costs of “wheels up time”, a portion of fuel and insurance costs, catering, excise taxes, and crew expenses. There was no personal travel for any NEO for fiscal year 2022.

(5)	Mr. Naik was not an NEO in fiscal year 2020.
(6)	Based on the Singapore dollar (“SGD”) period-end foreign exchange rate for fiscal year 2022 of 0.717772036, as of July 1, 2022.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

All Other Compensation for Fiscal Year 2022

Name	Severance ($)	Relocation ($)	Relocation Tax Assistance ($)	Personal Guest Travel ($)(7)	401(k) Match ($)(8)	Company Contribution to HSA ($)(9)	Company Contribution to CPF ($)(10)	Other Comp ($)	International Assignment Benefits ($)(12)	Consultant Payments ($)	Total ($)

William D. Mosley	—	—	—	—	6,000	1,400	—	—	—	—	7,400

Gianluca Romano	—	—	—	—	6,000	1,400	—	—	—	—	7,400

Jeffrey D. Nygaard	—	—	—	19,078	6,000	—	—	—	1,032,541	—	1,057,619

Ravi Naik	—	—	—	—	5,764	1,400	—	—	—	—	7,164

Ban Seng Teh	—	—	—	—	—	—	6,977	646(11)	—	—	7,623
(7)	For Mr. Nygaard, personal guest travel consists of travel costs incurred for his spouse to attend an R&D-related event.
(8)

Reflects 401(k) Plan matching contribution made by the Company for the NEO and available to all U.S. employees who participate in the 401(k) Plan. The maximum matching amount was $6,000 per calendar year. The amount may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution for preceding and following years.

(9)	Reflects Company-paid Health Savings Account (“HSA”) contributions to eligible participants. In 2022, HSA contributions are $700.00 for employee only coverage and $1,400.00 for family coverage.
(10)

Reflects Company contribution to the Singapore Central Provident Fund (“CPF”). CPF employer contribution was at SGD780 per month for calendar year 2021 and increased to SGD840 per month for calendar year 2022.

(11)	Mr. Teh was awarded a cash-based service award in the amount of $646 in recognition of reaching a length of service milestone with the Company.
(12)

Mr. Nygaard’s LTIA benefits include payments made in fiscal year 2022 for expatriate tax and tax equalization for year to date 2022, remaining expatriate tax and tax equalization owed for 2021 in the amount of $721,284, a cost of living allowance in the amount of $47,355, educational payments in the amount of $52,424, home leave in the amount of $79,988; host location housing in the amount of $78,120, transportation expenses in the amount of $50,927, telephone expense in the amount of $485, settling in services of $858 and immigration and tax services in the amount of $1,100. As described more fully in the section entitled “Compensation Discussion and Analysis—Long Term International (Expatriate) Assignment Policy,” the tax equalization payments are intended to ensure that the long-term international assignment is tax neutral to Mr. Nygaard as compared to being based in the U.S.

(13)	This amount includes share awards granted per Mr. Romano’s retention agreement, which is discussed in further detail above.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards Table for Fiscal Year 2022

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Share and Option Awards ($)
William D. Mosley
	Cash Bonus	—	825,006	1,650,012	3,300,024	—	—	—	—	—	—	—
	Time Option	9/9/2021(2)	—	—	—	—	—	—	—	96,080	87.34	2,019,842
	PSU	9/9/2021(3)	—	—	—	—	60,045	120,090	—	—	—	5,164,470(4)
	RSU	9/9/2021(5)	—	—	—	—	—	—	36,025	—	—	2,930,994
Gianluca Romano
	Cash Bonus	—	357,500	715,000	1,430,000	—	—	—	—	—	—	—
	Time Option	9/9/2021(2)	—	—	—	—	—	—	—	32,180	87.34	676,504
	PSU	9/9/2021(3)	—	—	—	—	20,110	40,220	—	—	—	1,729,661(4)
	RSU	9/9/2021(5)	—	—	—	—	—	—	12,065	—	—	981,608
	PSU Retention	2/22/2022(6)	—	—	—	—	18,725	37,450	—	—	—	2,616,819(4)
	RSU Retention 1 Yr	2/22/2022(7)	—	—	—	—	—	—	18,725	—	—	1,959,759
	RSU Retention 4 Yr	2/22/2022(7)	—	—	—	—	—	—	56,170	—	—	5,685,527
Jeffrey D. Nygaard
	Cash Bonus	—	240,001	480,002	960,003	—	—	—	—	—	—	—
	Time Option	9/9/2021(2)	—	—	—	—	—	—	—	27,900	87.34	586,528
	PSU	9/9/2021(3)	—	—	—	—	17,430	34,860	—	—	—	1,499,154(4)
	RSU	9/9/2021(5)	—	—	—	—	—	—	10,460	—	—	851,026
Ravi Naik
	Cash Bonus	—	235,009	470,018	940,035	—	—	—	—	—	—	—
	Time Option	9/9/2021(2)	—	—	—	—	—	—	—	21,460	87.34	451,143
	PSU	9/9/2021(3)	—	—	—	—	13,405	26,810	—	—	—	1,152,964(4)
	RSU	9/9/2021(5)	—	—	—	—	—	—	8,045	—	—	654,541
Ban Seng Teh
	Cash Bonus	—	206,359	412,719	825,438	—	—	—	—	—	—	—
	Time Option	9/9/2021(2)	—	—	—	—	—	—	—	15,020	87.34	315,758
	PSU	9/9/2021(3)	—	—	—	—	9,385	18,770	—	—	—	807,204(4)
	RSU	9/9/2021(5)	—	—	—	—	—	—	5,630	—	—	458,057

(1)

Represents the potential range of payments for fiscal year 2022 for the NEOs under the EOPB. This range varied based on the individual’s position and target cash bonus as a percentage of fiscal year 2022 ending base salary (150% percent of base salary for Dr. Mosley, 100% for Messrs. Romano, Nygaard, Naik and Teh). For a description of the EOPB, refer to the section above entitled “Annual Incentive Plan—Executive Officer Performance Bonus.”

(2)

Unless otherwise indicated, options awarded during fiscal year 2022 under the 2012 EIP is subject to a four-year vesting schedule. 25% of the shares subject to the option vest one-year after the grant date and then 1/48th of the shares subject to options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For a description of the options, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(3)

Unless otherwise indicated, PSUs awarded during fiscal year 2022 under the 2012 EIP and the 2022 EIP vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable financial and operational-performance criteria. For a description of the PSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(4)

In accordance with SEC rules, this represents the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For all PSUs, we have assumed the probable outcome of related performance conditions as defined by ASC 718 at target levels. The total aggregate grant-date fair value for these PSUs, assuming the achievement of the highest level of performance, is $10,328,941 for Dr. Mosley, $8,692,960 for Mr. Romano, $2,998,309 for Mr. Nygaard, $2,305,928 for Mr. Naik and $1,614,408 for Mr. Teh. For additional information on the valuation assumptions see Note 11, “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal year 2022.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

(5)

Unless otherwise indicated, RSUs awarded during fiscal year 2022 under the 2012 EIP and the 2022 EIP are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

(6)

On February 22, 2022, Mr. Romano was granted 18,725 performance share units (“PSUs”) as part of a retention package, with a grant date fair value of $2,616,819. The PSUs provide the opportunity for Mr. Romano to receive Company shares based on the extent to which the closing price of a Company ordinary share meets or exceeds one of the 30-day share price targets (“Performance Goal”) set forth in the PSU award agreement at any time during the 3-year performance period beginning on the grant date and extending through February 22, 2025 (“Performance Period”). The PSUs will vest on the later of the third anniversary of the grant date or the date the Compensation Committee of the Board of Directors certifies the level of achievement of the Performance Goal, subject to Mr. Romano’s continued employment. For details of the full equity retention package, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives— CFO Retention Equity Awards – Gianluca Romano.”

(7)

On February 22, 2022, Mr. Romano was granted 18,725 time-based restricted share units (the “1-year RSUs”) with a grant date fair value of $1,959,759 and 56,170 time-based restricted share units (the “4-year RSUs”) with a grant date fair value of $5,685,527 as a part of a retention package to secure Mr. Romano long-term. The 1-year RSUs will vest on the first anniversary of the grant date, and the 4-year RSUs will vest in equal installments on each of the first four anniversaries of the grant date, in each case subject to his continued employment through the relevant period and on the vesting date. For details of the full equity retention package, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives— CFO Retention Equity Awards – Gianluca Romano.”

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at 2022 Fiscal Year-End

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William D. Mosley

	9/9/2016	198,860	—	—	36.09	9/9/2023	—		—	—		—

	9/11/2017	253,188		—	30.95	9/11/2024	—		—	—		—

	9/10/2018	132,923	8,862	—	50.29	9/10/2025	—		—	—		—

	9/10/2018	—	—	—	—	—	—		—	12,676	(3)	875,785

	9/9/2019	106,113	48,234	—	54.78	9/9/2026	—		—	—		—

	9/9/2019	—	—	—	—	—	—		—	90,664	(4)	6,263,976

	9/9/2019	—	—	—	—	—	—		—	26,013	(3)	1,797,238

	9/9/2020	73,106	93,994	—	46.23	9/9/2027	—		—	—		—

	9/9/2020	—	—	—	—	—	—		—	104,435	(4)	7,215,414

	9/9/2020	—	—	—	—	—	—		—	46,995	(3)	3,246,885

	9/9/2021	—	96,080	—	87.34	9/9/2028	—		—	—		—

	9/9/2021	—	—	—	—	—	—		—	60,045	(4)	4,148,509

	9/9/2021	—	—	—	—	—	36,025(5)		2,488,967	—		—

Gianluca Romano

	2/20/2019	9,597	19,194	—	45.89	2/20/2026	—		—	—		—

	2/20/2019	—	—	—	—	—	—		—	6,537	(3)	451,641

	9/9/2019	3,575	13,404	—	54.78	9/9/2026	—		—	—		—

	9/9/2019	—	—	—	—	—	—		—	25,195	(4)	1,740,723

	9/9/2019	—	—	—	—	—	—		—	7,228	(3)	499,383

	9/9/2020	3,225	21,769	—	46.23	9/9/2027	—		—	—		—

	9/9/2020	—	—	—	—	—	—		—	24,185	(4)	1,670,942

	9/9/2020	—	—	—	—	—	—		—	10,886	(3)	752,114

	9/9/2021	—	32,180	—	87.34	9/9/2028	—		—	—		—

	9/9/2021	—	—	—	—	—	—		—	20,110	(4)	1,389,400

	9/9/2021	—	—	—	—	—	12,065	(5)	833,571	—		—

	2/22/2022	—	—	—	—	—	—		—	18,725	(7)	1,293,710

	2/22/2022	—	—	—	—	—	18,725	(6)	1,293,710	—		—

	2/22/2022	—	—	—	—	—	56,170	(5)	3,880,785	—		—

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Jeffrey D. Nygaard

	9/11/2017	8,809	—	—	30.95	9/11/2024	—		—	—		—

	11/20/2017	40,301	—	—	39.85	11/20/2024	—		—	—		—

	9/10/2018	62,552	4,171	—	50.29	9/10/2025	—		—	—		—

	9/10/2018	—	—	—	—	—	—		—	5,965	(3)	412,122

	9/9/2019	29,488	13,404	—	54.78	9/9/2026	—		—	—		—

	9/9/2019	—	—	—	—	—	—		—	25,195	(4)	1,740,723

	9/9/2019	—	—	—	—	—	—		—	7,228	(3)	499,383

	9/9/2020	16,931	21,769	—	46.23	9/9/2027	—		—	—		—

	9/9/2020	—	—	—	—	—	—		—	24,185	(4)	1,670,942

	9/9/2020	—	—	—	—	—	—		—	10,886	(3)	752,114

	9/9/2021	—	27,900	—	87.34	9/9/2028	—		—	—		—

	9/9/2021	—	—	—	—	—	—		—	17,430	(4)	1,204,239

	9/9/2021	—	—	—	—	—	10,460	(5)	722,681	—		—

Ravi Naik

	8/21/2017	63,120	—	—	31.46	8/21/2024	—		—	—		—

	9/10/2018	—	—	—	—	—	3,333	(5)	230,277	—		—

	9/9/2019	—	—	—	—	—	—		—	5,720	(4)	395,195

	9/9/2019	—	—	—	—	—	4,290	(5)	296,396	—		—

	9/9/2020	—	—	—	—	—	—		—	6,600	(4)	455,994

	9/9/2020	—	—	—	—	—	11,543	(5)	797,506	—		—

	3/22/2021	14,062	30,938	—	75.94	3/22/2028	—		—	—		—

	3/22/2021	—	—	—	—	—	—		—	8,437	(3)	582,912

	9/9/2021	—	21,460	—	87.34	9/9/2028	—		—	—		—

	9/9/2021	—	—	—	—	—	—		—	13,405	(4)	926,151

	9/9/2021	—	—	—	—	—	8,045	(5)	555,829	—		—

Ban Seng Teh

	9/10/2018	—	—	—	—	—	1,785	(5)	123,326	—		—

	9/9/2019	—	—	—	—	—	—		—	6,240	(4)	431,122

	9/9/2019	—	—	—	—	—	4,680	(5)	323,341	—		—

	9/9/2020	—	—	—	—	—	—		—	5,940	(4)	410,395

	9/9/2020	—	—	—	—	—	10,392	(5)	717,983	—		—

	3/22/2021	8,787	19,333	—	75.94	3/22/2028	—		—	—		—

	3/22/2021	—	—	—	—	—	—		—	5,272	(3)	364,242

	9/9/2021	—	15,020	—	87.34	9/9/2028	—		—	—		—

	9/9/2021	—	—	—	—	—	—		—	9,385	(4)	648,410

	9/9/2021	—	—	—	—	—	5,630	(5)	388,977	—		—

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

(1)

Options are subject to a four-year vesting schedule. 25% of the shares subject to the options vest one-year after the grant date, and then 1/48th of the shares subject to the options vest monthly thereafter, contingent on continuous service through the applicable vesting dates. For more information, see the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Options.”

(2)	Value based on the closing price of our ordinary shares on July 1, 2022 of $69.09.
(3)

These TPSU awards, issued under the 2012 EIP, are subject to both continuous service and the satisfaction of the applicable performance vesting requirement. The first tranche vests no sooner than the first anniversary of the grant date, subject to satisfaction of the specified performance criterion. The remaining tranches continue to vest annually thereafter, subject to the achievement of the subsequent annual AEPS goal, with the ability to catch-up vesting each year if the annual AEPS goal is not achieved. If threshold AEPS is not achieved, no awards will vest and the shares underlying the awards will be forfeited at the end of the performance period. The TPSU awards are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Threshold Performance Share Units.”

(4)

These PSUs were issued under the 2012 EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Performance Share Units.”

(5)

RSUs issued under the 2012 EIP and the 2022 EIP are subject to a four-year vesting schedule. These units vest 25% annually, contingent on continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—Share Awards—Restricted Share Units.”

(6)

Retention RSUs issued under the 2022 EIP for Mr. Romano are subject to a one-year cliff vesting schedule. These units vest on the one-year anniversary of the grant date, contingent on continuous service. For a description of the RSUs, refer to the section entitled “Compensation Discussion and Analysis—Long-Term Equity Incentives—CFO Retention Equity Awards—Gianluca Romano.”

(7)

These Retention PSUs for Mr. Romano were issued under the 2022 EIP. The PSUs vest after the end of a three-year performance period, subject to both continuous service and the achievement of the applicable performance criteria. If the minimum performance threshold is not achieved, no PSUs will vest and the PSUs will be forfeited at the end of the performance period. The PSUs are described in more detail above under “Compensation Discussion and Analysis—Long-Term Equity Incentives—CFO Retention Equity Awards – Gianluca Romano.”

Option Exercises and Shares Vested for Fiscal Year 2022

	Option Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

William D. Mosley	31,500	822,915	58,190	4,981,363

Gianluca Romano	46,634	2,182,276	13,781	1,342,871

Jeffrey D. Nygaard	3,158	250,922	21,344	1,911,171

Ravi Naik	20,000	1,297,924	19,833	1,754,781

Ban Seng Teh	8,287	275,848	9,969	873,585

(1)

The value realized on exercise is the aggregate of the market value on each exercise date multiplied by the number of shares exercised on each such date less the total option price paid on such exercise date. Market value is defined as the sale price for same-day-sale exercises and as the closing market price of our ordinary shares on the date of the transaction for exercise-and-hold exercises.

(2)

The value realized on vesting is the aggregate of the closing market price for our ordinary shares on each vesting date multiplied by the number of shares that vested on such day, or if a vest date was a non-market day, the closing market price for our ordinary shares on the prior market day multiplied by the number of shares that vested on such day.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Non-qualified Deferred Compensation Plans

Name	Executive Contributions in Fiscal Year 2022 ($)(1)	Registrant Contributions in Fiscal Year 2022 ($)	Aggregate Earnings in Fiscal Year 2022 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year 2022 End ($)(2)

William D. Mosley	—	—	(31,469)	—	397,234

Gianluca Romano	—	—	—	—	—

Jeffrey D. Nygaard	—	—	(128,828)	—	1,119,217

Ravi Naik	686,997	—	(210,505)	—	1,420,527

Ban Seng Teh	—	—	—	—	—

(1)	Amount is included in fiscal year 2022 compensation in the “Salary” column of the Summary Compensation Table for fiscal year 2022.
(2)

Includes executive contributions already reported in the Summary Compensation Table for fiscal year 2022 or a prior fiscal year, with the exception of earnings on contributions, as such earnings are not considered to be at above-market rates.

Potential Payments Upon Qualifying Termination or Change in Control

As discussed above in the section entitled “Compensation Discussion and Analysis—Severance and Change in Control Benefits,” the Compensation Committee adopted the Severance Plan to provide, among other things, consistent severance benefits to NEOs who are terminated without cause or resign for good reason in lieu of severance protections that might otherwise have been included in individually negotiated employment agreements. In addition to severance, NEOs are entitled to receive payment of deferred compensation amounts in the event of a termination of employment or a change in control, as described above under “Compensation Discussion and Analysis—Non-qualified Deferred Compensation Plans.”

Qualifying Termination	CEO—Months of Base Salary	Executive Vice Presidents—Months of Base Salary

Termination Without Cause or Resign For Good Reason—Outside of Change in Control Period	24 months	20 months (U.S.); up to 24 months (Singapore)

Termination Without Cause or Resign For Good Reason—During a Change in Control Period	36 months	24 months (U.S.); up to 24 months (Singapore)

Termination Without Cause or Resignation For Good Reason Outside of a Change in Control Period

Under the Severance Plan in effect during fiscal year 2022, if an NEO’s employment had been terminated by the Company without “cause” (as defined below) or by the NEO for “good reason” (as defined below), the NEO would have been entitled to receive a severance payment equal to a pre-determined number of months of base salary, based on the NEO’s job level. In the event of such a qualifying termination outside of a “change in control period” (as defined below), the CEO would be entitled to receive 24 months of base salary, and the EVPs would be entitled to receive 20 months of base salary if resident in the U.S. and up to 24 months of base salary, if resident in Singapore, and, if applicable, the prior year bonus (if earned but unpaid at the time of termination); further, the CEO and EVPs resident in the U.S. are entitled to a pro-rata bonus for the year of termination based on the number of days elapsed from the beginning of the fiscal year until the termination date at the most recent accrued performance level. The severance benefits are generally payable within 20 business days following the “payment confirmation date” (as defined in the Severance Plan) in an amount equal to the lesser of (a) 50% of the severance benefit and (b) $610,000

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

(for calendar year 2022), with the remaining amount payable twelve months following the date of termination for the CEO and EVPs. The Company would also provide paid outplacement services for a period of 24 months following a qualifying termination for the CEO and EVPs. The receipt of these severance benefits would generally be subject to the NEO’s execution of an effective release of claims against the Company and compliance with certain non-competition, non-solicitation and confidentiality covenants during the applicable severance period.

Under the Severance Plan, “cause” means (i) an NEO’s continued failure to substantially perform the material duties of their office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) fraud, embezzlement or theft by an NEO of the property of the Company or any of its subsidiaries, (iii) the conviction of an NEO of, or plea of nolo contendere by the NEO to, a felony under the laws of the United States or any state or comparable crime under the laws of a non-U.S. jurisdiction, (iv) an NEO’s malfeasance or misconduct in connection with such NEO’s duties to the Company or any of its subsidiaries or any other act or omission that is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries, or (v) a material breach by an NEO of any of the provisions of (A) the Severance Plan, (B) any non-compete, non-solicitation or confidentiality provisions to which such NEO is subject, or (C) any policy of the Company or any of its subsidiaries or other agreement to which such NEO is subject; and “good reason” means an NEO’s resignation of their employment with the Company or any applicable subsidiary as a result of the occurrence of one or more of the following actions without such NEO’s express written consent, which action(s) remain uncured for at least 30 days following written notice from such NEO to the Company describing the occurrence of such action(s) and asserting that such action(s) constitute(s) grounds for a good reason resignation, which notice must be provided by the NEO no later than 90 days after the initial existence of such condition; provided, that such resignation occurs no later than 60 days after the expiration of the cure period: (i) any material diminution in the level of the NEO’s level or title, authority or duties; (ii) a reduction of 10% or more in the level of the base salary or target bonus opportunity, other than a reduction that is equivalent to the reduction in base salaries and/or target bonus opportunities, as applicable, imposed on all other executives of the Group (as defined in the Severance Plan) at a similar level within the Group (as defined in the Severance Plan); (iii) the relocation of the NEO to a principal place of employment that increases their one-way commute by more than 50 miles; or (iv) the failure of any successor to the business of the Company or to substantially all of the assets and/or business of the Company to assume the Company’s obligations under the Severance Plan.

If an NEO is terminated for any qualifying reason outside a change in control period, the Severance Plan does not provide for any accelerated vesting of outstanding equity awards. Instead, the terms of any vesting acceleration are governed by the applicable award agreement. Upon termination of an NEO’s continuous service for any qualifying reason (other than death or disability): (i) the award agreements provide that vesting will cease and, where applicable, the Company will automatically reacquire all unvested shares without payment of consideration, and (ii) the option agreements provide that all unvested options will be cancelled effective as of the termination date, although NEOs, as well as all other option holders, would have three months to exercise options that are vested as of the date of termination except that an option may not be exercised after the expiration of its term.

Termination Without Cause or Resignation For Good Reason During a Change in Control Period

The Severance Plan in effect during fiscal year 2022 provides for enhanced severance benefits if a NEO had been terminated by the Company without cause or resigns for good reason during a “change in control period”. This period is defined as the period commencing six months prior to the effective date of a “change in control” (or “CIC”, each as defined below) and ending 24 months following such date. In the event of a qualifying termination within a change in control period (often called a “double trigger”), the NEO would be entitled to receive the following: (i) 36 months of both base salary and target bonus in the case of the CEO, 24 months of both base salary and target bonus in the case of the EVPs, if resident in the U.S., and up to 24 months of base salary and 24 months of target bonus, if resident in Singapore, (ii) lump sum cash payment equal to two times the before-tax annual cost of the applicable COBRA premiums for the NEO and their eligible dependents, if any (applicable for U.S. executives only), (iii) paid

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

outplacement services for a period of 24 months, and (iv) full vesting of all unvested equity-based awards (whether or not awarded prior to or following the adoption of the Severance Plan). The PSU award agreements further provide that the number of shares that will vest on the later of the closing of a CIC and an NEO’s qualifying termination within the change in control period will be based on the Company’s performance through the closing date of the CIC, with rTSR performance measured by using the average closing price of the Company’s ordinary shares over the 30-day trading period preceding the CIC, with the exception of any PSUs granted to Mr. Romano pursuant to the terms of his retention agreement. As discussed above, such PSUs will vest according to rTSR performance and/or Share Price performance (depending on the PSU schedule). All other rights and obligations imposed under the Severance Plan upon such a qualifying termination of employment outside of the context of a change in control (as described above) would also be generally applicable in the event of a qualifying termination during a change in control period, except that the severance benefits would generally be payable within 20 business days following the “payment confirmation date” in an amount equal to the lesser of (a) 100% of the severance benefit and (b) $610,000 (for calendar year 2022), with the remainder, if any, payable six months and one day following the termination date.

Under the Severance Plan, “change in control” or “CIC” means the consummation or effectiveness of any of the following events: (i) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons; (ii) a merger, reorganization, recapitalization, consolidation or other similar transaction involving Seagate in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such transaction do not represent more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such transaction; (iii) any person or group of related persons is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting securities of the Company; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (v) a dissolution or liquidation of the Company.

In the event that the benefits payable following a change in control exceed the safe harbor limits established in Section 280G of the Code, we will reduce the benefits so that no excise tax will apply under Section 4999 of the Code (relating to Section 280G of the Code), if such reduction will result in a higher after-tax benefit to the NEO. We do not provide a gross-up for any taxes payable on severance benefits and the NEO is responsible for the payment of all such taxes, including any excise taxes imposed on change in control payments and benefits.

Termination due to Death or Disability

In the event a termination of employment occurs due to an NEO’s death or disability, the NEO would not be entitled to any benefits under the Severance Plan. Under the Severance Plan, “disability” means that the NEO is physically or mentally incapacitated and therefore unable to substantially perform their duties for six consecutive months or an aggregate of nine months in any consecutive 24-month period. However, in the event of termination of employment due to an NEO’s death or disability, the Compensation Committee has the discretion under the terms of the EOPB to pay to the NEO or the NEO’s estate a pro-rated target bonus for the fiscal year in which the termination occurs.

The terms of the RSU and TPSU agreements for our NEOs provide that vesting will cease upon a termination due to disability, and the Company will automatically reacquire all unvested shares without payment of consideration. However, for a termination due to death, the NEO will be deemed to have completed an additional year of service as of the termination date so that an additional 25% of the award will vest immediately for the purposes of acceleration for RSUs and TPSUs.

Similarly, the option agreements provide that upon termination due to death, the NEO will be deemed to have completed an additional year of service for the purpose of determining the portion of an option award that will

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

be vested at termination. Additionally, the PSU agreements for our NEOs provide that in the event of a termination due to death or disability, the awards will vest pro-rata based on the number of days from the beginning of the performance period until the termination date, based on actual Company performance, and will be settled in ordinary shares after the end of the performance period.

Potential Payments Upon Termination Without Cause or Resignation For Good Reason Outside a Change in Control Period; Upon Termination Due to Death or Disability; Upon Termination Without Cause or Resignation For Good Reason within a Change in Control Period

The following table sets forth (i) the estimated value of the potential payments and severance benefits to each NEO assuming termination of the NEO by the Company without cause or by the NEO for good reason (a “Qualifying Termination”) on July 1, 2022; (ii) the estimated value calculated as of July 1, 2022 of the potential payments to each NEO, assuming a Qualifying Termination on such date during a change in control period, as defined in the Severance Plan and described above; and (iii) the estimated value as of July 1, 2022 of the potential payments and severance benefits to each NEO, assuming termination of the NEO due to death on such date, or in the case of PSUs only, disability.

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)

William D. Mosley
	Severance	2,200,016	3,300,024	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	4,950,036(2)	1,650,012(3)

	Accelerated Vesting of Stock Options(4)	—	3,005,538	1,673,763

	Accelerated Vesting of Restricted Share Units(5)	—	2,488,967	622,225

	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	23,547,807	14,192,469

	Health Care Benefit	—	38,944	—

	Total	2,210,631	37,341,931(7)	18,138,469

Gianluca Romano
	Severance	1,191,667	1,430,000	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	1,430,000(2)	715,000(3)

	Accelerated Vesting of Stock Options(4)	—	1,134,751	819,918

	Accelerated Vesting of Restricted Share Units(5)	—	6,008,066	2,472,247

	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	7,797,913	2,399,771

	Health Care Benefit	—	39,753	—

	Total	1,202,282	17,851,098(7)	6,406,936

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Name	Type of Benefit	Qualifying Termination Outside Change in Control Period ($)	Qualifying Termination Within Change in Control Period ($)	Separation Due to Death (or, if applicable, Disability) ($)

Jeffrey D. Nygaard
	Severance	800,003	960,003	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	960,003(2)	480,002(3)

	Accelerated Vesting of Stock Options(4)	—	767,865	453,032

	Accelerated Vesting of Restricted Share Units(5)	—	722,681	180,670

	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	6,279,523	4,370,220

	Health Care Benefit	—	57,289	—

	Total	810,618	9,757,979(7)	5,483,924

Ravi Naik
	Severance	783,363	940,035	—

	Outplacement Benefit(1)	10,615	10,615	—

	Bonus	—	940,035(2)	470,018(3)

	Accelerated Vesting of Stock Options(4)	—	—	—

	Accelerated Vesting of Restricted Share Units(5)	—	1,880,008	783,135

	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	2,360,252	1,088,858

	Health Care Benefit	—	39,753	—

	Total	793,978	6,170,698(7)	2,342,011

Ban Seng Teh
	Severance	825,438	825,438	—

	Outplacement Benefit(1)	12,995	12,995	—

	Bonus	—	825,438(2)	412,719(3)

	Accelerated Vesting of Stock Options(4)	—	—	—

	Accelerated Vesting of Restricted Share Units(5)	—	1,553,627	621,466

	Accelerated Vesting of Performance-Based Restricted Share Units(6)	—	1,854,169	947,293

	Health Care Benefit	—	—	—

	Total	838,433	5,071,667(7)	1,981,478

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

(1)	Represents the estimated amounts payable for outplacement services for 24 months for CEO and EVPs following a qualifying termination.
(2)	Represents full-year target bonus earned but unpaid at the time of a qualifying termination.
(3)

Amounts represent the bonus component of the death benefit assuming that the Compensation Committee elects to exercise its discretion to pay the NEO’s estate a bonus for the fiscal year in which death occurs. In addition, the amount represented has been calculated assuming that the Compensation Committee elects to award the bonus at the NEO’s target bonus opportunity for that year. However, the EOPB does not obligate the Compensation Committee to pay a bonus at the target bonus level or otherwise in the event of an NEO’s death.

(4)

Represents the value of options that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 1, 2022 ($69.09 per share) and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than ($69.09) or for options that were already vested as of July 1, 2022.

(5)

Represents the value of RSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 1, 2022 ($69.09 per share).

(6)

Represent the value of TPSU and PSU awards that receive accelerated vesting as a result of a qualifying termination assuming that the market price per Seagate ordinary share on the date of the qualifying termination of employment was equal to the closing price on July 1, 2022 ($69.09 per share). In addition, the value of accelerated PSUs is calculated assuming that we would have achieved the target level of performance at the end of the three-year performance measurement cycle. The amount disclosed as payable upon termination due to death is also payable upon termination due to disability.

(7)

Calculations do not include the impact of any potential reduction pursuant to the application of the safe harbor limit under Section 280G of the Code pursuant to the relevant provisions of the Severance Plan.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

CHIEF EXECUTIVE OFFICER PAY RATIO

We are a large multinational provider of data storage technology and solutions. We conduct our business internationally and as of July 1, 2022, had 40,142 employees, of whom approximately 88% are located outside the United States. Approximately 83% of our workforce is located in Asia.

For fiscal year 2022, the median annual total compensation of all employees of the Company, excluding our CEO, was $10,763, and the annual total compensation of our CEO was $13,210,318, as reported in the “Summary Compensation Table for Fiscal Year 2022” on page 49 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 1,227:1.

As permitted under the SEC rules, we are using the same median employee identified in our fiscal year 2020 CEO pay ratio, as we believe the changes to our employee population and compensation have not significantly impacted our median compensation. In fiscal year 2020, we used total compensation to determine the median employee, which included (i) annual base salary plus actual annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.

Our estimates for the median employee in fiscal year 2020 were based on an analysis of the pay components and payrolls in each of the 25 countries in which we operate. Total cash compensation rates for employees paid in foreign currencies were converted into U.S. dollars using foreign exchange conversion rates in effect on April 30, 2020 for the determination of the median employee for fiscal year 2020 and July 3, 2020 for the year-end actual total compensation for fiscal year 2020. For fiscal year 2022, actual total compensation for the CEO was determined in accordance with Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC and the foreign exchange conversion rates used to convert the median employee’s total compensation were those in effect on July 1, 2022. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 3 – A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2023 AND BINDING AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION

(Ordinary Resolution)

Our Audit and Finance Committee has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2023 (fiscal year 2023). We are asking you to ratify on a nonbinding basis, the appointment of Ernst & Young LLP, and to authorize, in a binding vote, the Audit and Finance Committee to set the independent auditors’ remuneration. Ernst & Young LLP has been acting as our independent auditors since 1980 and, by virtue of its long familiarity with the Company’s affairs, is considered best qualified to perform this important function.

Representatives of Ernst & Young LLP will be present at the 2022 AGM and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

You may endorse or not endorse, respectively, this proposal by voting for or against the following resolution:

“RESOLVED, as an ordinary resolution, that, on a non-binding basis, the shareholders ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2023, and authorize on a binding basis the Audit and Finance Committee to set the auditors’ remuneration.”

Vote Required; Recommendation of the Board

A simple majority of all votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2022 AGM is required to approve Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3 A NON-BINDING RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2023 AND BINDING AUTHORIZATION OF THE AUDIT AND FINANCE COMMITTEE TO SET AUDITORS’ REMUNERATION.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Audit and Finance Committee Report

Our management is responsible for preparing and presenting our financial statements. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for auditing the effectiveness of our internal control over financial reporting as of the end of our fiscal year. One of the Audit and Finance Committee’s responsibilities is to monitor and oversee these processes. In connection with the preparation of the financial statements for fiscal year 2022, the Audit and Finance Committee performed the following tasks:

(1)	reviewed and discussed the audited financial statements for fiscal year 2022 with management and with Ernst & Young LLP;

(2)

reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of July 1, 2022, which it made based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework) (the ‘COSO Criteria’);

(3)

reviewed and discussed with Ernst & Young LLP its attestation report on the effectiveness of our internal control over financial reporting as of July 1, 2022, which report was included in our Annual Report on Form 10-K for fiscal year 2022;

(4)

discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including Ernst & Young LLP’s judgment about the quality, in addition to the acceptability, of our accounting principles and underlying estimates in our financial statements; and

(5)

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit and Finance Committee concerning independence, and discussed with Ernst & Young LLP their independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended, and the Board approved, that our audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2022, for filing with the SEC.

Respectfully submitted, THE AUDIT AND FINANCE COMMITTEE
Judy Bruner, Chair Shankar Arumugavelu Prat S. Bhatt Stephanie Tilenius

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Fees to Independent Auditors

The following table presents the aggregate fees for professional services provided by Ernst & Young LLP in fiscal years 2022 and 2021. The aggregate fees include fees billed or reasonably expected to be billed for the applicable fiscal year.

	Fiscal Year

	2022	2021

	(In thousands)

Audit Fees	$ 6,413	$ 6,198

Audit-Related Fees	127	925

Tax Fees	11	—

All Other Fees	7	2

Total	$ 6,558	$ 7,125

Audit Fees.    This category consists of professional services provided in connection with the integrated audit of our annual consolidated financial statements and the audit of internal control over financial reporting, the review of our unaudited quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”. For fiscal years 2022 and 2021, this category included pension plan and grant or similar audits, agreed upon procedures, engagements, advising on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements, and the review of the interim Irish statutory financial statements. For fiscal year 2022 this category of fees also included services related to (i) audit and other required procedures on Seagate’s parent company corporate reorganization in fiscal year 2022 and (ii) the issuance of a comfort letter related to new debt issued by Seagate HDD Cayman, an indirect subsidiary of the Company.

Tax Fees.    This category consists primarily of professional services provided by Ernst & Young LLP primarily for tax compliance for fiscal year 2021.

All Other Fees.    This category consists of fees for the use of Ernst & Young LLP’s online accounting research tool and iXBRL tagging services performed for fiscal years 2022 and 2021.

Pre-Approval of Services by Independent Auditors

In fiscal years 2022 and 2021, all audit, audit-related, tax and all other fees were pre-approved by the Audit and Finance Committee. Under SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal auditors. We are in compliance with these SEC rules. The Audit and Finance Committee has delegated the authority to grant pre-approvals to the Audit and Finance Committee Chairperson when the full Audit and Finance Committee is unable to do so. These pre-approvals are reviewed by the full Audit and Finance Committee at its next regular meeting. Our independent auditors and senior management periodically report to the Audit and Finance Committee regarding the services provided by the independent auditors.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

In making its recommendation to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2023, the Audit and Finance Committee considered whether the services provided to us by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from us. The Audit and Finance Committee has determined that the provision of these services by Ernst & Young LLP is compatible with maintaining that independence.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 4 – DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES

(Special Resolution)

Our open-market share repurchases and other share buyback activities, all effected by way of redemptions in accordance with our Constitution, may result in ordinary shares being acquired and held by the Company as treasury shares. We may re-allot treasury shares that we may acquire through our various share buyback activities. However, we typically cancel and retire all shares acquired through our various share buyback activities.

Under Irish law, our shareholders must determine the price range at which we may re-allot any shares held in treasury. In this Proposal 4, that price range is expressed as a minimum and maximum percentage of the closing market price of our ordinary shares on the NASDAQ the day preceding the day on which the relevant share is re-allotted. Under Irish law, this determination must expire no later than 18 months after its passing unless renewed.

“RESOLVED, as a special resolution, that for purposes of section 1078 of the Companies Act 2014 of Ireland (“Companies Act”), the re-allotment price at which any treasury shares (as defined by section 106(1) of the Companies Act) held by the Company may be re-allotted off-market shall be as follows:

(a) The maximum price at which a treasury share may be re-allotted off-market shall be an amount equal to 120% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

(b) The minimum price at which a treasury share may be re-allotted shall be the nominal value of the share where such share is required to satisfy an obligation under an employees’ share scheme (as defined under section 64(1) of the Companies Act) or any share incentive plan operated by Seagate or, in all other cases, an amount equal to 90% of the closing price on the NASDAQ for shares of that class on the day preceding the day on which the relevant share is re-allotted by Seagate.

(c) The re-allotment price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of section 109 and/or section 1078 (as applicable) of the Companies Act (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.”

Vote Required; Recommendation of the Board

As required under Irish law, the resolution with respect to this Proposal 4 is a special resolution that requires the affirmative vote of at least 75% of the votes cast by holders of ordinary shares on the Record Date represented in person or by proxy at the 2022 AGM.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO DETERMINE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 10, 2022, the beneficial ownership of our ordinary shares by each of our directors, each executive officer named in the Summary Compensation Table for Fiscal Year 2022, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)

Directors and Named Executive Officers:

William D. Mosley (2)	1,439,595	*

Gianluca Romano(3)	82,538	*

Jeffrey D. Nygaard(4)	277,432	*

Ravi Naik(5)	126,276	*

B.S. Teh(6)	34,356	*

Mark W. Adams(7)	12,285	*

Shankar Arumugavelu(8)	1,853	*

Prat S. Bhatt(9)	3,096	*

Judy Bruner(10)	13,987	*

Michael R. Cannon(11)	30,802	*

Richard L. Clemmer(12)	11,483	*

Jay L. Geldmacher(13)	2,725	*

Dylan Haggart(14)	3,742	*

Yolanda L. Conyers	0	*

Stephanie Tilenius(14)	6,210	*

Edward J. Zander(16)	41,357	*

All Directors and Executive Officers as a group (15 persons)(17)	2,087,737	1.0%

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth each shareholder which is known by us to be the beneficial owner of more than 5% of the outstanding ordinary shares of the Company. This information is as of August 10, 2022, except as otherwise indicated in the notes to the table.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Class Beneficially Owned(1)
JP Morgan Chase & Co.(18)	11,801,627	5.7%
783 Madison Ave.
New York, NY 10179
BlackRock, Inc.(19)	14,597,253	7.0%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(20)	24,540,478	11.8%
100 Vanguard Blvd.
Malvern, PA 19355
ValueAct Capital(21)	13,437,070	6.5%
One Letterman Drive, Building D, Fourth Floor
San Francisco, CA 94129

*	Less than 1% of Seagate’s ordinary shares outstanding.
(1)

Percentage of class beneficially owned is based on 208,030,113 ordinary shares outstanding as of August 10, 2022. Each ordinary share is entitled to one vote. Ordinary shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of August 10, 2022 and ordinary shares issuable pursuant to RSUs, TPSUs and PSUs vesting within 60 days of August 10, 2022 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, RSUs, TPSUs and/or PSUs, but are not deemed outstanding for computing the percentage of any other person or group.

(2)

Includes 563,381 ordinary shares held directly by Dr. Mosley, 825,860 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022, and 41,348 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2022 and 9,006 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022. Does not include 90,664 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2022. The 90,664 PSUs represent an annual target number of PSUs that may be earned by Dr. Mosley depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Dr. Mosley.

(3)

Includes 33,171 ordinary shares held directly by Mr. Romano, 39,108 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022 and 7,243 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2022 and 3,016 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022. Does not include 25,195 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2022. The 25,195 PSUs represent an annual target number of PSUs that may be earned by Mr. Romano depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Romano.

(4)

Includes 71,794 ordinary shares held by the Jeffrey D. Nygaard Revocable Trust U/A dated August 17, 2009, and 13,208 ordinary shares held directly by Mr. Nygaard, 176,607 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022, 2,615 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022 and 13,208 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2022. Does not include 25,195 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2022. The 25,195 PSUs represent an annual target number of PSUs that may be earned by Mr. Nygaard depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Nygaard.

(5)

Includes 29,133 ordinary shares held directly by Mr. Naik, 85,807 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022 and 11,336 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022. Does not include 5,720 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2022. The 5,720 PSUs represent an annual target number of PSUs that may be earned by Mr. Naik depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Naik.

(6)

Includes 10,748 ordinary shares held directly by Mr. Teh, 14,612 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022 and 8,996 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022. Does not include 6,240 ordinary shares issuable pursuant to PSUs that are subject to vesting within 60 days of August 10, 2022. The 6,240

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

PSUs represent an annual target number of PSUs that may be earned by Mr. Teh depending upon the Company’s performance. A lesser amount of such PSUs or a greater amount of up to two times the annual target may actually be received by Mr. Teh.

(7)

Includes 12,285 ordinary shares held indirectly by the Mark Woolsey Adams and Maureen Madden Adams, Trustees Adams Family Trust DTD 10/27/2000. Mr. Adams is retiring from the Board as of the end of the 2022 AGM and will not stand for re-election.

(8)	Includes 1,853 ordinary shares held directly by Mr. Arumugavelu.
(9)	Includes 3,096 ordinary shares held directly by Mr. Bhatt.
(10)	Includes 13,987 ordinary shares held indirectly by the Bruner Living Trust.
(11)	Includes 23,917 ordinary shares held directly by Mr. Cannon and 6,885 ordinary shares held by the Michael R. Cannon Trust.
(12)	Includes 11, 483 ordinary shares held by Mr. Clemmer as of August 23, 2022, the date of his appointment to the Board.
(13)	Includes 2,725 ordinary shares held directly by Mr. Geldmacher.
(14)

As a partner of ValueAct Capital, Mr. Haggart relinquishes all vested equity compensation received for service on our Board, with the exception of 3,742 ordinary shares held directly by Mr. Haggart, to the limited partners of ValueAct Capital Master Fund, L.P. Under an agreement with ValueAct Capital Management, L.P., Mr. Haggart is deemed to hold shares for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. Mr. Haggart may be deemed to be the beneficial owner of the shares held by the ValueAct entities as described in note 21 below. Mr. Haggart disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in ValueAct.

(15)	Includes 6,210 ordinary shares held directly by Ms. Tilenius.
(16)	Includes 41,357 ordinary shares held by the Edward and Mona Zander Trust dated 4/19/1993.
(17)

All Directors and current executive officers as a group (i) directly and indirectly hold 837,492 ordinary shares, (ii) hold 1,141,994 ordinary shares subject to options that are currently exercisable or will become exercisable within 60 days of August 10, 2022, (iii) hold 34,969 ordinary shares issuable pursuant to RSUs that will vest within 60 days of August 10, 2022, and (iv) hold 61,799 ordinary shares issuable pursuant to TPSUs that will vest within 60 days of August 10, 2022. The 153,014 PSUs that are subject to vesting within 60 days of August 10, 2022 represent an annual target number of PSUs that may be earned collectively by the executive officers depending upon the Company’s performance and are not included. A lesser amount of such PSUs or a greater amount of up to two times the executive officers’ respective annual targets may actually be received by the executive officers.

(18)

Based solely on information reported by JP Morgan Chase &Co., on the Schedule 13G filed with the SEC on January 28, 2022, and reporting ownership as of December 31, 2021. JP Morgan Chase & Co. has sole voting power over 11,037,082 ordinary shares, shared voting power over 66,684 ordinary shares, sole dispositive power over 11,723,776 ordinary shares and shared dispositive power over 73,794 ordinary shares.

(19)

Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G filed with the SEC on February 4, 2022, and reporting ownership as of December 31, 2021. BlackRock has sole voting power over 12,950,265 ordinary shares and sole dispositive power over 14,597,253 ordinary shares.

(20)

Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the tenth amendment to Schedule 13G filed with the SEC on February 10, 2022, and reporting ownership as of December 31, 2021. Vanguard has sole voting power over 0 ordinary shares, shared voting power over 293,266 ordinary shares, sole dispositive power over 23,734,780 ordinary shares and shared dispositive power over 805,698 ordinary shares.

(21)

Based solely on information reported by ValueAct Capital Master Fund, L.P., ValueAct Capital Master Fund B, L.P. and their affiliates on the eighth amendment to Schedule 13D filed with the SEC on February 22, 2022 and reporting ownership as of February 17, 2022. The 13,437,070 ordinary shares held by ValueAct Capital Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of July 1, 2022.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by shareholders	1,603,378 (1)	$49.26 (2)	14,095,742 (3)

Equity compensation plans not approved by shareholders	—	—	—

Total	1,603,378	$49.26	14,095,742

(1)

Represents 1,602,258 ordinary shares that were subject to issuance upon the exercise of share options granted under the 2012 EIP and 1,120 ordinary shares that were subject to issuance upon the exercise of share options granted under the Dot Hill 2009 Equity Incentive Plan. Effective October 20, 2021, the Company terminated the 2012 EIP, and effective April 24, 2019, the Company terminated the Dot Hill 2009 Equity Incentive Plan.

(2)	This value is calculated based on the exercise price of options outstanding under the 2012 EIP and the Dot Hill 2009 Equity Incentive Plan.
(3)

Represents 14,095,742 ordinary shares available for future issuance under the 2022 EIP, where awards are granted from a pool of available shares with each share counting against such pool as 1 ordinary share. In addition, any shares that are subject to RSUs or PSUs (collectively, “Full-Value Share Awards”) will generally be counted against the Full-Value award limit of 12,252,165 ordinary shares as one share for every Full-Value Share Award granted. 12,023,703 ordinary shares were available for issuance of Full-Value Share Awards under the 2022 EIP. Any Shares subject to any outstanding share awards granted under the 2012 EIP that, on or after October 20, 2021, expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash that become available for issuance under the 2022 EIP will be added to the Share Reserve at a ratio of one (1) Share for every one (1) Share subject to such 2012 EIP Award, regardless of whether such award was a Full-Value Share Award (as defined in the 2012 EIP) i.e. the 2012 EIP share award that was counted against the share reserve of the 2012 EIP at a ratio in excess of one (1) Share for every one (1) Share subject to such 2012 EIP Award.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to fiscal year 2022 and on written representations from certain reporting persons, all reportable transactions during fiscal year 2022 were reported on a timely basis, except for seven Forms 4 filed on September 14, 2021, with respect to ordinary shares withheld to cover tax liabilities pertaining to the vesting of securities previously reported for Dr. Mosley and Messrs. Naik, Nygaard, Romano, Fochtman, Teh, and Ms. Schuelke, which were late due to an administrative oversight; four Forms 4 filed on September 15, 2021, with respect to ordinary shares withheld to cover tax liabilities pertaining to the vesting of securities previously reported for Dr. Mosley and Messrs. Nygaard, Fochtman, and Teh, which were late due to an administrative oversight; one Form 4 filed on November 9, 2021, which was late due to an administrative error resulting in the delayed notification of ordinary shares sold by Mr. Naik; one Form 5 and a 5/A filed, amending the prior form, on October 22, 2021, and November 19, 2021,respectively, with respect to the gifting of ordinary shares, which was late due to an administrative oversight for former director, Mr. Luczo; one Form 4/A filed on January 10, 2022, correcting a mistake relating to a transfer of ordinary shares by Mr. Nygaard, which was due to an administrative oversight; and one Form 4 filed on February 23, 2022, with respect to ordinary shares withheld to cover tax liabilities pertaining to the vesting of securities previously reported for Mr. Romano, which was late due to an administrative oversight.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions with our directors, Director Nominees, executive officers, shareholders that beneficially own more than 5% of our ordinary shares, and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the amount involved exceeds $120,000, the Related Person must promptly report it to the Chief Legal Officer of the Company or their designee. The Nominating and Corporate Governance Committee then reviews any such transactions and determines whether or not to approve or ratify them. In doing so, the Nominating and Corporate Governance Committee considers, among other factors, the extent of the Related Person’s interest; whether the transaction would interfere with the Related Person’s judgment in fulfilling their duties to the Company; whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances; whether the transaction is in the interest of the Company and its shareholders; and whether the transaction would present an improper conflict of interest.

In addition, if the transaction involves a director, the Nominating and Corporate Governance Committee will consider whether such transaction would impact such director’s independence under the NASDAQ listing rules or qualifications to serve on Board committees under the Company’s Corporate Governance Guidelines and applicable NASDAQ and SEC rules. The Board has delegated authority to the Chairperson of the Nominating and Corporate Governance Committee to review and approve or ratify transactions where the aggregate amount is expected to be less than $1 million. A summary of any new transactions approved by the Chairperson is provided to the full Nominating and Corporate Governance Committee for its review at the next scheduled committee meeting after such approval. On September 19, 2016, the Company entered into a Board Observer Rights Agreement (the “Observer Rights Agreement”) with ValueAct Capital Master Fund L.P. (“ValueAct”), which beneficially owns more than 5% of the Company’s ordinary shares as of February 22, 2022. Pursuant to the Observer Rights Agreement, ValueAct is entitled to one seat as a board observer provided that it continues to own not less than 2% of the ordinary shares of the Company. This board observer right was granted to ValueAct in connection with ValueAct’s purchase of 9.5 million ordinary shares of the Company. Under the terms of the Observer Rights Agreement, the Board retains the right to limit access to information and attendance at portions of the Board meetings to the ValueAct board observer at the Board’s discretion and ValueAct is required to comply with the terms of a confidentiality agreement with the Company, which was entered into on the same day. ValueAct was not a related party of the Company at the time the Company entered into these agreements. On April 12, 2018, the Company and ValueAct amended and restated the confidentiality agreement.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a shareholder intended to be included in our Proxy Statement for the 2023 AGM must be received by the Company at its registered office at 38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland, Attention: Company Secretary, no later than May 4, 2023. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2023 Proxy Statement.

The Company’s Constitution sets forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with the annual general meetings of shareholders or who wish to bring other business before a shareholders’ general meeting. All such nominations must be accompanied by certain background and other information specified in the Constitution. A shareholder wishing to nominate a director for the 2023 AGM must provide written notice to the Company Secretary of their intention to make such nomination no earlier than April 4, 2023 and no later than May 4, 2023, that is by a date not less than 120 nor more than 150 days before the anniversary of the mailing of the Proxy Statement for our prior year’s annual general meeting. If the date of the 2023 AGM occurs more than 30 days before or after the anniversary of the 2023 AGM, then the written notice must be provided to the Company Secretary no earlier than the 150th day prior to the date of the 2023 AGM and not later than the later of the 120th day prior to the date of the 2023 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made.

Unless a shareholder who wishes to bring business before the 2023 AGM outside the processes of Rule 14a-8 (other than a nomination as outlined above, and subject to applicable rules) provides written notice of such business received by the Company Secretary, at the address specified above, no later than July 18, 2023, the Company-designated proxy holders will have discretionary authority to vote on any such proposal at the 2023 AGM with respect to all proxies submitted to us, even when we do not include in our Proxy Statement advice on the nature of the matter and how the Company-designated proxy holders intend to exercise their discretion to vote on the matter. If the date of the 2023 AGM occurs more than 30 days before or after the anniversary of the 2023 AGM, then such notice must be received by the Company Secretary, at the address specified above, not later than the later of the 75th day prior to the date of the 2023 AGM or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include a description of the proposed business item and the reasons the proposing shareholder believes its position concerning the business item. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our 2023 Proxy Statement.

In addition, to comply with newly-enacted Rule 14a-19 of the Exchange Act, shareholders must provide notice of the intent to solicit proxies in support of director nominees (other than our nominees) for the 2023 AGM by notifying our Secretary no later than August 25, 2023. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the Company’s Constitution as described above. The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Company Secretary, at the address set forth above. In addition to considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee considers potential candidates recommended by current directors, Seagate officers and employees, and others. As stated in the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Charter, all candidates for Board membership are selected based upon, among other things, professional experience, understanding of business and financial issues, ability to exercise sound judgment, leadership, achievements, knowledge, and experience in matters affecting the Company’s business and industry. Please also see “Board Diversity” above for additional relevant considerations the Board takes into account. Candidates recommended by shareholders are evaluated on substantially the same basis as director candidates identified by any other means.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

Irish law provides that any shareholder or shareholders holding not less than 50% of the paid-up share capital of the Company carrying voting rights may convene an extraordinary general meeting of the Company. Irish law also provides any shareholder or shareholders holding not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit a written notice, which is signed by the shareholders requisitioning the meeting and states the objects of the meeting, at Seagate’s registered office set forth above.

If the directors do not, within 21 days of the date of deposit of the requisition, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

If a shareholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Company Secretary, at the address set forth above.

DISCLOSURE OF INTERESTS

Under the Irish Companies Act, persons must notify us if, as a result of a transaction, they will become interested in 3% or more of our shares or, if as a result of a transaction, the person who was interested in 3% or more of our shares ceases to be so interested. Where a person is interested in 3% or more of our shares, that person must notify us of any alteration in their interest that brings their total interest through the nearest whole percentage, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of that person’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the person’s interests that gave rise to the notification requirement. If a person fails to comply with these notification requirements, the person’s interest with respect to any of our ordinary shares that it holds will not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit and Finance Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (excluding exhibits) and our Irish statutory financial statements, both for fiscal year 2022, accompany this Proxy Statement. A printed copy of either document, including exhibits, will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538, or upon calling +1.510.661.1600.

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

2022 NOTICE OF MEETING AND PROXY STATEMENT

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While the Company does not follow the householding procedure in mailings to record holders, a number of brokers with account holders who are Company shareholders have instituted householding. In these cases, a single Proxy Statement and Annual Report on Form 10-K will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from their broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes their consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, they should notify their broker. Any shareholder can receive a copy of the Company’s Proxy Statement and Annual Report on Form 10-K by contacting the Company at Investor Relations, Seagate Technology Holdings plc, 47488 Kato Road, Fremont, CA 94538. Shareholders who hold their shares through a broker who currently receive multiple copies of the Proxy Statement and Annual Report on Form 10-K at their address and would like to request householding of their communications should contact their broker.

By Order of the Board,

Katherine E. Schuelke Senior Vice President, Chief Legal Officer and Company Secretary

September 1, 2022

SEAGATE TECHNOLOGY HOLDINGS PLC	2022 Proxy Statement

Appendix A

Seagate Technology Holdings plc

Director’s Report and Financial Statements

For the Year Ended 1 July 2022

SEAGATE TECHNOLOGY HOLDINGS PLC

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 1 JULY 2022

SEAGATE TECHNOLOGY HOLDINGS PLC

COMPANY INFORMATION

FOR THE YEAR ENDED 1 JULY 2022

DIRECTORS

Mark W. Adams (United States)

Shankar Arumugavelu (United States)

Prat S. Bhatt (United States)

Judy Bruner (United States)

Michael R. Cannon (United States)

Yolanda L. Conyers (United States)

Jay L. Geldmacher (United States)

Dylan Haggart (United States)

William D. Mosley (United States)

Stephanie Tilenius (United States)

Edward J. Zander (United States)

SECRETARY	Katherine E. Schuelke

REGISTERED OFFICE	38/39 Fitzwilliam Square,
Dublin 2, Ireland.
D02 NX53

REGISTERED NUMBER OF INCORPORATION	606203

SOLICITOR	Arthur Cox,
Ten Earlsfort Terrace,
Dublin 2
D02 T380.

AUDITOR	Ernst & Young,
Chartered Accountants,
Ernst & Young Building,
Harcourt Centre,
Harcourt Street,
Dublin 2.

SEAGATE TECHNOLOGY HOLDINGS PLC

DIRECTORS’ REPORT

FOR THE YEAR ENDED 1 July 2022

The directors present herewith their report and audited consolidated financial statements of Seagate Technology Holdings plc and its subsidiaries for the year ended 1 July 2022.

In this Directors’ Report, unless the context indicates otherwise, as used herein, the terms “we,” “us,” “group,” “Seagate,” the “Company” and “our” refer to the Seagate group.

REVIEW OF THE DEVELOPMENT OF THE BUSINESS

We are a leading provider of data storage technology and infrastructure solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”), solid state hybrid drives (“SSHDs”), storage subsystems, and offer storage solutions such as a scalable edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud.

HDDs are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. HDDs continue to be the primary medium of mass data storage due to their performance attributes, reliability, high capacities, superior quality and cost effectiveness. Complementing existing storage architectures, SSDs use integrated circuit assemblies as memory to store data, and most SSDs use NAND flash memory. In contrast to HDDs and SSDs, SSHDs combine the features of SSDs and HDDs in the same unit, containing a high-capacity HDD and a smaller SSD acting as a cache to improve performance.

Our HDD products are designed for mass capacity storage and legacy markets. Mass capacity storage involves well-established use cases—such as hyperscale data centers and public clouds as well as emerging use cases. Legacy markets are those that we continue to sell to but we do not plan to invest in significantly. Our HDD and SSD product portfolio includes Serial Advanced Technology Attachment (“SATA”), Serial Attached SCSI (“SAS”) and Non-Volatile Memory Express (“NVMe”) based designs to support a wide variety of mass capacity and legacy applications.

Our systems portfolio includes storage subsystems for enterprises, cloud service providers, scale-out storage servers and original equipment manufacturers (“OEMs”). Engineered for modularity, mobility, capacity and performance, these solutions include our enterprise HDDs and SSDs, enabling customers to integrate powerful, scalable storage within existing environments or create new ecosystems from the ground up in a secure, cost-effective manner.

Our Lyve portfolio provides a simple, cost-efficient and secure way to manage massive volumes of data across the distributed enterprise. The Lyve platform includes a shuttle solution that enables enterprises to transfer massive amounts of data from endpoints to the core cloud, a storage-as-a-service cloud offering that provides frictionless mass capacity storage at the metro edge, and Cortx, an open-source object storage software optimized for mass capacity and data intensive workloads.

Industry Overview

Data Storage Industry

The data storage industry includes companies that manufacture components or subcomponents designed for data storage devices, as well as providers of storage solutions, software and services for enterprise cloud, big data, computing platforms and consumer markets. The rapid growth of data generation and the intelligent application of data are driving demand for data storage. As more data is created at endpoints outside traditional data centers, which requires processing at the edge and in the core or cloud, the need for data storage and management between the edge and cloud has also increased. Use cases include connected and autonomous vehicles, smart manufacturing and smart cities. We believe the proliferation and personal creation of media-rich digital content, further enabled by fifth-generation wireless (“5G”) technology, the edge, the Internet of Things (“IoT”), machine learning (“ML”) and artificial intelligence (“AI”), will continue to create demand for higher capacity storage solutions. The resulting mass data ecosystem is expected to require increasing amounts of data storage at the edge, in the core and in between.

Markets

The principal data storage markets include:

Mass Capacity Storage Markets

Mass capacity storage supports high capacity, low-cost per terabyte (“TB”) storage applications, including nearline, video and image applications (“VIA”) and network-attached storage (“NAS”) and edge-to-cloud data storage infrastructures.

Nearline. Nearline applications require mass capacity devices and mass capacity subsystems that provide end-to-end solutions to businesses for the purpose of modular and scalable storage. Enterprise storage applications require both high-capacity and energy efficient storage devices to support low total cost of ownership. Seagate systems offer mass capacity storage solutions that provide foundational infrastructure for public and private clouds. The nearline market includes storage for cloud computing, content delivery, archival, backup services and newer use cases.

VIA and NAS. VIA and NAS drives are specifically designed to ensure the appropriate performance and reliability of the system for video analytics and camera enabled environments or network storage environments. These markets include storage for security and smart video installations.

Edge-to-cloud data storage infrastructures, transport, and activation of mass data. The Seagate Lyve portfolio grew out of our mass capacity storage portfolio. It provides a simple, cost-efficient and secure way to manage, transport and activate massive volumes of data across the distributed enterprise. Among other elements, the Lyve portfolio includes a shuttle solution that enables enterprises to transfer vast amounts of data from endpoints to the core cloud and a storage-as-a-service cloud that provides frictionless mass capacity storage at the metro edge.

Legacy Markets

Legacy markets include consumer, mission critical and client applications. We continue to sell to these markets but do not plan significant additional investment.

Consumer storage. Consumer applications are externally connected storage, both HDD and SSD-based, used to provide backup capabilities, augmented storage capacity, or portable storage for PCs, mobile devices and gaming consoles.

Mission critical storage. Mission critical applications are defined as those that use very high-performance enterprise class HDDs and SSDs with sophisticated firmware to reliably support very high workloads. We expect that enterprises utilizing dedicated storage area networks will continue to drive market demand for mission critical enterprise storage solutions.

Client storage. Client applications include desktop and notebook storage that rely on low cost-per-HDD and SSD devices to provide built-in storage, digital video recorder (“DVR”) storage for video streaming in always-on consumer premise equipment and media center, and gaming storage for PC-based gaming systems as well as console gaming applications including both internal and external storage options.

Participants in the data storage industry include:

Major subcomponent manufacturers. Companies that manufacture components or subcomponents used in data storage devices or solutions include companies that supply spindle motors, heads and media, and application specific integrated circuits (“ASICs”).

Storage device manufacturers. Companies that transform components into storage products include disk drive manufacturers and semiconductor storage manufacturers that integrate flash memory into storage products such as SSDs.

Storage solutions manufacturers and system integrators. Companies, such as Original Equipment Manufacturers (“OEMs”), that bundle and package storage solutions, distributors that integrate storage hardware and software into end-user applications, cloud service providers (“CSPs”) that provide cloud based solutions to businesses for the purpose of scale-out storage solutions and modular systems, and producers of solutions such as storage racks.

Hyperscale data centers. Large hyperscale data center companies, many of which are CSPs, are increasingly designing their own storage subsystems and having them built by contract manufacturers for their own data centers. This trend is reshaping the storage system and subsystem market, driving both innovation in system design and changes in the competitive landscape of large storage system vendors.

Storage services. Companies that provide and host services and solutions, which include storage, backup, archiving, recovery and discovery of data.

Demand for Data Storage

In the Seagate-sponsored “Worldwide Global DataSphere Forecast, 2022-2026”, the International Data Corporation (“IDC”) forecasted that the global datasphere should grow from 84 zettabytes in 2021 to 221 zettabytes by 2026. According to IDC, we are fast approaching a new era of the Data Age, which we expect will have a positive impact on storage demand. The digital transformation has given rise to many new applications, all of which rely on faster access to and secure storage of data proliferating from endpoints through edge to cloud.

The DataSphere Forecast study found that data is shifting to both the core and the edge, and by 2026 nearly 65% of the world’s data will be stored in the core and edge, up from 41% in 2016.

As more applications require real-time decision making, some data processing and storage is moving closer to the network edge. We believe this will result in a buildup of private and edge cloud environments that will enable fast and secure access to data throughout the IoT ecosystem.

Factors contributing to the growth of digital content include:

•

Creation, sharing and consumption of media-rich content, such as high-resolution photos, high definition videos and digital music through smart phones, tablets, digital cameras, personal video cameras, DVRs, gaming consoles or other digital devices;

•

Increasing use of video and imaging sensors to collect and analyze data used to improve traffic flow, emergency response times and manufacturing production costs, as well as for new security surveillance systems that feature higher resolution digital cameras and thus require larger data storage capacities;

•

Creation and collection of data through the development and evolution of the IoT ecosystem, big data analytics, AI and new technology trends such as autonomous vehicles and drones, smart manufacturing, and smart cities, as well as emerging trends that converge the digital and physical worlds such as the metaverse or use of digital twins;

•

The growing use of analytics, especially for action on data created at the edge instead of processing and analyzing at the data center, which is particularly important for verticals such as autonomous vehicles, property monitoring systems, and smart manufacturing;

•

Cloud migration initiatives and the ongoing advancement of the cloud, including the build out of large numbers of cloud data centers by CSPs and private companies transitioning on-site data centers into the cloud; and

•	Need for protection of increased digital content through redundant storage on backup devices and externally provided storage services.

As a result of these factors, we anticipate that the nature and volume of data being created will require greater storage capability, which is more efficiently and economically facilitated by higher capacity mass storage devices.

In addition, the economics of storage infrastructure are also evolving. The utilization of public and private hyperscale storage and open-source solutions is reducing the total cost of ownership of storage while increasing the speed and efficiency with which customers can leverage massive computing and storage devices. Accordingly, we expect these trends will continue to create significant demand for data storage products and solutions going forward.

Demand Trends

We believe that continued growth in digital content creation will require increasingly higher storage capacity in order to store, aggregate, host, distribute, analyze, manage, protect, back up and use such content. We also believe that as architectures evolve to serve a growing commercial and consumer user base throughout the world, storage solutions will evolve as well.

Mass capacity is and will continue to be the enabler of scale. We expect increased data creation will lead to the expansion of the need for storage in the form of HDDs, SSDs and systems. While the advance of solid state technology in many end markets is expected to increase, we believe that in the foreseeable future, cloud, edge and traditional enterprise which require high-capacity storage solutions will be best served by HDDs due to their ability to deliver reliable, energy-efficient and the most cost effective mass storage devices. We also believe that as HDD capacities continue to increase, a focus exclusively on unit demand does not reflect the increase in demand for exabytes. As demand for higher capacity drives increases, the demand profile has shifted to reflect fewer total HDD units, but with higher average capacity per drive and higher overall exabyte demand.

Industry Supply Balance

From time to time, the storage industry has experienced periods of imbalance between supply and demand. To the extent that the storage industry builds or maintains capacity based on expectations of demand that do not materialize, price erosion may become more pronounced. Conversely, during periods where demand exceeds supply, price erosion is generally muted.

Our Business

Data Storage Technologies

The design and manufacturing of HDDs depends on highly advanced technology and manufacturing techniques. Therefore, it requires high levels of research and development spending and capital equipment investments. We design, fabricate and assemble a number of the most important components in our disk drives, including read/write heads and recording media. Our design and manufacturing operations are based on technology platforms that are used to produce various disk drive products that serve multiple data storage applications and markets. Our core technology platforms focus on the areal density of media and read/write head technologies, including innovations like shingled-magnetic-recording (“SMR”) technology, the high-capacity enabling heat-assisted magnetic recording (“HAMR”) technology, and the throughput-optimizing multi actuator MACH.2 technology. This design and manufacturing approach allows us to deliver a portfolio of storage products to service a wide range of data storage applications and industries.

Disk drives that we manufacture are commonly differentiated by the following key characteristics:

•	input/output operations per second (“IOPS”), commonly expressed in megabytes per second, which is the maximum number of reads and writes to a storage location;

•	storage capacity, commonly expressed in TB, which is the amount of data that can be stored on the disk drive;

•	spindle rotation speed, commonly expressed in revolutions per minute (“RPM”), which has an effect on speed of access to data;

•	interface transfer rate, commonly expressed in megabytes per second, which is the rate at which data moves between the disk drive and the computer controller;

•	average seek time, commonly expressed in milliseconds, which is the time needed to position the heads over a selected track on the disk surface;

•	data transfer rate, commonly expressed in megabytes per second, which is the rate at which data is transferred to and from the disk drive;

•	product quality and reliability, commonly expressed in annualized return rates; and

•	energy efficiency, commonly measured by the power output such as energy per TB necessary to operate the disk drive.

Areal density is measured by storage capacity per square inch on the recording surface of a disk. The storage capacity of a disk drive is determined by the size and number of disks it contains as well as the areal density capability of these disks.

We also offer SSDs as part of our storage solutions portfolio. Our portfolio includes devices with SATA, SAS and NVMe interfaces. The SSDs differ from HDDs in that they are without mechanical parts.

SSDs store data on NAND flash memory cells, or metal-oxide semiconductor transistors using a charge on a capacitor to represent a binary digit. SSD technology offers fast access to data and robust performance. SSDs complement hyperscale applications, high-density data centers, cloud environments and web servers. They are also used in mission-critical enterprise applications, consumer, gaming and NAS applications.

The SSHDs that we manufacture contain technology that fuses some features of SSDs and HDDs. They include HDDs with flash memory that acts as a cache to improve performance of frequently accessed data and are primarily targeted at PC gaming applications.

Manufacturing

We primarily design and manufacture our own read/write heads and recording media, which are critical technologies for disk drives. This integrated approach enables us to lower costs and to improve the functionality of components so that they work together efficiently.

We believe that because of our vertical design and manufacturing strategy, we are well positioned to take advantage of the opportunities to leverage the close interdependence of components for disk drives. Our manufacturing efficiency and flexibility are critical elements of our integrated business strategy. We continuously seek to improve our manufacturing efficiency and reduce manufacturing costs by:

•	employing manufacturing automation;

•	employing machine learning algorithms and artificial intelligence;

•	improving product quality and reliability;

•	integrating our supply chain with suppliers and customers to enhance our demand visibility and reduce our working capital requirements;

•	coordinating between our manufacturing group and our research and development organization to rapidly achieve volume manufacturing; and

•	operating our facilities at optimal capacities.

A vertically integrated model, however, tends to have less flexibility when demand declines as it exposes us to higher unit costs when capacity utilization is not optimized.

Components and Raw Materials

Disk drives incorporate certain components, including a head disk assembly and a printed circuit board mounted to the head disk assembly, which are sealed inside a rigid base and top cover containing the recording components in a contamination-controlled environment. We maintain a highly integrated approach to our business by designing and manufacturing a significant portion of the components we view as critical to our products, such as read/write heads and recording media.

Read/Write Heads. The function of the read/write head is to scan across the disk as it spins, magnetically recording or reading information. The tolerances of read/write heads are extremely demanding and require state-of-the-art equipment and processes. Our read/write heads are manufactured with thin-film and photolithographic processes similar to those used to produce semiconductor integrated circuits, though challenges related to magnetic film properties and topographical structures are unique to the disk drive industry. We perform all primary stages of design and manufacture of read/write heads at our facilities. We use a combination of internally manufactured and externally sourced read/write heads, the mix of which varies based on product mix, technology and our internal capacity levels.

Media. Data is written to or read from the media, or disk, as it rotates at very high speeds past the read/write head. The media is made from non-magnetic substrates, usually an aluminum alloy or glass and is coated with thin layers of magnetic materials. We use a combination of internally manufactured and externally sourced finished media and aluminum substrates, the mix of which varies based on product mix, technology and our internal capacity levels. We purchase all of our glass substrates from third parties.

Printed Circuit Board Assemblies. The printed circuit board assemblies (“PCBAs”) are comprised of standard and custom ASICs and ancillary electronic control chips. The ASICs control the movement of data to and from the read/write heads and through the internal controller and interface, which communicates with the host computer. The ASICs and control chips form electronic circuitry that delivers instructions to a head positioning mechanism called an actuator to guide the heads to the selected track of a disk where the data is recorded or retrieved. Disk drive manufacturers use one or more industry standard interfaces such as SATA, SCSI, or SAS to communicate to the host systems.

Head Disk Assembly. The head disk assembly consists of one or more disks attached to a spindle assembly powered by a spindle motor that rotates the disks at a high constant speed around a hub. Read/write heads, mounted on an arm assembly, similar in concept to that of a record player, fly extremely close to each disk surface, and record data on and retrieve it from concentric tracks in the magnetic layers of the rotating disks. The read/write heads are mounted vertically on an E-shaped assembly (“E-block”) that is actuated by a voice-coil motor to allow the heads to move from track to track. The E-block and the recording media are mounted inside the head disk assembly. We purchase spindle motors from outside vendors and from time to time participate in the design of the motors that go into our products.

Disk Drive Assembly. Following the completion of the head disk assembly, it is mated to the PCBA, and the completed unit goes through extensive defect mapping and machine learning prior to packaging and shipment. Disk drive assembly and machine learning operations occur primarily at our facilities located in China and Thailand. We perform subassembly and component manufacturing operations at our facilities in China, Malaysia, Northern Ireland, Singapore, Thailand and the United States (“US”).

Contract Manufacturing. We outsource the manufacturing and assembly of certain components and products to third parties in various countries worldwide. This includes outsourcing the PCBAs used in our disk drives, SSDs and storage subsystems. We continue to participate in the design of our components and products, and we are directly involved in qualifying key suppliers and components used in our products.

Suppliers of Components and Industry Constraints. There are a limited number of independent suppliers of components, such as recording heads and media, available to disk drive manufacturers. Vertically integrated disk drive manufacturers like us, who manufacture their own components, are less dependent on external component suppliers than less vertically integrated disk drive manufacturers. However, certain parts of our business have been adversely affected by our suppliers’ capacity constraints and this could occur in the future.

Commodity and Other Manufacturing Costs. The production of disk drives requires rare earth elements, precious metals, scarce alloys and industrial commodities, which are subject to fluctuations in price and the supply of which has at times been constrained. In addition to increased costs of components and commodities, volatility in fuel and other transportation costs may also increase our costs related to commodities, manufacturing and freight. As a result, we may increase our use of alternative shipment methods to help offset any increase in freight costs, and we will continually review various forms of shipments and routes in order to minimize the exposure to higher freight costs.

Products

We offer a broad range of storage solutions for mass capacity storage and legacy applications. We differentiate products on the basis of capacity, performance, product quality, reliability, price, form factor, interface, power consumption efficiency, security features and other customer integration requirements. Our industry is characterized by continuous and significant advances in technology that contribute to rapid product life cycles. Currently our product offerings include:

Mass Capacity Storage

Enterprise Nearline HDDs. Our high-capacity enterprise HDDs ship in capacities of up to 20TB. These products are designed for mass capacity data storage in the core and at the edge, as well as server environments and cloud systems that require high capacity, enterprise reliability, energy efficiency and integrated security. They are available in SATA and SAS interfaces.

Enterprise Nearline SSDs. Our enterprise SSDs are designed for high-performance, hyperscale, high-density and cloud applications. They are offered with multiple interfaces, including SAS, SATA, and NVMe and in capacities up to 15TB.

Enterprise Nearline Systems. Our systems portfolio provides modular storage arrays, storage server platforms, multi-level configuration for disks (commonly referred as JBODs) and expansion shelves to expand and upgrade data center storage infrastructure and other enterprise applications. They feature speed, scalability and security. Our capacity-optimized systems feature multiple scalable configurations and can accommodate up to 106 20TB drives per chassis. We offer capacity and performance-optimized systems that include all-flash, all-disk and hybrid arrays for workloads demanding high performance, capacity and efficiency.

VIA. Our video and image HDDs are built to support the high-write workload of an always-on, always-recording video systems. These optimized drives are built to support the growing needs of the video imaging market with support for multiple streams and capacities up to 20TB.

NAS. Our NAS drives are built to support the performance and reliability demanded by small and medium businesses, and incorporate interface software with custom-built health management, error recovery controls, power settings and vibration tolerance. Our NAS HDD solutions are available in capacities up to 20TB. We also offer NAS SSDs with capacities up to 2TB.

Legacy Applications

Mission Critical HDDs and SSDs. We continue to support 10,000 and 15,000 RPM HDDs, offered in capacities up to 2.4TB, which enable increased throughput while improving energy efficiency. Our enterprise SSDs are available in capacities up to 15TB, with endurance options up to 10 drive writes per day and various interfaces. Our SSDs deliver the speed and consistency required for demanding enterprise storage and server applications.

Consumer Solutions. Our external storage solutions, with capacities up to 20TB are shipped, under the Seagate Ultra Touch, One Touch, Expansion and Basics product lines, as well as under the LaCie brand name. We strive to deliver the best customer experience by leveraging our core technologies, offering services such as Seagate Recovery Services (data recovery) and partnering with leading brands such as Microsoft’s Xbox, Sony’s PlayStation and Disney’s Star Wars and Marvel.

Client Applications. Our 3.5-inch desktop drives offer up to 8TB of capacity, designed for personal computers and workstation applications and our 2.5-inch notebook drives offer up to 5TB for HDD and up to 2TB for SSD designed for applications such as traditional notebooks, convertible systems and external storage to address a range of performance needs and sizes for affordable, high-capacity storage. Our DVR HDDs are optimized for video streaming in always-on consumer premise equipment applications with capacities up to 6TB. Our gaming SSDs are specifically optimized internal storage for gaming rigs and are designed to enhance the gaming experience during game load and game play with capacities up to 4TB for SSD.

Lyve Edge-to-Cloud Mass Capacity Platform

Lyve. Lyve is our new platform built with mass data in mind. These solutions, including modular hardware and software, deliver a portfolio that streamlines data access, transport and management for today’s enterprise.

Cloud. Lyve Cloud storage-as-a-service platform is an S3-compatible storage-only cloud designed to allow enterprises to unlock the value of their massive unstructured datasets. We collaborate with certain partners to maximize accessibility and provide extensive interconnect opportunities for additional cloud services and geographical expansion.

Data Services. Lyve Mobile Data Transfer Services consists of Lyve Mobile modular and scalable hardware, purpose-built for simple and secure mass-capacity edge data storage, lift-and-shift initiatives, and other data movement for the enterprise. These products are cloud-vendor agnostic and can be integrated seamlessly with public or private cloud data centers and providers.

Cortx. Cortx is an intelligent object storage software that is optimized for mass capacity and data-intensive workloads. This software is open source and has cloud interoperability, including S3-compatibility.

Customers

We sell our products to major OEMs, distributors and retailers.

OEM customers, including large hyperscale data center companies and CSPs, typically enter into master purchase agreements with us. Deliveries are scheduled only after receipt of purchase orders. In addition, with limited lead-time, customers may defer most purchase orders without significant penalty. Anticipated orders from many of our customers have in the past failed to materialize or OEM delivery schedules have been deferred or altered as a result of changes in their business needs.

Our distributors generally enter into non-exclusive agreements for the resale of our products. They typically furnish us with a non-binding indication of their near-term requirements and product deliveries are generally scheduled accordingly. The agreements and related sales programs typically provide the distributors with limited rights of return and price protection. In addition, we offer sales programs to distributors on a quarterly and periodic basis to promote the sale of selected products in the sales channel.

Our retail channel consists of our branded storage products sold to retailers either by us directly or by our distributors. Retail sales made by us or our distributors typically require greater marketing support, sales incentives and price protection periods.

Competition

We compete primarily with manufacturers of hard drives used in the mass capacity storage and legacy markets, and with other companies in the data storage industry that provide SSDs and systems. Some of the principal factors used by customers to differentiate among data storage solutions manufacturers are storage capacity, product performance, product quality and reliability, price per unit and price per TB, storage/retrieval access times, data transfer rates, form factor, product warranty and support capabilities, supply continuity and flexibility, power consumption, total cost of ownership and brand. While different markets and customers place varying levels of emphasis on these factors, we believe that our products are competitive with respect to many of these factors in the markets that we currently compete in.

Principal Competitors. We compete with manufacturers of storage solutions and the other principal manufacturers in the data storage solution industry including:

•	Micron Technology, Inc.;

•	Samsung Electronics;

•	SK hynix, Inc.;

•	Kioxia Holdings Corporation;

•	Toshiba Corporation; and

•	Western Digital Corporation, operating the Western Digital, Hitachi Global Storage Technologies and SanDisk brands.

Price Erosion. Historically, our industry has been characterized by price declines for data storage products with comparable capacity, performance and feature sets (“like-for-like products”). Price declines for like-for-like products (“price erosion”) tend to be more pronounced during periods of:

•	economic contraction in which competitors may use discounted pricing to attempt to maintain or gain market share;

•	few new product introductions when competitors have comparable or alternative product offerings; and

•	industry supply exceeding demand.

Data storage manufacturers typically attempt to offset price erosion with an improved mix of data storage products characterized by higher capacity, better performance and additional feature sets and product cost reductions.

We believe the HDD industry experienced modest price erosion in fiscal years 2022 and 2021.

Product Life Cycles and Changing Technology. Success in our industry has been dependent to a large extent on the ability to balance the introduction and transition of new products with time-to-volume, performance, capacity and quality metrics at a competitive price, level of service and support that our customers expect. Generally, the drive manufacturer that introduces a new product first benefits from improved product mix, favorable profit margins and less pricing pressure until comparable products are introduced. Changing technology also necessitates on-going investments in research and development, which may be difficult to recover due to rapid product life cycles or economic declines. Further, there is a continuing need to successfully execute product transitions and new product introductions, as factors such as quality, reliability and manufacturing yields continue to be of significant competitive importance.

Cyclicality and Seasonality

Our mass capacity markets are subject to variability of sales, which can be attributed to the timing of IT spending or a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and their ability to procure other components needed to build out data center infrastructure. Our legacy markets, such as consumer storage applications, traditionally experienced seasonal variability in demand with higher levels of demand in the first half of the fiscal year, primarily driven by consumer spending related to back-to-school season and traditional holiday shopping season.

Research and Development

We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development activities are designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.

Patents and Licenses

As of 1 July 2022, we had approximately 4,800 US patents and 720 patents issued in various foreign jurisdictions as well as approximately 550 US and 140 foreign patent applications pending. The number of patents and patent applications will vary at any given time as part of our ongoing patent portfolio management activity. Due to the rapid technological change that characterizes the data storage industry, we believe that, in addition to patent protection, the improvement of existing products, reliance upon trade secrets, protection of unpatented proprietary know-how and development of new products are also important to our business in establishing and maintaining a competitive advantage. Accordingly, we intend to continue our efforts to broadly protect our intellectual property, including obtaining patents, where available, in connection with our research and development program.

The data storage industry is characterized by significant litigation arising from time to time relating to patent and other intellectual property rights. From time to time, we receive claims that our products infringe patents of third parties. Although we have been able to resolve some of those claims or potential claims without a material adverse effect on us, other claims have resulted in adverse decisions or settlements. In addition, other claims are pending, which if resolved unfavorably to us could have a material adverse effect on our business and results of operations. For more information on these claims, see “Note 14. Legal, Environmental and Other Contingencies.” The costs of engaging in intellectual property litigation in the past have been, and in the future may be, substantial, irrespective of the merits of the claim or the outcome.

Environmental Matters

Our operations are subject to laws and regulations in the various jurisdictions in which we operate relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of our operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

We have established environmental management systems and continually update environmental policies and standard operating procedures for our operations worldwide. We believe that our operations are in material compliance with applicable environmental laws, regulations and permits. We budget for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures.

Some environmental laws, such as the US Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) a US law, and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. We have been identified as a responsible or potentially responsible party at several sites. Based on current estimates of cleanup costs and our expected allocation of these costs, we do not expect costs in connection with these sites to be material.

We may be subject to various state, federal and international laws and regulations governing environmental matters, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the US, Canada, Mexico, Taiwan, China and Japan. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If we or our suppliers fail to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on our business.

Employees

As of 1 July 2022 we employed approximately 40,000 employees and temporary employees worldwide, of which approximately 36,000 were located in our Asia operations. We believe that our employees are crucial to our current success and that our future success will depend, in part, on our ability to attract, retain and further motivate qualified employees at all levels. We believe that our employee relations are good.

REVIEW OF THE PERFORMANCE OF THE BUSINESS

Fiscal Year 2022 Summary

During fiscal year 2022, we shipped 631 exabytes of HDD storage capacity. We generated revenue of $11.7 billion and gross profit of 30%, net income of $1.6 billion and diluted EPS of $7.36 and our operating cash flow was $1.7 billion. We increased our unsecured revolving credit facility (“Revolving Credit Facility”) to $1.75 billion, borrowed $1.2 billion under our new term loan facility and repaid $701 million of our long-term debt. We repurchased approximately 20 million of our ordinary shares for $1.8 billion and paid $610 million in dividends.

Impact of COVID-19 Pandemic

The pandemic continues to impact our business and results of operations. During fiscal year 2022, we experienced the ongoing impacts of supply chain disruptions, higher logistics, materials and operational costs globally, as well as other inflationary and macroeconomic pressures. Additionally, constraints from certain component shortages impacted our ability to fulfill demand primarily for our non-HDD business. Our customers also continued to experience certain supply chain and demand disruptions, resulting in demand variations across certain of our end markets, including impacts from periodic governmental lockdown measures. We expect these factors will continue to impact our business and results of operations over the near term.

We continue to actively monitor the effects and potential impacts of the pandemic, inflation and other macroeconomic factors on all aspects of our business, supply chain, liquidity and capital resources including governmental policies that could periodically shut down an entire city where we, our suppliers or our customers operate. We are also actively working on opportunities to lower our cost structure, drive further operational efficiencies and maintain supply chain discipline including adjusting our manufacturing production plans in response to these business conditions. We are complying with governmental rules and guidelines across all of our sites. Although we are unable to predict the future impact of the pandemic on our business, results of operations, liquidity or capital resources at this time, we expect we will continue to be negatively affected if the pandemic and related public and private health measures result in substantial manufacturing or supply chain challenges, substantial reductions or delays in demand due to disruptions in the operations of our customers or partners, disruptions in local and global economies, volatility in the global financial markets, sustained reductions or volatility in overall demand trends, restrictions on the export or shipment of our products or our customer’s products, or other unexpected ramifications from the pandemic. For further discussion of the uncertainties and business risks associated with the pandemic, see the “Principal Risk and Uncertainties” section of the Directors’ Report.

Results of Operations

We list in the tables below summarized information from our Consolidated Profit and Loss Account by dollar amounts and as a percentage of revenue:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2022	2 July 2021
Revenue	$11,661	$10,681
Cost of revenue	8,192	7,764

Gross profit	3,469	2,917
Product development	941	903
Marketing and administrative	559	502
Amortization of intangibles	11	12
Restructuring and other, net	3	8

Operating earnings	1,955	1,492
Other income and charges, net	(276)	(144)

Income before taxes	1,679	1,348
Income tax expense	30	34

Net income	$1,649	$1,314

	Fiscal Years Ended
(As a percentage of Revenue)	1 July 2022	2 July 2021
Revenue	100%	100%
Cost of revenue	70	73

Gross margin	30	27
Product development	8	8
Marketing and administrative	5	5
Amortization of intangibles	—	—
Restructuring and other, net	—	—

Operating margin	17	14
Other income and charges, net	(3)	(2)

Income before taxes	14	12
Income tax expense	—	—

Net income	14%	12%

The following table summarizes information regarding consolidated revenues by channel, geography, and market and HDD exabytes shipped by market and price per terabyte:

	Fiscal Years Ended
	1 July 2022	2 July 2021
Revenues by Channel (%)
OEMs	75%	69%
Distributors	14%	18%
Retailers	11%	13%
Revenues by Geography (%) (1)
Asia Pacific	46%	49%
Americas	40%	34%
EMEA	14%	17%
Revenues by Market (%)
Mass capacity	68%	60%
Legacy	23%	32%
Other	9%	8%

HDD Exabytes Shipped by Market
Mass capacity	541	417
Legacy	90	118

Total	631	535

HDD Price per Terabyte	$17	$18

(1) Revenue is attributed to geography based on the bill from location.

Revenue

	Fiscal Years Ended		Change	% Change
(US Dollars in millions)	1 July 2022	2 July 2021
Revenue	$11,661	$10,681	$980	9%

Revenue in fiscal year 2022 increased approximately 9% or $980 million, from fiscal year 2021, primarily due to an increase in mass capacity exabytes shipped, partially offset by a decrease in legacy exabytes shipped. The mass capacity storage markets continued to increase as a percentage of our total revenue and exabytes shipped in fiscal year 2022. We expect this transition from legacy to mass capacity storage markets will continue, resulting in mass capacity continuing to increase as a percentage of our total revenue and total exabytes shipped in fiscal year 2023 and beyond. The long-term outlook for legacy markets is for a decrease in exabyte demand.

Cost of Revenue and Gross Profit

	Fiscal Years Ended		Change	% Change
(US Dollars in millions)	1 July 2022	2 July 2021
Cost of revenue	$8,192	$7,764	$428	6%
Gross profit	$3,469	$2,917	$552	19%
Gross profit percentage	30%	27%

For fiscal year 2022, gross margin increased compared to the prior fiscal year primarily due to an increase in mass capacity exabytes shipped and improved product mix shift towards higher capacity HDDs, partially offset by higher component and logistics costs resulting from the pandemic and global inflationary pressures.

Operating Expenses

	Fiscal Years Ended		Change	% Change
(US Dollars in millions)	1 July 2022	2 July 2021
Product development	$941	$903	$38	4%
Marketing and administrative	559	502	57	11%
Amortization of intangibles	11	12	(1)	(8)%
Restructuring and other, net	3	8	(5)	(63)%

Operating expenses	$1,514	$1,425	$89

Product Development Expense. Product development expenses for fiscal year 2022 increased by $38 million from fiscal year 2021 primarily due to a $25 million increase in materials expense, a $17 million increase in depreciation expenses, an $8 million increase in compensation and other employee benefits as a result of increase in share-based compensation and a $3 million increase in equipment expense, partially offset by a $12 million decrease in outside services expense and a $9 million decrease in variable compensation expense.

Marketing and Administrative Expense. Marketing and administrative expenses for fiscal year 2022 increased by $57 million from fiscal year 2021 primarily due to a $17 million increase in compensation and other employee benefits as a result of an increase in share-based compensation, a $16 million increase in outside services expense, a $6 million increase in travel expenses as a result of the easing of pandemic-related travel restrictions, a $5 million increase in advertising costs and a $3 million increase in information technology costs.

Amortization of Intangibles. Amortization of intangibles for fiscal year 2022 decreased by $1 million, as compared to fiscal year 2021, due to certain intangible assets that reached the end of their useful lives.

Restructuring and Other, net. Restructuring and other, net for fiscal year 2022 was not material.

Restructuring and other, net for fiscal year 2021 was $8 million, primarily comprised of workforce reduction costs and supplier transition costs, partially offset by a gain from the sale of a certain property and a gain upon termination of an operating lease.

Other income and charges, net

	Fiscal Years Ended		Change	% Change
(US Dollars in millions)	1 July 2022	2 July 2021
Other income and charges, net	$(276)	$(144)	$(132)	92%

Other income and charges, net for fiscal year 2022 increased by $132 million compared to fiscal year 2021 primarily due to a net $97 million higher non-recurring gain from our strategic investments in the prior-year period, a $29 million increase in interest expense from the issuance of long-term debt and a $21 million increase in losses on de-designated cash flow hedges. These changes were partially offset by a $16 million decrease in foreign exchange remeasurement expense.

Income Taxes

	Fiscal Years Ended		Change	% Change
(US Dollars in millions)	1 July 2022	2 July 2021
Income tax expense	$30	$34	$(4)	(12)%

We recorded an income tax expense of $30 million for fiscal year 2022 compared to an income tax expense of $34 million for fiscal year 2021. Our fiscal year 2022 income tax expense included net tax benefits of approximately $15 million related to share-based compensation, $6 million resulting from recognition of deferred tax assets and $5 million associated with change in the applicable tax rate within our non-US operations. Our fiscal year 2021 income tax expense included net tax benefits of approximately $8 million primarily associated with share-based compensation and $13 million related to the United Kingdom tax rate changes enacted in June 2021.

Our Irish tax resident parent holding company owns various US and non-Irish subsidiaries that operate in multiple non-Irish income tax jurisdictions. Our worldwide operating income is either subject to varying rates of income tax or is exempt from income tax due to tax incentive programs we operate under in Singapore and Thailand. These tax incentives are scheduled to expire in whole or in part at various dates through 2033. Certain tax incentives may be extended if specific conditions are met.

Our income tax expense recorded for fiscal year 2022 and 2021 differed from the expense for income taxes that would be derived by applying the Irish statutory rate of 25% to income before income taxes, primarily due to the net effect of (i) tax benefits related to non-US and non-Irish earnings generated in jurisdictions that are subject to tax incentive programs and are considered indefinitely reinvested outside of Ireland; and (ii) tax benefits related to research credits.

We anticipate that our effective tax rate in future periods will generally be less than the Irish statutory rate based on our ownership structure, our intention to indefinitely reinvest earnings from our subsidiaries outside of Ireland and the potential future increases in our valuation allowance for deferred tax assets.

We generated a net income of $1.6 billion and $1.3 billion for the fiscal years ended 1 July 2022 and 2 July 2021, respectively. These amounts have been transferred to reserves.

PRINCIPAL RISKS AND UNCERTAINTIES

Summary of Principal Risks and Uncertainties

The following is a summary of the principal risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, cash flows, brand and/or the price of our outstanding ordinary shares, and make an investment in our ordinary shares speculative or risky. You should read this summary together with the more detailed description of each of the risks and uncertainties contained below. Additional risks and uncertainties beyond those summarized below or discussed elsewhere in this report may apply to our business and operations as currently conducted or as we may conduct them in the future or to the markets in which we currently, or may in the future, operate.

Risks Related to our Business, Operations and Industry

•

Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.

•	We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price, could harm our ability to compete.
•	We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers.
•	We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.
•

We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may be unable to meet demand or we may have insufficient demand, which may materially adversely affect our financial condition and results of operations.

•

Changes in demand for computer systems, data storage subsystems and consumer electronic devices may in the future cause a decline in demand for our products, or an increase in demand for our products that we are unable to meet.

•

We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to forecast the need for investments and expenditures.

•	We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.
•	We may not be successful in our efforts to grow our systems, SSD and Lyve revenues.
•

Our worldwide sales operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations, increased costs, and global health outbreaks.

•

The ongoing COVID-19 pandemic has impacted our business, operating results and financial condition, as well as the operations and financial performance of many of the customers and suppliers in industries that we serve. We are unable to predict the extent to which the pandemic and related effects will adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our strategic objectives.

•	If we do not control our costs, we will not be able to compete effectively.

Risks Associated with Supply and Manufacturing

•

Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, may cause us to suffer lower operating margins, production delays and other material adverse effects.

•	Shortages or delays in critical components, as well as reliance on single-source suppliers, can affect our production and development of products and may harm our operating results.

•	If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.
•	Due to the complexity of our products, some defects may only become detectable after deployment.

Risks Related to Human Capital

•	The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.
•	We are subject to risks related to corporate and social responsibility and reputation.

Risks Related to Financial Performance or General Economic Conditions

•	We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness.
•	We are subject to counterparty default risks.
•	Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.
•	Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.
•	Changes in the macroeconomic environment may in the future negatively impact our results of operations.
•

The effect of geopolitical uncertainties, war, terrorism, natural disasters, public health issues and other circumstances, on national and/ or international commerce and on the global economy, could materially adversely affect our results of operations and financial condition.

Legal, Regulatory and Compliance Risks

•

Our business is subject to various laws, regulations, governmental policies, litigation, governmental investigations or governmental proceedings that may cause us to incur significant expense or adversely impact our results or operations and financial condition.

•

Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material adverse effect on our business, results of operations, financial condition and cash flows.

•	Changes in U.S. trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.
•	We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.
•

We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

•	Our business and certain products and services depend in part on IP and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.

Risks Related to Information Technology, Data and Information Security

•

We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cyber security breaches or incidents that disrupt our operations or result in unauthorized access to, or the loss, corruption, unavailability or dissemination of proprietary or confidential information of our customers or about us or our customers or other third parties.

•	We must successfully maintain and upgrade our IT systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Owning our Ordinary Shares

•	The price of our ordinary shares may be volatile and could decline significantly.
•

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

RISKS RELATED TO OUR BUSINESS, OPERATIONS AND INDUSTRY

Our ability to increase our revenue and maintain our market share depends on our ability to successfully introduce and achieve market acceptance of new products on a timely basis. If our products do not keep pace with customer requirements, our results of operations will be adversely affected.

The markets for our products are characterized by rapid technological change, frequent new product introductions and technology enhancements, uncertain product life cycles and changes in customer demand. The success of our products and services also often depends on whether our offerings are compatible with our customers’ or third-parties’ products or services and their changing technologies. Our customers demand new generations of storage products as advances in computer hardware and software have created the need for improved storage, with features such as increased storage capacity, enhanced security, energy efficiency, improved performance and reliability and lower cost. We, and our competitors, have developed improved products, and we will need to continue to do so in the future.

Historically, our results of operations have substantially depended upon our ability to be among the first-to-market with new data storage product offerings. We may face technological, operational and financial challenges in developing new products. In addition, our investments in new product development may not yield the anticipated benefits. Our market share, revenue and results of operations in the future may be adversely affected if we fail to:

•	develop new products, identify business strategies and timely introduce competitive product offerings to meet technological shifts, or we are unable to execute successfully;
•	consistently maintain our time-to-market performance with our new products;
•	produce these products in adequate volume;
•	meet specifications or satisfy compatibility requirements;
•	qualify these products with key customers on a timely basis by meeting our customers’ performance and quality specifications; or
•	achieve acceptable manufacturing yields, quality and costs with these products.

Accordingly, we cannot accurately determine the ultimate effect that our new products will have on our results of operations. Our failure to accurately anticipate customers’ needs and accurately identify the shift in technological changes could materially adversely affect our long-term financial results.

In addition, the concentration of customers in our largest end markets magnifies the potential effect of missing a product qualification opportunity. If the delivery of our products is delayed, our customers may use our competitors’ products to meet their requirements.

When we develop new products with higher capacity and more advanced technology, our results of operations may decline because the increased difficulty and complexity associated with producing these products increases the likelihood of reliability, quality or operability problems. If our products experience increases in failure rates, are of low quality or are not reliable, customers may reduce their purchases of our products, our factory utilization may decrease and our manufacturing rework and scrap costs and our service and warranty costs may increase. In addition, a decline in the reliability of our products may make it more difficult for us to effectively compete with our competitors.

Additionally, we may be unable to produce new products that have higher capacities and more advanced technologies in the volumes and timeframes that are required to meet customer demand. We are transitioning to key areal density recording technologies that use HAMR technology to increase HDD capacities. If our transitions to more advanced technologies, including the transition to HDDs utilizing HAMR technology, require development and production cycles that are longer than anticipated or if we otherwise fail to implement new HDD technologies successfully, we may lose sales and market share, which could significantly harm our financial results.

We cannot assure you that we will be among the leaders in time-to-market with new products or that we will be able to successfully qualify new products with our customers in the future. If our new products are not successful, our future results of operations may be adversely affected.

We operate in highly competitive markets and our failure to anticipate and respond to technological changes and other market developments, including price, could harm our ability to compete.

We face intense competition in the data storage industry. Our principal sources of competition include HDD and SSD manufacturers, and companies that provide storage subsystems, including electronic manufacturing services and contract electronic manufacturing.

The markets for our data storage products are characterized by technological change, which is driven in part by the adoption of new industry standards. These standards provide mechanisms to ensure technology component interoperability but they also hinder our ability to innovate or differentiate our products. When this occurs, our products may be deemed commodities, which could result in downward pressure on prices.

We also experience competition from other companies that produce alternative storage technologies such as flash memory, where increasing capacity, decreasing cost, energy efficiency and improvements in performance have resulted in increased competition with our lower capacity, smaller form factor disk drives and a declining trend in demand for HDDs in our legacy markets. Some customers for both mass capacity storage and legacy markets have adopted SSDs as an alternative to hard drives in certain applications. Further adoption of SSDs or other alternative storage technologies may limit our total addressable HDD market, impact the competitiveness of our product portfolio and reduce our market share. Any resulting increase in competition could have a material adverse effect on our business, financial condition and results of operations.

We may be adversely affected by the loss of, or reduced, delayed or canceled purchases by, one or more of our key customers.

Some of our key customers such as OEM customers including large hyperscale data center companies and CSPs account for a large portion of our revenue in our mass capacity markets. While we have long-standing relationships with many of our customers, if any key customers were to significantly reduce, defer or cancel their purchases from us or delay product acceptances, or we were prohibited from selling to those key customers, our results of operations would be adversely affected. Although sales to key customers may vary from period to period, a key customer that permanently discontinues or significantly reduces its relationship with us, or that we are prohibited from selling to, could be difficult to replace. In line with industry practice, new key customers usually require that we pass a lengthy and rigorous qualification process. Accordingly, it may be difficult or costly for us to attract new key customers. Conversely, if one of our key customers unexpectedly increases its orders, we may be unable to produce the additional product volumes in a timely manner or take advantage of any overall increased market demand. This could damage our customer relationships and reputation, which may adversely affect our results of operations. Additionally, some of our key customers are subject to cyclical demand which may result in variability of their orders and timing of their purchase with us and if one of our key customers unexpectedly reduces, delays or cancels orders, our revenues and results of operations may be adversely affected.

Furthermore, if there is consolidation among our customer base, our customers may be able to command increased leverage in negotiating prices and other terms of sale, which could adversely affect our profitability. Furthermore, if such customer pressures require us to reduce our pricing such that our gross profits are diminished, it might not be feasible to sell to a particular customer, which could result in a decrease in our revenue. Consolidation among our customer base may also lead to reduced demand for our products, replacement of our products by the combined entity with those of our competitors and cancellations of orders, each of which could adversely affect our results of operations. If a significant transaction or regulatory impact involving any of our key customers results in the loss of or reduction in purchases by these key customers, it could have a materially adverse effect on our business, results of operations and financial condition.

We are dependent on sales to distributors and retailers, which may increase price erosion and the volatility of our sales.

A substantial portion of our sales has been to distributors and retailers of disk drive products. Certain of our distributors and retailers may also market competing products. We face significant competition in this distribution channel as a result of limited product qualification programs and a focus on price, terms and product availability. Sales volumes through this channel are also less predictable and subject to greater volatility. In addition, deterioration in business and economic conditions could exacerbate price erosion and volatility as distributors or retailers lower prices to compensate for lower demand and higher inventory levels. Our distributors’ and retailers’ ability to access credit to fund their operations may also affect their purchases of our products. If prices decline significantly in this distribution channel or our distributors or retailers reduce purchases of our products or if distributors or retailers experience financial difficulties or terminate their relationships with us, our revenues and results of operations would be adversely affected.

We must plan our investments in our products and incur costs before we have customer orders or know about the market conditions at the time the products are produced. If we fail to predict demand accurately for our products or if the markets for our products change, we may be unable to meet demand or we may have insufficient demand, which may materially adversely affect our financial condition and results of operations.

Our manufacturing process requires us to make significant product-specific investments in inventory for production at least three to six months in advance. As a result, we incur inventory and manufacturing costs in advance of anticipated sales that may never materialize or that may be substantially lower than expected. If actual demand for our products is lower than the forecast, we may also experience higher inventory carrying costs, manufacturing rework costs and product obsolescence. Conversely, if we underestimate demand, we may have insufficient inventory to satisfy demand and may have to forego sales.

Other factors that have affected and may continue to affect our ability to anticipate or meet the demand for our products and adversely affect our results of operations include:

•	competitive product announcements or technological advances that result in excess supply when customers cancel purchases in anticipation of newer products;
•	variable demand resulting from unanticipated upward or downward pricing pressures;
•	our ability to successfully qualify, manufacture and sell our data storage products;
•	changes in our product mix, which may adversely affect our gross profits;
•	key customers deferring or canceling purchases or delaying product acceptances, or unexpected increases in their orders;
•	manufacturing delays or interruptions, particularly at our manufacturing facilities in China, Malaysia, Northern Ireland, Singapore, Thailand or the United States;
•	limited access to components that we obtain from a single or a limited number of suppliers; and
•	the impact of changes in foreign currency exchange rates on the cost of producing our products and the effective price of our products to non-US customers.

Changes in demand for computer systems, data storage subsystems and consumer electronic devices may in the future cause a decline in demand for our products, or an increase in demand for our products that we are unable to meet.

Our products are components in computers, data storage systems and consumer electronic devices. Historically, the demand for these products has been volatile. Unexpected slowdowns in demand for computers, data storage subsystems or consumer electronic devices generally result in sharp declines in demand for our products. Declines in customer spending on the systems and devices that incorporate our products could have a material adverse effect on demand for our products and on our financial condition and results of operations. Uncertain global economic and business conditions can exacerbate these risks.

We are dependent on our long-term investments to manufacture adequate products. Our investment decisions in adding new assembly and test capacity require significant planning and lead-time, and a failure to accurately forecast demand for our products could cause us to over-invest or under-invest, which would lead to excess capacity, under-utilization charges, impairments or loss of sales and revenue opportunities.

Sales to the legacy markets remain an important part of our business. These markets, however, have been, and we expect them to continue to be, adversely affected by:

•

announcements or introductions of major new operating systems or semiconductor improvements or shifts in customer preferences, performance requirements and behavior, such as the shift to tablet computers, smart phones, NAND flash memory or similar devices that meet customers’ cost and capacity metrics;

•	longer product life cycles; and
•	changes in macroeconomic conditions that cause customers to spend less, such as the imposition of new tariffs, increased laws and regulations, and increased unemployment levels.

We believe that the deterioration of demand for disk drives in certain of the legacy markets has accelerated, and this deterioration may continue or further accelerate, which could cause our operating results to suffer.

In addition, we believe announcements regarding competitive product introductions from time to time have caused customers to defer or cancel their purchases, making certain inventory obsolete. Whenever an oversupply of products in the market causes our industry to have higher than anticipated inventory levels, we experience even more intense price competition from other manufacturers than usual, which may materially adversely affect our financial results.

We have a long and unpredictable sales cycle for nearline storage solutions, which impairs our ability to accurately predict our financial and operating results in any period and may adversely affect our ability to forecast the need for investments and expenditures.

Our nearline storage solutions are technically complex and we typically supply them in high quantities to a small number of customers. Many of our products are also tailored to meet the specific requirements of individual customers, and are often integrated by our customers into the systems and products that they sell. Factors that affect the length of our sales cycle include:

•	the time required for developing, testing and evaluating our products before they are deployed;
•	the size of the deployment; and
•	the complexity of system configuration necessary to deploy our products.

As a result, our sales cycle for nearline storage solutions could exceed one year and frequently unpredictable. Additionally, our nearline storage solutions is subject to variability of sales primarily due to the timing of IT spending or a reflection of cyclical demand from CSPs based on the timing of their procurement and deployment requirements and their ability to procure other components needed to build out data center infrastructure. Given the length of development and qualification programs and unpredictability of the sales cycle, we may be unable to accurately forecast product demand, which may result in lost sales or excess inventory and associated inventory reserves or write-downs, each of which could harm our business, financial condition and results of operations.

We experience seasonal declines in the sales of our consumer products during the second half of our fiscal year which may adversely affect our results of operations.

In certain end markets, sales of computers, storage subsystems and consumer electronic devices tend to be seasonal, and therefore, we expect to continue to experience seasonality in our business as we respond to variations in our customers’ demand for our products. In particular, we anticipate that sales of our consumer products will continue to be lower during the second half of our fiscal year. Retail sales of certain of our legacy markets solutions traditionally experience higher demand in the first half of our fiscal year driven by consumer spending in the back-to-school season from late summer to fall and the traditional holiday shopping season from fall to winter. We experience seasonal reductions in the second half of our fiscal year in the business activities of our customers during international holidays like Lunar New Year, as well as in the summer months (particularly in Europe), which typically result in lower sales during those periods. Since our working capital needs peak during periods in which we are increasing production in anticipation of orders that have not yet been received, our results of operations will fluctuate even if the forecasted demand for our products proves accurate. Failure to anticipate consumer demand for our branded solutions as well as an inability to maintain effective working relationships with retail and online distributors may also adversely impact our future results of operations. Furthermore, it is difficult for us to evaluate the degree to which this seasonality may affect our business in future periods because of the rate and unpredictability of product transitions and new product introductions, as well as macroeconomic conditions.

We may not be successful in our efforts to grow our systems, SSD and Lyve revenues.

We have made and continue to make investments to grow our systems, SSD and Lyve platform revenues. Our ability to grow systems, SSD and Lyve revenues is subject to the following risks:

•	we may be unable to accurately estimate and predict data center capacity and requirements;

•	we may not be able to offer compelling solutions or services to enterprises, subscribers, or consumers;
•	we may be unable to obtain cost effective supply of NAND flash memory in order to offer competitive SSD solutions; and
•

our cloud systems revenues generally have a longer sales cycle, and growth is likely to depend on relatively large customer orders, which may increase the variability of our results of operations and the difficulty of matching revenues with expenses.

Our results of operations and share price may be adversely affected if we are not successful in our efforts to grow our revenues as anticipated. In addition, our growth in these markets may bring us into closer competition with some of our customers or potential customers, which may decrease their willingness to do business with us.

Our worldwide sales operations subject us to risks that may adversely affect our business related to disruptions in international markets, currency exchange fluctuations, increased costs, and global health outbreaks.

We are a global company and have significant sales operations outside of the United States, including sales personnel and customer support operations. We also generate a significant portion of our revenue from sales outside the US Disruptions in the economic, environmental, political, legal or regulatory landscape in the countries where we operate may have a material adverse impact on our manufacturing and sales operations. Disruptions in financial markets, the deterioration of global economic conditions, and geopolitical uncertainty and instability or war, such as the military action against Ukraine launched by Russia, have had and may continue to have an impact on our sales to customers and end-users located in the EMEA region.

Prices for our products are denominated predominantly in dollars, even when sold to customers that are located outside the US. An increase in the value of the dollar could increase the real cost to our customers of our products in those markets outside of the US where we sell in dollars. This could adversely impact our sales and market share in such areas or increase pressure on us to lower our price, and adversely impact our profit margins. In addition, we have revenue and expenses denominated in currencies other than the dollar, primarily the Thai Baht, Singaporean dollar, Chinese Renminbi and British Pound Sterling, which further exposes us to adverse movements in foreign currency exchange rates. A weakened dollar could increase the effective cost of our expenses such as payroll, utilities, tax and marketing expenses, as well as overseas capital expenditures. Any of these events could have a material adverse effect on our results of operations. We have attempted to manage the impact of foreign currency exchange rate changes by, among other things, entering into foreign currency forward exchange contracts from time to time, which could be designated as cash flow hedges or not designated as hedging instruments. Our hedging strategy may be ineffective, and specific hedges may expire and not be renewed or may not offset any or more than a portion of the adverse financial impact resulting from currency variations. The hedging activities may not cover our full exposure, subject us to certain counterparty credit risks and may impact our results of operations. See “Financial Risk Management” of this report for additional information about our foreign currency exchange risk.

The shipping and transportation costs associated with our international operations are typically higher than those associated with our US operations, resulting in decreased operating margins in some countries. Volatility in fuel costs, political instability or constraints in or increases in the costs of air transportation may lead us to develop alternative shipment methods, which could disrupt our ability to receive raw materials, or ship finished product, and as a result our business and results of operations may be harmed.

The occurrence of a pandemic disease, such as the recent COVID-19 pandemic, has impacted and may adversely impact our operations (including, without limitation, logistical and other operational costs) and the operations of some of our customers.

The ongoing COVID-19 pandemic has impacted our business, operating results and financial condition, as well as the operations and financial performance of many of the customers and suppliers in industries that we serve. We are unable to predict the extent to which the pandemic and related effects will adversely impact our business operations, financial performance, results of operations, financial position and the achievement of our strategic objectives.

The COVID-19 pandemic has resulted in a widespread health crisis and numerous disease control measures being taken to limit its spread. The impact of the pandemic on our business has included or could in the future include:

•

disruptions to or restrictions on our ability to ensure the continuous manufacture and supply of our products and services, including insufficiency of our existing inventory levels and temporary or permanent closures or reductions in operational capacity of our facilities or the facilities of our direct or indirect suppliers or customers, and any supply chain disruptions;
•	temporary shortages of skilled employees available to staff manufacturing facilities due to stay at home orders and travel restrictions within as well as into and out of countries;
•	increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the COVID-19 pandemic;
•	delays or limitations on the ability of our customers to perform or make timely payments;
•	reductions in short- and long-term demand for our products, or other disruptions in technology buying patterns;
•

adverse effects on economies and financial markets globally or in various markets throughout the world, potentially leading to a prolonged economic downturn or reductions in business and consumer spending, which may result in decreased net revenue, gross profits, or earnings and/or in increased expenses and difficulty in managing inventory levels;

•	delays to and/or lengthening of our sales or development cycles or qualification activity;
•	challenges for us, our direct and indirect suppliers and our customers in obtaining financing due to turmoil in financial markets;
•

workforce disruptions due to illness, quarantines, governmental actions, other restrictions, and/or the social distancing measures we have taken to mitigate the impact of the COVID-19 pandemic in an effort to protect the health and well-being of our employees, customers, suppliers and of the communities in which we operate;

•	increased vulnerability to cyberattacks due to the significant number of employees working remotely; and
•	our management team continuing to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.

The COVID-19 pandemic has increased economic and demand uncertainty. It continues to affect our business in both positive and negative ways, and there is uncertainty around its duration and impact. The ultimate extent of the impact of the COVID-19 pandemic on our business, financial condition and results of operations will depend on future developments, including the impact of any virus mutations or new strains of COVID-19 virus and the distribution and efficacy of the vaccine, which are highly uncertain and cannot be predicted at this time. These impacts, individually or in the aggregate, could have a material and adverse effect on our business, results of operations and financial condition. Such effect may be exacerbated in the event the pandemic and the measures taken in response to it, and their effects, persist for an extended period of time, or if there is a resurgence of the outbreak or variants thereof. Under any of these circumstances, the resumption of normal business operations may be delayed or hampered by lingering effects of the COVID-19 pandemic on our operations, direct and indirect suppliers, partners, and customers. The pandemic may also heighten other risks described in this Principal Risks and Uncertainties section.

If we do not control our costs, we will not be able to compete effectively.

We continually seek to make our cost structure and business processes more efficient. We are focused on increasing workforce flexibility and scalability, and improving overall competitiveness by leveraging our global capabilities, as well as external talent and skills, worldwide. Our strategy involves, to a substantial degree, increasing revenue and exabytes volume while at the same time controlling expenses. Because our vertical design and manufacturing strategy, our operations have higher costs that are fixed or difficult to reduce in the short-term, including our costs related to utilization of existing facilities and equipment. If we fail to forecast demand accurately or if there is a partial or complete reduction in long-term demand for our products, we could be required to write off inventory, record excess capacity charges which could negatively impact our gross margin and our financial results. If we do not control our manufacturing and operating expenses, our ability to compete in the marketplace may be impaired. In the past, activities to reduce costs have included closures and transfers of facilities, significant personnel reductions, restructuring efforts and efforts to increase automation. Our restructuring efforts may not yield the intended benefits and may be unsuccessful or disruptive to our business operations which may materially adversely affect our financial results.

RISKS ASSOCIATED WITH SUPPLY AND MANUFACTURING

Shortages or delays in the receipt of, or cost increases in, critical components, equipment or raw materials necessary to manufacture our products, may cause us to suffer lower operating margins, production delays and other material adverse effects.

The cost, quality, availability and supply of components, subassemblies, certain equipment and raw materials used to manufacture our products and key components like recording media and heads are critical to our success. Particularly important for our products are components such as read/write heads, substrates for recording media, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. In addition, the equipment we use to manufacture our products and components is frequently custom made and comes from a few suppliers and the lead times required to obtain manufacturing equipment can be significant. Our efforts to control our costs, including capital expenditures, may also affect our ability to obtain or maintain such inputs and equipment, which could affect our ability to meet future demand for our products.

We rely on sole or a limited number of direct and indirect suppliers for some or all of these components that we do not manufacture, including substrates for recording media, read/write heads, ASICs, spindle motors, printed circuit boards, suspension assemblies and NAND flash memory. In light of this small, consolidated supplier base, if our suppliers increased their prices as a result of inflationary pressures from the current macroeconomic conditions or other changes in economic conditions, our results of operations would be negatively affected. Also, many of such direct and indirect component suppliers are geographically concentrated, making our supply chain more vulnerable to regional disruptions such as severe weather, the occurrence of local or global health issues or pandemics, acts of terrorism, war and an unpredictable geopolitical climate, which may have a material impact on the production, availability and transportation of many components. We have experienced and continue to experience disruptions in our supply chain due to the impact of the COVID-19 pandemic, which has also impacted and may adversely impact our operations (including, without limitation, logistical and other operational costs) and the operations of some of our key direct and indirect suppliers. If our direct and indirect vendors for these components are unable to meet our cost, quality, supply and transportation requirements, continue to remain financially viable or fulfill their contractual commitments and obligations, we could experience disruption in our supply chain, including shortages in supply or increases in production costs, which would materially adversely affect our results of operations. The current worldwide shortage of semiconductors exacerbates these risks.

Certain rare earth elements are critical in the manufacture of our products. We purchase components that contain rare earth elements from a number of countries, including China. We cannot predict whether any nation will impose regulations or trade barriers including tariffs, duties, quotas or embargoes upon the rare earth elements incorporated into our products that would restrict the worldwide supply of such metals or increase their cost. We have experienced and continuing to experience increased costs and production delays when we were unable to obtain the necessary equipment or sufficient quantities of some components, and/or have been forced to pay higher prices or make volume purchase commitments or advance deposits for some components, equipment or raw materials that were in short supply in the industry in general. Further, if our customers experience shortages of components or materials used in their products it could result in a decrease in demand for our products and have an adverse effect on our results of operations. If any major supplier were to restrict the supply available to us or increase the cost of the rare earth elements used in our products, we could experience a shortage in supply or an increase in production costs, which would adversely affect our results of operations.

Shortages or delays in critical components, as well as reliance on single-source suppliers, can affect our production and development of products and may harm our operating results.

We are dependent on a limited number of qualified suppliers who provide critical materials or components. If there is a shortage of, or delay in supplying us with, critical components, equipment or raw materials, then:

•	it is likely that our suppliers would raise their prices and, if we could not pass these price increases to our customers, our operating margin would decline;
•

we may have to reengineer some products, which would likely cause production and shipment delays, make the reengineered products more costly and provide us with a lower rate of return on these products;

•

we would likely have to allocate the components we receive to certain of our products and ship less of others, which could reduce our revenues and could cause us to lose sales to customers who could purchase more of their required products from manufacturers that either did not experience these shortages or delays or that made different allocations; and

•	we may be late in shipping products, causing potential customers to make purchases from our competitors, thus causing our revenue and operating margin to decline.

We cannot assure you that we will be able to obtain critical components in a timely and economic manner. The industry is currently experiencing a global shortage of semiconductors and other electronic components. In addition, many of our suppliers’ manufacturing facilities are fully utilized. If they fail to invest in additional capacity or deliver components in the required timeframe, such failure would have an impact on our ability to ramp new products, and may result in a loss of revenue or market share if our competitors did not utilize the same components and were not affected.

We often aim to lead the market in new technology deployments and leverage unique and customized technology from single source suppliers who are early adopters in the emerging market. Our options in supplier selection in these cases are limited and the supplier based technology has been and may continue to be single sourced until wider adoption of the technology occurs and any necessary licenses become available. In such cases, any technical issues in the supplier’s technology may cause us to delay shipments of our new technology deployments and harm our financial position.

If revenues fall or customer demand decreases significantly, we may not meet all of our purchase commitments to certain suppliers.

From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. If our actual revenues in the future are lower than our projections or if customer demand decreases significantly below our projections, we may not meet all of our purchase commitments with these suppliers. As a result, it is possible that our revenues will not be sufficient to recoup our up-front investments, in which case we will have to shift output from our internal manufacturing facilities to these suppliers or make penalty-type payments under the terms of these contracts. Additionally, because our markets are volatile, competitive and subject to rapid technology and price changes, we face inventory and other asset risks in the event we do not fully utilize purchase commitments. If we are unable to fully utilize our purchase commitments or if we shift output from our internal manufacturing facilities in order to meet the commitments, our gross profit and operating earnings could be materially adversely impacted.

Due to the complexity of our products, some defects may only become detectable after deployment.

Our products are highly complex and are designed to operate in and form part of larger complex networks and storage systems. Our products may contain a defect or be perceived as containing a defect by our customers as a result of improper use or maintenance. Lead times required to manufacture certain components are significant, and a quality excursion may take significant time and resources to remediate. Defects in our products, third-party components or in the networks and systems of which they form a part, directly or indirectly, have resulted in and may in the future result in:

•	increased costs and product delays until complex solution level interoperability issues are resolved;
•	costs associated with the remediation of any problems attributable to our products;
•	loss of or delays in revenues;
•	loss of customers;
•	failure to achieve market acceptance and loss of market share;
•	increased service and warranty costs; and
•	increased insurance costs.

Defects in our products could also result in legal actions by our customers for breach of warranty, property damage, injury or death. Such legal actions, including but not limited to product liability claims could exceed the level of insurance coverage that we have obtained. Any significant uninsured claims could significantly harm our financial condition.

RISKS RELATED TO HUMAN CAPITAL

The loss of or inability to attract, retain and motivate key executive officers and employees could negatively impact our business prospects.

Our future performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and product development personnel. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and product development personnel. We have experienced intense competition for qualified and capable personnel, including in the US, Thailand, China, Singapore and Northern Ireland, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future. Additionally, because a portion of our key personnel’s compensation is contingent upon the performance of our business, including through cash bonuses and equity compensation, when the market price of our ordinary shares fluctuates or our results of operations or financial condition are negatively impacted, we may be at a competitive disadvantage for retaining and hiring employees. The reductions in workforce that result from our historical restructurings have also made and may continue to make it difficult for us to recruit and retain personnel. Increased difficulty in accessing, recruiting or retaining personnel may lead to increased manufacturing and employment compensation costs, which could adversely affect our results of operations. The loss of one or more of our key personnel or the inability to hire and retain key personnel could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks related to corporate and social responsibility and reputation.

Many factors influence our reputation including the perception held by our customers, suppliers, partners, shareholders, other key stakeholders, and the communities in which we operate. We face increasing scrutiny related to environmental, social and governance activities. We risk damage to our reputation if we fail to act responsibly in a number of areas, such as diversity and inclusion, environmental stewardship, sustainability, supply chain management, climate change, workplace conduct, and human rights. Any harm to our reputation could impact employee engagement and retention, our corporate culture, and the willingness of customers, suppliers, and partners to do business with us, which could have a material adverse effect on our business, results of operations and cash flows. Further, despite our policies to the contrary, we may not be able to control the conduct of every individual actor, and our employees and personnel may violate environmental, social or governance standards or engage in other unethical conduct. These acts, or any accusation of such conduct, even if proven to be false, could adversely impact the reputation of our business.

RISKS RELATED TO FINANCIAL PERFORMANCE OR GENERAL ECONOMIC CONDITIONS

We may not be able to generate sufficient cash flows from operations and our investments to meet our liquidity requirements, including servicing our indebtedness.

Our business may not generate sufficient cash flows to enable us to meet our liquidity requirements, including working capital, capital expenditures, product development efforts, investments, servicing our indebtedness and other general corporate requirements. If we cannot fund our liquidity requirements, we may have to reduce or delay capital expenditures, product development efforts, investments and other general corporate expenditures. We cannot assure you that any of these remedies would, if necessary, be effected on commercially reasonable terms, or at all, or that they would permit us to meet our obligations, which would affect our results of operations.

We are leveraged and require significant amounts of cash to service our debt. Our debt and debt service requirements could adversely affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities and reduce our options for capital allocation. Our high level of debt presents the following risks:

•

we are required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements;

•

our substantial leverage increases our vulnerability to economic downturns, decreased availability of capital, and adverse competitive and industry conditions and could place us at a competitive disadvantage compared to those of our competitors that are less leveraged;

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry, and could limit our ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement our business strategies;

•

our level of debt may restrict us from raising, or make it more costly to raise, additional financing on satisfactory terms to fund working capital, capital expenditures, product development efforts, strategic acquisitions, investments and alliances and other general corporate requirements; and

•	covenants in our debt instruments limit our ability to pay future dividends or make other restricted payments and investments.

In addition, in the event that we need to refinance all or a portion of our outstanding debt as it matures or incur additional debt to fund our operations, we may not be able to obtain terms as favorable as the terms of our existing debt or refinance our existing debt or incur additional debt to fund our operations at all. If prevailing interest rates or other factors result in higher interest rates upon refinancing, then the interest expense relating to the refinanced debt would increase. Furthermore, if any rating agency changes our credit rating or outlook, our debt and equity securities could be negatively affected, which could adversely affect our ability to refinance existing debt or raise additional capital.

We are subject to counterparty default risks.

We have numerous arrangements with financial institutions that subject us to counterparty default risks, including cash and investment deposits, and foreign currency forward exchange contracts and other derivative instruments. As a result, we are subject to the risk that the counterparty to one or more of these arrangements will, voluntarily or involuntarily, default on its performance obligations. In times of market distress in particular, a counterparty may not comply with its contractual commitments that could then lead to it defaulting on its obligations with little or no notice to us, thereby limiting our ability to take action to lessen or cover our exposure. Additionally, our ability to mitigate our counterparty exposures could be limited by the terms of the relevant agreements or because market conditions prevent us from taking effective action. If one of our counterparties becomes insolvent or files for bankruptcy, our ability to recover any losses suffered as a result of that counterparty’s default may be limited by the liquidity of the counterparty or the applicable laws governing the bankruptcy proceedings. In the event of any such counterparty default, we could incur significant losses, which could have a material adverse effect on our business, results of operations, or financial condition.

Further, our customers could have reduced access to working capital due to global economic conditions, higher interest rates, reduced bank lending resulting from contractions in the money supply or the deterioration in the customer’s, or their bank’s financial condition or the inability to access other financing, which would increase our credit and non-payment risk, and could result in an increase in our operating costs or a reduction in our revenue. Also, our customers outside of the United States are sometimes allowed longer time periods for payment than our US customers. This increases the risk of nonpayment due to the possibility that the financial condition of particular customers may worsen during the course of the payment period. In addition, some of our OEM customers have adopted a subcontractor model that requires us to contract directly with companies, such as original design manufacturers, that provide manufacturing and fulfillment services to our OEM customers. Because these subcontractors are generally not as well capitalized as our direct OEM customers, this subcontractor model exposes us to increased credit risks. Our agreements with our OEM customers may not permit us to increase our product prices to alleviate this increased credit risk.

Our quarterly results of operations fluctuate, sometimes significantly, from period to period, and may cause our share price to decline.

Our quarterly revenue and results of operations fluctuate, sometimes significantly, from period to period. These fluctuations, which we expect to continue, have been and may continue to be precipitated by a variety of factors, including:

•

uncertainty in global economic and political conditions, and instability or war (such as the military action against Ukraine launched by Russia) or adverse changes in the level of economic activity in the major regions in which we do business;

•	pandemics, such as COVID-19, or other global health issues that impact our operations as well as those of our customers and suppliers;
•	competitive pressures resulting in lower prices by our competitors which may shift demand away from our products;
•

announcements of new products, services or technological innovations by us or our competitors, and delays or problems in our introduction of new, more cost-effective products, the inability to achieve high production yields or delays in customer qualification or initial product quality issues;

•	changes in customer demand or the purchasing patterns or behavior of our customers;
•	application of new or revised industry standards;
•	disruptions in our supply chain, including increased costs or adverse changes in availability of supplies of raw materials or components;
•	increased costs of electricity and/or other energy sources, freight and logistics costs or other materials or services necessary for the operation of our business;
•	the impact of corporate restructuring activities that we have and may continue to engage in;
•	changes in the demand for the computer systems and data storage products that contain our products;
•	unfavorable supply and demand imbalances;
•	our high proportion of fixed costs, including manufacturing and research and development expenses;
•	any impairments in goodwill or other long-lived assets;
•

changes in tax laws, such as global tax developments applicable to multinational businesses; the impact of trade barriers, such as import/export duties and restrictions, sanctions, tariffs and quotas, imposed by the U.S. or other countries in which the Company conducts business;

•	the evolving legal and regulatory, economic, environmental and administrative climate in the international markets where the Company operates; and
•	adverse changes in the performance of our products.

As a result, we believe that quarter-to-quarter and year-over-year comparisons of our revenue and results of operations may not be meaningful, and that these comparisons may not be an accurate indicator of our future performance. Our results of operations in one or more future quarters may fail to meet the expectations of investment research analysts or investors, which could cause an immediate and significant decline in our market value.

Any cost reduction initiatives that we undertake may not deliver the results we expect, and these actions may adversely affect our business.

From time to time, we engage in restructuring plans that have resulted and may continue to result in workforce reduction and consolidation of our real estate facilities and our manufacturing footprint. In addition, management will continue to evaluate our global footprint and cost structure, and additional restructuring plans are expected to be formalized. As a result of our restructurings, we have experienced and may in the future experience a loss of continuity, loss of accumulated knowledge, disruptions to our operations and inefficiency during transitional periods. Additionally, global footprint consolidation and reduction in excess capacity may result in us being unable to respond to increases in forecasted volume of customer demand and loss of revenue opportunity if our competitors have underutilized factories. Any cost-cutting measures could impact employee retention. In addition, we cannot be sure that any future cost reductions or global footprint consolidations will deliver the results we expect, be successful in reducing our overall expenses as we expect or that additional costs will not offset any such reductions or global footprint consolidation. If our operating costs are higher than we expect or if we do not maintain adequate control of our costs and expenses, our results of operations may be adversely affected.

Changes in the macroeconomic environment may in the future negatively impact our results of operations.

Changes in macroeconomic conditions may affect consumer and enterprise spending, and as a result, our customers may postpone or cancel spending in response to volatility in credit and equity markets, negative financial news and/or declines in income or asset values, all of which may have a material adverse effect on the demand for our products and/or result in significant decreases in our product prices. Other factors that could have a material adverse effect on demand for our products and on our financial condition and results of operations include inflation, slower growth or recession, conditions in the labor market, healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer and business spending behavior.

Macroeconomic developments such as the withdrawal of the United Kingdom (“U.K.”) from the European Union (“EU”), slowing global economies, increased tariffs between the U.S and China, Mexico and other countries, US or adverse economic conditions worldwide resulting from the COVID-19 pandemic and efforts of governments and private industry to slow the pandemic or efforts of governments to stimulate or stabilize the economy may adversely impact our business. For example, significant inflation and related increases in interest rates, or a recession, could negatively affect our business, operating results or financial condition or the markets in which we operate, which, in turn, could adversely affect the price of our ordinary shares. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their information technology (“IT”) budgets or be unable to fund data storage systems, which could cause customers to delay, decrease or cancel purchases of our products or cause customers not to pay us or to delay paying us for previously purchased products and services.

The effect of geopolitical uncertainties, war, terrorism, natural disasters, public health issues and other circumstances, on national and/or international commerce and on the global economy, could materially adversely affect our results of operations and financial condition.

Geopolitical uncertainty, terrorism, instability or war, such as the military action against Ukraine launched by Russia, natural disasters, public health issues and other business interruptions have caused and could cause damage or disruption to international commerce and the global economy, and thus could have a strong negative effect on our business, our direct and indirect suppliers, logistics providers, manufacturing vendors and customers. Our business operations are subject to interruption by natural disasters such as floods and earthquakes, fires, power or water shortages, terrorist attacks, other hostile acts, labor disputes, public health issues (such as the COVID-19 pandemic) and related mitigation actions, and other events beyond our control. Such events may decrease demand for our products, make it difficult or impossible for us to make and deliver products to our customers or to receive components from our direct and indirect suppliers, and create delays and inefficiencies in our supply chain.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have an adverse impact on our business, results of operations, and financial condition. The impact of climate change may increase these risks due to changes in weather patterns, such as increases in storm intensity, sea-level rise, melting of permafrost and temperature extremes in areas where we or our suppliers and customers conduct business. We have a number of our employees and executive officers located in the San Francisco Bay Area, a region known for seismic activity, wildfires and drought conditions, and in Asia, near major earthquake faults known for seismic activity. To mitigate wildfire risk, electric utilities are deploying public safety power shutoffs, which affects electricity reliability to our facilities and our communities. Many of our suppliers and customers are also located in areas with risks of natural disasters. For example, many of our component suppliers are geographically concentrated in Thailand, which suffered severe flooding in October 2011 resulting in a material impact on the production and availability of many components, which caused significant increases in the cost of components. In the event of a natural disaster, losses and significant recovery time could be required to resume operations and our financial condition and results of operations could be materially adversely affected. Further, governmental regulations related to the environment such as Singapore’s recent adoption of a law restricting data center development may also adversely affect our customers or our introduction of new products or services resulting in adverse effects on our financial condition and results of operations.

Should major public health issues, including pandemics, arise, we could be negatively affected by stringent employee travel restrictions, additional limitations or cost increases in freight and other logistical services, governmental actions limiting the movement of products or employees between regions, increases in or changes to data collection and reporting obligations, delays in production ramps of new products, and disruptions in our operations and those of some of our key direct and indirect suppliers and customers. For example, the recent COVID-19 pandemic resulted in government-imposed travel restrictions, border closures, stay-at-home orders, facility closures or operating constraints in a number of our global locations, disruptions in our operations and those of our suppliers, partners, and customers, increases in air freight rates, limited numbers of employees available to staff manufacturing operations, and shortages of supplies of personal protective equipment required for our manufacturing operations. If any of these circumstances continue for an extended period of time, our manufacturing ability and capacity, or those of our key direct and indirect suppliers or customers, could be impacted, and our results of operations and financial condition could be adversely affected.

LEGAL, REGULATORY AND COMPLIANCE RISKS

Our business is subject to various laws, regulations, governmental policies, litigation, governmental investigations or governmental proceedings that may cause us to incur significant expense or adversely impact our results or operations and financial condition.

Our business is subject to regulation under a wide variety of US federal and state and non-US laws, regulations and policies. There can be no assurance that laws, regulations and policies will not be changed in ways that will require us to modify our business model and objectives or affect our returns on investments by restricting existing activities and products, subjecting them to escalating costs or prohibiting them outright. In particular, governmental focus on antitrust and competition law, improper payments, the environment, data privacy, protection, security and sovereignty, currency exchange controls, conflict minerals, import and export controls, complex economic sanctions, and potential further changes to global tax laws and tax laws in any jurisdiction in which we operate US have had and may continue to have an effect on our business, corporate structure, operations, sales, liquidity, capital requirements, effective tax rate, results of operations, and financial performance. China, Malaysia, Northern Ireland, Singapore and Thailand, in which we have significant operating assets, and the European Union each have exercised and continue to exercise significant influence over many aspects of their domestic economies including, but not limited to, fair competition, tax practices, anti-corruption, anti-trust, data privacy, protection, security and sovereignty, price controls and international trade.

Our business is subject to state, federal, and international laws and regulations, relating to data privacy, data protection and data security involving matters including data use, data localization, data transfer, data storage, data retention and deletion, data access, and the protection of data and systems. Compliance with these laws and regulations can be onerous and have increased and may continue to increase our cost of doing business globally or otherwise adversely impact financial results. Our introduction of new products or services, changes to our existing products or services, or the manner in which our customers utilize our products or services may result in new or enhanced costly compliance requirements or governmental or regulatory scrutiny that could adversely affect our business and financial results. Data privacy and data protection regulations also continue to change and may be inconsistent from jurisdiction to jurisdiction and may adversely affect our business by requiring changes to our business practices, limiting our ability to offer a product or service, or making our products or services less attractive to customers. Laws and regulations related to data transfers, including, data localization, data access, and data storage, also continue to develop and have been subject to regulatory and judicial scrutiny. In many cases, these laws apply to transfers of information between us and our subsidiaries, and among us, our subsidiaries and our customers or other parties with which we have commercial relations. If we are restricted in our sharing of data among countries and regions in which we operate, among our subsidiaries, or with third parties with which we have a commercial relationship, it may increase our compliance costs and adversely impact our operations, the ability to provide our products or services, or the manner in which we provide our product or services. Our business is subject to state, federal, and international laws and regulations that subject us to requirements to notify vendors, customers, or employees of a data security breach. Any actual or perceived data security breach or incident or actual or perceived non-compliance with laws relating to privacy, data protection or data security could result in damage to our brand and reputation including decreased customer demand for our products or services, significant financial penalties and liability, governmental investigations and proceedings, ongoing audit requirements, private or class actions, and unanticipated changes to our data handling or processing practices. We cannot be certain that our insurance coverage is adequate for data-handling or data-security liabilities incurred, or that insurance will continue to be available to us on economically reasonable terms or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more claims against us that exceed our insurance coverage, or changes in our insurance policies, could have a material adverse effect on our business, including our financial condition, operating results and reputation. For example, the European General Data Protection Regulation (“GDPR”) took effect in May 2018, and applies to our operations, and our products and services used by individuals in Europe. The UK has implemented legislation that substantially implements the GDPR, with penalties for noncompliance. Various states, such as California, Colorado, Utah and Connecticut, have implemented similar privacy laws and regulations that impose restrictive requirements regulating the use and disclosure of personal information. The California Consumer Privacy Act (“CCPA”), which took effect in January 2020, imposed compliance requirements and new rights for California consumers. The US federal government also is contemplating privacy legislation.

Further, the sale and manufacturing of products in certain states and countries has and may continue to subject us and our suppliers to state, federal and international laws and regulations governing protection of the environment, including those governing climate change, discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites, restrictions on the presence of certain substances in electronic products and the responsibility for environmentally safe disposal or recycling. We endeavor to ensure that we and our suppliers comply with all applicable environmental laws and regulations, however, compliance has increased and may continue to increase our operating costs and may otherwise impact future financial results. If additional or more stringent requirements are imposed on us in the future, we could incur additional operating costs and capital expenditures. If we fail to comply with applicable environmental laws, regulations, initiatives, or standards of conduct, our customers may refuse to purchase our products and we could be subject to fines, penalties and possible prohibition of sales of our products into one or more states or countries, liability to our customers and damage to our reputation, which could result in a material adverse effect on our financial condition or results of operations.

SEC rules require certain disclosures regarding the use of specified minerals, often referred to as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured. These rules could affect our ability to source, directly or indirectly, certain materials used in our products at competitive prices and could impact the availability of certain minerals used in the manufacture of our products, including gold, tantalum, tin and tungsten. As there may be only a limited number of suppliers of “conflict free” minerals, we cannot be sure that we will be able to obtain necessary conflict free minerals in sufficient quantities or at competitive prices. Our customers, including our OEM customers, may require that our products be free of conflict minerals, and our revenues and margins may be harmed if we are unable to procure conflict free minerals at a reasonable price, or at all, or are unable to pass through any increased costs associated with meeting these demands. We may also face challenges with government regulators and our customers and suppliers if we are unable to sufficiently verify that the metals used in our products are conflict free. Furthermore, our customers and manufacturing stakeholders may place increased demands on our compliance framework which may in turn negatively impact our relationships with our suppliers. If we are unable to comply with requirements regarding the use of conflict and other minerals, our business, financial condition or results of operations may be materially adversely affected.

From time to time, we have been and may continue to be involved in various legal, regulatory or administrative investigations, inquiries, negotiations or proceedings arising in the normal course of business. In the event of litigation, government investigations or governmental proceedings, we are subject to the inherent risks and uncertainties that may result if outcomes differ from our expectations. In the event of adverse outcomes in any litigation, investigation or government proceeding, we could be required to pay substantial damages, fines or penalties and cease certain practices or activities, which could materially harm our business. The costs associated with litigation and government investigations can also be unpredictable depending on the complexity and length of time devoted to such litigation or investigation. Litigation, investigations or government proceedings may also divert the efforts and attention of our key personnel, which could also harm our business.

In addition, regulation or government scrutiny may impact the requirements for marketing our products and slow our ability to introduce new products, resulting in an adverse impact on our business. Although we have implemented policies and procedures designed to ensure compliance, there can be no assurance that our employees, contractors or agents will not violate these or other applicable laws, rules and regulations to which we are and may be subject. Violations of these laws and regulations could lead to significant penalties, restraints on our export or import privileges, monetary fines, government investigations, disruption of our operating activities, damage to our reputation and corporate brand, criminal proceedings and regulatory or other actions that could materially adversely affect our results of operations. The political and media scrutiny surrounding a governmental investigation for the violation of such laws, even if an investigation does not result in a finding of violation, could cause us significant expense and collateral consequences, including reputational harm, that could have an adverse impact on our business, results of operations and financial condition.

Some of our products and services are subject to export control laws and other laws affecting the countries in which our products and services may be sold, distributed, or delivered, and any changes to or violation of these laws could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Due to the global nature of our business, we are subject to import and export restrictions and regulations, including the Export Administration Regulations administered by the US Commerce Department’s Bureau of Industry and Security (“BIS”) and the trade and economic sanctions regulations administered by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”). We incorporate encryption technology into certain of our products and solutions. These encryption products and the underlying technology may be exported outside of the United States only with export authorizations, including by license, a license exception or other appropriate government authorizations, including the filing of an encryption registration. The US, through the BIS and OFAC, places restrictions on the sale or export of certain products and services to certain countries, persons and entities, as well as for certain end-uses, such as military, military-intelligence and weapons of mass destruction end-uses. The US government also imposes sanctions through executive orders restricting US companies from conducting business activities with specified individuals and companies. Although we have controls and procedures to ensure compliance with all applicable regulations and orders, we cannot predict whether changes in laws or regulations by the US, China or another country will affect our ability to sell our products and services to existing or new customers. Additionally, we cannot ensure that our interpretation of relevant restrictions and regulations will be accepted in all cases by relevant regulatory and enforcement authorities.

Violators of any US export control and sanctions laws may be subject to significant penalties, which may include monetary fines, criminal proceedings against them and their officers and employees, a denial of export privileges, and suspension or debarment from selling products to the US government. Moreover, the sanctions imposed by the US government could be expanded in the future. Our products could be shipped to those targets or for restricted end-uses by third parties, including potentially our channel partners, despite our precautions. In addition, if our partners fail to obtain appropriate import, export or re-export licenses or permits, we may also be adversely affected, through reputational harm as well as other negative consequences including government investigations and penalties. A significant portion of our sales are to customers which are located in geographies that have been the focus of recent changes in US policies. Any further limitation that impedes our ability to export or sell our products and services could materially adversely affect our business, results of operations and financial condition.

Other countries also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit our ability to sell or distribute our products and services or could limit our partners’ or customers’ ability to sell or use our products and services in those countries, which could materially adversely affect our business, results of operations and financial condition. Violations of these regulations may result in significant penalties and fines. Changes in our products and services or future changes in export and import regulations may create delays in the introduction of our products and services in those countries, prevent our customers from deploying our products and services globally or, in some cases, prevent the export or import or sale of our products and services to certain countries, governments or persons altogether. From time to time, various governmental agencies have proposed additional regulation of encryption technology, including the escrow and government recovery of private encryption keys. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons or technologies targeted by such regulations, in the countries where we operate could result in decreased use of our products and services by, or in our decreased ability to export or sell our products and services to, new or existing customers, which could materially adversely affect our business, results of operations and financial condition.

If we were ever found to have violated applicable export control laws, we may be subject to various penalties available under the laws, any of which could have a material and adverse impact on our business, results of operations and financial condition. Even if we were not found to have violated such laws, the political and media scrutiny surrounding any governmental investigation of us could cause us significant expense and reputational harm. Such collateral consequences could have a material adverse impact on our business, results of operations, financial condition and cash flows.

Changes in US trade policy, including the imposition of sanctions or tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.

We face uncertainty with regard to US government trade policy. Current US government trade policy includes tariffs on certain non-US goods, including information and communication technology products. These measures may materially increase costs for goods imported into the United States. This in turn could require us to materially increase prices to our customers which may reduce demand, or, if we are unable to increase prices to adequately address any tariffs, quotas or duties, could lower our margin on products sold and negatively impact our financial performance. Changes in US trade policy have resulted in, and could result in more, US trading partners adopting responsive trade policies, including imposition of increased tariffs, quotas or duties. Such policies could make it more difficult or costly for us to export our products to those countries, therefore negatively impacting our financial performance.

We may be unable to protect our intellectual property rights, which could adversely affect our business, financial condition and results of operations.

We rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements, security measures and licensing arrangements to protect our intellectual property rights. In the past, we have been involved in significant and expensive disputes regarding our intellectual property rights and those of others, including claims that we may be infringing patents, trademarks and other intellectual property rights of third parties. We expect that we will be involved in similar disputes in the future.

There can be no assurance that:

•	any of our existing patents will continue to be held valid, if challenged;
•	patents will be issued for any of our pending applications;
•	any claims allowed from existing or pending patents will have sufficient scope or strength to protect us;
•	our patents will be issued in the primary countries where our products are sold in order to protect our rights and potential commercial advantage;
•	we will be able to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers and employees and through other security measures; and
•	others will not gain access to our trade secrets.

In addition, our competitors may be able to design their products around our patents and other proprietary rights. Enforcement of our rights often requires litigation. If we bring a patent infringement action and are not successful, our competitors would be able to use similar technology to compete with us. Moreover, the defendant in such an action may successfully countersue us for infringement of their patents or assert a counterclaim that our patents are invalid or unenforceable.

Furthermore, we have significant operations and sales in countries where intellectual property laws and enforcement policies are often less developed, less stringent or more difficult to enforce than in the United States. Therefore, we cannot be certain that we will be able to protect our intellectual property rights in jurisdictions outside the United States.

We are at times subject to intellectual property proceedings and claims which could cause us to incur significant additional costs or prevent us from selling our products, and which could adversely affect our results of operations and financial condition.

We are subject from time-to-time to legal proceedings and claims, including claims of alleged infringement of the patents, trademarks and other intellectual property rights of third parties by us, or our customers, in connection with the use of our products. Intellectual property litigation can be expensive and time-consuming, regardless of the merits of any claim, and could divert our management’s attention from operating our business. In addition, intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, which may cause actual results to differ materially from our expectations. Some of the actions that we face from time-to-time seek injunctions against the sale of our products and/or substantial monetary damages, which, if granted or awarded, could materially harm our business, financial condition and operating results.

We cannot be certain that our products do not and will not infringe issued patents or other intellectual property rights of others. We may not be aware of currently filed patent applications that relate to our products or technology. If patents are later issued on these applications, we may be liable for infringement. If our products were found to infringe the intellectual property rights of others, we could be required to pay substantial damages, cease the manufacture, use and sale of infringing products in one or more geographic locations, expend significant resources to develop non-infringing technology, discontinue the use of specific processes or obtain licenses to the technology infringed. We might not be able to obtain the necessary licenses on acceptable terms, or at all, or be able to reengineer our products successfully to avoid infringement. Any of the foregoing could cause us to incur significant costs and prevent us from selling our products, which could adversely affect our results of operations and financial condition. See “Note 14. Legal, Environmental and Other Contingencies” contained in this report for a description of pending intellectual property proceedings.

Our business and certain products and services depend in part on IP and technology licensed from third parties, as well as data centers and infrastructure operated by third parties.

Some of our business and some of our products rely on or include software licensed from third parties, including open source licenses. We may not be able to obtain or continue to obtain licenses from these third parties at all or on reasonable terms, or such third parties may demand cross-licenses to our intellectual property. Third-party components and technology may become obsolete, defective or incompatible with future versions of our products or services, or our relationship with the third party may deteriorate, or our agreements may expire or be terminated. We may face legal or business disputes with licensors that may threaten or lead to the disruption of inbound licensing relationships. In order to remain in compliance with the terms of our licenses, we monitor and manage our use of third-party software, including both proprietary and open source license terms to avoid subjecting our products and services to conditions we do not intend, such as the licensing or public disclosure of our intellectual property without compensation or on undesirable terms. The terms of many open source licenses have not been interpreted by US courts, and these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products or services. Additionally, some of these licenses may not be available to us in the future on terms that are acceptable or that allow our product offerings to remain competitive. Our inability to obtain licenses or rights on favorable terms could have a material effect on our business, financial condition, results of operations and cash flow, including if we are required to take remedial action that may divert resources away from our development efforts.

In addition, we also rely upon third-party hosted infrastructure partners globally to serve customers and operate certain aspects of our business or services. Any disruption of or interference at our hosted infrastructure partners would impact our operations and our business could be adversely impacted.

RISKS RELATED TO INFORMATION TECHNOLOGY, DATA AND INFORMATION SECURITY

We could suffer a loss of revenue and increased costs, exposure to significant liability including legal and regulatory consequences, reputational harm and other serious negative consequences in the event of cyber-attacks, ransomware or other cyber security breaches or incidents that disrupt our operations or result in unauthorized access to, or the loss, corruption, unavailability or dissemination of proprietary or confidential information of our customers or about us or other third parties.

Our operations are dependent upon our ability to protect our digital infrastructure and data. We manage and store various proprietary information and sensitive or confidential data relating to our operations, as well as to our customers, suppliers, employees and other third parties, and we will store subscribers’ data on our edge-to-cloud mass storage platform. As our operations become more automated and increasingly interdependent and our edge-to-cloud mass storage platform service grows, our exposure to the risks posed by storage, transfer, and maintenance of data, such as corruption, loss or unavailability of, or damage to, and other security risks to, data, will continue to increase. We use third-party vendors to store and otherwise process data for us and they face similar risks. The measures we and our vendors have implemented to secure our computer equipment and data belonging to us, our customers, suppliers, employees or other third parties have been and may continue to be vulnerable to phishing, employee error, hacking, ransomware and other cyberattacks, malfeasance, system error or other irregularities or incidents, including from breaches and incidents or attacks at third party vendors we utilize, and may not be sufficient for all eventualities. We cannot ensure that any limitation-of-liability provisions in our customer and user agreements, contracts with third-party vendors and service providers or other contracts are enforceable or adequate or would protect us from any liabilities or damages with respect to claims relating to a security breach or other security-related matter. Threat actors may be able to penetrate our network security, misappropriate or compromise confidential information and other data, create system disruptions or cause shutdowns. Threat actors also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products and services or otherwise exploit any security vulnerabilities of our products and services. Such attempts are increasing in technical sophistication, number and the ability to evade detection or to obscure such activities. We anticipate that these threats will continue to grow in scope and complexity over time. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Although we take steps to protect against and detect such attempts, our efforts may not be sufficient for all eventualities, including sustained maintenance of remote working requirements. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system or our services. We have been, and will likely continue to be, subject to computer viruses or other malicious code, cyber-attacks or other computer-related attempts to breach the IT systems we use for these purposes. We have been and may also continue to be subject to IT system failures and network disruptions due to these factors. To date, these attacks have not had a material impact on our operations, but we cannot provide assurance that they will not have a material impact in the future. The insurance coverage we maintain that is intended to address certain data security risks may be insufficient to cover all types of claims or losses that may arise, and such insurance has been increasing in price over time. We cannot be certain that insurance coverage will continue to be available to us on economically reasonable terms, or at all.

The costs to us to eliminate or address the foregoing security problems and security vulnerabilities before or after a security breach or incident could be significant. System redundancy may be ineffective or inadequate, certain legacy IT systems may not be easily remediated, and our disaster recovery planning may not be sufficient for all eventualities. Our remediation efforts may not be successful and could result in interruptions, delays or cessation of service, and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions. We could lose existing or potential customers for cloud and outsourcing services or other IT solutions in connection with any actual or perceived security vulnerabilities in our products and services. Some of our products and services contain encryption and other measures implemented in an effort to protect third-party content stored on our products. Such measures may be compromised, breached or circumvented or otherwise fail and losses or unauthorized access to or releases of our, our customers’ or third parties’ confidential information may occur. Security breaches or incidents and unauthorized access to, or loss, corruption, unavailability, or the unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or other third parties, has exposed us and could expose us, our vendors and customers or other third parties affected to a risk of loss or misuse of this information, and result in litigation or governmental investigations, fines, penalties, indemnity obligations and other potential liability and costs for us, materially damage our brand or otherwise materially harm our business. In addition, we rely in certain capacities on third-party data management providers whose possible security problems and security vulnerabilities may have similar effects on us. Our business, brand and reputation could also be materially adversely affected by media or other reports of perceived security vulnerabilities in our products, services, network or processes, even if unsubstantiated.

We must successfully maintain and upgrade our IT systems, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

From time to time, we expand and improve our IT systems to support our business going forward. Consequently, we are in the process of implementing, and will continue to invest in and implement, modifications and upgrades to our IT systems and procedures, including making changes to legacy systems or acquiring new systems with new functionality, and building new policies, procedures, training programs and monitoring tools.

We are engaged in a multi-year implementation of a new global enterprise resource planning system (“ERP”) which requires significant investment of human and financial resources. The ERP is designed to efficiently maintain our financial records and provide information important to the operation of our business to our management team. In implementing the ERP, we may experience significant increases to inherent costs and risks associated with changing and acquiring these systems, policies, procedures and monitoring tools, including capital expenditures, additional operating expenses, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems policies, procedures or monitoring tools into our current systems. Any significant disruption or deficiency in the design and implementation of the ERP may adversely affect our ability to process orders, ship product, send invoices and track payments, fulfill contractual obligations, maintain effective disclosure controls and internal control over financial reporting or otherwise operate our business. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, difficulties with implementing new technology systems, such as ERP, delays in our timeline for planned improvements, significant system failures or our inability to successfully modify our IT systems, policies, procedures or monitoring tools to respond to changes in our business needs in the past have caused and in the future may cause disruptions in our business operations, increase data security risks, and may have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OWNING OUR ORDINARY SHARES

The price of our ordinary shares may be volatile and could decline significantly.

The market price of our ordinary shares has fluctuated and may continue to fluctuate or decline significantly in response to various factors some of which are beyond our control, including:

•

general stock market conditions, or general uncertainty in stock market conditions due to global economic conditions and negative financial news unrelated to our business or industry, including the impact of the COVID-19 pandemic;

•	the timing and amount of or the discontinuance of our share repurchases;
•	actual or anticipated variations in our results of operations;
•

announcements of innovations, new products, significant contracts, acquisitions, or significant price reductions by us or our competitors, including those competitors who offer alternative storage technology solutions;

•	our failure to meet our guidance or the performance estimates of investment research analysts, or changes in financial estimates by investment research analysts;
•	significant announcements by or changes in financial condition of a large customer;
•	the ability of our customers to procure necessary components which may impact their demand or timing of their demand for our products, especially during a period of persistent supply chain shortages;
•	actual or perceived security breaches or security vulnerabilities;
•	the occurrence of major catastrophic events, including natural disasters, acts of war or climate change;
•	actual or anticipated changes in the credit ratings of our indebtedness by rating agencies; and
•	the sale of our ordinary shares held by certain equity investors or members of management.

In addition, in the past, following periods of decline in the market price of a company’s securities, class action lawsuits have often been pursued against that company. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management’s attention and resources, which could materially adversely affect our results of operations, financial condition and liquidity.

Any decision to reduce or discontinue the payment of cash dividends to our shareholders or the repurchase of our ordinary shares pursuant to our previously announced share repurchase program could cause the market price of our ordinary shares to decline significantly.

Although historically we have announced regular cash dividend payments and a share repurchase program, we are under no obligation to pay cash dividends to our shareholders in the future at historical levels or at all or to repurchase our ordinary shares at any particular price or at all. The declaration and payment of any future dividends is at the discretion of our Board of Directors. Our previously announced share repurchase program may be suspended or discontinued at any time. Our payment of quarterly cash dividends and the repurchase of our ordinary shares pursuant to our share repurchase program are subject to, among other things, our financial position and results of operations, distributable reserves, available cash and cash flow, capital and regulatory requirements, market and economic conditions, our ordinary share price and other factors. Any reduction or discontinuance by us of the payment of quarterly cash dividends or the repurchase of our ordinary shares pursuant to our share repurchase program could cause the market price of our ordinary shares to decline significantly. Moreover, in the event our payment of quarterly cash dividends or repurchases of our ordinary shares are reduced or discontinued, our failure to resume such activities at historical levels could result in a persistent lower market valuation of our ordinary shares.

Liquidity and Capital Resources

The following sections discuss our principal liquidity requirements, as well as our sources and uses of cash and our liquidity and capital resources. Our cash and cash equivalents are maintained in investments with remaining maturities of 90 days or less at the time of purchase. The principal objectives of our investment policy are the preservation of principal and maintenance of liquidity. We believe our cash equivalents are liquid and accessible. We operate in some countries that have restrictive regulations over the movement of cash and/or foreign exchange across their borders. However, we believe our sources of cash will continue to be sufficient to fund our operations and meet our cash requirements for the next 12 months. Although there can be no assurance, we believe that our financial resources, along with controlling our costs, will allow us to manage the ongoing impacts of the pandemic on our business operations for the foreseeable future. However, some challenges posed by the pandemic to our industry and to our business continue to remain uncertain and cannot be predicted at this time. Consequently, we will continue to evaluate our financial position in light of future developments, particularly those relating to the pandemic.

We are not aware of any downgrades, losses or other significant deterioration in the fair value of our cash equivalents from the values reported as of 1 July 2022.

Cash and Cash Equivalents

	As of
(US Dollars in millions)	1 July 2022	2 July 2021	Change

Cash and cash equivalents	$615	$1,209	$(594)

Our cash and cash equivalents decreased by $594 million from 2 July 2021 primarily as a result of repurchases of our ordinary shares of $1.8 billion, repayment of long-term debt of $701 million, payment of dividends to our shareholders of $610 million and payments for capital expenditures of $381 million, partially offset by net cash of $1.7 billion provided by operating activities and net proceeds of $1.2 billion from issuance of long-term debt. The following table summarizes results from the Consolidated Statement of Cash Flows for the periods indicated:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2022	2 July 2021

Net cash flow provided by (used in):
Operating activities	$1,657	$1,626
Investing activities	(352)	(466)
Financing activities	(1,899)	(1,673)

Net decrease in cash, cash equivalents and restricted cash	$(594)	$(513)

Cash Provided by Operating Activities

Cash provided by operating activities for fiscal year 2022 was approximately $1.7 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation and:

•	an increase of $228 million in trade creditors, primarily due to timing of payments and an increase in materials purchased; partially offset by

•	an increase of $374 million in trade debtors, primarily due to linearity of sales; and

•

an increase of $361 million in inventories, primarily due to timing of shipments, and an increase in materials purchased for production of higher capacity drives and to mitigate supply chain disruptions.

Cash provided by operating activities for fiscal year 2021 was approximately $1.6 billion and includes the effects of net income adjusted for non-cash items including depreciation, amortization, share-based compensation and:

•	an increase of $58 million in accrued employee compensation, primarily due to an increase in our variable compensation expense; partially offset by

•	an increase of $64 million in inventories, primarily due to an increase in materials purchased for increased production of higher capacity drives and to mitigate supply chain disruptions; and

•	an increase of $42 million in trade debtors, primarily due to an increase in revenue.

Cash Used in Investing Activities

In fiscal year 2022, we used $352 million for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of $381 million and payments for the purchase of investments of $18 million, partially offset by proceeds from the sale of investments of $47 million.

In fiscal year 2021, we used $466 million for net cash investing activities, which was primarily due to payments for the purchase of property, equipment and leasehold improvements of approximately $498 million, partially offset by proceeds from the sale of investments of $29 million.

Cash Used in Financing Activities

Net cash used in financing activities of $1.9 billion for fiscal year 2022 was primarily attributable to the following activities:

•	$1.8 billion in payments for repurchases of our ordinary shares;

•	$701 million net repurchases of long-term debt; and

•	$610 million in dividend payments; partially offset by

•	$1.2 billion from the issuance of long-term debt; and

•	$68 million in proceeds from the issuance of ordinary shares under employee stock plans.

Net cash used in financing activities of $1.7 billion for fiscal year 2021 was primarily attributable to the following activities:

•	$2.0 billion in payments for repurchases of our ordinary shares; and

•	$649 million in dividend payments; partially offset by

•	$986 million from the issuance of Senior Notes; and

•	$108 million in proceeds from the issuance of ordinary shares under employee stock plans.

Liquidity Sources and Going Concern

Our primary sources of liquidity as of 1 July 2022, consist of: (1) approximately $615 million in cash and cash equivalents, (2) cash we expect to generate from operations and (3) $1.75 billion available for borrowing under our senior unsecured revolving credit facility (“Revolving Credit Facility”), which is part of our credit agreement (the “Credit Agreement”).

As of 1 July 2022, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility. The Revolving Credit Facility is available for borrowings, subject to compliance with financial covenants and other customary conditions to borrowing.

The Credit Agreement includes three financial covenants: (1) interest coverage ratio, (2) total leverage ratio and (3) a minimum liquidity amount. The term of the Revolving Credit Facility is through 14 October 2026. As of 1 July 2022, we were in compliance with all of the covenants under our debt agreements. Based on our current outlook and the information we currently have available to us, we expect to be in compliance with the covenants in our debt agreements over the next 12 months.

As of 1 July 2022, cash and cash equivalents held by non-Irish subsidiaries was $614 million. This amount is potentially subject to taxation in Ireland upon repatriation by means of a dividend into our Irish parent. However, it is our intent to indefinitely reinvest earnings of non-Irish subsidiaries outside of Ireland and our current plans do not demonstrate a need to repatriate such earnings by means of a taxable Irish dividend. Should funds be needed in the Irish parent company and should we be unable to fund parent company activities through means other than a taxable Irish dividend, we would be required to accrue and pay Irish taxes on such dividend.

As of 1 July 2022, the principal amount of our debt outstanding was $5.7 billion. We were in compliance with all covenants as of 1 July 2022. See “Note 4. Debentures and Bank Loans” for further detail.

Given the impact of the pandemic on our business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 1 July 2022.

Our going concern assessment considers our Principal Risks and Uncertainties, including those specific to the pandemic, and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in our going concern assessment:

•

Based on the results of our forecasting procedures and assessment of its liquidity requirements, including our contractual and debt repayment commitments, we believe our sources of cash, including the undrawn revolving credit facility of $1.75 billion, have been and will continue to be sufficient to meet our cash needs for at least the next 12 months.

•	We believe that our cash equivalents are liquid and accessible.
•	We were in compliance with the covenants as of 1 July 2022 and expect to be in compliance for the next 12 months.
•

While there is a high level of uncertainty concerning the challenges posted by the pandemic, supply chain disruptions as well as other inflationary and macroeconomic pressures to our industry, we believe that our financial resources, along with controlling our costs and maintaining supply chain discipline including adjusting our manufacturing production plans will allow us to manage the potential impacts of the pandemic, inflation and other macroeconomic factors on our business operations for the foreseeable future.

Taking into account the financial resources available to us, it is management’s view, to the best of their current knowledge, that the pandemic will not have a material adverse impact on our ability to continue as a going concern. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

For additional information on factors that could impact our ability to fund our operations and meet our cash requirements, including the pandemic, see the section entitled “Principal Risks and Uncertainties” section of the Directors’ Report.

Cash Requirements and Commitments

Our liquidity requirements are primarily to meet our working capital, product development and capital expenditure needs, to fund scheduled payments of principal and interest on our indebtedness, and to fund our quarterly dividend and any future strategic investments.

Purchase obligations

Purchase obligations are defined as contractual obligations for the purchase of goods or services, which are enforceable and legally binding on us, and that specify all significant terms. From time to time, we enter into long-term, non-cancelable purchase commitments or make large up-front investments with certain suppliers in order to secure certain components or technologies for the production of our products or to supplement our internal manufacturing capacity for certain components. As of 1 July 2022, we had unconditional purchase obligations of approximately $4.5 billion, primarily related to purchases of inventory components with our suppliers. We expect $1.5 billion of these commitments to be paid within one year.

Capital expenditures

We incur material capital expenditures to design and manufacture our products that depend on advanced technologies and manufacturing techniques. As of 1 July 2022, we had unconditional commitment of $307 million primarily related to purchases of equipment, of which approximately $167 million is expected to be paid within one year. For fiscal year 2023, we expect capital expenditures to be aligned to our long-term targeted range of 4% to 6% of revenue.

Operating leases

We are a lessee in several operating leases related to real estate facilities for warehouse and office space. As of 1 July 2022, the amount of future minimum rent expense for both occupied and vacated facilities net of sublease income under non-cancelable operating lease contracts was $58 million, of which $14 million is expected to be paid within one year. Refer to “Note 6. Leases” for details.

Long-term debt and interest payments on debt

As of 1 July 2022, the future principal payment obligation on our long-term debt was $5.7 billion, of which $585 million will mature within one year. As of 1 July 2022, future interest payments on these outstanding debt is estimated to be approximately $1.3 billion, of which $223 million is expected to be paid within one year. From time to time, we may repurchase any of our outstanding senior notes in open market or privately negotiated purchases or otherwise, or we may repurchase outstanding senior notes pursuant to the terms of the applicable indenture. Refer to “Note 4. Debentures and Bank Loans“ for more details.

Income Tax

As of 1 July 2022, we had a liability for unrecognized tax benefits and an accrual for the payment of related interest totaling $3 million, none of which is expected to be settled within one year. Outside of one year, we are unable to make a reasonably reliable estimate of when cash settlement with a taxing authority will occur.

Dividend

On 21 July 2022, our Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 5 October 2022 to shareholders of record as of the close of business on 21 September 2022. Our ability to pay dividends in the future will be subject to, among other things, general business conditions within the data storage industry, our financial results, the impact of paying dividends on our credit ratings and legal and contractual restrictions on the payment of dividends by our subsidiaries to us or by us to our ordinary shareholders, including restrictions imposed by covenants on our debt instruments.

Share repurchases

From time to time, at the Company’s discretion, we may repurchase any of our outstanding ordinary shares through private, open market, or broker assisted purchases, tender offers, or other means, including through the use of derivative transactions. Our Board of Directors increased the authorization for the repurchase of our outstanding ordinary shares by $3.0 billion on 21 October 2020 and $2.0 billion on 22 February 2021. During fiscal year 2022, we repurchased approximately 21 million of our ordinary shares including shares withheld for statutory tax withholdings related to vesting of employee equity awards. As of 1 July 2022, $2.4 billion remained available for repurchase under our existing repurchase authorization limit. We may limit or terminate the repurchase program at any time. All repurchases are effected as redemptions in accordance with our Constitution.

We require substantial amounts of cash to fund any increased working capital requirements, future capital expenditures, scheduled payments of principal and interest on our indebtedness and payments of dividends. We will continue to evaluate and manage the retirement and replacement of existing debt and associated obligations, including evaluating the issuance of new debt securities, exchanging existing debt securities for other debt securities and retiring debt pursuant to privately negotiated transactions, open market purchases, tender offers or other means or otherwise. In addition, we may selectively pursue strategic alliances, acquisitions, joint ventures and investments, which may require additional capital.

Financial Risk Management

We have exposure to market risks due to the volatility of interest rates, foreign currency exchange rates, credit rating changes and equity and bond markets. A portion of these risks may be hedged, but fluctuations could impact our results of operations, financial position and cash flows.

Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our cash investment portfolio. As of 1 July 2022, we had no available-for-sale debt securities that had been in a continuous unrealized loss position for a period greater than 12 months. During fiscal year 2022, we recorded a $13 million impairment loss relating to available-for-sale debt securities.

We have fixed rate and variable rate debt obligations. We enter into debt obligations for general corporate purposes including capital expenditures and working capital needs. Our Term Loans bear interest at a variable rate equal to LIBOR plus a variable margin. At this time, we have not identified any material exposure associated with the phase out of LIBOR by the end of 2022.

We have entered into certain interest rate swap agreements to convert the variable interest rate on the Term Loans to fixed interest rates. The objective of the interest rate swap agreements is to eliminate the variability of interest payment cash flows associated with the variable interest rate under the Term Loans. We designated the interest rate swaps as cash flow hedges. As of 1 July 2022, the aggregate notional amount of the Company’s interest-rate swap contracts was $1.2 billion, of which $600 million will mature in September 2025 and $600 million will mature in July 2027.

The table below presents principal amounts and related fixed or weighted-average interest rates by year of maturity for our investment portfolio and debt obligations as of 1 July 2022.

	Fiscal Years Ended
(US Dollars in millions, except percentages)	2023	2024	2025	2026	2027	Thereafter	Total	Fair Value at 1 July 2022
Assets
Money market funds, time deposits and certificates of deposit
Floating rate	$61	$—	$—	$—	$—	$—	$61	$61
Average interest rate	0.99%						0.99%
Other debt securities
Fixed rate	$—	$—	$—	$15	$—	$8	$23	$23
Debt
Fixed rate	$540	$500	$479	$—	$505	$2,490	$4,514	$4,045
Average interest rate	4.75%	4.88%	4.75%	—%	4.88%	4.09%	4.41%
Variable rate	$45	$60	$83	$563	$60	$390	$1,201	$1,174
Average interest rate	2.92%	2.92%	2.92%	2.94%	2.90%	2.90%	2.92%

Foreign Currency Exchange Risk. From time to time, we may enter into foreign currency forward exchange contracts to manage exposure related to certain foreign currency commitments and anticipated foreign currency denominated expenditures. Our policy prohibits us from entering into derivative financial instruments for speculative or trading purposes.

We hedge portions of our foreign currency denominated balance sheet positions with foreign currency forward exchange contracts to reduce the risk that our earnings will be adversely affected by changes in currency exchange rates. The change in fair value of these contracts is recognized in earnings in the same period as the gains and losses from the remeasurement of the assets and liabilities. All foreign currency forward exchange contracts mature within 12 months.

We recognized a net loss of $11 million and $10 million in Cost of revenue and Interest expense related to the loss of hedge designations on discontinued cash flow hedges during fiscal year 2022, respectively. We recognized a net gain of $14 million and a net loss of $7 million in Cost of revenue and Interest expense related to the loss of hedge designations on discontinued cash flow hedges during the fiscal year 2021.

The table below provides information as of 1 July 2022 about our foreign currency forward exchange contracts. The table is provided in dollar equivalent amounts and presents the notional amounts (at the contract exchange rates) and the weighted-average contractual foreign currency exchange rates.

(US Dollars in millions, except average contract rate)	Notional Amount	Average Contract Rate	Estimated Fair Value(1)
Foreign currency forward exchange contracts:
Singapore Dollar	$230	$1.36	$(4)
Thai Baht	168	$33.58	(8)
Chinese Renminbi	116	$6.54	(3)
British Pound Sterling	79	$0.77	(5)

Total	$593		$(20)

(1)	Equivalent to the unrealized net gain (loss) on existing contracts.

Other Market Risks. We have exposure to counterparty credit downgrades in the form of credit risk related to our foreign currency forward exchange contracts and our fixed income portfolio. We monitor and limit our credit exposure for our foreign currency forward exchange contracts by performing ongoing credit evaluations. We also manage the notional amount of contracts entered into with any one counterparty, and we maintain limits on maximum tenor of contracts based on the credit rating of the financial institution. Additionally, the investment portfolio is diversified and structured to minimize credit risk.

Changes in our corporate issuer credit ratings have minimal impact on our near-term financial results, but downgrades may negatively impact our future ability to raise capital, our ability to execute transactions with various counterparties and may increase the cost of such capital.

We are subject to equity market risks due to changes in the fair value of the notional investments selected by our employees as part of our non-qualified deferred compensation plan—the Seagate Deferred Compensation Plan (the “SDCP”). In fiscal year 2014, we entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP liabilities. We pay a floating rate, based on the LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP liabilities due to changes in the value of the investment options made by employees. See “Note 8. Derivative Financial Instruments” for details.

LIKELY FUTURE DEVELOPMENT

We are committed to developing new component technologies, products, alternative storage technologies inclusive of systems, software and other innovative technology solutions to support emerging applications in data use and storage. Our research and development activities are designed to bring new products to market in high volume, with quality attributes that our customers expect, before our competitors. Part of our product development strategy is to leverage a design platform and/or subsystem within product families to serve different market needs. This platform strategy allows for more efficient resource utilization, leverages best design practices, reduces exposure to changes in demand, and allows for achievement of lower costs through purchasing economies. Our advanced technology integration effort focuses disk drive and component research on recording subsystems, including read/write heads and recording media; market-specific product technology; and technology we believe may lead to new business opportunities. The primary purpose of our advanced technology integration effort is to ensure timely availability of mature component technologies for our product development teams as well as to allow us to leverage and coordinate those technologies in the design centers across our products in order to take advantage of opportunities in the marketplace.

NON-FINANCIAL STATEMENT

Introduction

The European Union Directive 2014/95/EU (“the 2017 Regulations”) requires the disclosure of non-financial and diversity information by certain large undertakings and groups. This has been transposed into Irish legislation. This legislation requires us to identify and report on our business model and key non-financial matters related to the Company’s activities. Our fiscal year 2021 Global Citizenship Annual Report (“the 2021 GCAR”) provides additional information that may be relevant to investors in assessing the Company’s sustainability commitments and achievements but, except as expressly provided below, the information integrated in the 2021 GCAR is not incorporated by reference into the Irish Directors’ Report. Copies of the 2021 GCAR can be accessed at www.seagate.com, under “Global Citizenship”.

Business Overview

Refer to pages A-4 to A-10 for the ‘Industry Overview’, ‘Our Business’, and ‘Products’ section of the Directors’ Report.

Corporate Governance and Organization

We have concluded that the manufacture and distribution of storage solutions constitutes one reporting segment. We are governed by a Board of Directors (“the Board”). Our Corporate Governance Guidelines provide a framework for our Board of Directors in exercising their responsibilities toward our stakeholders, and these guidelines entrust the Board with the authority to review our business operations and make decisions independent of the Company’s management. The guidelines also provide a process for shareholders to communicate concerns with the Board. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.seagate.com, under “Investors- Governance.”

Principal Risks and Management

Refer to pages A-18 to A-39 for the ‘Principal Risks and Uncertainties’ section of the Directors’ Report.

Environmental Matters

We understand and acknowledge that climate change is contributed to by human activity, and will lead to a number of social, economic and environmental consequences if not properly dealt with. We continue to set sustainability goals, track our progress, and audit our systems to reduce energy consumption, carbon emissions, waste and water usage throughout our global footprint. These efforts are both important to and fully supported by senior management. We also work closely with our suppliers and provide training to key stakeholders to educate them on sustainability best practices, with indicators to gauge performance. These actions comprise the majority of our environmental sustainability efforts. We report our metrics based on the fiscal year 2022 or the calendar year 2021, if fiscal year information is unavailable.

At Seagate, we understand the importance of reducing the impact our products and packaging have on the environment as identified by our Life Cycle Assessments (“LCA”). We take a holistic view of product impacts, considering the environment, our customers, suppliers and communities where our products and operations reside. Each LCA addresses impacts at every stage in the product life cycle, from raw material extraction to end-of-life disposal and recycling. The LCAs include four endpoints judged for particular relevance to the electronics industry: Climate Change, Human Toxicity, Metal Depletion and Water Depletion. In addition to LCAs, we maintain a Material Circularity Indicator for these products to identify opportunities for improvement and to move toward greater material efficiency. Most Seagate products are highly recyclable, containing aluminum, steel, copper and other recoverable materials, and many regions where our products are sold have electronic waste recycling programs. We also help to manage product waste by taking back warranty-returned drives, which then get refurbished or recycled.

We maintain a catalog of restricted substances, and product compliance data as it relates to restricted substances, which are made available to our customers upon request. We adhere to global restricted substance regulations, including the European regulation regarding the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”), and the Restriction of Hazardous Substances (“RoHS”) “Recast” Directive, as amended by Directive (EU) 2015/863. We regularly participate in industry-wide reviews and discussions to assist in leading the development of industry standards that meet regulatory requirements.

Our environmental management system is shaped by the International Organization of Standardization (“ISO”) standards, the Responsible Business Alliance (“RBA”) Code of Conduct and the United Nations Global Compact (“UNGC”) principles. All of our manufacturing facilities are certified to ISO 14001 Environmental Management System and ISO50001 Energy Management System. We reduce the amount of energy and carbon required to produce HDDs by identifying energy conservation opportunities, auditing management systems, setting targets, creating awareness among employees and reporting on progress throughout our operations. Our Environment, Health, and Safety policy, which is available in our annual Global Citizenship Report published on our website, details our commitment to environmental responsibility and a safe workplace. To achieve our objective of reducing energy use and greenhouse gas emissions, each manufacturing site is required to achieve annual energy saving goals. In calendar year 2021, our total grid electricity consumption was 1,661,253 Megawatt hour (“MWh”), which is approximately a 2% increase compared to calendar year 2020. In fiscal year 2022, we saved approximately 21,472 MWh of electricity, exceeding our conservation goal of 10,000 MWh. Energy savings are calculated using the Metered Baseline Method (“MBM”); since fiscal year 2014, the site-initiated energy conservation projects have saved a cumulative approximately 232,000 MWh.

Carbon emissions are measured using three scopes: Scope 1 emissions are all direct emissions, Scope 2 emissions are indirect emissions from electricity purchased and used by the Company and Scope 3 emissions are all other indirect emissions. For technology products, we find that Scope 3 carbon emissions, particularly those from product use, are much greater than Scope 1 and Scope 2 carbon emissions, highlighting the importance of our continued efforts to reduce the amount of energy used by our products. One way that we achieve improvements in all aspects of our products, including sustainability impacts like energy usage, is to learn from current products and continuously improve upon each new generation. Our LCA results help to inform these improvements in products and packaging. As a result, each generation of products is more energy efficient (EB/ watt) compared to previous generations. In calendar year 2021, our carbon emissions under Greenhouse Gas Protocol for Scope 1 and Scope 2 totaled 355,206 metric tons and 749,492 metric tons (market based), which is approximately an 8% decrease compared to calendar year 2020. Our Scope 3 emissions totaled approximately 11.1 million metric tons in calendar year 2021, which was higher compared to calendar year 2020.

Our hazardous waste disposition continues to shift away from treatment to recycling due to the electrowinning process at our Johor, Malaysia manufacturing facility. In fiscal year 2022, we kept 99.95% of our hazardous waste out of landfills. In fiscal year 2022, our hazardous waste disposition was approximately 10,113 metric tons, with 82% of the waste recycled. Additionally, we maintained the solid waste diversion rate of 87% in fiscal year 2022, leveraging site initiatives as well as the insights of our dedicated teams, to achieve this metric.

Our progress in reducing water consumption has been driven by reducing water use through more efficient processes, and recycling the water we use. We have applied measures to reduce water consumption, improve water recycling, increase awareness among employees, and reduce water intensity over the past several years. In calendar year 2021, our water withdrawal was 7,968 Megaliters (“ML”) and our water recycling was 3,557 ML.

Social and Employee Matters

Diversity, Equity & Inclusion. One of our core values is inclusion. We rely on our diverse workforce to develop, deliver and sustain our business strategy and achieve our goals. One way we embrace our diverse employees and promote a culture of inclusion is through the support of employee resource groups (“ERG”). These voluntary, employee-led communities are built on a shared diversity of identity, experience or thought and provide a number of benefits to employees, including professional and leadership development. Seagate’s ERG community encompasses a wide array of diversity, such as LGBTQ+, women, people of color and interfaith, and includes over 26 chapters across six countries. We also support inclusion through active employee communications, unconscious bias education and ongoing efforts to ensure our employees feel safe, respected and welcomed. During fiscal year 2022, we published our third annual Diversity, Equity, and Inclusion (“DEI”) Report, which provides an overview of our DEI efforts and outcomes including demographics on our workforce. The fiscal year 2021 DEI Report is available on our website.

Health & Safety. All our manufacturing sites have health and safety management systems certified to ISO 45001. In addition, we are audited to health and safety standards set forth by the Responsible Business Alliance. Our global health and safety standards, as well as our accompanying management systems, frequently go beyond country or industry-level guidelines to ensure that we keep our employees healthy and safe. Our recordable incident rate and lost workday rate in fiscal year 2022 was 0.19 and 0.12, respectively. We also host regulatory visits that focus on issues such as safety, radiation, fire codes, food and transportation. Through our Environment, Health and Safety (“EHS”) Management Systems, we ensure that the focus remains on the continuous improvement and provide comprehensive health and safety training to our employees. We emphasize e-learning courses as our main vehicle for delivering such training because employees can learn at their own pace. In response to the COVID-19 pandemic and to protect the health and well-being of our employees, customers, suppliers and the communities in which we operate we implemented significant safety protocols over the past two and a half years. We continue to ensure that our COVID-19 pandemic protocols remain in place as needed to ensure the health and safety of our employees. We continue to monitor the impact of the COVID-19 pandemic and adjust these measures over time as appropriate to protect the health and well-being of our employees, customers, suppliers and communities.

Development, Retention, Compensation, Benefits & Engagement. Our performance management system is a continuous process that helps team members focus on the right priorities. Meaningful conversations between managers and employees are the foundation of performance management at Seagate. We focus on dialogue centered around manager and employee conversations, and ongoing feedback, to align goals. This approach focuses on achieving high-quality productive dialogue between managers and employees. We also encourage our employees to participate in the many learning opportunities that are available at Seagate. The portfolio of learning and training formats include but are not limited to mentoring and coaching, e-learning opportunities, LinkedIn Learning classroom training, on-the-job training and other strategic internal programs that cover topics ranging from leadership and technical skills to health, safety and the environment. In addition, we are investing in upskilling and re-deploying employees as needed to support our future growth and respond to the changing demands of the business. For example, our internal mobility and career development tool provides Seagate employees the opportunity to establish networking and mentor connections, identify and participate in internal part-time projects, and explore internal full-time positions.

Our Total Rewards program is designed to attract, motivate and retain talented people in order to successfully meet our business goals. The program includes base pay, annual bonuses, commissions, equity awards, an employee share purchasing plan, retirement savings opportunities and other employee health and wellness benefits. Our compensation programs and guidelines are structured to align pay with performance and aim to provide internally and externally competitive total compensation.

Employee engagement is the psychological commitment and passion that drives discretionary effort. It predicts individual performance and is the measure of the relationship between employees and the Company. Our engagement survey includes facets of the employee experience throughout the employee life cycle. Employee experience is what employees encounter and observe over the course of their career at Seagate. A positive employee experience can have an impact on everything from recruiting to Seagate’s bottom line.

In our fiscal year 2022 survey, 92% of our global employees shared their feedback on their experience at Seagate. Following the conclusion of the survey, leaders were provided access to a dashboard with results that shared the key drivers of engagement specific to their own department. Leaders were asked to follow our “Review, Share and Take Action!” process to analyze their results, share and discuss with their teams, and create customized action plans designed to have the greatest impact on engagement for a particular department.

Giving Back. Our community engagement program is designed to provide support to our local communities, with an emphasis on science, technology, engineering and mathematics (“STEM”) and also address health and human services, and environmental opportunities. The program is reflective of Seagate’s vertically integrated model, with multiple large facilities across EMEA, Asia and the United States. Accordingly, the program is highly localized, involving a cross-functional process to identify and execute on opportunities that are meaningful locally.

In general, we maintain an emphasis on STEM, targeting K-12 students, supporting STEM efforts in a way that is age-appropriate and allows for fun as well as learning. In fiscal year 2022, due to the COVID-19 pandemic, Seagate pivoted to virtual engagements and funding of STEM partners as they worked to deliver their programs online or in a socially distanced manner. Seagate also increased support of health & human services partnerships due to the pandemic, such as support of food banks, clinics, and non-profit organizations providing COVID-19 pandemic health care and relief, while sustaining many of our ongoing community partnerships.

Respect for Human Rights

As part of our commitment to respect and protect human rights, we seek to uphold the highest standards in our labor practices. Our company policies adhere to applicable local labor laws, are consistent with both the UNGC and the International Labor Organization (“ILO”) core labor principles, and conform to the RBA Code of Conduct. We conduct annual assessments in our manufacturing sites to identify and mitigate labor and human rights risks that could arise. We also participate in internal labor audits to ensure policies and practices are aligned with local legislation and the RBA code. Our internal Human Rights Policy is reviewed annually and includes clear statements about our commitment to labor and human rights. According to the policy, we do not tolerate harassment in the workplace, involuntary labor, child labor and excessive working hours. We also look to foster open communication and employees have access to the Seagate Global Ethics Helpline to report complaints. The policy is communicated to new hires during orientation and onboarding, and annually to all employees to build awareness and drive transparency within our organization.

Supply Chain

To ensure integrity throughout our supply chain, we require all of our direct materials suppliers with whom we spend at least $1 million annually, as well as selected indirect suppliers, to undergo the RBA Validated Assessment Program (“VAP”) audit process. RBA VAP audit reports are valid for two years, and our suppliers are on a two-year audit cycle. Our top findings include Working Hours, Emergency Preparedness and Occupational Safety. We remain vigilant to the risk of child labor, forced labor and threats to the freedom of association within our supply chain. The highest risk of forced labor in our supply chain is where foreign labor is utilized; suppliers in Malaysia, Thailand and Singapore pose the highest risk. This is why our training on forced labor has been focused on suppliers in these countries over the past three years. Based on our supplier VAP audits, child labor has not been identified as a concern in our supply chain.

Anti-bribery and Corruption

We pursue our business objectives with integrity and in compliance with the law in every country in which we operate. We comply with applicable laws in the United States and other countries in which we do business, including the US Foreign Corrupt Practices Act, the UK Bribery Act, and other laws designed to prevent bribery and corruption. Violation of these laws may also result in fines and imprisonment for employees. Seagate prohibits offering or accepting all forms of bribes, kickbacks, facilitation payments and other forms of corruption.

We have a Code of Conduct Policy which serves as our guide for legal and ethical conduct at all times and outlines the values we exemplify and the applicable laws and regulations. On an annual basis all non-manufacturing specialist employees must carry out Anti-Bribery and Anti-Corruption, and Code of Conduct training.

We also have a Code of Ethics for senior financial officers, which promotes honest and ethical conduct and compliance with the law as it relates to the maintenance of Seagate’s accounting records and the preparation of the financial statements. Both policies are made available publicly on our website and are reviewed annually by the Board.

Conflict Minerals

Our hardware products in the aggregate contain each of the 3TG (tin, tantalum, tungsten, and gold), which are necessary to the functionality or production of the products. We have implemented due diligence measures to conform to the Organization for Economic Co-operation and Development Due Diligence (“OECD”) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We have established strong management systems for 3TG supply chain due diligence, identified and assessed 3TG risks in its supply chain, designed and implemented strategies to respond to identified risks, supported independent third-party audits of the due diligence practices and reported on 3TG supply chain due diligence activities.

We have established a Responsible Sourcing of Minerals policy which is available on our external corporate website and has been communicated to Seagate’s suppliers. We have also established Corporate Standard Operating Procedures for Responsible Sourcing of Mineral Management to satisfy the OECD guidance. We also have an internal team to implement the procedure, including establishing requirements in supplier contracts to define our expectations of suppliers’ sourcing of 3TG, conducting a review to identify direct suppliers of products containing 3TG, requesting all 3TG suppliers provide information to us regarding their 3TG using the template developed by the RBA and validating the information provided by our 3TG direct suppliers.

DIRECTORS AND SECRETARY

The directors and secretary are as listed on page A-3. Ms. Yolanda L. Conyers was appointed as director on 24 January 2022. Mr. Stephen J. Luczo is no longer a director as a result of his retirement in October 2021.

DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 1 July 2022 were as follows:

	Interests held as at 1 July 2022(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares
Mark W. Adams	12,285	—	—	3,162	—
Shankar Arumugavelu	1,853	—	—	3,162	—
Prat S. Bhatt	3,096	—	—	3,162	—
Judy Bruner	13,987	—	—	3,162	—
Michael R. Cannon	30,802	—	—	4,024	—
Yolanda L. Conyers (2)	—	—	—	2,112	—
Jay L. Geldmacher	2,725	—	—	3,162	—
Dylan Haggart (3)	3,742	—	—	3,162	—
Dr. William D. Mosley (4)	522,033	764,190	247,170	36,025	—
Stephanie Tilenius	6,210	—	—	3,162	—
Edward J. Zander	41,357	—	—	3,162	—
Secretary
Katherine E. Schuelke (5)	21,201	21,505	—	26,606	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)	Ms. Conyers’s interests held at the date of appointment consisted of 2,112 restricted share units.
(3)

Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and certain equity compensation received for service on the board to ValueAct Capital. As of 1 July, 2022, Mr. Haggart directly holds 3,742 ordinary shares.

(4)	Dr. Mosley’s interests held as at 1 July 2022 excludes 340,828 unvested awards that contain certain performance and market conditions.
(5)	Ms. Schuelke’s interests held as at 1 July 2022 excludes 19,179 unvested awards that contain certain performance and market conditions.

Details of directors’ and secretary’s interests in the ordinary shares of Seagate Technology Holdings plc as at 2 July 2021 or subsequent date of appointment, were as follows:

	Interests held as at 2 July 2021(1)
Director	Shares	Vested options	Unvested options	Restricted share units	Restricted shares

Mark W. Adams	15,543	—	—	5,847	—
Shankar Arumugayelu (2)	—	—	—	2,896	—
Prat S. Bhatt (3)	—	—	—	4,838	—
Judy Bruner	10,245	—	—	5,847	—
Michael R. Cannon	27,060	—	—	5,847	—
Jay L. Geldmacher	3,283	—	—	5,847	—
Dylan Haggart (4)	—	—	—	5,847	—
Stephen J. Luczo	122,199	—	—	5,847	—
Dr. William D. Mosley (5)	492,410	632,726	314,054	—	—
Stephanie Tilenius	16,468	—	—	5,847
Edward J. Zander	49,658	—	—	5,847	—
Secretary
Katherine E. Schuelke (6)	19,503	19,199	2,306	35,545	—

(1)	All interests declared are in the ordinary shares of $0.00001 par value of Seagate Technology Holdings plc.
(2)	Mr. Arumugayelu’s interests held at the date of appointment consisted of 2,896 restricted share units.
(3)	Mr. Bhatt’s interests held at the date of appointment consisted of 4,838 restricted share units.
(4)	Mr. Haggart is a Partner at ValueAct Capital and he relinquishes all cash and equity compensation received for service on the board to ValueAct Capital.
(5)	Dr. Mosley’s interests held as at 2 July 2021 excludes 430,742 unvested awards that contain certain performance and market conditions.
(6)	Ms. Schuelke’s interests held as at 2 July 2021 excludes 22,954 unvested awards that contain certain performance and market conditions.

The directors and the company secretary had no interests in shares and debentures in any other group company as required to be disclosed in accordance with Section 329 of the Companies Act 2014.

REPURCHASES OF SHARES

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2022 and 2021 pursuant to the share repurchase program. Shares repurchased are redeemed and cancelled immediately by the Company and no shares were held by the Company at 1 July 2022 and 2 July 2021.

(US Dollars and shares in millions)	Number of Shares Repurchased	Nominal Value	Consideration Paid
Repurchased, redeemed and cancelled in fiscal year 2021	34	$—	$2,080
Repurchased, redeemed and cancelled in fiscal year 2022	21	$—	$1,857

IMPORTANT EVENTS SINCE THE PERIOD END

Dividends

On 21 July 2022, our Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 5 October 2022 to shareholders of record as of the close of business on 21 September 2022.

POLITICAL DONATIONS

During the years ended 1 July 2022 and 2 July 2021 the Company made no political donations.

BRANCHES OUTSIDE THE STATE

As required to be disclosed in accordance with Section 326 of the Companies Act 2014, the group has established branches, within the meaning of European Communities Council Directive 89/666/EEC in Brazil, China, France, Germany, Ireland, India, Russia, Sweden and Northern Ireland.

ACCOUNTING RECORDS

The directors are responsible for ensuring that adequate accounting records, as outlined in Sections 281 to 285 of the Companies Act 2014, are kept by the Company. To achieve this, the directors have appointed experienced bookkeepers who are professionally qualified, who report to the Chief Financial Officer and ensure that the requirements of Sections 281 to 285 of the Companies Act 2014 are complied with.

The books and accounting records are maintained at the Company’s principal accounting offices at 47488 Kato Rd., Fremont, California, United States of America, and are open at all reasonable times to inspection by the directors. Accounts and returns relating to the business dealt with in the accounting records are kept in order to disclose with reasonable accuracy the assets, liabilities, financial position and profit or loss of the Company. These records are returned to the Company’s registered office at intervals not exceeding six months.

DISCLOSURE OF INFORMATION TO THE AUDITOR

The directors believe that they have taken all steps necessary to make themselves aware of any “relevant audit information” (as defined in Section 330(2) of the Companies Act 2014) and have established that the group’s statutory auditor are aware of that information. In so far as they are aware, there is no relevant audit information of which the group’s statutory auditor are unaware.

AUDIT COMMITTEE

In accordance with Section 167(3) of the Companies Act 2014, the group has established an Audit Committee with responsibility for oversight of the financial reporting process, the audit process, the system of internal controls and compliance with laws and regulations.

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

Company law in the Republic of Ireland requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of the assets, liabilities and financial position of the Parent Company and of the group and of the profit or loss of the group for that period.

In preparing the financial statements of the group, the Directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgments and estimates that are reasonable and prudent;

•

comply with applicable US generally accepted accounting principles to the extent that the use of US generally accepted accounting principles does not contravene any provision of the Companies Act 2014, subject to any material departures disclosed and explained in the financial statements; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business

The considerations set out above for the group are also required to be addressed by the Directors in preparing the financial statements of the Parent Company (which are set out on pages A-109 to A-111), in respect of which the applicable Irish law and accounting standards are those which are generally accepted in the Republic of Ireland.

The Directors have elected to prepare the Parent Company’s financial statements in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland.

The Directors are responsible for keeping accounting records which disclose with reasonable accuracy the assets, liabilities, financial position and profit and loss of the Parent Company and which enable them to ensure that the financial statements of the group are prepared in accordance with applicable US generally accepted accounting principles and comply with the provisions of the Companies Acts 2014. They are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Under company law, the Directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the assets, liabilities and financial position, of the group and Parent Company as at the end of the financial year, and the profit or loss for the group for the financial year, and otherwise comply with the Companies Act 2014.

DIRECTORS’ COMPLIANCE STATEMENT

As required by Section 225 (2) of the Companies Act 2014, the directors acknowledge that they are responsible for securing the Company’s compliance with its “relevant obligations” (as defined in Section 225 of Companies Act 2014). The directors further confirm that a compliance policy statement has been drawn up in accordance with Section 225(3)(a) of the Companies Act 2014, and that appropriate arrangements and structures have been put in place that are, in the directors’ opinion, designed to secure material compliance with the relevant obligations. A review of those arrangements and structures has been conducted in the financial year to which this report relates.

AUDITOR

Ernst & Young, Chartered Accountants, have expressed their willingness to continue in office in accordance with Section 383(2) of the Companies Act 2014.

Approved by the Board of Directors and signed on its behalf on 22 August 2022.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF SEAGATE TECHNOLOGY HOLDINGS PLC

Report on the audit of the financial statements

Opinion

We have audited the financial statements of Seagate Technology Holdings plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 1 July 2022, which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Cash Flows, the Parent Company Statement of Comprehensive Income, the Parent Company Statement of Financial Position, the Parent Company Statement of Changes in Equity, the related notes 1 to 21 in respect of the consolidated financial statements and the related notes 1 to 9 in respect of the parent company financial statements, including a summary of significant accounting policies set out in note 1. The financial reporting framework that has been applied in the preparation of the consolidated financial statements is Irish law and US Generally Accepted Accounting Principles (US GAAP) issued in the United States of America by the Financial Accounting Standards Board, as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014. The financial reporting framework that has been applied in the preparation of the parent company financial statements is applicable Irish law and accounting standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland issued in the United Kingdom by the Financial Reporting Council.

In our opinion:

•

the consolidated financial statements give a true and fair view of the assets, liabilities and financial position of the group as at 1 July 2022 and of the profit for the group for the year then ended, and have been properly prepared in accordance with US Generally Accepted Accounting Principles (US GAAP), as defined in section 279 of Part 6 of the Companies Act 2014, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of that Part of the Companies Act 2014;

•

the parent company statement of financial position gives a true and fair view of the assets, liabilities and financial position of the parent company as at 1 July 2022, and has been properly prepared in accordance with FRS 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland; and

•	the consolidated financial statements and parent company financial statements have been properly prepared in accordance with the requirements of the Companies Act 2014.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (Ireland) (ISAs (Ireland)) and applicable law. Our responsibilities under those standards are described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the group and the parent company in accordance with ethical requirements that are relevant to our audit of financial statements in Ireland, including the Ethical Standard issued by the Irish Auditing and Accounting Supervisory Authority (IAASA) as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

In auditing the financial statements, we have concluded that the directors’ use of the going concern basis of accounting in the preparation of the financial statements is appropriate. Our evaluation of the directors’ assessment of the group and parent company’s ability to continue to adopt the going concern basis of accounting included:

•

In conjunction with our walkthrough of the Group’s financial close process, we confirmed our understanding of management’s going concern assessment process and also engaged with management early to ensure all key factors were considered in their assessment;

•	We obtained management’s going concern assessment, including the cash forecast for the going concern period which covers at least a year from the date of signing this audit opinion.

•

We tested the factors and assumptions included in the cash forecast and we have tested the impact of Covid-19 included. We considered the appropriateness of the methods used to calculate the cash forecasts and covenant calculations and determined through inspection and testing of the methodology and calculations that the methods utilised were appropriately sophisticated to be able to make an assessment for the entity.

•

We considered mitigating factors that are within control of the Group. This includes review of the Company’s non-operating cash outflows and evaluating the Company’s ability to control these outflows as mitigating actions if required. We also verified credit facilities available to the Group.

•	We have performed reverse stress testing in order to identify what factors would lead to the Group utilising all liquidity or breaching financial covenants during the going concern period.

•	We reviewed the Group’s going concern disclosures included in the annual report in order to assess that the disclosures were appropriate and in conformity with the reporting standards.

Conclusion

Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the group and parent company’s ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.

Our responsibilities and the responsibilities of the directors with respect to going concern are described in the relevant sections of this report. However, because not all future events or conditions can be predicted, this statement is not a guarantee as to the group’s ability to continue as a going concern.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) that we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee

Revenue recognition—Sales incentive program rebates and discounts

Refer to the Accounting policies (page A-68); and Note 17 of the consolidated financial statements (page A-105).

Reported revenue is a key financial statement metric of higher importance to users of the consolidated financial statements. The group sells its products to original equipment manufacturers, distributors and retailers (collectively, “customers”). Revenue is recognised when the criteria in Accounting Standards Codification Topic 606 (ASC 606) have been met, including upon the transfer of control to customers in an amount that reflects the consideration the group expects to receive in exchange for those products, net of sales tax. As disclosed in Note 1 Basis of Presentation and Summary of Significant Accounting Policies, the group reduces revenue for estimated future reductions to the final selling prices for shipped products including sales incentive programs, such as price protection and volume incentives.

Auditing management’s estimates of future reductions to the final selling prices is complex as it requires management to make subjective assumptions including the amount of price adjustments on products as well as the timing of its channel sales of products through to end customers.

We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls over the completeness of sales incentive programs, the accuracy and completeness of the underlying data used in the calculations and management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its channel sales of products through to end customers.

To test the estimated sales incentive programs, our audit procedures included, among others, testing the completeness of sales incentive programs as well as the accuracy and completeness of the underlying data used in the calculations and evaluating the significant assumptions used by management to estimate its reserves related to remaining channel inventory. To test the completeness of the sales incentive programs, we inspected significant new sales contracts and agreements that include the contractual rights to discounts and rebates to validate they are being properly considered in the incentives reserve calculations, and examined credit memos issued after year end. We also directly confirmed terms and conditions of agreements with a sample of the group’s customers as well as inquired of sales representatives and other members of management to assess whether all contractual terms were provided to the Finance Department. To test the underlying data used in the sales incentive program reserve calculations, we confirmed ending on hand inventory at a sample of distributors and retailers. To test management’s assumptions of the amount of future reductions to the final selling prices as well as the timing of its distributors’ sales of products through to end customers we inquired with operations management and compared estimates with industry and analysts’ forecasts. In addition, we performed a retrospective review comparing prior period assumptions to the actual results in subsequent periods and performed sensitivity analyses to evaluate the potential effect of changes in the group’s significant assumptions.

Our observations included an outline of the range of audit procedures performed and a summary of the results.

We provided our assessment of the critical accounting estimates used in the sales program accrual, including estimated future price erosion.

Description of the matter	How we addressed the matter in our opinion	Key observations communicated to the Audit Committee

Deferred income taxes

Refer to the Accounting policies (page A-69) and Note 5 of the consolidated financial statements (pages A-81 to A-84).

As disclosed by the group in Note 5 Income Taxes, at 1 July 2022 and 2 July 2021, the group has gross deferred tax assets of $1,561 million and $1,551 million, partially offset by a valuation allowance of $434 million and $429 million, respectively.

As discussed in Note 5 to the consolidated financial statements, the group recognizes a valuation allowance to reduce the carrying value of its deferred tax assets to the amount that management believes is more likely than not to be realized.

Auditing the realizability of the deferred tax assets was complex as the assessment process includes forecasting future sources of taxable income and scheduling the use of the applicable deferred tax assets which includes subjective management assumptions, and the amounts involved are material to the financial statements as a whole.

We obtained an understanding by performance of walkthrough procedures, evaluated the design and tested the operating effectiveness of controls that address the risks of material misstatement relating to the realizability of deferred tax assets. This included controls over management’s determination of sources and amount of future taxable income including income from operations and scheduling of the future reversal of existing taxable temporary differences. Among other audit procedures performed, we evaluated the assumptions used by the group to develop projections of future taxable income by jurisdiction and tested the completeness and accuracy of the underlying data used in its projections. For example, we compared the projections of future taxable income with the actual results of prior periods, as well as management’s consideration of current industry and economic trends. We also assessed the historical accuracy of management’s projections and compared the projections of future taxable income with other forecasted financial information prepared by the group. In addition, we tested the group’s scheduling of the reversal of existing temporary taxable differences.

Our observations included our assessment of the valuation allowance in light of current budget and forecasts, open tax authority examinations periods, transfer-pricing and other country matters.

Our application of materiality

We apply the concept of materiality in planning and performing the audit, in evaluating the effect of identified misstatements on the audit and in forming our audit opinion.

Materiality

The magnitude of an omission or misstatement that, individually or in the aggregate, could reasonably be expected to influence the economic decisions of the users of the financial statements. Materiality provides a basis for determining the nature and extent of our audit procedures.

We determined materiality for the group and the parent company to be $85 million (2021: $62 million), which is approximately 5% (2021: 5%) of group profit before tax. We believe that profit before tax is a key performance indicator for the group. We therefore considered profit before tax to be the most appropriate performance metric on which to base our materiality calculation as we consider it to be the most relevant performance measure to the stakeholders of the group. During the course of our audit, we reassessed initial materiality and the only change in final materiality was to reflect the actual reported performance of the group in the year.

Performance materiality

Performance materiality is the application of materiality at the individual account or balance level. It is set at an amount to reduce to an appropriately low level the probability that the aggregate of uncorrected and undetected misstatements exceeds materiality.

On the basis of our risk assessments, together with our assessment of the group’s overall control environment, our judgement was that performance materiality should be set at 75% (2021: 75%) of our planning materiality, namely $63 million (2021: $46 million). We have set performance materiality at this percentage due to our past history of a low number of misstatements, our ability to assess the likelihood of misstatements, both corrected and uncorrected, the effectiveness of the control environment and other factors affecting the entity and its financial reporting.

Audit work at component locations for the purpose of obtaining audit coverage over significant financial statement accounts is undertaken based on a percentage of total performance materiality. The performance materiality set for each component is based on the relative scale and risk of the component to the group as a whole and our assessment of the risk of misstatement at that component.

In the current year, the range of performance materiality allocated to components was $12 million to $48 million (2021: $8.0 million to $32 million).

Reporting threshold

Reporting threshold is the amount below which identified misstatements are considered as being clearly trivial.

We agreed with the Audit Committee that we would report to them all uncorrected audit differences in excess of $4.2 million (2021: $3.1 million), which is set at approximately 5% of planning materiality, as well as differences below that threshold that, in our view, warranted reporting on qualitative grounds.

We evaluate any uncorrected misstatements against both the quantitative measures of materiality discussed above and in light of other relevant qualitative considerations in forming our opinion.

An overview of the scope of our audit report

Tailoring the scope

Our assessment of audit risk, our evaluation of materiality and our allocation of performance materiality determine our audit scope for each entity within the Group. Taken together, this enables us to form an opinion on the consolidated financial statements. We take into account size, risk profile, the organisation of the group and effectiveness of group wide controls, changes in the business environment and other factors such as recent Internal audit results when assessing the level of work to be performed at each entity.

In assessing the risk of material misstatement to the consolidated financial statements, and to ensure we had adequate quantitative coverage of significant accounts in the financial statements, we selected 9 components covering entities across the Americas, Asia and Europe, which represent the principal business units within the group.

Of the 9 components selected, one was characterised as all US locations for which we performed an audit of the complete financial information (‘full scope component’) which was selected based on its size or risk characteristics. For the remaining 8 components (‘specific scope components’), we performed audit procedures on specific accounts within that component that we considered had the potential for the greatest impact on the significant accounts in the financial statements either because of the size of these accounts or their risk profile.

The reporting components where we performed audit procedures accounted for 98% (2021: 97%) of the group’s profit before tax, 100% (2021: 100%) of the group’s revenue and 97% (2021: 98%) of the group’s total assets.

Revenue recognition, including our procedures to address Sales incentive program rebates and discounts, a key audit matter, was subject to full audit procedures in each of the full and specific scope locations with significant revenue streams. For the current year, the full scope component contributed 30% (2021: 64%) of the group’s profit before tax, 40% (2021: 34%) of the group’s revenue and 40% (2021: 65%) of the group’s total assets. The specific scope components contributed 68% (2021: 33%) of the group’s profit before tax, 60% (2021: 66%) of the group’s revenue and 57% (2021: 33%) of the group’s total assets. The audit scope of these components may not have included testing of all significant accounts of the component but will have contributed to the coverage of significant risks tested for the group.

The remaining components together represent less than 2% (2021: 3%) of the group’s profit before tax and therefore none are individually greater than 5% of profit before tax used to establish materiality. For these components, we performed other procedures, including analytical review, testing of consolidation journals and intercompany eliminations and foreign currency translation recalculations to respond to any potential risks of material misstatement to the consolidated financial statements.

Involvement with component teams

In establishing our overall approach to the group audit, we determined the type of work that needed to be undertaken at each of the components by us, EY Ireland, as the primary audit engagement team, or by component auditors from other EY global network firms operating under our instruction. For all components we determined the appropriate level of involvement to enable us to determine that sufficient audit evidence had been obtained as a basis for our opinion on the group as a whole. The primary team interacted with the principal component team where appropriate during various stages of the audit, reviewed key working papers and were responsible for the scope and direction of the audit process. This, together with the additional procedures performed at a group level, gave us appropriate evidence for our opinion on the consolidated financial statements.

Other information

The directors are responsible for the other information. The other information comprises the information included in the Directors’ Report and Financial Statements other than the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

Our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2014

In our opinion, based solely on work undertaken in the course of the audit, we report that:

•

the information given in the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report in the current year, is consistent with the statutory financial statements in respect of the financial year concerned; and

•

the Directors’ Report, other than those parts dealing with the non-financial statement pursuant to the requirements of the European Union (Disclosure of non-financial and diversity information by certain large undertakings and groups) Regulations 2017 (as amended) on which we are not required to report in the current year, has been prepared in accordance with the applicable legal requirements.

We have obtained all the information and explanations which, to the best of our knowledge and belief, are necessary for the purposes of our audit.

In our opinion the accounting records of the parent company were sufficient to permit the financial statements to be readily and properly audited and the parent company statement of financial position is in agreement with the accounting records.

Matters on which we are required to report by exception

Based on the knowledge and understanding of the group and its environment obtained in the course of the audit, we have not identified material misstatements in the Directors’ Report.

The Companies Act 2014 requires us to report to you if, in our opinion, the disclosures of Director’s remuneration and transaction required by sections 305 to 312 of the Act, which relate to disclosures of directors’ remuneration and transactions, are not complied with by the Company. We have nothing to report in this regard.

We have nothing to report in respect of section 13 of the European Union (Disclosure of Non-Financial and Diversity Information by certain large undertakings and groups) Regulations 2017 (as amended), which require us to report to you if, in our opinion, the Company has not provided in the non-financial statement the information required by Section 5(2) to (7) of those Regulations, in respect of year ended 2 July 2021.

Respective responsibilities

Responsibilities of directors for the financial statements

As explained more fully in the Directors’ Responsibilities Statement set out on page A-53, the directors are responsible for the preparation of the financial statements in accordance with the applicable financial reporting framework that give a true and fair view, and for such internal control as they determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the group and parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the group or the parent company or to cease operations, or has no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (Ireland) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the IAASA’s website at: http://www.iaasa.ie/getmedia/b2389013-1cf6-458b-9b8f-a98202dc9c3a/Description_of_auditors_responsiblities_for_audit.pdf. This description forms part of our auditor’s report.

The purpose of our audit work and to whom we owe our responsibilities

Our report is made solely to the parent company’s members, as a body, in accordance with section 391 of the Companies Act 2014. Our audit work has been undertaken so that we might state to the parent company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the parent company and the parent company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ BREFFNI MAGUIRE

Breffni Maguire

For and on behalf of Ernst & Young

Chartered Accountants and Statutory Audit Firm

Dublin

22 August 2022

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		Fiscal Years Ended
(US Dollars in millions except per share data)	Note	1 July 2022	2 July 2021
Revenue	17	$11,661	$10,681
Cost of revenue		8,192	7,764

Gross profit		3,469	2,917

Product development		941	903
Marketing and administrative		559	502
Amortization of intangibles	3	11	12
Restructuring and other, net	7	3	8

		1,514	1,425

Operating earnings		1,955	1,492

Interest income		2	2
Interest expense		(249)	(220)
Other income and charges, net		(29)	74

Income before taxes		1,679	1,348
Income tax expense	5	30	34

Net income		$1,649	$1,314

Net income per share:
Basic	13	$7.50	$5.43
Diluted	13	$7.36	$5.36
Number of shares used in per share calculations (in millions):
Basic	13	220	242
Diluted	13	224	245

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Fiscal Years Ended
(US Dollars in millions)	1 July 2022	2 July 2021
Net income	$1,649	$1,314
Other comprehensive income (loss), net of tax:
Change in net unrealized gains on cash flow hedges:
Net unrealized gains arising during the period	48	15
Losses (gains) reclassified into earnings	21	(9)

Net change	69	6

Change in unrealized components of post-retirement plans:
Net unrealized gains arising during the period	6	1
Losses reclassified into earnings	2	3

Net change	8	4

Foreign currency translation adjustments	—	15

Total other comprehensive income, net of tax	77	25

Comprehensive income	$1,726	$1,339

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED BALANCE SHEET

(US Dollars in millions)	Note	1 July 2022	2 July 2021

ASSETS
Fixed assets:
Goodwill	3	$1,237	$1,237
Intangible assets	3	9	29
Right of use assets	6	94	97
Tangible assets	2	2,243	2,185
Financial assets	9	173	213

		3,756	3,761
Current assets:
Inventories	2	1,565	1,204
Trade debtors	2	1,532	1,158
Other debtors - amounts falling due within one year	2	317	204
Cash and cash equivalents	2	615	1,209

		4,029	3,775
Other debtors - amounts falling due after one year	2	1,159	1,139

Total Assets		$8,944	$8,675

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	10	$—	$—
Share premium	10	68	23,000
Other reserves	10	(17,731)	(17,953)
Profit and loss account	10	17,772	(4,416)

		109	631
Provisions for liabilities:
Taxation	5	31	24
Other provisions	2	153	144

		184	168
Creditors - amounts falling due within one year:
Debt	4	584	245
Trade creditors		2,058	1,725
Other creditors	2	832	876

		3,474	2,846
Creditors - amounts falling due after one year:
Debt	4	5,062	4,894
Other creditors		115	136

Total Liabilities and Equity		$8,944	$8,675

Approved by the Board of Directors and signed on its behalf on 22 August 2022.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

SEAGATE TECHNOLOGY HOLDINGS PLC

CONSOLIDATED STATEMENT OF CASH FLOWS

	Fiscal Years Ended
(US Dollars in millions)	1 July 2022	2 July 2021
OPERATING ACTIVITIES
Net income	$1,649	$1,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	451	397
Share-based compensation	145	112
Loss on redemption and repurchase of debt	—	1
Deferred income taxes	(9)	(4)
Other non-cash operating activities, net	64	(50)
Changes in operating assets and liabilities:
Trade debtors	(374)	(42)
Inventories	(361)	(64)
Trade creditors	228	(14)
Accrued employee compensation	(30)	58
Accrued expenses, income taxes and warranty	(26)	(38)
Other assets and liabilities	(80)	(44)

Net cash provided by operating activities	1,657	1,626

INVESTING ACTIVITIES
Acquisition of tangible assets	(381)	(498)
Proceeds from the sale of tangible assets	—	4
Purchases of investments	(18)	(4)
Proceeds from sale of investments	47	29
Maturities of investments	—	3

Net cash used in investing activities	(352)	(466)

FINANCING ACTIVITIES
Redemption and repurchase of debt	(701)	(33)
Dividends to shareholders	(610)	(649)
Repurchases of ordinary shares	(1,799)	(2,047)
Taxes paid related to net share settlement of equity awards	(51)	(33)
Proceeds from issuance of long-term debt	1,200	1,000
Proceeds from issuance of ordinary shares under employee stock plans	68	108
Other financing activities, net	(6)	(19)

Net cash used in financing activities	(1,899)	(1,673)

Decrease in cash, cash equivalents and restricted cash	(594)	(513)
Cash, cash equivalents and restricted cash at the beginning of the year	1,211	1,724

Cash, cash equivalents and restricted cash at the end of the year	$617	$1,211

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$244	$184
Cash paid for income taxes, net of refunds	$33	$44

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Organization

Seagate Technology Holdings plc (“STX”) is the parent company in the Seagate group following a reorganization that took place in May 2021. On 18 May 2021, Seagate Technology plc, now known as Seagate Technology Unlimited Company (“STUC”), and STX completed a scheme of arrangement pursuant to which STUC’s ordinary shares were acquired by STX and the ordinary shareholders of STUC received, on a one-for-one basis, new ordinary shares of STX (the “Scheme”). As a result of the Scheme, STUC is now a direct, wholly-owned subsidiary of STX, which is the successor issuer to STUC. In connection with the Scheme, STX assumed STUC’s existing obligations in connection with awards granted under STUC’s incentive plans and other similar employee awards and amended such plans and awards as necessary to provide for the issuance of STX’s registered shares rather than the ordinary shares of STUC upon the exercise or vesting of awards.

This transaction was accounted for in these consolidated financial statements as a merger between entities under common control; accordingly, the historical consolidated financial statements of STUC for periods prior to this transaction are considered to be the historical consolidated financial statements of STX. No changes in consolidated assets or liabilities resulted from this transaction, other than STX has provided a guarantee of amounts due under certain borrowing arrangements as described in “Note 4. Debentures and Bank Loans.” See “Note 10. Capital and Reserves” for a discussion of the capital structure of STX.

The Company is incorporated in Ireland. The Company’s registration number is 606203 and its registered address is 38/39 Fitzwilliam Square, Dublin 2, Ireland D02 NX53.

Accounting convention and basis of preparation of financial statements

In the Notes to the Consolidated Financial Statements, unless the context indicates otherwise, as used herein, the terms “Seagate” and the “Company” refer to the Seagate group.

The directors have elected to prepare the consolidated financial statements of Seagate Technology Holdings plc (the “Company”) in accordance with Section 279 of the Companies Act 2014, which provides that a true and fair view of the state of the assets, liabilities, financial position and profit or loss may be given by preparing the financial statements in accordance with US accounting standards, as such term is defined in Section 279(1) of the Companies Act 2014 (“US GAAP”), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of Part 6 of the Companies Act 2014.

These financial statements therefore are prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these consolidated financial statements include presentation and additional disclosures required by the Companies Act 2014 in addition to those disclosures required under US GAAP.

In addition, in these financial statements, terminology typically utilized in a set of US GAAP financial statements has been retained for the benefit of those users of these financial statements who also access the Company’s US GAAP financial statements as filed with the US Securities and Exchange Commission on Form 10-K, rather than utilizing the terminology set out under Irish Company Law. Accordingly, references to revenue, cost of revenue, interest income, interest expense, income tax expense and net income have the same meaning as references to turnover, cost of sales, other interest receivable and similar income, interest payable and similar charges, tax on profit on ordinary activities and profit on ordinary activities after taxation under Irish Company Law. Additionally, references to Other comprehensive income (loss) (OCI) refer to a component of Other reserves.

Going Concern

Given the impact of the COVID-19 pandemic on the Company’s business, operating results, and financial condition, the Directors have placed a particular focus on the appropriateness of adopting the going concern basis in the preparation of the financial statements for the year ended 1 July 2022.

The Company’s going concern assessment considers its Principal Risks and Uncertainties, including those specific to the pandemic (Refer to Page A-18 for details.) and is dependent on a number of factors including financial performance and maintenance of supply chain operations. The going concern assessment has been performed for a period of at least 12 months from the approval of the financial statements. The following factors were considered in the Company’s going concern assessment:

•

Based on the results of the Company’s forecasting procedures and assessment of its liquidity requirements, including its contractual and debt repayment commitments, the Company believes its sources of cash, including the undrawn revolving credit facility of $1.75 billion, have been and will continue to be sufficient to meet its cash needs for at least the next 12 months.

•	The Company believes that its cash equivalents are liquid and accessible.
•	The Company was in compliance with the covenants as of 1 July 2022 and expects to be in compliance for the next 12 months.
•

While there is a high level of uncertainty concerning the challenges posted by the pandemic, supply chain disruptions as well as other inflationary and macroeconomic pressures to our industry, the Company believe that financial resources, along with controlling costs and maintaining supply chain discipline including adjusting manufacturing production plans will allow us to manage the potential impacts of the pandemic, inflation and other macroeconomic factors on our business operations for the foreseeable future.

Taking into account the financial resources available to the Company, it is management’s view, to the best of their current knowledge, that pandemic will not have a material adverse impact on the Company’s ability to continue as a going concern. Accordingly, the Directors have adopted the going concern basis in preparing the financial statements.

Basis of Presentation and Consolidation

The Company’s consolidated financial statements include the accounts of the Company and all its wholly-owned and majority-owned subsidiaries, after elimination of intercompany transactions and balances.

The preparation of financial statements in accordance with the United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. These estimates and assumptions include the impact of the COVID-19 pandemic. Actual results could differ materially from those estimates. The methods, estimates and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements.

The Company operates and reports financial results on a fiscal year of 52 or 53 weeks ending on the Friday closest to 30 June. Accordingly, fiscal year 2022 and 2021 both comprised of 52 weeks and ended on 1 July 2022 and 2 July 2021, respectively. All references to years in these Notes to Consolidated Financial Statements represent fiscal years unless otherwise noted. Fiscal year 2026 will also be comprised of 53 weeks and will end on 3 July 2026.

Summary of Significant Accounting Policies

Cash and Cash Equivalents. The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. The Company’s highly liquid investments are primarily comprised of money market funds, time deposits and certificates of deposits. The Company has classified its marketable debt securities as available-for-sale and they are stated at fair value with unrealized gains and losses included in Accumulated other comprehensive income, which is a component of Shareholders’ Equity. The Company evaluates the available-for-sale debt securities in an unrealized loss position for other-than-temporary impairment. Realized gains and losses are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The cost of securities sold is based on the specific identification method. Other cash equivalents are carried at cost, which approximates fair value.

Restricted Cash and Cash Equivalents. Restricted cash and cash equivalents represent cash and cash equivalents that are restricted as to withdrawal or use for other than current operations.

Allowance for expected credit loss. The Company maintains an allowance for expected credit loss relating to its accounts receivable based upon expected collectability. This reserve is established based upon historical trends, global macroeconomic conditions, reasonable and supportable forecasts of future conditions and an analysis of specific exposures. The provision for expected credit loss is recorded as a charge to Marketing and administrative expense on the Company’s Consolidated Profit and Loss Account.

Inventories. Inventories are valued at the lower of cost (using the first-in, first-out method) and net realizable value. Net realizable value is based upon the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Adjustments to reduce cost of inventories to its net realizable value are made, if required, for estimated excess or obsolescence determined primarily by future demand forecasts.

Tangible Assets. Tangible assets are stated at cost less accumulated depreciation and amortization. Equipment and buildings are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated life of the asset or the remaining term of the lease. The costs of additions and substantial improvements to tangible assets, which extend the economic life of the underlying assets, are capitalized. The cost of maintenance and repairs to tangible assets are expensed as incurred.

Goodwill. Irish Company law requires that goodwill is written off over a period of time which does not exceed its useful economic life. However, the Company does not believe this gives a true and fair view because not all goodwill declines in value. In addition, since goodwill that does decline in value rarely does so on a straight-line basis, straight-line amortization of goodwill over an arbitrary period does not reflect the economic reality. Consistent with US GAAP, the Company considers goodwill an indefinite-lived intangible asset that is not amortized over an arbitrary period. Rather, the Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) Topic 350 (“ASC 350”), Intangibles—Goodwill and Other. Therefore, in order to present a true and fair view of the economic reality under US GAAP, goodwill is considered indefinite-lived and is not amortized. The Company is not able to reliably estimate the impact on the financial statements of the true and fair override on the basis that the useful economic life of goodwill cannot be predicted with a satisfactory level of reliability nor can the pattern in which goodwill diminishes be known. The Company performs a qualitative assessment in the fourth quarter of each year, or more frequently if indicators of potential impairment exist, to determine if any events or circumstances exist, such as an adverse change in business climate or a decline in the overall industry that would indicate that it would more likely than not reduce the fair value of a reporting unit below its carrying amount, including goodwill. If it is determined in the qualitative assessment that the fair value of a reporting unit is more likely than not below its carrying amount, including goodwill, then the Company will perform a quantitative impairment test. The quantitative goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. Any excess in the carrying value of a reporting unit over its fair value is recognized as an impairment loss, limited to the total amount of goodwill allocated to that reporting unit.

Other Long-lived Assets. The Company tests other long-lived assets, including tangible assets and other intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable. The Company performs a recoverability test to assess the recoverability of an asset group. If the recoverability test indicates that the carrying value of the asset group is not recoverable, the Company will estimate the fair value of the asset group and the excess of the carrying value over the fair value is allocated pro rata to derive the adjusted carrying value of assets in the asset group. The adjusted carrying value of each asset in the asset group is not reduced below its fair value.

The Company tests other intangible assets not subject to amortization whenever events occur or circumstances change, such as declining financial performance, deterioration in the environment in which the entity operates or deteriorating macroeconomic conditions that have a negative effect on future expected earnings and cash flows that could affect significant inputs used to determine the fair value of the indefinite-lived intangible asset.

Leases. The Company determines if an arrangement is a lease or contains a lease at inception. Right-of-use (“ROU”) assets are presented on the Company’s Consolidated Balance Sheet as Right of use assets. ROU assets represent the Company’s right to use an underlying asset for the lease term and the corresponding lease liabilities represent its obligation to make lease payments arising from the lease.

Lease liabilities are measured at the present value of the remaining lease payments and ROU assets are based on the lease liability, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. For the Company’s leases that do not provide an implicit rate, the net present value of future minimum lease payments is determined using the Company’s estimated incremental borrowing rate based on the information available at the lease commencement date. Additionally, the Company’s lease term may include options to extend or terminate the lease. These options are reflected in the ROU asset and lease liability when it is reasonably certain that the Company will exercise the option. The Company’s lease agreements do not contain any material residual value guarantees.

The Company recognizes lease expense on a straight-line basis over the lease term. Variable lease payments not dependent on an index or a rate primarily consist of common area maintenance charges, are expensed as incurred, and are not included in the ROU asset and lease liability calculation. The total operating and variable lease costs were included in operating expenses in the Company’s Consolidated Profit and Loss Account.

Derivative Financial Instruments. The Company records all derivatives on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The Company excludes the change in forward points from the assessment of hedge effectiveness and recognizes the excluded component in Other income and charges, net in the Consolidated Profit and Loss Account. Foreign currency forward exchange contracts not designated as hedge instruments are used to economically hedge the foreign currency exposure on forecasted expenditures in currencies other than US dollar. The Company recognizes the unrealized gains and losses due to the changes in the fair value of these contracts, as well as the related costs in Other income and charges, net in the Consolidated Profit and Loss Account.

Warranty. The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally provides warranty on its products for a period of 1 to 5 years. The Company’s warranty provision considers estimated product failure rates, trends (including the timing of product returns during the warranty periods), and estimated repair or replacement costs related to product quality issues, if any. The Company also exercises judgement in estimating its ability to sell refurbished products. The Company’s judgment is subject to a greater degree of subjectivity with respect to newly introduced products because of limited experience with those products upon which to base our warranty estimates.

Revenue Recognition and Sales Incentive Programs. The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, the Company satisfies a performance obligation.

Revenue from sales of products is generally recognized upon transfer of control to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products, net of sales taxes. This typically occurs upon shipment from the Company. When applicable, the Company includes shipping charges billed to customers in Revenue and includes the related shipping costs in Cost of revenue on the Company’s Consolidated Profit and Loss Account.

The Company records estimated variable consideration at the time of revenue recognition as a reduction to revenue. Variable consideration generally consists of sales incentive programs, such as price protection and volume incentives aimed at increasing customer demand. For original equipment manufacturers (“OEMs”) sales, rebates are typically established by estimating the most likely amount of consideration expected to be received based on an OEM customer’s volume of purchases from the Company or other agreed upon rebate programs. For the distribution and retail channel, these programs typically involve estimating the most likely amount of rebates related to a customer’s level of sales, order size, advertising or point of sale activity as well as the expected value of price protection adjustments based on historical analysis and forecasted pricing environment. Marketing development program costs are accrued and recorded as a reduction to revenue at the same time that the related revenue is recognized.

The Company expenses sales commissions as incurred because the amortization period would have been one year or less. These costs are recorded as Marketing and administrative on the Company’s Consolidated Profit and Loss Account.

Product Development Costs. Product development costs, which include both research and development costs, are recognized as expense.

Distribution Costs. The Company includes distribution costs, which include shipping and handling, in Cost of revenue in the Consolidated Profit and Loss Account for all periods presented. These costs amount to $296 million and $227 million in fiscal years 2022 and 2021, respectively.

Restructuring Costs. The timing of recognition for severance costs depends on whether employees are required to render service until they are terminated in order to receive the termination benefits. If employees are required to render service until they are terminated in order to receive the termination benefits, a liability is recognized ratably over the future service period. Otherwise, a liability is recognized when management has committed to a restructuring plan and has communicated those actions to employees. Employee termination benefit costs covered by existing benefit arrangements are recognized when management has committed to a restructuring plan and the severance costs are probable and estimable.

Share-Based Compensation. The Company accounts for share-based compensation net of estimated forfeitures. Refer to “Note 11. Share-based Compensation” for details.

Accounting for Income Taxes. The Company records an income tax expense or benefit for the anticipated tax consequences of the reported results of operations using the asset and liability method. Deferred income tax expense or benefit is recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as net operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

Equity Investments. From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under equity method or the measurement alternative. These investments are included in Other income and charges, net in the Consolidated Profit and Loss Account.

Investments are accounted for under the equity method if the Company has the ability to exercise significant influence, but does not have a controlling financial interest. These investments are measured at cost, less any impairment plus the Company’s portion of investee’s income or loss. The Company uses the financial statements of investees to determine any adjustments, which are received on a one-quarter lag.

For equity investments where the Company does not have the ability to exercise significant influence and there are no readily determinable fair values, the Company has elected to apply the measurement alternative, under which investments are measured at cost, less impairment, and adjusted for qualifying observable price changes on a prospective basis.

The Company’s strategic investments are periodically analyzed to determine whether or not there are indicators of impairment by assessing factors such as deterioration of earnings, adverse change in market/industry conditions, the ability to operate as a going concern, and other factors which indicate that the carrying amount of the investment might not be recoverable. In such a case, the decrease in value is recognized in the period the impairment occurs in the Consolidated Profit and Loss Account.

Comprehensive Income. The Company presents comprehensive income in a separate statement. Comprehensive income is comprised of net income and other gains and losses affecting equity that are excluded from net income.

Foreign Currency Remeasurement and Translation. The US dollar is the functional currency for the majority of the Company’s foreign operations. Monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency of the subsidiary at the balance sheet date. The gains and losses from the remeasurement of foreign currency denominated balances into the functional currency of the subsidiary are included in Other income and charges, net on the Company’s Consolidated Profit and Loss Account. The Company’s subsidiaries that use the US dollar as their functional currency remeasure monetary assets and liabilities at exchange rates in effect at the end of each period, and nonmonetary assets and liabilities at historical rates.

The Company translates the assets and liabilities of its non-US dollar functional currency subsidiaries into US dollars using exchange rates in effect at the end of each period. Revenue and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in foreign currency translation included in Accumulated other comprehensive income, which is a component of Other reserves.

Concentrations

Concentration of Credit Risk. The Company’s customer base is concentrated with a small number of customers. The Company does not generally require collateral or other security to support accounts receivable. To reduce credit risk, the Company performs ongoing credit evaluations on its customers’ financial condition. The Company establishes allowances for expected credit losses based upon factors surrounding the credit risk of customers, global macroeconomic conditions and an analysis of specific exposures. One customer accounted for 20% and 11% of the Company’s trade debtors as of 1 July 2022 and 2 July 2021, respectively.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, investments and foreign currency forward exchange contracts. The Company mitigates concentrations of credit risk in its financial instruments through diversification, by investing in highly-rated securities and/or major multinational companies.

In entering into foreign currency forward exchange contracts, the Company assumes the risk that might arise from the possible inability of counterparties to meet the terms of their contracts. The counterparties to these contracts are major multinational commercial and investment banks, and the Company has not incurred and does not expect any losses as a result of counterparty defaults.

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced direct and indirect vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at all or acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04 (ASC Topic 848), Reference Rate Reform. This ASU provides optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. Adoption of the expedients and exceptions is permitted upon issuance of this update through 31 December 2022. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In November 2021, the FASB issued ASU 2021-10 (ASC Topic 832), Disclosures by Business Entities about Government Assistance. This ASU requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the type of transactions, (2) the accounting for those transactions and (3) the effect of those transactions on an entity’s financial statements. The Company will adopt this new guidance beginning first quarter of fiscal year 2023 on a prospective basis and plans to disclose the aforementioned requirements in consolidated financial statements for the fiscal year ended 30 June 2023.

In June 2022, the FASB issued ASU 2022-03 (ASC Topic 820), Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. This ASU clarifies that a contractual restriction on the sale of equity security is not considered when measuring its fair value and requires new disclosures for equity securities subject to contractual sale restriction. The Company is required to adopt this guidance in the first quarter of fiscal year 2025. Early adoption is permitted. The Company is in the process of assessing the impact of this ASU on its consolidated financial statements.

Recently Adopted Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-12 (ASC Topic 740), Simplifying the Accounting for Income Taxes. This ASU simplifies accounting for income taxes by removing certain exceptions to the general principles and amending existing guidance to improve consistent application. This ASU became effective and the Company adopted the guidance in the quarter ended 1 October 2021. The adoption of this ASU did not have an impact on the Company’s consolidated financial statements.

In July 2021, the FASB issued ASU 2021-05 (ASC Topic 842), Lessors—Certain Leases with Variable Lease Payments. This ASU requires lessors to classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease if the lease would have been classified as a sales-type lease or a direct financing lease and the lessor would have otherwise recognized a day-one loss. The Company adopted the guidance in the quarter ended 1 October 2021 on a prospective basis. The adoption of this ASU did not have an impact on the Company’s consolidated financial statements.

2. Balance Sheet Information

Available-for-sale Debt Securities

The following table summarizes, by major type, the fair value and amortized cost of the Company’s investments as of 1 July 2022 and 2 July 2021:

	1 July 2022			2 July 2021
(US Dollars in millions)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(1)	Amortized Cost	Unrealized Gain/(Loss)	Fair Value(1)
Available-for-sale debt securities:
Money market funds	$60	$—	$60	$552	$—	$552
Time deposits and certificates of deposit	1	—	1	1	—	1
Other debt securities	23	—	23	18	—	18

Total	$84	$—	$84	$571	$—	$571

Included in Cash and cash equivalents(2)			$59			$551
Included in Other debtors - amounts falling due within one year			2			2
Included in Other debtors - amounts falling due after one year			23			18

Total			$84			$571

(1)	Represents the Company’s investments that are listed with the exception of Time deposits, certificates of deposit and other debt securities.

(2)	Amount does not include $556 million and $658 million of cash held in banks for the years ended 1 July 2022 and 2 July 2021, respectively.

As of 1 July 2022 and 2 July 2021, the Company’s Other debtors - amounts falling due within one year included $2 million in restricted cash equivalents held as collateral at banks for various performance obligations.

As of 1 July 2022 and 2 July 2021, the Company had no material available-for-sale debt securities that had been in a continuous unrealized loss position for a period greater than 12 months. During fiscal year 2022, the Company recorded a $13 million impairment loss relating to available-for-sale debt securities. The Company determined no impairment related to credit losses for available-for-sale debt securities as of 2 July 2021.

The fair value and amortized cost of the Company’s investments classified as available-for-sale debt securities at 1 July 2022 by remaining contractual maturity were as follows:

(US Dollars in millions)	Amortized Cost	Fair Value
Due in less than 1 year	$61	$61
Due in 1 to 5 years	15	15
Due in 6 to 10 years	—	—
Thereafter	8	8

Total	$84	$84

Cash, Cash Equivalents and Restricted Cash

The following table provides a summary of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets that reconciles to the corresponding amount in the Consolidated Statements of Cash Flows:

(US Dollars in millions)	1 July 2022	2 July 2021	3 July 2020
Cash and cash equivalents	$615	$1,209	$1,722
Restricted cash included in Other debtors - amounts falling due within one year	2	2	2

Total cash, cash equivalents and restricted cash shown in the Statements of Cash Flows	$617	$1,211	$1,724

Trade Debtors

The following table provides details of the trade debtors balance sheet item:

(US Dollars in millions)	1 July 2022	2 July 2021
Trade Debtors	$1,536	$1,162
Allowance for expected credit losses	(4)	(4)

Trade Debtors, net	$1,532	$1,158

Activity in the allowance for expected credit losses is as follows:

(US Dollars in millions)	Balance at Beginning of Period	Charges to Profit and Loss	Deductions(1)	Balance at End of Period
Fiscal year ended 2 July 2021	$5	—	(1)	$4
Fiscal year ended 1 July 2022	$4	—	—	$4

(1)	Uncollectible accounts written off, net of recoveries.

In connection with an existing factoring agreement, the Company sells trade receivables to a third party for cash proceeds less a discount. During fiscal year 2022, the Company sold trade receivables without recourse for cash proceeds of $275 million of which $200 million remained subject to servicing by the Company as of 1 July 2022. During fiscal year 2021, the Company sold trade receivables without recourse for cash proceeds of $183 million, of which none remained subject to servicing by the Company as of 2 July 2021. The discounts on trade receivables sold were not material for fiscal years 2022 and 2021.

Inventories

The following table provides details of the inventory balance sheet item:

(US Dollars in millions)	1 July 2022	2 July 2021
Raw materials and components	$601	$375
Work-in-process	414	443
Finished goods	550	386

Total inventories	$1,565	$1,204

Other Debtors - amounts falling due within one year

The following table provides details of the other debtors - amounts falling due within one year balance sheet item:

(US Dollars in millions)	1 July 2022	2 July 2021
Vendor non-trade debtors	$83	$84
Prepaid expenses	73	36
Other	161	84

	$317	$204

Other Debtors - amounts falling due after one year

The following table provides details of the other debtors - amounts falling due after one year balance sheet item:

(US Dollars in millions)	1 July 2022	2 July 2021
Deferred income taxes	$1,132	$1,117
Other	27	22

	$1,159	$1,139

Tangible Assets

The following table provides details of the tangible assets balance sheet item:

(US Dollars in millions)	Land	Equipment	Buildings and Leasehold Improvements(1)	Construction in Progress (CIP)	Total
Useful lives (years)		3 – 7	Up to 30
Cost:
At 3 July 2020	$48	$8,033	$1,848	$283	$10,212
Additions	—	110	7	309	426
Disposals	(2)	(242)	(8)	—	(252)
Reclassifications	—	8	(8)	—	—
CIP Reclassifications	2	341	49	(392)	—

At 2 July 2021	$48	$8,250	$1,888	$200	$10,386

Additions	—	154	12	322	488
Disposals	—	(202)	(6)	—	(208)
CIP Reclassifications		271	5	(276)	—

At 1 July 2022	$48	$8,473	$1,899	$246	$10,666

Accumulated Depreciation:
At 3 July 2020	$(7)	$(6,962)	$(1,114)	$—	$(8,083)
Additions	(1)	(278)	(89)	—	(368)
Disposals	—	242	8	—	250
Reclassifications	—	(8)	8	—	—

At 2 July 2021	$(8)	$(7,006)	$(1,187)	$—	$(8,201)

Additions	(1)	(345)	(85)	—	(431)
Disposals	—	203	6	—	209

At 1 July 2022	$(9)	$(7,148)	$(1,266)	$—	$(8,423)

Net Book Value:
At 2 July 2021	$40	$1,244	$701	$200	$2,185

At 1 July 2022	$39	$1,325	$633	$246	$2,243

(1)	The net book value of land and building classified as assets held for sale was $4 million as of both 1 July 2022 and 2 July 2021.

Interest on borrowings related to eligible capital expenditures is capitalized as part of the cost of the qualified assets and amortized over the estimated useful lives of the assets. During fiscal years 2022 and 2021, the Company capitalized interest of $3 million and $5 million, respectively.

Other Provisions

The following table provides details of the other provisions balance sheet item:

(US Dollars in millions)	Note	1 July 2022	2 July 2021
Accrued warranty	12	$148	$136
Accrued restructuring	7	5	8

Other provisions		$153	$144

Other Creditors - amounts due within one year

The following table provides details of the other creditors - amounts falling due within one year balance sheet item:

(US Dollars in millions)	Note	1 July 2022	2 July 2021
Accrued expenses		$398	$415
Dividend payable		147	153
Lease liabilities	6	14	15
Deferred income		21	11
Accrued employee compensation		252	282

Other creditors - amounts due within one year		$832	$876

Accumulated Other Comprehensive Income (Loss) (“AOCI”), a component of Other Reserves

The components of AOCI, net of tax, were as follows:

(US Dollars in millions)	Unrealized Gains (Losses) on Cash Flow Hedges	Unrealized Gains (Losses) on Post- Retirement Plans	Foreign Currency Translation Adjustments	Total
Balance at 3 July 2020	$(24)	$(26)	$(16)	$(66)
Other comprehensive gain before reclassifications	15	1	15	31
Amounts reclassified from AOCI	(9)	3	—	(6)

Other comprehensive income	6	4	15	25

Balance at 2 July 2021	(18)	(22)	(1)	(41)
Other comprehensive gain before reclassifications	48	6	—	54
Amounts reclassified from AOCI	21	2	—	23

Other comprehensive income	69	8	—	77

Balance at 1 July 2022	$51	$(14)	$(1)	$36

3. Goodwill and Other Long-lived Assets

Goodwill

The carrying amount of goodwill was $1,237 million as of 1 July 2022 and 2 July 2021. There were no additions to, disposals of, impairments of or translation adjustments to goodwill in fiscal years 2022 and 2021.

Other Intangible Assets

Other intangible assets consist primarily of existing technology, customer relationships and trade names acquired in business combinations. Intangibles are amortized on a straight-line basis over the respective estimated useful lives of the assets. Amortization is charged to Operating expenses in the Consolidated Profit and Loss Account.

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 1 July 2022, is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$29	$(24)	$5	1.0 Year
Customer relationships	71	(68)	3	0.2 Year
Other intangible assets	8	(7)	1	0.8 Year

Total amortizable other intangible assets	$108	$(99)	$9	0.8 Year

The carrying value of other intangible assets subject to amortization, excluding fully amortized intangible assets, as of 2 July 2021 is set forth in the following table:

(US Dollars in millions)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life
Existing technology	$43	$(30)	$13	1.8 Years
Customer relationships	71	(58)	13	1.2 Years
Other intangible assets	9	(6)	3	1.7 Years

Total amortizable other intangible assets	$123	$(94)	$29	1.5 Years

As of 1 July 2022, expected amortization expense for other intangible assets for fiscal year 2023 is $9 million.

The carrying values of intangible assets were $9 million and $29 million as of 1 July 2022 and 2 July 2021, respectively. In fiscal year 2022, amortization expense for other intangible assets was $20 million, of which $9 million was included in Cost of revenue and $11 million was included in Amortization of intangibles in the Consolidated Profit and Loss account. In fiscal year 2021, amortization expense for other intangible assets was $29 million, of which $17 million was included in Cost of revenue and $12 million was included in Amortization of intangibles in the Consolidated Profit and Loss account.

(US dollars in millions)	Existing Technology	Customer Relationships	Trade Names	Other Intangible Assets	Total(1)
Cost:
At 3 July 2020	$300	$499	$30	$55	$884
Disposals/Retirements	(264)	(428)	(30)	(36)	(758)
Reclassifications	10	—	—	(10)	—

At 2 July 2021	$46	$71	$—	$9	$126
Disposals/Retirements	(3)	—	—	(1)	(4)

At 1 July 2022	$43	$71	$—	$8	$122

Accumulated Amortization:
At 3 July 2020	$(280)	$(476)	$(30)	$(40)	$(826)
Additions	(17)	(10)	—	(2)	(29)
Disposals/Retirements	264	428	30	36	758

At 2 July 2021	$(33)	$(58)	$—	$(6)	$(97)
Additions	(8)	(10)	—	(2)	(20)
Disposals/Retirements	3	—	—	1	4

At 1 July 2022	$(38)	$(68)	$—	$(7)	$(113)

Net Book Value:
At 2 July 2021	$13	$13	$—	$3	$29

At 1 July 2022	$5	$3	$—	$1	$9

(1) The carrying value of intangible assets subject to amortization in the above table includes fully amortized intangible assets as of 1 July 2022 and 2 July 2021.

4. Debentures and Bank Loans

The following table provides details of the Company’s debt as of 1 July 2022 and 2 July 2021:

(Dollars in millions)	1 July 2022	2 July 2021
Unsecured Senior Notes(1)
$750 issued on 3 February 2017 at 4.25% due 1 March 2022 (the “2022 Notes”), interest payable semi-annually on 1 March and 1 September of each year. Fully repaid on 1 February 2022.	$—	$220
$1,000 issued on 22 May 2013 at 4.75% due 1 June 2023 (the “2023 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	540	541
$500 issued on 3 February 2017 at 4.875% due 1 March 2024 (the “2024 Notes”), interest payable semi-annually on 1 March and 1 September of each year.	499	499
$1,000 issued on 28 May 2014 at 4.75% due 1 January 2025 (the “2025 Notes”), interest payable semi-annually on 1 January and 1 July of each year.	479	479
$700 issued on 14 May 2015 at 4.875% due 1 June 2027 (the “2027 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	504	504
$500 issued on 18 June 2020 at 4.091% due 1 June 2029 (the “June 2029 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	466	461
$500 issued on 8 December 2020 at 3.125% due 15 July 2029 (the “July 2029 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	500	500
$500 issued on 10 June 2020 at 4.125% due 15 January 2031 (the “January 2031 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	500	499
$500 issued on 8 December 2020 at 3.375% due 15 July 2031 (the “July 2031 Notes”), interest payable semi-annually on 15 January and 15 July of each year.	500	500
$500 issued on 2 December 2014 at 5.75% due 1 December 2034 (the “2034 Notes”), interest payable semi-annually on 1 June and 1 December of each year.	489	489

Term Loan
$600 borrowed on 14 October 2021 at London Interbank Offered Rate (“LIBOR”) plus a variable margin ranging from 1.125% to 2.375%, (the “Term Loan A1”), repayable in quarterly installments beginning on 31 December 2022, with a final maturity date of 16 September 2025.	600	—
$600 borrowed on 14 October 2021 at LIBOR plus a variable margin ranging from 1.25% to 2.5%, (the “Term Loan A2”), repayable in quarterly installments beginning on 31 December 2022, with a final maturity date of 30 July 2027.	600	—
$500 borrowed on 17 September 2019 at LIBOR, (the “September 2019 Term Loan”), repayable in quarterly installments of 1.25% of the original principal amount beginning on 31 December 2020, with a final maturity date of 16 September 2025, fully repaid on 14 October 2021.	—	481

	5,677	5,173
Less: unamortized debt issuance costs	(31)	(34)

Debt, net of debt issuance costs	5,646	5,139
Less: current portion of long-term debt	(584)	(245)

Long-term debt, less current portion	$5,062	$4,894

(1) All unsecured senior notes are issued by Seagate HDD Cayman, and the obligations under these notes are fully and unconditionally guaranteed, on a senior unsecured basis, by Seagate Technology Unlimited Company (“STUC”) and, pursuant to a supplemental indenture dated as of 18 May 2021, STX.

Unsecured Senior Notes

2022 Notes. On 1 February 2022, the entire outstanding principal amount of $220 million was repaid at par, plus accrued and unpaid interest. During fiscal year 2021, $9 million aggregate principal amount of the 2022 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest. During fiscal year 2020, $521 million aggregate principal amount of the 2022 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest, $250 million and $248 million principal amount of which were repurchased pursuant to cash tender offers for certain senior notes on 18 September 2019 and 18 June 2020, respectively. The Company recorded a loss of $29 million on repurchases during fiscal year 2020, which is included in Other, net in the Company’s Consolidated Profit and Loss Account.

2023 Notes. During fiscal year 2021, $5 million aggregate principal amount of the 2023 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest. During fiscal year 2020, $395 million aggregate principal amount of the 2023 Notes were repurchased for cash at a premium to their principal amount, plus accrued and unpaid interest, $200 million and $178 million principal amount of which was repurchased pursuant to the cash tender offers on 18 September 2019 and 18 June 2020, respectively. The Company recorded a loss of $1 million and $20 million for fiscal years 2021 and 2020, which is included in Other, net in the Company’s Consolidated Profit and Loss Account.

2025 Notes. On 18 September 2019, $170 million principal amount of the 2025 Notes was repurchased at a premium pursuant to the cash tender offers. For fiscal year 2020, the Company recorded a loss of $8 million on repurchase, which is included in Other, net in the Company’s Consolidated Profit and Loss Account. On 18 June 2020, Seagate HDD Cayman completed an exchange offer in which the principal amount of $271 million of the 2025 Notes was exchanged for the principal amount of $297 million of the July 2029 Notes. The exchange was accounted for as a debt modification with no gain or loss recognized. 2027 Notes. On 18 June 2020, Seagate HDD Cayman completed an exchange offer in which the principal amount of $185 million of the 2027 Notes was exchanged for the principal amount of $203 million of the July 2029 Notes. The exchange was accounted for as a debt modification with no gain or loss recognized.

Credit Agreement

The Company’s subsidiary, Seagate HDD Cayman, entered into a credit agreement on 20 February 2019, which was amended on 28 May 2019, 16 September 2019, 13 January 2021, 18 May 2021, and 14 October 2021 (the “Credit Agreement”).

Prior to the 14 October 2021 amendment, the Credit Agreement provided a term loan facility in an aggregate principal amount of $500 million and a $1.75 billion senior unsecured revolving credit facility (“Revolving Credit Facility”). The September 2019 Term Loan had a final maturity date of 16 September 2025 and the Revolving Credit Facility had a final maturity of 20 February 2024. On 17 September 2019, Seagate HDD Cayman borrowed the $500 million principal amount under the September 2019 Term Loan.

On 14 October 2021, STX and Seagate HDD Cayman entered into an amendment to the Credit Agreement (“Fifth Amendment”), which provides for a new term loan facility in the aggregate principal amount of $1.2 billion that was extended in two tranches of $600 million each (“Term Loan A1” and “Term Loan A2” and together the “Term Loans”). Term Loan A1 and Term Loan A2 were each drawn in full on the closing date for the Fifth Amendment. Term Loan A1 bears interest at a rate of LIBOR plus a variable margin ranging from 1.125% to 2.375% that will be determined based on the corporate credit rating of the Company. Term Loan A1 is repayable in quarterly installments beginning on 31 December 2022 and has a final maturity date of 16 September 2025. Term Loan A2 bears interest at a rate of LIBOR plus a variable margin ranging from 1.25% to 2.5% that will be determined based on the corporate credit rating of the Company. Term Loan A2 is repayable in quarterly installments beginning on 31 December 2022 and has a final maturity date of 30 July 2027. The proceeds of the Terms Loans may be used for, among other things, general corporate purposes.

In addition, pursuant to the Fifth Amendment, the maturity date for the revolving loan commitments under the Revolving Credit Facility was extended until 14 October 2026, the revolving commitments were increased to 1.75 billion and the interest rate margins for the revolving loans were amended to LIBOR plus a variable margin ranging from 1.125% to 2.375% that will be determined based on the corporate credit rating of the Company.

STX and certain of its material subsidiaries, including STUC, fully and unconditionally guarantee both the Revolving Credit Facility and the Term Loans.

The Credit Agreement includes three financial covenants: (1) interest coverage ratio, (2) total leverage ratio and (3) a minimum liquidity amount. The Company was in compliance with the covenants as of 1 July 2022 and expects to be in compliance for the next 12 months. As of 1 July 2022, no borrowings (including swing line loans) were outstanding and no commitments were utilized for letters of credit issued under the Revolving Credit Facility.

Subsequent event

On 18 August 2022, Seagate Technology Holdings plc and Seagate HDD Cayman (the “Borrower”) entered into an amendment to the Credit Agreement (the “Sixth Amendment”), which provides for a new term loan facility in the aggregate principal amount of $600 million (“Term Loan A3”). The Term Loan A3 was borrowed in full at the closing of the Sixth Amendment. The Term Loan A3 bears interest at Secured Overnight Financing Rate (“SOFR”) plus a variable margin of 1.25% to 2.50%, in each case with such margin being determined based on the corporate credit rating of the Borrower or one of its parent entities. The Term Loan A3 is repayable in quarterly installments beginning on 31 December 2022 and is scheduled to mature on 30 July 2027.

The Sixth Amendment to the Credit Agreement also replaced the LIBOR interest rates plus variable margin of Term Loan A1 and Term Loan A2 with the SOFR interest rates plus a variable margin that will be determined based on the corporate credit rating of the Borrower or one of its parent entities. The Sixth Amendment also permits the Borrower to increase the revolving loan commitments or obtain new term loans of up to $100 million in aggregate, subject to the satisfaction of certain terms and conditions.

Interest expense shown in the Consolidated Profit and Loss Account are related to the Company’s debentures. At 1 July 2022, future principal payments on long-term debt were as follows (US Dollars in millions):

Fiscal Year	Amount
2023	$585
2024	560
2025	562
2026	563
2027	565
Thereafter	2,880

Total	$5,715

5. Income Taxes

Income before taxes consisted of the following:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
US	$145	$191
Non-US	1,534	1,157

	$1,679	$1,348

The provision for liabilities and charges related to taxation as reported in the Consolidated Balance Sheet consisted of the following:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Accrued income taxes falling due within one year	$11	$7
Accrued income taxes falling due after one year	3	3
Deferred income tax liabilities due after one year	17	14

Total	$31	$24

Income tax expense/(benefit) consisted of the following:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Current income tax expense:
US	$4	$—
Non-US	35	38

Total Current	39	38

Deferred income tax expense/(benefit):
US	3	8
Non-US	(12)	(12)

Total Deferred	(9)	(4)

Income tax expense	$30	$34

The significant components of the Company’s deferred tax assets and liabilities were as follows:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Deferred tax assets
Accrued warranty	$34	$31
Inventory valuation accounts	43	39
Debtor reserve	20	15
Accrued compensation and benefits	73	66
Depreciation	45	47
Other accruals and deferred items	24	25
Net operating losses	671	698
Tax credit carryforwards	650	628
Other assets	1	2

Gross: Deferred tax assets	1,561	1,551
Less: Valuation allowance	(434)	(429)

Net: Deferred tax assets	1,127	1,122

Deferred tax liabilities
Unremitted earnings of certain non-US entities	(5)	(5)
Acquisition-related items	(2)	(5)
Other liabilities	(5)	(9)

Net: Deferred tax liabilities	(12)	(19)

Total net deferred tax assets	$1,115	$1,103

At 1 July 2022, the Company recorded $1.1 billion of net deferred tax assets. The realization of most of these deferred tax assets is primarily dependent on the Company’s ability to generate sufficient US and certain non-Irish taxable income in future periods. Although realization is not assured, the Company’s management believes it is more likely than not that these deferred tax assets will be realized. The amount of deferred tax assets considered realizable, however, may increase or decrease in subsequent periods when the Company re-evaluates the underlying basis for its estimates of future US and certain non-Irish taxable income.

The deferred tax asset valuation allowance increased by $5 million in fiscal year 2022.

At 1 July 2022, the Company had US and non-US tax net operating loss carryforwards of approximately $4.3 billion and $120 million, respectively, which will expire at various dates beginning in fiscal year 2023, if not utilized. Net operating loss carryforwards of approximately $26 million are scheduled to expire in fiscal year 2023. At 1 July 2022, the Company had US tax credit carryforwards of $743 million which will expire at various dates beginning in fiscal year 2023 if not utilized.

As of 1 July 2022, approximately $190 million and $88 million of the Company’s total US net operating loss and tax credit carryforwards, respectively, are subject to annual limitations ranging from $1 million to $45 million pursuant to US tax law.

For purposes of the reconciliation between the income tax expense at the statutory rate and the effective tax rate, the Irish statutory rate of 25% was applied as follows:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Income tax expense at the statutory rate applicable to the Company in Ireland	$420	$337
Permanent differences	5	8
Change in valuation allowance	7	(2)
Earnings taxed at less than statutory rate applicable to the Company in Ireland	(371)	(287)
Research Credit	(26)	(27)
Other individually immaterial items	(5)	5

Income tax expense	$30	$34

A substantial portion of the Company’s operations in Singapore and Thailand operate under various tax incentive programs, which expire in whole or in part at various dates through 2033. Certain tax incentives may be extended if specific conditions are met. The net impact of these tax incentive programs was an increase to the Company’s net income by approximately $290 million in fiscal year 2022 ($1.29 per share, diluted) and an increase the Company’s net income by approximately $226 million in fiscal year 2021 ($0.92 per share, diluted).

The Company analyzes the potential for deferred tax liabilities with respect to the accumulated earnings of non-Irish subsidiaries on an annual basis. The analysis focuses on the outside basis differences in the stock of the non-Irish subsidiaries as well as the withholding tax obligations those subsidiaries may have with respect to any distribution. The undistributed earnings for which taxes are not provided are permanently reinvested or can be repatriated without incremental tax liability.

As of 1 July 2022 and 2 July 2021, the Company had approximately $114 million and $108 million, respectively, of unrecognized tax benefits excluding interest and penalties. These amounts, if recognized, would impact the effective tax rate subject to certain future valuation allowance offsets.

The following table summarizes the activities related to the Company’s gross unrecognized tax benefits:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Balance of unrecognized tax benefits at the beginning of the year	$108	$89
Gross increase for tax positions of prior years	1	7
Gross decrease for tax positions of prior years	(1)	(1)
Gross increase for tax positions of current year	6	15
Gross decrease for tax positions of current year	—	—
Settlements	—	(1)
Lapse of statutes of limitation	—	(1)

Balance of unrecognized tax benefits at the end of the year	$114	$108

It is the Company’s policy to include interest and penalties related to unrecognized tax benefits in the income tax expense on the Consolidated Profit and Loss Account. Interest and penalties recorded were not material to any periods presented in the Consolidated Profit and Loss Account. As of 1 July 2022, the accrued interest and penalties related to unrecognized tax benefits did not materially change compared to fiscal year 2021.

During the 12 months beginning 2 July 2022, the Company does not expect a material change to its unrecognized tax benefits as a result of the expiration of certain statutes of limitation.

The Company is required to file US and non-US income tax returns. The Company is no longer subject to tax examination of its US income tax returns for years prior to fiscal year 2018 and prior to fiscal year 2011 for non-US income tax returns.

The following table shows the activity in the deferred tax liability balance for fiscal year 2022:

(US Dollars in millions)	Amount
Balance at 2 July 2021	$14
Unremitted earnings of certain non-US entities	1
Other activities	2

Balance at 1 July 2022	$17

6. Leases

The Company is a lessee in several operating leases related to real estate facilities for warehouse and office space.

The Company’s lease arrangements comprise operating leases with various expiration dates through 2068. The lease term includes the non-cancelable period of the lease, adjusted for options to extend or terminate the lease when it is reasonably certain that an option will be exercised.

Operating lease costs include short-term lease costs and are shown net of immaterial sublease income. The components of lease costs and other information related to leases were as follows:

	Fiscal Years Ended
(US Dollars in millions)	1 July 2022	2 July 2021
Operating lease cost	$16	$15
Variable lease cost	4	4

Total lease cost	$20	$19

Operating cash outflows from operating leases	$20	$19

	1 July 2022	2 July 2021
Weighted-average remaining lease term	9.3 years	7.2 years
Weighted-average discount rate	6.40%	6.02%

ROU assets and lease liabilities are included on the Company’s Consolidated Balance Sheet as follows:

(US Dollars in millions)	Balance Sheet Location	1 July 2022	2 July 2021
ROU assets	Right of use assets	$94	$97
Current lease liabilities	Other creditors – amounts due within one year	14	15
Non-current lease liabilities	Other creditors – amounts due after one year	36	39

The following table provides details of the ROU assets:

(US Dollars in millions)	1 July 2022	2 July 2021
Balance, beginning of period	$97	$103
Assets recognized for new leases	13	12
Amortization	(19)	(20)
Other (interest accretion and other adjustments)	3	2

Balance, end of period	$94	$97

At 1 July 2022, future lease payments included in the measurement of lease liabilities were as follows (US Dollars in millions):

Fiscal Year	Amount
2023	$14
2024	10
2025	8
2026	6
2027	4
Thereafter	16

Total lease payments	58
Less: imputed interest	(8)

Present value of lease liabilities	$50

7. Restructuring and Exit Costs

During fiscal years 2022 and 2021, the Company recorded restructuring charges of $3 million and $8 million, respectively, comprised primarily of charges related to workforce reduction costs and facilities and other exit costs associated with the restructuring of its workforce. The Company’s significant restructuring plans are described below. All restructuring charges are reported in Restructuring and other, net on the Consolidated Profit and Loss Account.

June 2020 Plan - On 1 June 2020, the Company committed to a restructuring plan (the “June 2020 Plan”) consistent with its long-term strategy to drive operational efficiencies, reduce its cost structure and invest in future opportunities. The June 2020 Plan included reducing its headcount worldwide by approximately 500 employees. The June 2020 Plan was substantially completed during the first quarter of fiscal year 2021.

The following table summarizes the Company’s restructuring activities under all of the Company’s active restructuring plans for fiscal years 2022 and 2021:

	June 2020 Plan		Other Plans

(US Dollars in millions)	Workforce Reduction Costs	Facilities and Other Exit Costs	Workforce Reduction Costs	Facilities and Other Exit Costs	Total
Accrual balances at 3 July 2020	$38	$2	$5	$3	$48
Restructuring charges	—	—	6	8	14
Cash payments	(37)	(1)	(10)	(5)	(53)
Adjustments	—	—	—	(1)	(1)

Accrual balances at 2 July 2021	1	1	1	5	8
Restructuring charges	—	—	2	1	3
Cash payments	(1)	(1)	(3)	(1)	(6)
Adjustments	—	—	—	—	—

Accrual balances at 1 July 2022	$—	$—	$—	$5	$5

Total costs incurred to date as of 1 July 2022	$56	$2	$26	$61	$145

Total expected cost to be incurred as of 1 July 2022	$—	$—	$—	$1	$1

The accrued restructuring balance is included in Other provisions in the Company’s Consolidated Balance Sheet for fiscal years 2022 and 2021.

During fiscal year 2021, the Company recognized a gain of $3 million from the sale of a certain property and a gain of $2 million from termination of an operating lease, which are reported in Restructuring and other, net on the Company’s Consolidated Profit and Loss Account.

8. Derivative Financial Instruments

The Company is exposed to foreign currency exchange rate, interest rate and to a lesser extent, equity market risks relating to its ongoing business operations. From time to time, the Company enters into cash flow hedges in the form of foreign currency forward exchange contracts in order to manage the foreign currency exchange rate risk on forecasted expenses and investments denominated in foreign currencies.

The Company has entered into certain interest rate swap agreements to convert the variable interest rate on its Term Loans to fixed interest rates. The objective of the interest rate swap agreements is to eliminate the variability of interest payment cash flows associated with the variable interest rate under the Term Loans. The Company designated the interest rate swaps as cash flow hedges. As of 1 July 2022, the aggregate notional amount of the Company’s interest-rate swap contracts was $1.2 billion, of which $600 million will mature in September 2025 and $600 million will mature in July 2027.

The Company’s accounting policies for these instruments are based on whether the instruments are classified as designated or non-designated hedging instruments. The Company records all derivatives on its Consolidated Balance Sheets at fair value. The changes in the fair value of highly effective designated cash flow hedges are recorded in Accumulated other comprehensive income until the hedged item is recognized in earnings. Derivatives that are not designated as hedging instruments or are not assessed to be highly effective are adjusted to fair value through earnings. The amount of net unrealized gain on cash flow hedges was $51 million and net unrealized loss was $18 million as of 1 July 2022 and as of 2 July 2021, respectively. As of 1 July 2022, the amount of existing net gains related to cash flow hedges recorded in Accumulated other comprehensive income included a net gain of $8 million that is expected to be reclassified to earnings within twelve months.

The Company de-designates its cash flow hedges when the forecasted hedged transactions affect earnings or it is probable the forecasted hedged transactions will not occur in the initially identified time period. At such time, the associated gains and losses deferred in Accumulated other comprehensive income on the Company’s Consolidated Balance Sheets are reclassified into earnings and any subsequent changes in the fair value of such derivative instruments are immediately reflected in earnings. The Company recognized a net loss of $11 million and $10 million in Cost of revenue and Interest expense, respectively related to the loss of hedge designation on discontinued cash flow hedges during fiscal year 2022. The Company recognized a net gain of $14 million in Cost of revenue and a net loss of $7 million in Interest expense related to the loss of hedge designation on discontinued cash flow hedges during fiscal year 2021.

Other derivatives not designated as hedging instruments consist of foreign currency forward exchange contracts that the Company uses to hedge the foreign currency exposure on forecasted expenditures denominated in currencies other than the US dollar. The Company recognizes gains and losses on these contracts, as well as the related costs in Other income and charges, net on its Consolidated Profit and Loss Account.

The following tables show the total notional value of the Company’s outstanding foreign currency forward exchange contracts as of 1 July 2022 and 2 July 2021. All of the foreign currency forward exchange contracts mature within 12 months.

	As of 1 July 2022
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges

Singapore Dollar	$178	$52

Thai Baht	133	35

Chinese Renminbi	92	24

British Pound Sterling	64	15

	$467	$126

	As of 2 July 2021
(US Dollars in millions)	Contracts Designated as Hedges	Contracts Not Designated as Hedges

Singapore Dollar	$172	$43

Thai Baht	131	46

Chinese Renminbi	73	21

British Pound Sterling	54	16

	$430	$126

The Company is subject to equity market risks due to changes in the fair value of the notional investments selected by its employees as part of its non-qualified deferred compensation plan: the Seagate Deferred Compensation Plan (the “SDCP”). In fiscal year 2014, the Company entered into a Total Return Swap (“TRS”) in order to manage the equity market risks associated with the SDCP’s liabilities. The Company pays a floating rate, based on LIBOR plus an interest rate spread, on the notional amount of the TRS. The TRS is designed to substantially offset changes in the SDCP’s liabilities due to changes in the value of the investment options made by employees. As of 1 July 2022, the notional investments underlying the TRS amounted to $104 million. The contract term of the TRS is through January 2023 and is settled on a monthly basis, therefore limiting counterparty performance risk. The Company did not designate the TRS as a hedge. Rather, the Company records all changes in the fair value of the TRS to earnings to offset the market value changes of the SDCP’s liabilities.

The following tables show the Company’s derivative instruments measured at gross fair value as reflected in the Consolidated Balance Sheets as of 1 July 2022 and 2 July 2021:

	As of 1 July 2022
	Derivative Assets		Derivative Liabilities
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Derivatives designated as hedging instruments:

Foreign currency forward exchange contracts	Other debtors	$—	Other creditors	$(14)

Interest rate swap	Other debtors	65	Other creditors	—

Derivatives not designated as hedging instruments:

Foreign currency forward exchange contracts	Other debtors	—	Other creditors	(5)

Total return swap	Other debtors	—	Other creditors	(4)

Total derivatives		$65		$(23)

	As of 2 July 2021
	Derivative Assets		Derivative Liabilities
(US Dollars in millions)	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Derivatives designated as hedging instruments:

Foreign currency forward exchange contracts	Other debtors	$1	Other creditors	$(5)

Interest rate swap	Other debtors	—	Other creditors	(14)

Derivatives not designated as hedging instruments:

Foreign currency forward exchange contracts	Other debtors	1	Other creditors	(2)

Total return swap	Other debtors	2	Other creditors	—

Total derivatives		$4		$(21)

The following tables show the effect of the Company’s derivative instruments on the Consolidated Statement of Comprehensive Income and Consolidated Profit and Loss Account for the fiscal year ended 1 July 2022:

(US Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives

Foreign currency forward exchange contracts	Other income and charges, net	$(9)

Total return swap	Operating expenses	(18)

(US Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/ (Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/ (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/ (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/ (Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/ (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)

Foreign currency forward exchange contracts	$(22)	Cost of revenue	$(11)	Other income and charges, net	$1

Interest rate swap	70	Interest expense	(10)	Interest expense	—

The following tables show the effect of the Company’s derivative instruments on the Consolidated Statement of Comprehensive Income and Consolidated Profit and Loss Account for the fiscal year ended 2 July 2021:

(US Dollars in millions) Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss) Recognized in Income on Derivatives	Amount of Gain or (Loss) Recognized in Income on Derivatives

Foreign currency forward exchange contracts	Other income and charges, net	$10

Total return swap	Operating expenses	30

(US Dollars in millions) Derivatives Designated as Hedging Instruments	Amount of Gain/ (Loss) Recognized in OCI on Derivatives (Effective Portion)	Location of Gain/ (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain/ (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Location of Gain/ (Loss) Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of Gain/ (Loss) Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)

Foreign currency forward exchange contracts	$7	Cost of revenue	$14	Other income and charges, net	$1

Interest rate swap	8	Interest expense	(7)	Interest expense	—

9. Fair Value

Measurement of Fair Value

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

A fair value hierarchy is based on whether the market participant assumptions used in determining fair value are obtained from independent sources (observable inputs) or reflect the Company’s own assumptions of market participant valuation (unobservable inputs). A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are:

Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices for identical assets and liabilities in markets that are inactive; quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; or

Level 3 - Prices or valuations that require inputs that are both unobservable and significant to the fair value measurement.

The Company considers an active market to be one in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis and views an inactive market as one in which there are few transactions for the asset or liability, the prices are not current, or price quotations vary substantially either over time or among market makers. Where appropriate, the Company’s or the counterparty’s non-performance risk is considered in determining the fair values of liabilities and assets, respectively.

Items Measured at Fair Value on a Recurring Basis

The following tables present the Company’s assets and liabilities, by financial instrument type and balance sheet line item that are measured at fair value on a recurring basis, excluding accrued interest components, as of:

	1 July 2022				2 July 2021
	Fair Value Measurements at Reporting Date Using				Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance

Assets:

Money market funds	$59	$—	$—	$59	$551	$—	$—	$551

Total cash equivalents	59	—	—	59	551	—	—	551

Restricted cash and investments:

Money market funds	1	—	—	1	1	—	—	1

Time deposits and certificates of deposit	—	1	—	1	—	1	—	1

Other debt securities	—	—	23	23	—	—	18	18

Derivative assets	—	65	—	65	—	4	—	4

Total assets	$60	$66	$23	$149	$552	$5	$18	$575

Liabilities:

Derivative liabilities	$—	$23	$—	$23	$—	$21	$—	$21

Total liabilities	$—	$23	$—	$23	$—	$21	$—	$21

	1 July 2022				2 July 2021
	Fair Value Measurements at Reporting Date Using				Fair Value Measurements at Reporting Date Using
(US Dollars in millions)	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Balance

Assets:

Cash and cash equivalents	$59	$—	$—	$59	$551	$—	$—	$551

Other debtors—amounts falling due within one year	1	66	—	67	1	5	—	6

Financial assets	—	—	23	23	—	—	18	18

Total assets	$60	$66	$23	$149	$552	$5	$18	$575

Liabilities:

Other creditors—amounts falling due within one year	$—	$23	$—	$23	$—	$21	$—	$21

Total liabilities	$—	$23	$—	$23	$—	$21	$—	$21

The Company classifies items in Level 1 if the financial assets consist of securities for which quoted prices are available in an active market.

The Company classifies items in Level 2 if the financial asset or liability is valued using observable inputs. The Company uses observable inputs including quoted prices in active markets for similar assets or liabilities. Level 2 assets include: agency bonds, corporate bonds, commercial paper, municipal bonds, US Treasuries, time deposits and certificates of deposit. These debt investments are priced using observable inputs and valuation models which vary by asset class. The Company uses a pricing service to assist in determining the fair value of all of its cash equivalents. For the cash equivalents in the Company’s portfolio, multiple pricing sources are generally available. The pricing service uses inputs from multiple industry standard data providers or other third-party sources and various methodologies, such as weighting and models, to determine the appropriate price at the measurement date. The Company corroborates the prices obtained from the pricing service against other independent sources and, as of 1 July 2022, has not found it necessary to make any adjustments to the prices obtained. The Company’s derivative financial instruments are also classified within Level 2. The Company’s derivative financial instruments consist of foreign currency forward exchange contracts, interest rate swaps and the TRS. The Company recognizes derivative financial instruments in its consolidated financial statements at fair value. The Company determines the fair value of these instruments by considering the estimated amount it would pay or receive to terminate these agreements at the reporting date.

Items Measured at Fair Value on a Non-Recurring Basis

From time to time, the Company enters into certain strategic investments for the promotion of business and strategic objectives, which are accounted for either under the equity method or the measurement alternative. If measured at fair value in the Consolidated Balance Sheets, these investments would generally be classified in Level 3 of the fair value hierarchy.

For the investments that are accounted for under the equity method, the Company recorded a net gain of $8 million in fiscal year 2022 and $48 million in fiscal year 2021. The adjusted carrying value of the investments accounted under the equity method amounted to $61 million and $78 million as of 1 July 2022 and 2 July 2021, respectively.

For the investments that are accounted under the measurement alternative, the Company recorded $4 million of net gains in fiscal year 2022. For the investments that are accounted for under the measurement alternative, Company recorded $51 million of net gains in fiscal year 2021, of which $27 million was unrealized as of 2 July 2021 related to upward adjustments due to observable price changes. For fiscal year 2021, the Company recorded downward adjustment of $12 million, to write down the carrying amount of certain investments to their fair value. As of 1 July 2022 and 2 July 2021, the carrying value of the Company’s strategic investments under the measurement alternative was $88 million and $117 million, respectively.

The Company’s debt is carried at amortized cost. The estimated fair value of the Company’s debt is derived using the closing price of the same debt instruments as of the date of valuation, which takes into account the yield curve, interest rates and other observable inputs. Accordingly, these fair value measurements are categorized as Level 2. The following table presents the fair value and amortized cost of the Company’s debt in order of maturity:

	1 July 2022		2 July 2021
(US Dollars in millions)	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value

4.250% Senior Notes due March 2022	$—	$—	$220	$224

4.750% Senior Notes due June 2023	540	538	541	578

4.875% Senior Notes due March 2024	499	494	499	544

4.750% Senior Notes due January 2025	479	471	479	529

4.875% Senior Notes due June 2027	504	483	504	561

4.091% Senior Notes due June 2029	466	427	461	519

3.125% Senior Notes due July 2029	500	396	500	488

4.125% Senior Notes due January 2031	500	410	499	513

3.375% Senior Notes due July 2031	500	393	500	487

5.750% Senior Notes due December 2034	489	433	489	566

LIBOR Based Term Loan A1 due September 2025	600	588	—	—

LIBOR Based Term Loan A2 due July 2027	600	586	—	—

LIBOR Based Term Loan due September 2025	—	—	481	478

	$5,677	$5,219	$5,173	$5,487

Less: debt issuance costs	(31)	—	(34)	—

Debt, net of debt issuance costs	$5,646	$5,219	$5,139	$5,487

Less: current portion of debt, net of debt issuance costs	(584)	(582)	(245)	(249)

Long-term debt, less current portion, net of debt issuance costs	$5,062	$4,637	$4,894	$5,238

Financial Assets

The following table shows the activity in Financial assets for fiscal years 2022 and 2021, respectively:

(US Dollars in millions)	Total

Balance at 3 July 2020	$153

Additional investments	1

Sales and settlements	(28)

Upward adjustments	51

Downward adjustments	(12)

Gain from investments under equity method	48

Balance at 2 July 2021	$213

Additional investments	18

Sales and settlements	(57)

Downward adjustments	—

Upward adjustments	4

Impairment loss relating to available-for-sale debt securities	(13)

Gain from investments under equity method	8

Balance at 1 July 2022	$173

10. Capital and Reserves

Share Capital

The Company’s authorized share capital is $13,500 and consists of 1,250,000,000 ordinary shares, par value $0.00001, of which 209,850,169 shares were outstanding as of 1 July 2022, and 100,000,000 preferred shares, par value $0.00001, of which none were issued or outstanding as of 1 July 2022.

On 18 May 2021, in connection with a corporate reorganization, a new Irish public limited company, STX, began serving as the publicly traded parent company, and pursuant to a scheme of arrangement under Irish law, each STUC ordinary shareholder received one ordinary share, par value $0.00001, of STX on a one-for-one basis. As of 18 May 2021, there were 227,340,817 ordinary shares of $0.00001 par value per share exchanged in connection with the reorganization. As of 2 July 2021, 227,382,980 ordinary shares of $0.00001 par value were outstanding.

Ordinary shares - Holders of ordinary shares are entitled to receive dividends when and as declared by the Company’s board of directors (the “Board of Directors”). Upon any liquidation, dissolution, or winding up of the Company, after required payments are made to holders of preferred shares, any remaining assets of the Company will be distributed ratably to holders of the preferred and ordinary shares. Holders of shares are entitled to one vote per share on all matters upon which the ordinary shares are entitled to vote, including the election of directors.

Preferred shares - The Company may issue preferred shares in one or more series, up to the authorized amount, without shareholder approval. The Board of Directors is authorized to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The Board of Directors can also increase or decrease the number of shares of a series, but not below the number of shares of that series then outstanding, without any further vote or action by the shareholders.

The Board of Directors may authorize the issuance of preferred shares with voting or conversion rights that could harm the voting power or other rights of the holders of the ordinary shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and might harm the market price of its ordinary shares and the voting and other rights of the holders of ordinary shares.

Repurchases of Equity Securities

All repurchases are effected as redemptions in accordance with the Company’s Constitution.

The Company’s Board of Directors increased the authorization for the repurchase of its outstanding ordinary shares by $3.0 billion on 21 October 2020, and $2.0 billion on 22 February 2021. As of 1 July 2022, $2.4 billion remained available for repurchase under the existing repurchase authorization limit.

The following table sets forth information with respect to repurchases of the Company’s ordinary shares during fiscal years 2022 and 2021:

(US Dollars in millions)	Number of Shares Repurchased	Dollar Value of Shares Repurchased

Cumulative repurchased through 3 July 2020	392	$12,386

Repurchased in fiscal year 2021(1)	34	2,081

Cumulative repurchased through 2 July 2021	426	$14,467

Repurchased in fiscal year 2022(1)	21	1,857

Cumulative repurchased through 1 July 2022	447	$16,324

(1) For fiscal years 2022 and 2021, includes net share settlements of $51 million and $33 million, for 1 million and 1 million shares in connection with tax withholding related to vesting of restricted share units, respectively.

Reserves

	Number of Ordinary Shares	Share Premium	Profit and Loss Account	Other Reserves	Total Equity
	(In millions)	(US Dollars in millions)

Balance at 3 July 2020	257	$3,991	$(3,015)	$811	$1,787

Income for the period		—	1,314	—	1,314

Repurchase and cancellation of ordinary shares	(33)	—	(2,047)	—	(2,047)

Tax withholding related to vesting of restricted stock units	(1)	—	(33)	—	(33)

Issuance of shares in respect of share-based payment plans	4	108		—	108

Dividends to shareholders		—	(635)	—	(635)

Share-based compensation		—	—	112	112

Other comprehensive income		—	—	25	25

Retirement of shares resulting from corporate reorganization	(227)	(4,099)	—	4,099	—

Issuance of shares resulting from corporate reorganization	227	23,000	—	(23,000)	—

Balance at 2 July 2021	227	$23,000	$(4,416)	$(17,953)	$631

Share premium reduction		(23,000)	23,000	—	—

Income for the period		—	1,649	—	1,649

Repurchase and cancellation of ordinary shares	(20)	—	(1,806)	—	(1,806)

Tax withholding related to vesting of restricted stock units	(1)	—	(51)	—	(51)

Issuance of shares in respect of share-based payment plans	4	68	—	—	68

Dividends to shareholders		—	(604)	—	(604)

Share-based compensation		—	—	145	145

Other comprehensive income		—	—	77	77

Balance at 1 July 2022	210	$68	$17,772	$(17,731)	$109

On 19 May 2021 the Company issued 1 preference share at a premium of $23.0 billion, by way of a bonus issue. This share was subsequently cancelled. On 14 May 2021, the Company’s shareholders approved a reduction of the Company’s share premium account to create distributable reserves. On 2 June 2021, the Company filed a petition with the High Court of Ireland to approve the creation of distributable reserves through the reduction of the share premium account by approximately $23.0 billion. The High Court of Ireland approved the petition on 15 July 2021.

11. Share-based Compensation

Share-Based Compensation Plans

The Company’s share-based compensation plans have been established to promote the Company’s long-term growth and financial success by providing incentives to its employees, directors and consultants through grants of share-based awards. The provisions of the Company’s share-based benefit plans, which allow for the grant of various types of equity-based awards, are also intended to provide greater flexibility to maintain the Company’s competitive ability to attract, retain and motivate participants for the benefit of the Company and its shareholders.

Seagate Technology Holdings plc 2022 Equity Incentive Plan (the “2022 EIP”): On 20 October 2021, (the “Approval Date”), shareholders of the Company approved the adoption of the 2022 EIP in replacement of Seagate Technology Holdings plc

2012 Equity Inventive Plan (the “2012 EIP”), which was retired as of the Approval Date. The 2022 EIP provides for the grant of various types of awards including restricted share units (“RSUs”), options, performance-based share units (“PSUs”) and share appreciation rights. The maximum number of shares that may be delivered to the participants under the 2022 EIP shall not exceed (i) 14.1 million ordinary shares, plus (ii) any shares subject to any outstanding share awards granted under the 2012 EIP that, on or after the Approval Date expire, are cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or are settled in cash ((i) and (ii) together being the “Share Reserve”). The maximum aggregate number of shares that may be issued pursuant to RSUs or PSUs (collectively, “Full-Value Share Awards”) shall not exceed 12.3 million ordinary shares. Any shares that are subject to the 2022 EIP will be counted against the Share Reserve as one share for every one share granted. As of 1 July 2022, there were 12.0 million ordinary shares available for issuance of Full-Value Share Awards under the 2022 EIP.

Dot Hill Systems 2009 Equity Incentive Plan (the “DHEIP”). Effective 18 May 2021, Seagate Technology Holdings plc assumed the Dot Hill Systems 2009 Equity Incentive Plan, which was acquired by STUC effective 6 October 2015. The Company assumed the remaining authorized but unused share reserve of approximately 2.0 million shares, based on the conversion ratio, from the DHEIP on the acquisition date.

Seagate Technology Holdings plc Employee Stock Purchase Plan (the “ESPP”). There are 60.0 million ordinary shares authorized to be issued under the ESPP. The ESPP consists of a six-month offering period with a maximum issuance of 1.5 million ordinary shares per offering period. The ESPP permits eligible employees to purchase ordinary shares through payroll deductions generally at 85% of the fair market value of the ordinary shares. As of 1 July 2022, there were approximately 7.5 million ordinary shares available for issuance under the ESPP.

Equity Awards

RSUs generally vest over a period of four years, with cliff vesting of a portion of each award occurring annually, subject to continuous employment with the Company through the vesting date. Options generally vest as follows: 25% of the options will vest on the first anniversary of the vesting commencement date and the remaining 75% will vest ratably each month thereafter over the next 36 months. Options granted under the 2022 EIP and 2012 EIP have an exercise price equal to the fair market value of the Company’s ordinary shares on the grant date. Fair market value is defined as the closing price of the Company’s ordinary shares on NASDAQ on the grant date.

The Company granted PSUs to its senior executive officers under the 2022 EIP and 2012 EIP where vesting is subject to both the continued employment of the participant by the Company and the achievement of certain financial and operational performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). A single PSU represents the right to receive a single ordinary share of the Company. During fiscal years 2022 and 2021, the Company granted 0.3 million and 0.3 million PSUs, respectively, where performance is measured based on a three-year average return on invested capital (“ROIC”) goal and a relative total shareholder return (“TSR”) goal, which is based on the Company’s ordinary shares measured against a benchmark TSR of a peer group over the same three-year period (the “TSR/ROIC” awards). For fiscal year 2022, the PSUs granted to certain executive officers contain two ESG modifiers that will increase or decrease the PSU achievement level based on the Company’s performance against both a social goal of gender diversity and an environmental goal of greenhouse gas reduction. These awards vest after the end of the performance period of three years from the grant date. A percentage of these units may vest only if at least the minimum ROIC goal is met regardless of whether the TSR goal is met. The number of share units to vest will range from 0% to 200% of the targeted units. In evaluating the fair value of these units, the Company used a Monte Carlo simulation on the grant date, taking the market-based TSR goal into consideration. Compensation expense related to these units is only recorded in a period if it is probable that the ROIC goal will be met, and it is to be recorded at the expected level of achievement.

The Company also granted 0.1 million PSUs during fiscal year 2021, to certain of its executive officers which are subject to a performance goal related to the Company’s adjusted earnings per share (“AEPS”). These awards have a maximum seven-year vesting period, with 25% annual vesting starting on the first anniversary of the grant date. If the AEPS goal is not achieved, vesting is delayed to a following year in which the AEPS goal is achieved. Any unvested awards from prior years may vest cumulatively in a future year within the seven-year vesting period if the annual AEPS goal is achieved during a subsequent year. If the AEPS goal has not been met by the end of the seven-year period, any unvested shares will be forfeited.

Determining Fair Value of Seagate Technology Share Plans

Valuation and amortization method - The Company estimates the fair value of granted share options, RSUs and PSUs subject to an AEPS condition granted using the Black-Scholes-Merton valuation model and a single share award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period or the remaining service (vesting) period.

Expected Term - Expected term represents the period that the Company’s share-based awards are expected to be outstanding and was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of its share-based awards.

Expected Volatility - The Company uses a combination of the implied volatility of its traded options and historical volatility of its share price.

Expected Dividend - The Black-Scholes-Merton valuation model calls for a single expected dividend yield as an input. The dividend yield is determined by dividing the expected per share dividend during the coming year by the grant date share price. The expected dividend assumption is based on the Company’s current expectations about its anticipated dividend policy. Also, because the expected dividend yield should reflect marketplace participants’ expectations, the Company does not incorporate changes in dividends anticipated by management unless those changes have been communicated to or otherwise are anticipated by marketplace participants.

Risk-Free Interest Rate - The Company bases the risk-free interest rate used in the Black-Scholes-Merton valuation model on the implied yield currently available on US Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of the Company’s share-based awards do not correspond with the terms for which interest rates are quoted, the Company performed a straight-line interpolation to determine the rate from the available term maturities.

The fair value of the Company’s shares related to options and RSUs granted to employees, shares issued from the ESPP and PSUs subject to TSR/ROIC or AEPS conditions for fiscal years 2022 and 2021, were estimated using the following assumptions:

	Fiscal Years
	2022	2021

Options

Expected term (in years)	4.2	4.2

Volatility	38%	37 - 38%

Weighted-average volatility	38%	38%

Expected dividend rate	2.8%	3.2 - 5.2%

Weighted-average expected dividend rate	2.8%	4.7%

Risk-free interest rate	0.6%	0.2 - 0.7%

Weighted-average fair value	$21.02	$10.77

RSUs

Expected term (in years)	1 - 2.5	1 - 2.5

Expected dividend rate	2.4 - 3.4%	2.5 - 5.4%

Weighted-average expected dividend rate	2.8%	4.6%

Weighted-average fair value	$82.40	$50.64

ESPP

Expected term (in years)	0.5	0.5

Volatility	36 - 39%	39 - 44%

Weighted-average volatility	37%	42%

Expected dividend rate	2.6 - 3.0%	4.0 - 5.8%

Weighted-average expected dividend rate	2.8%	5.1%

Risk-free interest rate	0.1 - 0.5%	0.1%

Weighted-average fair value	$24.38	$13.77

PSUs subject to TSR/ROIC conditions

Expected term (in years)	3.0	3.0

Volatility	39%	38%

Weighted-average volatility	39%	38%

Expected dividend rate	3.1%	5.6%

Weighted-average expected dividend rate	3.1%	5.6%

Risk-free interest rate	0.4%	0.2%

Weighted-average fair value	$86.01	$43.20

PSUs subject to an AEPS condition

Expected term (in years)	—	2.5

Expected dividend rate	—	3.2 - 5.2%

Weighted-average expected dividend rate	—	4.9%

Weighted-average fair value	$—	$45.50

Share-based Compensation Expense

The Company recorded $145 million and $112 million of share-based compensation during fiscal years 2022 and 2021, respectively. Management has made an estimate of expected forfeitures and is recognizing compensation costs only for those equity awards expected to vest. When estimating forfeitures, the Company considers voluntary termination behavior as well as the historical analysis of actual forfeited awards.

Share Option Activity

The Company issues new ordinary shares upon exercise of share options. The following is a summary of option activities:

Options	Number of Shares (In millions)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)	Aggregate Intrinsic Value (US Dollars in millions)
Outstanding at Outstanding at 2 July 2021	1.6	$44.24	4.0	$69
Granted	0.2	$87.34
Exercised	(0.2)	$45.48

Outstanding at 1 July 2022	1.6	$49.26	3.6	$36

Vested and expected to vest at 1 July 2022	1.6	$49.01	3.5	$36

Exercisable at 1 July 2022	1.1	$41.53	2.8	$31

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s ordinary shares for the options that were in-the-money at 1 July 2022. During fiscal years 2022 and 2021, the aggregate intrinsic value of options exercised under the Company’s share option plans was $11 million and $31 million, respectively, determined as of the date of option exercise. The aggregate fair value of options vested during fiscal years 2022 and 2021 was approximately $4 million and $4 million, respectively.

At 1 July 2022, the total compensation cost related to options granted to employees but not yet recognized was approximately $6 million, net of an immaterial amount of estimated forfeitures. This cost is being amortized on a straight-line basis over a weighted-average remaining term of approximately 2.4 years and will be adjusted for subsequent changes in estimated forfeitures.

Unvested Awards Activity

The following is a summary of unvested award activities which do not contain a performance condition:

Unvested Awards	Number of Shares (In millions)	Weighted- Average Grant- Date Fair Value
Unvested at 2 July 2021	5.9	$47.81
Granted	1.4	$82.40
Forfeitures	(0.3)	$56.51
Vested	(2.2)	$44.45

Unvested at 1 July 2022	4.8	$58.86

At 1 July 2022, the total compensation cost related to unvested awards granted to employees but not yet recognized was approximately $199 million, net of estimated forfeitures of approximately $16 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 2.2 years and will be adjusted for subsequent changes in estimated forfeitures. The aggregate fair value of unvested awards vested during fiscal years 2022 and 2021, was approximately $96 million and $75 million, respectively.

Performance Awards

The following is a summary of unvested award activities which contain a performance condition:

Performance Awards	Number of Shares (In millions)	Weighted- Average Grant-Date Fair Value
Performance units at 2 July 2021	1.0	$46.56
Granted	0.3	$89.69
Forfeited	(0.3)	$47.35
Vested	(0.1)	$41.71

Performance units at 1 July 2022	0.9	$59.72

At 1 July 2022, the total compensation cost related to performance awards granted to employees but not yet recognized was approximately $30 million, net of estimated forfeitures of approximately $4 million. This cost is being amortized on a straight-line basis over a weighted-average remaining term of 1.3 years. The aggregate fair value of performance awards vested during fiscal years 2022 and 2021, was approximately $4 million and $8 million, respectively.

ESPP

During fiscal years 2022 and 2021, the aggregate intrinsic value of shares purchased under the Company’s ESPP was approximately $29 million and $27 million, respectively. At 1 July 2022, the total compensation cost related to options to purchase the Company’s ordinary shares under the ESPP but not yet recognized was approximately $1.6 million. This cost will be amortized on a straight-line basis over a weighted-average period of approximately one month. During fiscal year 2022, the Company issued 0.9 million ordinary shares with a weighted-average exercise price of $64.85 per share.

Tax-Deferred Savings Plan

The Company has a tax-deferred savings plan, the Seagate 401(k) Plan (the “401(k) plan”), for the benefit of qualified employees. The 401(k) plan is designed to provide employees with an accumulation of funds at retirement. Qualified employees may elect to make contributions to the 401(k) plan on a bi-weekly basis. Pursuant to the 401(k) plan, the Company matches 50% of employee contributions, up to 6% of compensation, subject to maximum annual contributions of $6,000 per participating employee. During fiscal years 2022 and 2021, the Company made matching contributions of $15 million and $15 million, respectively.

Deferred Compensation Plan

The Company has adopted the SDCP for the benefit of eligible employees. The plan is designed to permit certain discretionary employer contributions, in excess of the tax limits applicable to the 401(k) plan, and to permit employee deferrals in excess of certain tax limits. During fiscal year 2014, the Company entered into a TRS in order to manage the equity market risks associated with the SDCP liabilities. See “Note 8. Derivative Financial Instruments” contained in this report for additional information about the TRS.

Directors’ Emoluments

During fiscal year 2022, the Company paid $11.0 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $6.2 million paid in ROIC awards to Dr. Mosley and $2.5 million paid in restricted share units to other directors. Gains on exercise of vested options were approximately $0.8 million in fiscal year 2022.

During fiscal year 2021, the Company paid $13.4 million to its directors in respect of duties relating to Seagate Technology Holdings plc, including $8.0 million paid in AEPS and ROIC awards to Dr. Mosley and $3.1 million paid in restricted share units to other directors. Gains on exercise of vested options were approximately $10.3 million in fiscal year 2021.

12. Guarantees

Indemnifications of Officers and Directors

Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seagate-Cayman”) and wholly-owned subsidiary of STX, from time to time enters into indemnification agreements with the directors, officers, employees and agents of STX or any of its subsidiaries (each, an “Indemnitee”). The indemnification agreements provide indemnification in addition to any of Indemnitee’s indemnification rights under any relevant Articles of Association (or similar constitutional document), applicable law or otherwise, and indemnifies an Indemnitee for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him or her in any action or proceeding, including any action by or in the right of STX or any of its subsidiaries, arising out of his or her service as a director, officer, employee or agent of STX or any of its subsidiaries or of any other entity to which he or she provides services at the Company’s request. However, Indemnitees are not indemnified under the indemnification agreements for (i) any fraud or dishonesty in the performance of Indemnitee’s duty to STX or the applicable subsidiary or (ii) Indemnitee’s conscious, intentional or willful failure to act honestly, lawfully and in good faith with a view to the best interests of the Company. In addition, the indemnification agreements provide that Seagate-Cayman will advance expenses incurred by an Indemnitee in connection with enforcement of the indemnification agreement or with the investigation, settlement or appeal of any action or proceeding against him or her as to which he or she could be indemnified.

The nature of these indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay on behalf of its officers and directors. Historically, the Company has not made any significant indemnification payments under such indemnification agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Indemnification Obligations

The Company from time to time enters into agreements with customers, suppliers, partners and others in the ordinary course of business that provide indemnification for certain matters including, but not limited to, intellectual property infringement claims, environmental claims and breach of agreement claims. The nature of the Company’s indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the Company’s consolidated financial statements with respect to these indemnification obligations.

Product Warranty

The Company estimates probable product warranty costs at the time revenue is recognized. The Company generally warrants its products for a period of 1 to 5 years. The Company uses estimated repair or replacement costs and uses statistical modeling to estimate product warranty return rates in order to determine its warranty obligation. As of 1 July 2022, the Company’s reserve for product warranty was $148 million compared to $136 million as of 2 July 2021. The increase of $12 million was primarily driven by an increase in the Company’s warranty return rate as compared to prior year and higher cost of repair, partially offset by continued decline in total number of units under warranty.

Changes in the Company’s product warranty liability during the fiscal years ended 1 July 2022 and 2 July 2021 were as follows:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Balance, beginning of period	$136	$151
Warranties issued	79	76
Repairs and replacements	(88)	(81)
Changes in liability for pre-existing warranties, including expirations	21	(10)

Balance, end of period	$148	$136

13. Earnings Per Share

Basic earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period. Diluted earnings per share is computed by dividing income available to shareholders by the weighted-average number of shares outstanding during the period and the number of additional shares that would have been outstanding if the potentially dilutive securities had been issued. Potentially dilutive securities include outstanding options, unvested RSUs and PSUs and shares to be purchased under the ESPP. The dilutive effect of potentially dilutive securities is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in fair market value of the Company’s share price can result in a greater dilutive effect from potentially dilutive securities. The following table sets forth the computation of basic and diluted net income per share attributable to the shareholders of the Company:

	Fiscal Years Ended
(US dollars in millions, except per share data)	1 July 2022	2 July 2021
Numerator:
Net income	$1,649	$1,314

Number of shares used in per share calculations:
Total shares for purposes of calculating basic net income per share	220	242
Weighted-average effect of dilutive securities:
Employee equity award plans	4	3

Total shares for purposes of calculating diluted net income per share	224	245

Net income per share
Basic	$7.50	$5.43
Diluted	7.36	5.36

The potential shares from Employee equity award plans that were excluded from the computation of diluted net income per share as their effect would have been anti-dilutive were immaterial for fiscal years 2022 and 2021.

14. Legal, Environmental and Other Contingencies

The Company assesses the probability of an unfavorable outcome of all its material litigation, claims or assessments to determine whether a liability had been incurred and whether it is probable that one or more future events will occur confirming the fact of the loss. In the event that an unfavorable outcome is determined to be probable and the amount of the loss can be reasonably estimated, the Company establishes an accrual for the litigation, claim or assessment. In addition, in the event an unfavorable outcome is determined to be less than probable, but reasonably possible, the Company will disclose an estimate of the possible loss or range of such loss; however, when a reasonable estimate cannot be made, the Company will provide disclosure to that effect. Litigation is inherently uncertain and may result in adverse rulings or decisions. Additionally, the Company may enter into settlements or be subject to judgments that may, individually or in the aggregate, have a material adverse effect on its results of operations. Accordingly, actual results could differ materially.

Litigation

Lambeth Magnetic Structures LLC v. Seagate Technology (US) Holdings, Inc., et al. On 29 April 2016, Lambeth Magnetic Structures LLC filed a complaint against Seagate Technology (US) Holdings, Inc. and Seagate Technology LLC in the US District Court for the Western District of Pennsylvania, alleging infringement of US Patent No. 7,128,988, “Magnetic Material Structures, Devices and Methods”. The complaint seeks damages as well as additional relief. The Company believes the claims asserted in the complaint are without merit and intends to vigorously defend this case. The court issued its claim construction ruling on 18 October 2017. The trial began on 4 April 2022. On 14 April 2022, the jury returned a verdict of non-infringement for Seagate finding that Seagate had not infringed any of the asserted claims. The district court entered judgement in favor of Seagate on 19 April 2022. The parties filed post-trial motions with the district court in May 2022.

Seagate Technology LLC, et al. v. NHK Spring Co. Ltd. and TDK Corporation, et al. On 18 February 2020, Seagate Technology LLC, Seagate Technology (Thailand) Ltd., Seagate Singapore International Headquarters Pte. Ltd., and Seagate Technology International (collectively, the “Seagate Entities”) filed a complaint in the United States District Court for the Northern District of California against defendant suppliers of HDD suspension assemblies. Defendants include NHK Spring Co. Ltd., TDK Corporation, Hutchinson Technology Inc., and several of their subsidiaries and affiliates. The complaint includes federal and state antitrust law claims, as well as a breach of contract claim. The complaint alleges that defendants and their co-conspirators knowingly conspired for more than twelve years not to compete in the supply of suspension assemblies; that defendants misused confidential information that the Seagate Entities had provided pursuant to nondisclosure agreements, in breach of their contractual obligations; and that the Seagate Entities paid artificially high prices on purchases of suspension assemblies. The Seagate Entities seek to recover the overcharges they paid for suspension assemblies, as well as additional relief permitted by law. On 22 March 2022, Defendants TDK Corporation, Hutchinson Technology Inc. and their subsidiaries and affiliates (collectively “TDK”) and the Seagate Entities entered into a commercial arrangement and release of claims (“TDK Agreement”) to fully resolve the global disputes between the Seagate Entities and TDK relating to the antitrust law claims, breach of contract claim, and other matters described in the complaint. On 1 April 2022, the Seagate Entities and TDK filed a Stipulation for Dismissal with Prejudice to dismiss with prejudice all claims against TDK.

Environmental Matters

The Company’s operations are subject to US and foreign laws and regulations relating to the protection of the environment, including those governing discharges of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated sites. Some of the Company’s operations require environmental permits and controls to prevent and reduce air and water pollution, and these permits are subject to modification, renewal and revocation by issuing authorities.

The Company has established environmental management systems and continually updates its environmental policies and standard operating procedures for its operations worldwide. The Company believes that its operations are in material compliance with applicable environmental laws, regulations and permits. The Company budgets for operating and capital costs on an ongoing basis to comply with environmental laws. If additional or more stringent requirements are imposed on the Company in the future, it could incur additional operating costs and capital expenditures.

Some environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act of 1980 (as amended, the “Superfund” law) and its state equivalents, can impose liability for the cost of cleanup of contaminated sites upon any of the current or former site owners or operators or upon parties who sent waste to these sites, regardless of whether the owner or operator owned the site at the time of the release of hazardous substances or the lawfulness of the original disposal activity. The Company has been identified as a responsible or potentially responsible party at several sites. At each of these sites, the Company has an assigned portion of the financial liability based on the type and amount of hazardous substances disposed of by each party at the site and the number of financially viable parties. The Company has fulfilled its responsibilities at some of these sites and remains involved in only a few at this time.

While the Company’s ultimate costs in connection with these sites is difficult to predict with complete accuracy, based on its current estimates of cleanup costs and its expected allocation of these costs, the Company does not expect costs in connection with these sites to be material.

The Company may be subject to various state, federal and international laws and regulations governing the environment, including those restricting the presence of certain substances in electronic products. For example, the European Union (“EU”) enacted the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment (2011/65/EU), which prohibits the use of certain substances, including lead, in certain products, including disk drives and server storage products, put on the market after 1 July 2006. Similar legislation has been or may be enacted in other jurisdictions, including in the US, Canada, Mexico, Taiwan, China, Japan and others. The EU REACH Directive (Registration, Evaluation, Authorization, and Restriction of Chemicals, EC 1907/2006) also restricts substances of very high concern in products. If the Company or its suppliers fails to comply with the substance restrictions, recycle requirements or other environmental requirements as they are enacted worldwide, it could have a materially adverse effect on the Company’s business.

Other Matters

The Company is involved in a number of other judicial, regulatory or administrative proceedings and investigations incidental to its business, and the Company may be involved in such proceedings and investigations arising in the normal course of its business in the future. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position or results of operations.

15. Commitments

Unconditional Long-Term Purchase Obligations. As of 1 July 2022, the Company had unconditional long-term purchase obligations of approximately $3.0 billion, primarily related to purchases of inventory components. The Company expects the commitment to total $657 million, $589 million, $660 million, $745 million, and $393 million for fiscal years 2024, 2025, 2026, 2027 and thereafter, respectively.

Unconditional Long-Term Capital Expenditures. As of 1 July 2022, the Company had unconditional long-term commitment of approximately $140 million, primarily related to purchases of equipment. The Company expects the capital expenditures to total $132 million, $5 million and $3 million for fiscal years 2024, 2025 and 2026, respectively.

16. Business Segment and Geographic Information

The Company’s manufacturing operations are based on technology platforms that are used to produce various data storage and systems solutions that serve multiple applications and markets. The Company has determined that its Chief Operating Decision Maker, the Chief Executive Officer, evaluates performance of the Company and makes decisions regarding investments in the Company’s technology platforms and manufacturing infrastructure based on the Company’s consolidated results. As a result, the Company has concluded that its manufacture and distribution of storage solutions constitutes one reporting segment.

In fiscal years 2022 and 2021, one customer accounted for approximately 10% and 11% of consolidated revenue.

The following table summarizes the Company’s operations by country:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Revenue from external customers(1):
Singapore	$5,322	$5,180
United States	4,694	3,656
The Netherlands	1,627	1,825
Other	18	20

Consolidated	$11,661	$10,681

Long-lived assets:
Thailand	$679	$682
United States	670	612
Singapore	557	570
Other	426	411

Consolidated	$2,332	$2,275

(1) Revenue is attributed to countries based on the bill from location.

17. Revenue

The following table provides information about disaggregated revenue by sales channel and geographical region for the Company’s single reportable segment:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Revenue by Channel
OEMs	$8,742	$7,403
Distributors	1,676	1,854
Retailers	1,243	1,424

Total	$11,661	$10,681

Revenue by Geography(1)
Asia Pacific	$5,340	$5,198
Americas	4,694	3,656
EMEA	1,627	1,827

Total	$11,661	$10,681

(1) Revenue is attributed to countries based on the bill from location.

18. Post Balance Sheet Events

Dividend Declared

On 21 July 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 5 October 2022 to shareholders of record as of the close of business on 21 September 2022.

Credit Agreement

On 18 August 2022, Seagate Technology Holdings plc and Seagate HDD Cayman entered into an amendment to the Credit Agreement dated as of February 20, 2019. See “Note 4. Debentures and Bank Loans” for information regarding the amended credit agreement.

19. Employees and Remuneration

The average number of persons employed by the Company during each year was as follows:

	Fiscal Years Ended

	1 July 2022	2 July 2021
	(in thousands)
Manufacturing	33	33
Product development	4	4
Sales, marketing, general & administrative	3	3

	40	40

Employee costs during each year consist of the following:

	Fiscal Years Ended

(US Dollars in millions)	1 July 2022	2 July 2021
Salaries and wages	$1,428	$1,413
Social insurance costs	114	123
Other employee benefits	194	171
Share-based compensation	145	112

	$1,881	$1,819

20. Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the group accounts were $0.17 million for fiscal year ended 1 July 2022 and $0.14 million for fiscal year ended 2 July 2021. In addition, Ernst & Young Ireland received fees of $0.05 million and $0.54 million for other assurance services for fiscal years ended in 1 July 2022 and 2 July 2021, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services for both fiscal years ended in 1 July 2022 and 2 July 2021.

For fiscal year ended 1 July 2022, total auditor’s remuneration for Ernst & Young affiliates was $6.6 million, of which $6.0 million and $0.6 million were related to audit fees and audit-related fees, respectively. For fiscal year ended 2 July 2021, total auditor’s remuneration was $7.1 million, of which $6.2 million and $0.9 million were related to audit fees and audit-related fees, respectively. Ernst & Young affiliates did not receive any fees for tax or other non-audit services in fiscal years ended in 1 July 2022 and 2 July 2021.

21. Subsidiary Undertakings

The subsidiary undertakings of Seagate Technology Holdings plc which have a substantial effect on the financial position of the Company are listed below. Unless noted herein, all subsidiary undertakings are ultimately wholly owned by Seagate Technology Holdings plc and their financial results are included in the Company’s consolidated financial statements.

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology Unlimited Company	Ireland	38/39 Fitzwilliam Square, Dublin 2, D02 NX53, Ireland	Holding Company	100%
Seagate HDD Cayman	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (US) Holdings, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Holding Company	100%
Seagate Technology International	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Holding Company	100%
Seagate Technology (Ireland)	Cayman Islands	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia	170-09-01, Livingston Tower, Janal Argyll, 10050 George Town, Pulau Pinang, Penang 10050, Malaysia	Manufacture, market and deal in all kinds of electronics data products.	100%
Seagate Technology (Ireland) – Springtown Branch	United Kingdom	c/o Maples Corporate Services Limited P. O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands	Manufacture equipment for export	100%
Seagate Singapore International Headquarters Pte. Ltd	Singapore	90 Woodlands Avenue 7, 737911, Singapore	Exports products manufactured in Asia	100%

Company	Jurisdiction	Registered Address	Nature of Business	Percent Owned
Seagate Technology International (Wuxi) Co. Ltd	China	No. 2, Second Xingchuang Road, Wuxi Export Processing Zone B, Wuxi, Jiangsu Province, Peoples Republic of China	Design, manufacture, service, market data storage products	100%
Seagate Technology LLC	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Dual member limited liability company – HDD operating business	100%
Seagate Technology (Thailand) Limited	Thailand	1627 Moo 7, Teparuk Road, Tambol Teparuk, Amphur Muang, Samutprakarn 10270, Thailand	Manufacturer of disk drives and related peripherals	100%
Seagate International (Johor) Sdn. Bhd	Malaysia	B-11-10, Level 11 Megan Avenue II Jalan Yap Kwan Seng Kuala Lumpur 50450, Malaysia	Manufacturer of substrates	100%
Seagate Cloud Systems, Inc.	Delaware	The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, USA	Manufacturing, selling, servicing computer peripherals	100%
Seagate Technology Netherlands B.V.	Netherlands	Tupolevlaan 105 1119 PA Schiphol-Rijk Netherlands	Recovery Services; Holding Company	100%

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF COMPREHENSIVE INCOME

for the period ended 1 July 2022

(US Dollars in millions)	3 July 2021 to 1 July 2022	1 June 2020 to 2 July 2021
Loss for the period	$7	$1

Total comprehensive loss for the period	$7	$1

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF FINANCIAL POSITION

at 1 July 2022

(US Dollars in millions)	Note	1 July 2022	2 July 2021
ASSETS
Fixed assets:
Financial assets – investment in subsidiary	3	$23,192	$23,146

Current assets:
Debtors, principally amounts owed by group subsidiaries		111	12
Cash		—	—

Total Assets		$23,303	$23,158

LIABILITIES AND EQUITY
Capital and reserves:
Share capital	4	$—	$—
Share premium	4	68	23,000
Other reserves	4	307	158
Profit and loss account		20,531	(1)

		20,906	23,157
Creditors – Amounts falling due within one year:
Amounts due to subsidiaries		2,238	1
Creditors		159	—

		2,397	1

Total Liabilities and Equity		$23,303	$23,158

The Company’s loss for the year amounted to $7 million (fiscal period 2021: $1 million).

Approved by the Board of Directors and signed on its behalf on 22 August 2022.

/s/ William D. Mosley	/s/ Judy Bruner
Dr. William D. Mosley	Judy Bruner

SEAGATE TECHNOLOGY HOLDINGS PLC

PARENT COMPANY STATEMENT OF CHANGES IN EQUITY

at 1 July 2022

(US Dollars in millions)	Share Capital	Share Premium	Merger Reserve	Other Reserves	Profit and Loss Account	Total

Balance at 31 May 2020	$—	$—	$—	$—	$—	$—
Loss for the period	—	—	—	—	(1)	(1)

Total comprehensive loss for the period	—	—	—	—	(1)	(1)

Transactions with owners recorded directly in equity:
Issuance of shares in exchange for the shares of Seagate Technology Unlimited Company (227,340,817 shares issued at $0.00001 par value)	—	—	23,000	—	—	23,000
Capitalization of merger reserve		23,000	(23,000)			—
Assumption of share-based payment plans	—	—	—	141	—	141
Share-based compensation	—	—	—	17	—	17

Total transactions with owners	—	23,000	—	158	—	23,158

Balance at 2 July 2021	$—	$23,000	$—	$158	$(1)	$23,157

Loss for the period	—	—	—	—	(7)	(7)

Total comprehensive loss for the period	—	—	—	—	(7)	(7)

Transactions with owners recorded directly in equity:
Share premium reduction	—	(23,000)	—	—	23,000	—
Repurchase and cancellation of ordinary shares	—	—	—	—	(1,806)	(1,806)
Tax withholding related to vesting of restricted share units	—	—	—	—	(51)	(51)
Issuance of shares in respect of share-based payment plans	—	68	—	—	—	68
Dividends to shareholders	—	—	—	—	(604)	(604)
Share-based compensation	—	—	—	149	—	149

Total transactions with owners	—	(22,932)	—	149	20,539	(2,244)

Balance at 1 July 2022	$—	$68	$—	$307	$20,531	$20,906

SEAGATE TECHNOLOGY HOLDINGS PLC

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

1. Accounting Policies

Accounting Convention and Basis of Preparation of Financial Statements. The financial statements of Seagate Technology

Holdings plc present the statement of comprehensive income, statement of financial position and statement of changes in equity on a stand-alone basis, including significant accounting policies. The financial statements have been prepared under the historical cost convention except for share-based payments which are stated at their fair value and in accordance with Irish law and Financial Reporting Standard 102 (“FRS 102”, The Financial Reporting Standard applicable in the UK and Republic of Ireland) issued by the Financial Reporting Council (Generally Accepted Accounting Practice in Ireland). The financial statements are presented in United States dollars, which is the Company’s functional and presentational currency and are rounded to the nearest million.

In the prior period, the Company changed its presentational and functional currency from Euro to US dollars.

In the prior period, the Company changed its financial year end to 2 July 2021, to align to the Seagate Technology Holdings plc group. Comparative values presented in the financial statements are therefore not directly comparable.

Reduced Disclosure Framework Exemptions Adopted. In accordance with FRS102, the Company has taken advantage of the following disclosure exemptions as equivalent disclosures are available in the publicly filed financial statements of the group, Seagate Technology Holdings plc, which consolidates the results of the Company: 1) requirements of Section 7 Statement of Cash Flows paragraph 3.17; 2) requirements of Section 33 Related Party Disclosures paragraph 33.7 and 3) Section 26 Share based payment paragraph 26.18 (b), 26.19 to 26.21 and 26.23.

In accordance with Sections 304 (1) and 304 (2) of the Companies Act 2014, the Company is availing of the exemption from presenting the individual profit and loss account. For fiscal year 2022, the Company’s net loss was $7 million.

Related Party Transactions. The Company has availed itself of the exemption provided in FRS 102, Related Party Disclosures, which exempts disclosure of transactions entered into between two or more members of a group, provided that any subsidiary undertaking which is a party to the transaction is wholly owned by a member of that group.

Investment in Subsidiary. The Company’s investment in Seagate Technology Unlimited Company (formerly known as Seagate Technology plc), a wholly owned subsidiary, was recorded at cost which equaled fair value on 18 May 2021, the date that the Company became the parent of Seagate Technology Unlimited Company, based on the Company’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in Seagate Technology Unlimited Company. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist.

Amounts due to subsidiaries. Intercompany notes payable are repayable on demand and hence are recorded at the transaction price.

Guarantees and Contingencies. The Company has guaranteed certain liabilities and credit arrangements of group entities. The Company reviews the status of these guarantees at each reporting date and considers whether it is required to make a provision for payment on those guarantees based on the probability of the commitment being called.

The Company concluded that as the likelihood of the guarantees being called upon is remote, no provisions for any guarantees have been booked to these financial statements.

Dividend Income. Dividend income is recognized when the right to receive payment is established, the amount of which can be reliably measured and it is probable that collectability is reasonably assured.

Share-based Payments. The Seagate Technology group operates several share-based payment plans. The share-based payment expense associated with the share plans is recognized as an expense by the entity which receives services in exchange for the share-based compensation. On an individual undertaking basis, the statement of comprehensive income is charged with the expense related to the services received by Seagate Technology Holdings plc. The remaining portion of the share-based payments represents a contribution to group entities and is added to the carrying amount of those investments.

Taxation. Corporation tax is provided on taxable profits at the current rates.

Deferred taxation is accounted for in respect of all timing differences at expected tax rates. Timing differences arise from the inclusion of items of income and expenditure in tax computations in periods different from those in which they are included in the financial statements. A deferred tax asset is recognized only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Foreign Currency. Transactions denominated in foreign currencies are recorded in the Company’s functional currency by applying the spot rate as at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rate of exchange ruling at the statement of financial position date. All differences are taken to the Statement of Comprehensive Income.

Judgments and key sources of estimation uncertainty. Preparation of the financial statements requires management to make significant judgments and estimates. The following judgments and estimates have the most significant effect on the amounts included in the financial statement. Financial Assets: Investments in subsidiaries, are stated at cost less any accumulated impairment and are reviewed for impairment if there are indicators that the carrying value may not be recoverable. Impairment assessment is considered as part of the group’s overall impairment assessment.

Impact of the COVID-19 Pandemic. The pandemic has resulted in a widespread health crisis and numerous disease control measures being taken to limit its spread; the effects of such measures were not material to the results of the periods ended 1 July 2022 and 2 July 2021. The Company did not incur significant disruptions during the period ended 1 July 2022 and is continuing to actively monitor the impacts and potential impacts of the pandemic on all aspects of its business, liquidity and capital resources.

2. History and Description of the Company

The Company was originally formed as a private company (initially named Sesamerow Limited and then renamed Seagate Technology Holdings Limited) and was later converted to a public company under Section 1291 of the Companies Act 2014, for the purposes of facilitating the acquisition of all the shares of Seagate Technology plc, an Irish company whose shares were listed on the NASDAQ Global Select Market (“NASDAQ”).

On 18 May 2021, Seagate Technology plc received approval from the Irish High Court (“Irish Court”) of a scheme of arrangement under Irish law (the “Scheme of Arrangement”) that, effective as of the Scheme Effective Time (as defined below) effected a transaction (the “Transaction”) that resulted in the ordinary shareholders of Seagate Technology plc becoming ordinary shareholders of Seagate Technology Holdings plc. The court order sanctioning the Scheme of Arrangement was filed by Seagate with the Registrar of Companies in Dublin, Ireland after market close on 18 May 2021 (“Scheme Effective Time”) and the Scheme of Arrangement became effective at that time.

At the Scheme Effective Time, the following steps occurred effectively simultaneously:

•

All issued and outstanding ordinary shares of Seagate Technology plc were acquired by Seagate Technology Holdings plc and Seagate Technology plc became a wholly-owned direct subsidiary of Seagate Technology Holdings plc; and

•

Seagate Technology Holdings plc allotted and issued new ordinary shares of Seagate Technology Holdings plc (the “Holdings Ordinary Shares”) on a one-for-one basis to the shareholders of Seagate Technology plc for each Seagate Technology plc ordinary share that had been transferred to Seagate Technology Holdings plc.

Subsequent to the Scheme of Arrangement, shares of Seagate Technology Holdings plc began trading on NASDAQ under the symbol “STX” on 19 May 2021.

On 5 July 2021, Seagate Technology plc was re-registered as Seagate Technology Unlimited Company.

The principal activity of Seagate Technology Holdings plc is an investment holding company. Seagate Technology Holdings plc is the parent company of subsidiaries that design, manufacture, market and sell data storage products. The company had four employees as of 1 July 2022, and no employees in the prior period.

The Company’s registration number is 606203 and it is registered at 38/39 Fitzwilliam Square, Dublin 2, Ireland D02 NX53.

3. Financial Assets – Investment in Subsidiary

(US Dollars in millions)	Amount
At 31 May 2020	$—
Investment in Seagate Technology plc as part of the Scheme of Arrangement	23,000
Additions due to assumption of share-based payment plans	141
Capital contribution in respect of share-based payment plans	16
Share-based compensation charge recharged to subsidiaries	(11)

At 2 July 2021	$23,146
Capital contribution in respect of share-based payment plans	146
Share-based compensation charge recharged to subsidiaries	(100)

At 1 July 2022	$23,192

Additions due to the assumption of share-based payment plans relates to the assumption of Seagate Technology Unlimited Company’s share based long-term equity incentive plans. On 19 May 2021, the Company assumed the plans previously administered by Seagate Technology Unlimited Company and Seagate Technology Unlimited Company’s obligation to issue shares. As of 19 May 2021, the expense recognized to date related to a) restricted stock awards not yet fully vested, b) options not fully vested, and c) options fully vested but not exercised was recognized as additional investments in subsidiaries.

At 1 July 2022, the Company had the following subsidiary:

Company name	Registered office	Nature of business
Seagate Technology Unlimited Company (formerly known as Seagate Technology plc)	Ireland	Investment holding

The above subsidiary holding represents 100% of the common shares of the subsidiary, which is unlisted.

4. Equity

Share Capital

	1 July 2022	2 July 2021
(US Dollars in millions)
Authorized:
40,000 deferred shares of €1 par value per share	$—	$—
1,250,000,000 ordinary shares of $0.00001 par value per share	—	—
100,000,000 undesignated preferred shares of $0.00001 par value per share	—	—

	$—	$—

	1 July 2022	2 July 2021
(US Dollars in millions)
Allotted, Called Up, and Fully Paid:
39,994 (2021: 39,994) deferred shares of €1 par value per share	—	—
209,850,169 (2021: 227,382,980) ordinary shares of $0.00001 par value per share	—	—

	$—	$—

During the fiscal period 2021 the Company issued 39,994 deferred ordinary shares for €39,994. The deferred shares are non-voting shares with no right to a dividend and conferring the right on a return of capital only to repayment of the nominal amount paid up on them, such shares being “non-equity shares” for the purposes of section 72 of the Companies Act 2014.

As at 1 July 2022, 209,850,169 ordinary shares of $0.00001 par value were outstanding. During the fiscal period 2021 the Company issued 227,340,817 ordinary shares of $0.00001 par value per share in connection with the Transaction. As of 2 July 2021, 227,382,980 ordinary shares of $0.00001 par value were outstanding. During the fiscal period 2021, the 100 ordinary shares of €1 par value, which were issued and outstanding at 31 May 2020, were cancelled.

On 19 May 2021 the Company issued 1 preference share at a premium of $23.0 billion, by way of a bonus issue, thereby capitalizing the merger reserve. This share was subsequently cancelled.

	Number of Ordinary Shares	Share Capital
	(In millions)	(US Dollars in millions)
Balance at 31 May 2020	—	$—
Issuance of shares in exchange for the shares of Seagate Technology plc	227	—
Repurchase and cancellation of ordinary shares	—	—
Tax withholding related to vesting of restricted share units	—	—
Issuance of ordinary shares in respect of share-based payment plans	—	—

Balance at 2 July 2021	227	$—
Repurchase and cancellation of ordinary shares	(20)	—
Tax withholding related to vesting of restricted share units	(1)	—
Issuance of ordinary shares in respect of share-based payment plans	4	—

Balance at 1 July 2022	210	$—

“Note 10. Capital and Reserves” to the consolidated financial statements provides additional information regarding repurchase and cancellation of ordinary shares.

Share Premium

This reserve records the amount above the nominal value received for shares sold, less transaction costs. On 14 May 2021, the Company’s shareholders approved a reduction of the Company’s share premium account to create distributable reserves. On 2 June 2021, the Company filed a petition with the High Court of Ireland to approve the creation of distributable reserves through the reduction of the share premium account by approximately $23.0 billion. The High Court of Ireland approved the petition on 15 July 2021.

Merger Reserves

This reserve records the excess of the fair value of Seagate Technology plc and its subsidiaries above the nominal value of shares issued by the Company in connection with the Scheme of Arrangement in exchange for the Seagate Technology plc shares.

5. Share-Based Payments

Total share-based payment expense in respect of share-based payment plans was $149 million and $17 million for fiscal years ended 1 July 2022 and 2 July 2021, respectively, with $146 million and $16 million included as a capital contribution in Investment in subsidiary “Note 3. Financial Assets – Investment in Subsidiary” for fiscal years ended 1 July 2022 and 2 July 2021, respectively. The share-based payment charge in the parent company financial statements is calculated and recognized on a graded basis as opposed to a straight line basis in the consolidated financial statements. The Company has applied the requirements of Section 26 of FRS 102. “Note 11. Share-based Compensation” of the consolidated financial statements contains relevant disclosures on the Company’s share-based payment plans.

6. Auditor’s Remuneration

The fees paid to Ernst & Young Ireland in respect of the audit of the Company individual accounts were $0.05 million for fiscal year ended 1 July 2022 and $0.04 million for fiscal year ended 2 July 2021. In addition, Ernst & Young Ireland received fees of $0.17 million and $0.64 million for other assurance services in those periods, respectively. Ernst & Young Ireland did not receive any fees for tax or other non-audit services in 2022 or 2021. “Note 21. Subsidiary Undertakings” to the consolidated financial statements provides additional information regarding auditor’s remuneration.

7. Directors’ Emoluments

Director’s emoluments and interests are presented on page A-50 and page A-100 of this Annual Report.

8. Post Balance Sheet Events

Dividend Declared

On 21 July 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.70 per share, which will be payable on 5 October 2022 to shareholders of record as of the close of business on 21 September 2022.

Credit Agreement

On 18 August 2022, the Company and Seagate HDD Cayman (the “Borrower”) entered into an amendment to the Credit Agreement (the “Sixth Amendment”), which provides for a new term loan facility in the aggregate principal amount of $600 million (“Term Loan A3”). The Term Loan A3 was borrowed in full at the closing of the Sixth Amendment. The Term Loan A3 bears interest at Secured Overnight Financing Rate (“SOFR”) plus a variable margin of 1.25% to 2.50%, in each case with such margin being determined based on the corporate credit rating of the Borrower or one of its parent entities. The Term Loan A3 is repayable in quarterly installments beginning on 31 December 2022 and is scheduled to mature on 30 July 2027.

The Sixth Amendment to the Credit Agreement also replaced the LIBOR interest rates plus variable margin of Term Loan A1 and Term Loan A2 with the SOFR interest rates plus a variable margin that will be determined based on the corporate credit rating of the Borrower or one of its parent entities. The Sixth Amendment also permits the Borrower to increase the revolving loan commitments or obtain new term loans of up to $100 million in aggregate, subject to the satisfaction of certain terms and conditions.

9. Approval of Financial Statements

The directors approved the financial statements and authorized them for issue on 22 August 2022.

SEAGATE TECHNOLOGY HOLDINGS PLC 38/39 FITZWILLIAM SQUARE DUBLIN 2, D02 NX53, IRELAND SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 6:59 p.m. Eastern Daylight Time (11:59 p.m. Irish Standard Time) on October 23, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 6:59 p.m. Eastern Daylight Time (11:59 p.m. Irish Standard Time) on October 23, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card must be received by 6:59 p.m. Eastern Daylight Time (11:59 p.m. Irish Standard Time) on October 23, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D90424-P76961 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Seagate Technology Holdings plc (the “Company”) Any shareholder entitled to attend and vote at the Annual General Meeting of Shareholders may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions given to him/her. Completion of a form of proxy will not preclude a member from attending and voting at the meeting in person at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland. THE BOARD OF DIRECTORS RECOMMEND YOU VOTE FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. 1. Election of Directors For Against Abstain Nominees: 1a. Shankar Arumugavelu ! ! ! 1b. Prat S. Bhatt ! ! ! 1c. Judy Bruner ! ! ! 1d. Michael R. Cannon ! ! ! 1e. Richard L. Clemmer ! ! ! 1f. Yolanda L. Conyers ! ! ! 1g. Jay L. Geldmacher ! ! ! 1h. Dylan Haggart ! ! ! 1i. William D. Mosley ! ! ! For Against Abstain 1j. Stephanie Tilenius ! ! ! 1k. Edward J. Zander ! ! ! 2. Approve, in an Advisory, Non-binding Vote, the Compensation of ! ! ! the Company’s Named Executive Officers (“Say-on-Pay”). 3. A Non-binding Ratification of the Appointment of Ernst & Young LLP ! ! ! as the Independent Auditors for the Fiscal Year Ending June 30, 2023 and Binding Authorization of the Audit and Finance Committee to Set Auditors’ Remuneration. 4. Determine the Price Range for the Re-allotment of Treasury Shares. ! ! ! In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement of the meeting. This proxy card when properly executed will be voted as directed herein for the undersigned shareholder. Where this proxy card is properly executed and returned and no such direction is made, this proxy will be voted FOR the proposals. You can instruct your proxy not to vote on a resolution by inserting an “x” in the box under “Abstain”. Please note that an abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for and against a resolution. It will however be counted towards the determination of a quorum at the Annual General Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice, Proxy Statement, Form 10-K and Irish Statutory Financial Statements are available at www.proxyvote.com. SEAGATE TECHNOLOGY HOLDINGS PLC Annual General Meeting of Shareholders October 24, 2022 at 5:00 PM Irish Standard Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Michael R. Cannon and Katherine E. Schuelke, or each of them, as proxies, each with full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Seagate Technology Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders duly convened in accordance with the Company’s constitution, to be held at the InterContinental Hotel, Simmonscourt Road, Dublin 4, D04 A9K8, Ireland, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual General Meeting of Seagate Technology Holdings plc and the accompanying Proxy Statement. The undersigned hereby further authorize(s) such proxies to vote the undersigned’s shares in their discretion upon such other matters as may properly come before such Annual General Meeting and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE GIVEN HEREIN, THEN THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. The signer hereby acknowledge(s) receipt of the Notice of the 2022 Annual General Meeting of Shareholders and accompanying Proxy Statement. Continued and to be signed on reverse side